    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 5, 1999
  REGISTRATION NOS. 333-      , NO. 333-      , NO. 333-      , NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                              AGRILINK FOODS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

                 NEW YORK                                      2030                                     16-0845824
     (STATE OR OTHER JURISDICTION OF               (PRIMARY STANDARD INDUSTRIAL                      (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)               CLASSIFICATION CODE NUMBER)                    IDENTIFICATION NUMBER)

                            ------------------------
                               AND ITS GUARANTORS

   PRO-FAC COOPERATIVE, INC.                 NEW YORK                          2030                         16-6036816
KENNEDY ENDEAVORS, INCORPORATED             WASHINGTON                         2096                         91-1350382
    LINDEN OAKS CORPORATION                  DELAWARE                          9999                         52-2043917
  (EXACT NAME OF REGISTRANT AS     (STATE OR OTHER JURISDICTION      (PRIMARY STANDARD INDUSTRIAL         (IRS EMPLOYER
   SPECIFIED IN ITS CHARTER)                    OF                   CLASSIFICATION CODE NUMBER)        IDENTIFICATION NUMBER)
                                  INCORPORATION OR ORGANIZATION)

                            ------------------------
                                 90 LINDEN OAKS
                                 P.O. BOX 20670
                           ROCHESTER, NEW YORK 14602
                                 (716) 383-1850
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                                 EARL L. POWERS
              VICE PRESIDENT, FINANCE AND CHIEF FINANCIAL OFFICER
                              AGRILINK FOODS, INC.
                         90 LINDEN OAKS, P.O. BOX 20670
                           ROCHESTER, NEW YORK 14602
                                 (716) 383-1850
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                    COPY TO:
                              J. D. WEINBERG, ESQ.
                           HOWARD, SMITH & LEVIN LLP
                          1330 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 (212) 841-1000
                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                                  PROPOSED MAXIMUM  PROPOSED MAXIMUM   AMOUNT OF
                 TITLE OF EACH CLASS OF SECURITIES                  AMOUNT TO BE   OFFERING PRICE      AGGREGATE      REGISTRATION
                         TO BE REGISTERED                            REGISTERED     PER NOTE(1)      OFFERING PRICE      FEE(2)
----------------------------------------------------------------------------------------------------------------------------------
11 7/8% Senior Subordinated Notes due 2008......................... $200,000,000        100%          $200,000,000      $ 55,600
----------------------------------------------------------------------------------------------------------------------------------
Guarantees of 11 7/8% Senior Subordinated Notes due 2008........... $200,000,000        --                 --               (3)
==================================================================================================================================

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(f)(2) under the Securities Act.
(2) Calculated pursuant to Rule 457(f)(2) under the Securities Act.
(3) Pursuant to Rule 457(n) under the Securities Act, no registration fee is payable with respect to the Guarantees.
                            ------------------------
     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS                         SUBJECT TO COMPLETION, DATED JANUARY 5, 1999

                              AGRILINK FOODS, INC.

OFFER TO EXCHANGE OUR 11 7/8% SENIOR SUBORDINATED NOTES DUE 2008 FOR ANY AND ALL
         OF OUR OUTSTANDING 11 7/8% SENIOR SUBORDINATED NOTES DUE 2008

       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
       NEW YORK CITY TIME, ON                      , 1999, UNLESS EXTENDED

  We are offering a total of $200,000,000 of our 11 7/8% Senior Subordinated Notes due 2008, which will be freely transferable, in exchange for our outstanding 11 7/8% Senior Subordinated Notes due 2008. We refer to this Prospectus and the Letter of Transmittal that accompanies it as the 'Exchange Offer.' We refer to the 11 7/8% Senior Subordinated Notes due 2008 being offered in the Exchange Offer as the 'Exchange Notes' and we refer to the outstanding 11 7/8% Senior Subordinated Notes due 2008 that can be exchanged for Exchange Notes as the 'Initial Notes.' We refer to Exchange Notes and Initial Notes together as the 'Notes.' The Notes are guaranteed, jointly and severally, by our parent and certain of our subsidiaries on a senior unsecured basis.

                          TERMS OF THE EXCHANGE OFFER

   Expires 5 p.m., New York City time, on              , 1999, unless
   extended.

   Subject to certain customary conditions, including the condition that the Exchange Offer not violate any applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission.

   Tenders of Initial Notes may be withdrawn any time prior to the expiration of the Exchange Offer.

   All Initial Notes that are validly tendered and not withdrawn will be exchanged for Exchange Notes.

   We will not receive any proceeds from the Exchange Offer.

   All broker-dealers must comply with the registration and prospectus delivery requirements of the Securities Act. See 'Plan of Distribution.'

   We do not intend to apply for listing of the Exchange Notes on any securities exchange or to arrange for them to be quoted on any quotation system.

  See 'The Exchange Offer' for more information.

                          TERMS OF THE EXCHANGE NOTES

   The terms of the Exchange Notes are identical to the terms of the Initial Notes, except that Exchange Notes will be freely transferable and will not have any covenants regarding exchange and registration rights.

   The Notes are redeemable at our option at any time on or after November 1, 2003, at the prices set forth in this Prospectus.

   The Notes are redeemable at our option with the net cash proceeds of Equity Offerings (as defined in this Prospectus) at any time prior to November 1, 2001, at a price equal to 111.875% of the principal amount of the Notes plus accrued and unpaid interest, if any; provided that at least $130 million in aggregate principal amount of the Notes remains outstanding after each such redemption.

   The Notes are subordinated to our senior indebtedness.

   We must offer to repurchase the Notes for 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, if there is a Change of Control (as defined in this Prospectus).

   Interest on Exchange Notes is payable semi-annually on May 1 and November 1 of each year. The first interest payment date is May 1, 1999.

   Interest on the Exchange Notes will accrue from the most recent date to which interest has been paid on the Initial Notes or, if no interest has been paid on the Initial Notes, from November 18, 1998. No interest will be payable on Initial Notes that are exchanged for Exchange Notes.

   The Notes are guaranteed by our parent, Pro-Fac Cooperative, Inc., and certain of our subsidiaries.

  See 'Description of Notes' for more information about the Notes.

  INVESTING IN THE EXCHANGE NOTES INVOLVES CERTAIN RISKS. SEE 'RISK FACTORS' BEGINNING ON PAGE 12.

  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is              , 1999

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              -----
Where You Can Find More Information........................................................................       2
Forward-Looking Information................................................................................       3
Market and Industry Data...................................................................................       4
Prospectus Summary.........................................................................................       5
Risk Factors...............................................................................................      12
The Company and Pro-Fac....................................................................................      21
The Transactions...........................................................................................      21
Use of Proceeds............................................................................................      23
Capitalization.............................................................................................      23
The Exchange Offer.........................................................................................      24
Unaudited Pro Forma Financial Data of the Company..........................................................      33
Selected Historical and Unaudited Pro Forma Consolidated Financial Data of Agrilink and DFVC...............      38
Management's Discussion and Analysis of Financial Condition and Results of Operations......................      42
Business...................................................................................................      57
Description of Certain Indebtedness........................................................................      59
Description of Notes.......................................................................................      62
Certain U.S. Federal Income Tax Considerations.............................................................      91
Plan of Distribution.......................................................................................      91
Legal Matters..............................................................................................      92
Experts....................................................................................................      93
Index to Consolidated Financial Statements and Other Information...........................................     F-1

                            ------------------------

     Our principal executive offices are located at 90 Linden Oaks, P.O. Box. 20670, Rochester, New York 14602. Our telephone number is 716-383-1850.

     You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus or incorporated by reference in this Prospectus. We are not making offers to exchange Notes or soliciting offers to exchange Notes in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

     The information in this Prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this Prospectus is accurate as of any other date.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission (the 'SEC' or the 'Commission') a registration statement on Form S-4 (the 'Registration Statement') under the Securities Act of 1933, as amended (the 'Securities Act'), covering the Exchange Notes. This Prospectus does not contain all of the information included in the Registration Statement. Any statement made in this Prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. If we have filed any such contract, agreement or other document as an exhibit to the Registration Statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

     We and our parent, Pro-Fac Cooperative, Inc. ('Pro-Fac'), are required to file periodic reports and other information with the SEC under the Securities Exchange Act of 1934, as amended (the 'Exchange Act'). In accordance therewith, we and Pro-Fac file reports and other information with the Commission. In addition, pursuant to the indenture governing the Notes, we have agreed to file with the SEC financial and other information for public availability and to deliver to the trustee, IBJ Schroder Bank & Trust Company (the 'Trustee'), for forwarding to you, copies of all reports that we file with the

SEC without any cost to you. We will also furnish such other reports as we may determine or as the law requires.

     You may read and copy the Registration Statement, including the attached exhibits, and any reports, statements or other information that we file, at the SEC's public reference room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549-1004, and at the SEC's Midwest Regional Office located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and its Northeast Regional Office located at 7 World Trade Center, Suite 1300, New York, New York 10048. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549-1004. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Issuer's and Pro-Fac's SEC filings are also available to the public on the SEC's Internet site (http://www.sec.gov).

     The SEC allows us to 'incorporate by reference' the information we file with them, which means that we can disclose important information to you by referring you to those documents. These incorporated documents contain important business and financial information about us that is not included in or delivered with this Prospectus. The information incorporated by reference is considered to be part of this Prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the Expiration Date of the Exchange Offer.

      Our Annual Report on Form 10-K/A-1 for the year ended June 27, 1998 (the 'Company's Annual Report');

      Pro-Fac's Annual Report on Form 10-K/A-1 for the year ended June 27, 1998;

      Our and Pro-Fac's Current Reports on Form 8-K dated October 5, 1998;

      Our Quarterly Report on Form 10-Q for the quarter ended September 26,
      1998;

      Pro-Fac's Quarterly Report on Form 10-Q for the quarter ended September 26, 1998; and

      Our and Pro-Fac's Current Reports on Form 8-K dated December 3, 1998.

     These filings are available at the SEC's offices and internet site described above. They are also available to holders of Initial Notes, without charge, directly from us. You may request a copy of these filings by writing or telephoning us at the following address: Agrilink Foods, Inc., 90 Linden Oaks, P.O. Box 20670, Rochester, New York 14602, Attention: Vice
President -- Communications; telephone: (716) 383-1850.

     IN ORDER TO ENSURE TIMELY DELIVERY OF ANY COPIES OF FILINGS REQUESTED FROM
US, PLEASE WRITE OR TELEPHONE US NO LATER THAN             , 1999 (FIVE BUSINESS
DAYS PRIOR TO THE EXPIRATION DATE OF THE EXCHANGE OFFER).

                          FORWARD-LOOKING INFORMATION

     This Prospectus contains forward-looking statements, which are statements other than statements of historical facts. We have based these forward-looking statements on our current expectations and projections about future events, based on the information currently available to us. Such forward-looking statements are principally contained in the sections 'Prospectus Summary,' 'Management's Discussion and Analysis of Financial Condition and Results of Operations,' 'Unaudited Pro Forma Financial Data of the Company' and 'Business,' and in the unaudited pro forma financial data and management's discussion and analysis of financial condition and results of operations for Pro-Fac or in statements using the phrases 'expects' or 'anticipates' located elsewhere herein. The forward-looking statements include, among other things, our expectations and estimates about the Company's and Pro-Fac's business operations, strategy, future costs savings and integration of the acquired businesses following the Acquisition and the Offering, and our expectations and estimates about the Company's and Pro-Fac's future financial performance, including their financial position, cash flows from operations, capital expenditures and the ability to refinance indebtedness.

     The forward-looking statements are subject to risks, uncertainties and assumptions about us and about the future, and could prove not to be correct. Important factors that could cause actual results to differ materially from our expectations are discussed in this Prospectus, including in conjunction with the forward-looking statements included in this Prospectus and under 'Risk Factors.' Among the factors that could impact the Company's ability to achieve its goals are:

      the impact of strong competition in the food industry;

      the impact of weather on the volume and quality of raw products;

      the inherent risks in the marketplace associated with new product introductions, including uncertainties about trade and consumer acceptance;

      the extent to which anticipated cost savings in connection with our acquisition of Dean Foods Vegetable Company and its subsidiaries will be realized and the timing of any such realization;

      our ability to integrate the Dean Foods Vegetable Company into our business;

      our success in integrating other acquired operations and the availability to us of acquisition and alliance, as well as disposition, opportunities; and

      our ability to achieve gains in productivity and improvements in capacity utilization.

     We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Prospectus may not occur.

                            MARKET AND INDUSTRY DATA

     Industry, market share and brand awareness data used in this Prospectus, unless otherwise stated, was derived from consultants' reports and industry publications. Consultants' reports and industry publications generally state that the information they contain was obtained from sources believed by them to be reliable, but they do not guarantee the accuracy and completeness of such information. We have not independently verified such industry, market share and brand awareness data and, although we believe it to be reliable, we cannot guarantee that it is accurate or complete.

                               PROSPECTUS SUMMARY

     The following information is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements appearing elsewhere or incorporated by reference in this Prospectus. Unless the context otherwise requires, as used in this Prospectus, 'we,' 'our,' 'us,' and the 'Company,' mean Agrilink Foods, Inc. and its direct and indirect subsidiaries; 'Agrilink' means Agrilink Foods, Inc. and its direct and indirect subsidiaries before the Transactions (as defined in this Prospectus); the 'Issuer' means Agrilink Foods, Inc.; and 'Pro-Fac' means our parent corporation, Pro-Fac Cooperative, Inc. For purposes of the financial and other information, references to a 'fiscal year' and 'first fiscal quarter' mean a last Saturday of June fiscal year end and last Saturday of September fiscal quarter end for the Company and Pro-Fac, and a last Sunday of May fiscal year end and last Sunday of August fiscal quarter end for Dean Foods Vegetable Company and its subsidiaries (collectively, 'DFVC'). Other references to years mean calendar years.

                                  THE COMPANY

GENERAL

     We are a leading producer and marketer of diversified processed food products, including frozen and canned vegetables and fruits, fruit fillings and toppings, canned chilies and stews, salad dressings, pickles and snack foods. Many of our products have well-recognized brand names which enjoy leading national or regional market shares, including Birds Eye, Freshlike and Veg-All frozen and canned vegetables, Comstock, Wilderness and Thank You fruit fillings and toppings, Nalley chilies and stews and Bernstein's salad dressings. We also sell our products to supermarkets, warehouse clubs and mass merchandisers under private labels and to food service institutions such as restaurants, caterers, bakeries and schools. We operate 29 strategically located processing facilities throughout the United States and in Mexico, which provide us access to diverse sources of raw agricultural products. We distribute our finished products to over 13,000 customer distribution points through a nationwide network of distribution centers and food brokers and a regional direct sales force.

     We are a wholly owned subsidiary of Pro-Fac, a New York agricultural cooperative corporation formed in 1960 to process and market crops grown by its members. In 1994 we entered into the Pro-Fac Marketing and Facilitation Agreement (as amended, the 'Marketing Agreement') with Pro-Fac. The Marketing Agreement provides for Pro-Fac to supply crops and additional financing to us, for us to provide marketing and management services to Pro-Fac and for Pro-Fac to share in our profits or losses. See 'The Company and Pro-Fac.'

THE TRANSACTIONS

The Acquisition of DFVC

     On September 24, 1998, we acquired (the 'Acquisition') DFVC, the frozen and canned vegetable business of Dean Foods Company ('Dean Foods'), by acquiring from Dean Foods all the outstanding capital stock of Dean Foods Vegetable Company and Birds Eye de Mexico SA de CV ('Birds Eye Mexico'). In connection with the Acquisition, we sold our aseptic business (the 'Aseptic Business') to Dean Foods. We paid $360.0 million in cash, net of the sale of the Aseptic Business, and issued to Dean Foods a $30.0 million unsecured subordinated promissory note due November 22, 2008 (the 'Subordinated Promissory Note'), as consideration for the Acquisition. We have the right, until July 15, 1999, to require Dean Foods, jointly with us, to treat the Acquisition as an asset sale for tax purposes under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the 'Code'). Upon exercising that election, which we intend to do, we will pay an additional $13.2 million to Dean Foods.

     After the Acquisition, Dean Foods Vegetable Company was merged into the Issuer (the 'Merger'), and Dean Foods Vegetable Company became a division of the Company known as 'Agrilink Foods Vegetable Company' or 'AFVC.' DFVC has been one of the leading processors of vegetables in the United States, selling its products under well-known brand names, such as Birds Eye,

Freshlike and Veg-All, and private labels. We believe that the Acquisition strengthens our competitive position by enhancing our brand recognition and market position, providing opportunities for cost savings and operating efficiencies, and increasing our product and geographic diversification.

The Refinancing

     Concurrently with the Acquisition, we refinanced (the 'Refinancing') our existing indebtedness, which included our 12.25% Senior Subordinated Notes due 2005 (the 'Old Notes') and our then existing bank debt. We conducted a tender offer (the 'Tender Offer') for all the Old Notes and a consent solicitation (the 'Solicitation') to certain amendments of the indenture governing the Old Notes. Substantially all of the $160.0 million aggregate principal amount of the Old Notes were tendered and were purchased by us for an aggregate amount of approximately $184.0 million, including accrued interest of $2.9 million. The amendments to the indenture governing the Old Notes were adopted. We also terminated our old credit facility (the 'Old Credit Facility') and repaid the $176.5 million of indebtedness outstanding thereunder. We refer to the Acquisition, the Merger, the sale of the Aseptic Business and the Refinancing collectively as the 'Transactions.'

     In order to consummate the Transactions and pay the related fees and expenses, we:

      entered into a new credit facility (the 'New Credit Facility') providing for $455.0 million of term loan borrowings (the 'Term Loan Facility') and up to $200.0 million of revolving credit borrowings (the 'Revolving Credit Facility');

      entered into a $200.0 million bridge loan facility (the 'Bridge Facility'); and

      issued the $30.0 million Subordinated Promissory Note to Dean Foods.

We repaid the Bridge Facility on November 18, 1998, principally with the proceeds of the offering of the Initial Notes (the 'Initial Notes Offering').

                              RECENT DEVELOPMENTS

     In December 1998, we and Pro-Fac announced that Pro-Fac has entered into a letter of intent for Pro-Fac to acquire the business of Agripac, Inc. ('Agripac'), an Oregon cooperative. Agripac, which processes frozen and canned vegetables in the Northwest, reported approximately $180.0 million in aggregate sales for fiscal 1998 (including for both frozen and canned vegetables). Agripac operates eight plant facilities located in the states of Oregon and Washington and employs approximately 600 people. It currently sources from approximately 190 growers in the Northwest.

     The transaction, if consummated, will involve a newly-formed subsidiary of Pro-Fac acquiring the frozen (and not canned) vegetable assets and member-grower contracts of Agripac in exchange for Pro-Fac stock and the repayment of certain debt of Agripac with the proceeds of approximately $100.0 million of indebtedness incurred by the new subsidiary. Most of the members of Agripac will become members of Pro-Fac as a result. In order to consummate the transaction, neither we nor Pro-Fac will loan or otherwise contribute any funds to the new subsidiary or guarantee or otherwise secure with our or Pro-Fac's assets the indebtedness to be incurred by the new subsidiary. We anticipate that our management will manage and operate this new Pro-Fac subsidiary in exchange for a management fee.

     The transaction is subject to numerous conditions, including that Agripac's existing lenders provide sufficient financing for the acquisition and for working capital, finalization of agreements, board approval, regulatory approval and due diligence.

     Separately, we announced in December 1998 that we reached an agreement in principle to sell our peanut butter business. We do not consider this to be a significant transaction.

                            ------------------------

     Our executive offices are located at 90 Linden Oaks, P.O. Box 20670, Rochester, New York 14602, telephone: (716) 383-1850.

                               THE EXCHANGE OFFER

Registration Rights Agreement................  We issued the Initial Notes on November 18, 1998 to Warburg Dillon
                                               Read LLC and Nesbitt Burns Securities Inc. (the 'Initial
                                               Purchasers'). The Initial Purchasers placed the Initial Notes with institutional investors in transactions exempt from the
                                               registration requirements of the Securities Act pursuant to
                                               Section 4(2) and/or Regulation S under the Securities Act and applicable state securities laws. In connection with this private placement, the Company, Pro-Fac and the Initial Purchasers entered into the Registration Rights Agreement, which provides, among other things, for the Exchange Offer. See 'The Exchange Offer.'
The Exchange Offer...........................  We are offering Exchange Notes in exchange for an equal principal amount of Initial Notes. As of this date, there is $200,000,000 aggregate principal amount of Initial Notes outstanding. Initial
                                               Notes may be tendered only in integral multiples of $1,000.
Resale of Exchange Notes.....................  We believe that the Exchange Notes issued in the Exchange Offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:
                                                   you are acquiring the Exchange Notes in the ordinary course of your business;
                                                   you are not participating, do not intend to participate, and have no arrangement or understanding with any person to
                                                   participate, in the distribution of the Exchange Notes; and
                                                   you are not an 'affiliate' of ours.
                                               If any of the foregoing are not true and you transfer any Exchange
                                               Note without registering such Exchange Note and delivering a prospectus meeting the requirements of the Securities Act, or without an exemption from registration of your Exchange Notes from such requirements, you may incur liability under the Securities
                                               Act. We do not assume or indemnify you against such liability.
                                               Each broker-dealer that is issued Exchange Notes for its own account in exchange for Initial Notes that were acquired by such broker-dealer as a result of market making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes. A broker-dealer may use this
                                               Prospectus for an offer to resell, resale or other retransfer of the Exchange Notes. See 'Plan of Distribution.' Subject to certain limitations, we will take steps to ensure that the issuance of the
                                               Exchange Notes will comply with state securities or 'blue sky'
                                               laws.
Consequences of Failure to Exchange Initial
  Notes......................................  If you do not exchange your Initial Notes for Exchange

                                               Notes, you will no longer be able to compel us to register the
                                               Initial Notes under the Securities Act. In addition, you will not be able to offer or sell the Initial Notes unless they are registered under the Securities Act (and we will have no
                                               obligation to register them, except for some limited exceptions), or unless you offer or sell them under an exemption from the requirements of, or a transaction not subject to, the Securities
                                               Act. See 'Risk Factors -- Failure to Participate in the Exchange
                                               Offer Will Have Adverse Consequences' and 'The Exchange
                                               Offer -- Effect of the Exchange Offer.'
Expiration of the Exchange Offer.............  The Exchange Offer will expire at 5:00 p.m., New York City Time,
                                               on                          , 1999 (the 'Expiration Date'), unless
                                               we decide to extend the Expiration Date.
Interest on the Exchange Notes...............  The Exchange Notes will accrue interest at 11 7/8% per year, from either the last date we paid interest on the Initial Notes that you exchanged, or, if no interest has been paid on the Initial
                                               Notes, from November 18, 1998. We will pay interest on the
                                               Exchange Notes on May 1 and November 1 of each year.
Conditions to the Exchange Offer.............  The Exchange Offer is not subject to any condition other than certain customary conditions, including that:
                                                   the Exchange Offer does not violate any applicable law or
                                                   applicable interpretation of law of the staff of the
                                                   Securities and Exchange Commission;
                                                   no litigation materially impairs our ability to proceed with the Exchange Offer; and
                                                   we obtain all the governmental approvals we deem necessary for the Exchange Offer. See 'The Exchange Offer -- Certain
                                                   Conditions to the Exchange Offer.'
Procedures for Tendering Initial Notes.......  If you wish to accept the Exchange Offer, you must complete, sign and date the Letter of Transmittal, or a facsimile of the Letter of Transmittal, and transmit it together with all other documents required by the Letter of Transmittal (including the Initial Notes to be exchanged) to IBJ Schroder Bank & Trust Company, as exchange agent (the 'Exchange Agent') at the address set forth on the cover page of the Letter of Transmittal. In the alternative, you can tender your Initial Notes by following the procedures for
                                               book-entry transfer, as described in this document. For more information on accepting the Exchange Offer and tendering your
                                               Initial Notes, see 'The Exchange Offer -- Procedures for
                                               Tendering' and ' -- Book-Entry Transfer.'
Guaranteed Delivery Procedures...............  If you wish to tender your Initial Notes and you cannot get your required documents to the Exchange Agent by the Expiration Date, you may tender your Initial Notes according to the guaranteed delivery procedure under the heading 'The Exchange
                                               Offer -- Guaranteed Delivery Procedures.'
Special Procedure for Beneficial
  Holders....................................  If you are a beneficial holder whose Initial Notes are registered in the name of a broker, dealer, commercial bank,

                                               trust company or other nominee and you wish to tender your Initial
                                               Notes in the Exchange Offer, you should contact the registered holder promptly and instruct the registered holder to tender your
                                               Initial Notes on your behalf. If you are a beneficial holder and you wish to tender your Initial Notes on your own behalf, you must, prior to delivering the Letter of Transmittal and your
                                               Initial Notes to the Exchange Agent, either make appropriate arrangements to register ownership of your Initial Notes in your own name or obtain a properly completed bond power from the registered holder. See 'The Exchange Offer -- Procedures for
                                               Tendering.'
Withdrawal Rights............................  You may withdraw the tender of your Initial Notes at any time prior to 5:00 p.m., New York City time, on the Expiration Date. To withdraw, you must send a written or facsimile transmission of your notice of withdrawal to the Exchange Agent at its address set forth herein under 'The Exchange Offer -- Exchange Agent' by 5:00
                                               p.m., New York City time, on the Expiration Date.
Acceptance of Initial Notes and Delivery of
  Exchange Notes.............................  Subject to certain conditions, we will accept any and all Initial
                                               Notes that are properly tendered in the Exchange Offer and not withdrawn prior to 5:00 p.m., New York City time, on the
                                               Expiration Date. We will deliver the Exchange Notes promptly after the Expiration Date. See 'The Exchange Offer -- Acceptance of
                                               Initial Notes for Exchange; Delivery of Exchange Notes.'
Tax Considerations...........................  We believe that the exchange of Initial Notes for Exchange Notes will not be a taxable exchange for federal income tax purposes, but you should consult your tax adviser about the tax consequences of this exchange. See 'Certain U.S. Federal Income Tax
                                               Considerations.'
Exchange Agent...............................  IBJ Schroder Bank & Trust Company is serving as exchange agent in connection with the Exchange Offer.
Fees and Expenses............................  We will bear all expenses related to consummating the Exchange
                                               Offer and complying with the Registration Rights Agreement. See
                                               'The Exchange Offer -- Fees and Expenses.'
Use of Proceeds..............................  We will not receive any cash proceeds from the issuance of the
                                               Exchange Notes. We used the proceeds from the sale of the Initial
                                               Notes, together with borrowings under the Revolving Credit
                                               Facility, to repay our outstanding obligations under the Bridge
                                               Facility. See 'Use of Proceeds' and 'Management's Discussion and
                                               Analysis of Financial Condition and Results of
                                               Operations -- Liquidity and Capital Resources.'

                                          DESCRIPTION OF EXCHANGE NOTES

Notes Offered................................  $200,000,000 aggregate principal amount of 11 7/8% Senior
                                               Subordinated Notes due 2008 issued by Agrilink Foods, Inc. The form and terms of the Exchange Notes are the same as the form and terms of the Initial Notes, except that the

                                               Exchange Notes will be registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not be entitled to registration under the Securities Act. The
                                               Exchange Notes will evidence the same debt as the Initial Notes and both the Initial Notes and the Exchange Notes are governed by the same indenture.
Maturity.....................................  November 1, 2008.
Interest Payment Dates.......................  May 1 and November 1 of each year, commencing May 1, 1999.
Sinking Fund.................................  None.
Optional Redemption..........................  We have the right to redeem the Exchange Notes, in whole or in part at any time and from time to time, on or after November 1,
                                               2003, at the redemption prices described in this Prospectus under the heading 'Description of Notes -- Optional Redemption of the
                                               Notes,' plus accrued and unpaid interest, if any, to the date of redemption. We also have the right to redeem up to 35% of the aggregate principal amount of the Notes originally issued, at any time prior to November 1, 2001, at a redemption price equal to
                                               111.875% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, with the net proceeds of one or more Equity Offerings; provided, however, that at least
                                               $130 million in aggregate principal amount of the Notes remains outstanding following each such redemption. See 'Description of
                                               Notes -- Optional Redemption of the Notes.'
Change of Control............................  Upon the occurrence of a Change of Control, we will be required to offer to purchase all or any part of each holder's Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. We may not have the financial resources necessary, or me may not be permitted by our debt or other agreements (including the New Credit
                                               Facility), to purchase the Notes upon a Change of Control. See
                                               'Risk Factors -- Change of Control' and 'Description of
                                               Notes -- Change of Control.'
Subordination................................  The Exchange Notes will be unsecured and will be subordinated in right of payment to all existing and future Senior Indebtedness
                                               (as defined in this Prospectus) of the Issuer, including the borrowings under the New Credit Facility. At September 26, 1998, as adjusted to give effect to the Initial Notes Offering and the application of the net proceeds therefrom, we would have had approximately $695.6 million of indebtedness outstanding
                                               (excluding seasonal working capital borrowings under the Revolving
                                               Credit Facility), of which approximately $465.6 million would have constituted Senior Indebtedness. In addition, we maintain
                                               significant borrowings for seasonal working capital needs, which also constitute Senior Indebtedness to which the Exchange Notes are subordinated. At September 26, 1998, seasonal working capital borrowings

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
                                               under the Revolving Credit Facility were $94.0 million. See
                                               'Description of Notes -- Subordination.'
Guarantees...................................  The Exchange Notes will be unconditionally guaranteed (the 'Note
                                               Guarantees'), jointly and severally, by each of Pro-Fac and certain of the Issuer's subsidiaries (the 'Subsidiary Guarantors'
                                               and, together with Pro-Fac, the 'Guarantors'). Each Note Guarantee will be unsecured and subordinated to such Guarantor's guarantee of the Issuer's obligations under the New Credit Facility and to all other Senior Indebtedness of such Guarantor.
Restrictive Covenants........................  The indenture under which the Exchange Notes will be issued will contain covenants for your benefit which, among other things and subject to certain exceptions, restrict our ability to:
                                                   incur additional indebtedness;
                                                   issue capital stock of certain subsidiaries;
                                                   pay dividends, make distributions or make other restricted payments;
                                                   create liens;
                                                   enter into certain transactions with affiliates; and
                                                   consolidate, merge, or sell substantially all of our assets.
                                               See 'Description of Notes -- Certain Covenants.'
Absence of a Public Market for the Notes.....  The Exchange Notes are new securities and there is currently no established market for them.

                            ------------------------

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth our unaudited consolidated ratios of earnings to fixed charges on a historical basis and on a pro-forma basis, adjusted to give effect to the Transactions and the Initial Notes Offering and the application of the net proceeds therefrom as if they had occurred at the dates referenced under 'Unaudited Pro Forma Financial Data of the Company.'

                                                          FISCAL YEAR ENDED
                                    --------------------------------------------------------------
                                                                                  JUNE 27, 1998
                                    JUNE 25,   JUNE 24,   JUNE 29,   JUNE 28,   ------------------
                                      1994     1995(1)      1996       1997     ACTUAL   PRO FORMA
                                    --------   --------   --------   --------   ------   ---------
                                                                     (DOLLARS IN MILLIONS)
Ratio of earnings to fixed charges
  (coverage deficiency)...........    1.95x      1.30x     $(18.7)     1.20x     1.39x     1.05x

                                             FISCAL QUARTER ENDED
                                    -------------------------------------
                                                      SEPTEMBER 26, 1998
                                    SEPTEMBER 27,   ---------------------
                                       1997         ACTUAL      PRO FORMA
                                       ----         ------      ---------
Ratio of earnings to fixed charges
  (coverage deficiency)...........     1.33x          1.24x      $(5.5)

------------
(1) Represents the sum of the results of operations for both the predecessor and successor entities relating to the change of control of Agrilink in November 1994.
                            ------------------------
     For purposes of calculating these ratios, we determined our earnings by adding fixed charges to income (or loss) before taxes and before cumulative effect of an accounting change and extraordinary item. Fixed charges consist of interest expense and the interest component of rental expense. For fiscal 1996 and the first quarter of fiscal 1999 on a pro forma basis, earnings before fixed charges were insufficient to cover fixed charges and the dollar amount of the coverage deficiency, instead of the ratio, is provided. We excluded the $64.2 million gain on the sale of the Aseptic Business in calculating the ratio of earnings to fixed charges at September 26, 1998.

                                  RISK FACTORS

     You should carefully consider the following factors together with the other matters set forth herein or incorporated by reference herein before deciding whether to exchange your Initial Notes for Exchange Notes in the Exchange Offer.

FAILURE TO PARTICIPATE IN THE EXCHANGE OFFER WILL HAVE ADVERSE CONSEQUENCES

     If you do not exchange your Initial Notes for Exchange Notes pursuant to the Exchange Offer, you will continue to be subject to the restrictions on transfer of your Initial Notes, as set forth in the legend on your Initial Notes. The restrictions on transfer of your Initial Notes arise because we issued the Initial Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Initial Notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws, or pursuant to an exemption from such requirements. We do not intend to register the Initial Notes under the Securities Act.

     After completion of the Exchange Offer, holders of Initial Notes who do not tender their Initial Notes in the Exchange Offer will no longer be entitled to any exchange or registration rights under the Registration Rights Agreement, except under limited circumstances.

     If you exchange your Initial Notes in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent Initial Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Initial Notes would be adversely affected. See 'The Exchange Offer.'

EXCHANGE OFFER PROCEDURES

     We will issue the Exchange Notes in exchange for Initial Notes pursuant to the Exchange Offer only after timely receipt by us of Initial Notes, a properly completed and duly executed Letter of Transmittal and all other required documents or an Agent's Message (as defined herein) in lieu thereof. Therefore, holders of Initial Notes desiring to tender their Initial Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. We have no duty to notify you of defects or irregularities with respect to your tender of Initial Notes for exchange. Initial Notes that are not tendered, or are tendered but not accepted, will continue to be subject to the existing restrictions on transfer following the consummation of the Exchange Offer. In addition, any holder of Initial Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account in exchange for Initial Notes, where the Initial Notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those Exchange Notes. See 'Plan of Distribution.'

REQUIREMENTS FOR TRANSFER OF EXCHANGE NOTES

     We believe that the Holders (as defined in this Prospectus) of the Exchange Notes issued in exchange for the Initial Notes in the Exchange Offer may offer those Exchange Notes for resale, unless the Holder comes within the definition of an 'affiliate' of the Company within the meaning of Rule 405 under the Securities Act, without registering the Exchange Notes or delivering a prospectus for the Exchange Notes, as long as the Holders acquire the Exchange Notes in the ordinary course of business and the Holders have no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes. Our belief is based on interpretations of no-action letters that the Commission issued to third parties.

     Each Holder, other than a broker-dealer, must tell us in writing, at our request, that it is not an affiliate of the Company, is not engaged in, does not intend to engage in, and has no arrangement or understanding to participate in a distribution of Exchange Notes, and that it is acquiring the Exchange Notes in its ordinary course of business. If any Holder is an affiliate of the Company, is engaged in distribution of the Exchange Notes, intends to distribute the Exchange Notes, or has an agreement to distribute the Exchange Notes the Holder will receive in the Exchange Offer, or if the Holder is not acquiring the Exchange Notes in its ordinary course of business, the Holder may not rely on the applicable interpretations of the no-action letters issued by the Commission and must register the Exchange Notes and deliver a prospectus for the Exchange Notes before the Holder resells the Exchange Notes.

     Each broker-dealer that receives Exchange Notes for its own account in exchange for Initial Notes that the broker-dealer acquired in market-making activities or other trading activities must acknowledge that it will deliver a prospectus for the Exchange Notes if it resells the Exchange Notes. Each broker-dealer that holds Initial Notes acquired for its own account as a result of market-making activities or other trading activities, and that receives Exchange Notes in exchange for such Initial Notes in the Exchange Offer, may be an 'underwriter' within the meaning of the Securities Act in connection with any resale of such Exchange Notes. The Letter of Transmittal states that a broker-dealer who acknowledges that it acquired the Initial Notes in market-making activities or other trading activities and delivers a prospectus will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act. Broker-dealers may use this Prospectus, as it may be amended or supplemented from time to time, when they resell Exchange Notes received in exchange for Initial Notes where such Initial Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for 180 days after this Registration Statement is declared effective by the Commission, we will make this Prospectus available to any broker-dealer for use in connection with any such resale. See 'Plan of Distribution.'

     In addition, to comply with the securities laws of certain jurisdictions, it may be necessary to qualify the Exchange Notes for sale or register them under such laws, prior to offering or selling such Exchange Notes in such jurisdictions. We have agreed, pursuant to the Registration Rights Agreement, subject to certain limitations specified therein, prior to any public offering of Transfer Restricted Securities (as defined in this Prospectus) to register or qualify the Transfer Restricted Securities for offer or sale under the securities laws of such jurisdictions as any Holder requests. We do not intend to register or qualify the sale of the Exchange Notes in any such jurisdiction unless we receive a specific request from a Holder.

OUR SUBSTANTIAL LEVERAGE AND DEBT SERVICE REQUIREMENTS MAY HAVE ADVERSE CONSEQUENCES

     We are highly leveraged and have significant debt service requirements. Our leverage and debt service requirements may increase as a result of future borrowings to fund capital expenditures, working capital needs or for other general corporate purposes. At September 26, 1998, as adjusted to give effect to the Initial Notes Offering and the application of the net proceeds therefrom, we would have had $695.6 million of indebtedness outstanding, not including borrowings under our $200.0 million Revolving Credit Facility. At September 26, 1998, we had $94.0 million of indebtedness outstanding under the Revolving Credit Facility, representing seasonal working capital borrowings, and we had issued $14.3 million of letters of credit under the Revolving Credit Facility.

     Our substantial level of debt has important consequences, including the following:

      our ability to obtain additional financing for working capital, capital expenditures, general corporate purposes or other purposes may be impaired;

      a substantial portion of our cash flow from operations must be dedicated to the payment of principal and interest on our indebtedness, thereby reducing funds available to us for our operations or other purposes;

      our substantial degree of leverage may limit our flexibility in planning for or reacting to changing market conditions, reduce our ability to withstand competitive pressures and make us more vulnerable to a downturn in general economic conditions or in our business;

      we may be more highly leveraged than our competitors, which may place us at a competitive disadvantage; and

      to the extent we incur any indebtedness at variable or floating rates, we will be vulnerable to increases in interest rates which could result in a higher interest expense.

     In addition, under the New Credit Facility, we are scheduled to make principal payments of the Term Loans of $198.2 million in fiscal 2005 and $202.4 million in fiscal 2006. See 'Description of Certain Indebtedness -- New Credit Facility.' We may be unable to pay such principal amounts unless we are able to refinance our indebtedness. Our ability to make scheduled payments of principal or interest or to refinance our indebtedness (including the Notes) will depend on our future operating performance, which will be subject to economic, financial, competitive and other factors beyond our control. If we are unable to generate sufficient cash flow from operations to meet our principal and interest payment obligations and to meet other cash requirements, we may be required to sell assets, reduce capital expenditures, refinance all or a portion of our existing debt (including the Notes) or obtain additional financing. We may not be able to complete any such asset sales or refinancing, or obtain additional financing, on terms acceptable to us. Factors which could affect our access to the capital markets, or the cost of such capital, include changes in interest rates, general economic conditions and the perception in the capital markets of our business, results of operations, leverage, financial condition and business prospects.

     For additional information about our indebtedness, see 'Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources,' 'Capitalization,' 'Description of Certain Indebtedness' and 'Description of Notes' herein.

THE NOTES AND THE NOTE GUARANTEES ARE SUBORDINATED TO OTHER INDEBTEDNESS

     The payment of principal of, and interest or other amounts on, the Notes is subordinated to the prior payment in full of all existing and future Senior Indebtedness of the Issuer, including all amounts owing under the New Credit Facility. The Note Guarantees are similarly subordinated to all existing and future Senior Indebtedness of the Guarantors, including their guarantees of the New Credit Facility. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to the Issuer or a Guarantor, assets of the Issuer or such Guarantor will be available to pay obligations on the Notes or the Note Guarantees only after all Senior Indebtedness of the Issuer or such Guarantor has been paid in full. There may not be sufficient assets to pay amounts due on the Notes after such Senior Indebtedness has been paid.

     In addition, in the event of certain defaults in respect of Designated Senior Indebtedness (as defined herein), the Issuer and the Guarantors are prohibited from paying principal, premium, interest or other amounts on account of the Notes or any Note Guarantee under certain circumstances. The Notes and the Note Guarantees are not secured by the assets of the Issuer or the Guarantors and so are also effectively subordinated to all secured indebtedness of the Issuer and the Guarantors to the extent of the value of the assets securing such indebtedness. The New Credit Facility, on the other hand, is secured by substantially all the assets of the Issuer and the Guarantors, including a pledge of the capital stock of the Issuer and each Subsidiary Guarantor. At September 26, 1998, as adjusted to give effect to the Initial Notes Offering and the application of the net proceeds therefrom, the Company would have had approximately $465.6 million of Senior Indebtedness outstanding, excluding the seasonal working capital borrowings under the Revolving Credit Facility. The Issuer maintains significant seasonal working capital borrowings, which are also Senior Indebtedness. At September 26, 1998, an additional $94.0 million of seasonal working capital borrowings were outstanding under the $200.0 million Revolving Credit Facility. In addition, $14.3 million of letters of credit were issued thereunder as of such date. Substantially all of such Senior Indebtedness is secured. See 'Description of Notes -- Subordination.'

     Pro-Fac does not have any independent operations or any significant assets other than the capital stock of the Issuer. It is dependent upon the receipt of payments under the Marketing Agreement described below under ' -- Relationship with Pro-Fac; Potential Conflict of Interest,' and dividends or other distributions from the Issuer to fund its obligations, including its obligations under its Note

Guarantee. In addition, the assets and operations of the Subsidiary Guarantors are not a substantial portion of the assets and operations of the Company as a whole. If the Issuer is not able to make interest or principal payments on the Notes, then it is unlikely that Pro-Fac or the Subsidiary Guarantors would be able to meet their obligations under their Note Guarantees.

RESTRICTIONS IMPOSED BY TERMS OF OUR INDEBTEDNESS

     The Indenture and the New Credit Facility contain covenants imposing a number of significant operating and financial restrictions on our business and on Pro-Fac. These covenants, among other things, limit our ability to:

      incur additional indebtedness,

      incur or maintain liens,

      pay dividends or other distributions,

      redeem capital stock of Pro-Fac and the Issuer,

      make other restricted payments,

      enter into transactions with affiliates,

      sell or dispose of assets and

      merge, consolidate or sell all or substantially all of our or Pro-Fac's assets.

See 'Description of Certain Indebtedness -- New Credit Facility' and 'Description of Notes -- Certain Covenants.'

     In addition, we and Pro-Fac are required under the New Credit Facility to maintain specified levels with regard to EBITDA, interest coverage, fixed charges, leverage and net worth.

     Our and Pro-Fac's ability to comply with these provisions in the Indenture and the New Credit Facility will depend on our future performance, which may be affected by prevailing economic, financial and business factors beyond our control. We and Pro-Fac may not be able to comply with these or other provisions in the Indenture or the New Credit Facility, in which case our or Pro-Fac's failure to comply would result in a default thereunder. A default under the New Credit Facility would allow the lenders to terminate their loan commitments under the Revolving Credit Facility. Because we are highly dependent on the Revolving Credit Facility for liquidity, the termination of the Revolving Credit Facility could significantly impair our operations. In addition, certain defaults under the Indenture or the New Credit Facility would allow our creditors thereunder to require acceleration of the payment of principal and interest on those notes or loans, causing all amounts owed thereunder, including accrued and unpaid interest, to be immediately due and payable. If we become unable to repay our indebtedness under the New Credit Facility, the lenders could foreclose upon their collateral or exercise any other right or remedy available under the New Credit Facility. If the indebtedness outstanding under the New Credit Facility were to be accelerated, our assets may not be sufficient to repay our obligations under the New Credit Facility, other Senior Indebtedness or the Notes. See 'Description of Certain Indebtedness -- New Credit Facility' and 'Description of Notes.'

DIFFICULTY IN INTEGRATING DFVC

     Although we have acquired six businesses or product lines since June 1995, our acquisition of DFVC represents by far our largest acquisition . The integration and consolidation of DFVC into our business will require substantial management, financial and other resources. While we believe we have sufficient resources to integrate DFVC, such integration involves a number of significant risks, including diversion of management's attention from other aspects of our business. Moreover, we may not realize some or all of the cost savings that we anticipate as a result of the acquisition of DFVC, or we may not realize those costs savings until much farther in the future than we had originally anticipated. For example, we may not realize the cost savings we anticipate from the insourcing from DFVC of product we currently purchase from outside vendors because we may not be able to achieve necessary production levels. Although we have established a reserve of $11.0 million for restructuring initiatives relating to the elimination of duplicative administrative costs in conjunction with the Acquisition, the reserve may not be adequate to cover such costs or other costs related to the Transactions. Our inability to integrate and manage DFVC successfully, or to achieve a substantial portion of the anticipated cost savings within the time frame we anticipate, could have a material adverse effect on our business, financial condition or results of operations. See 'The Transactions,' 'Unaudited Pro Forma Financial Data of the Company' and 'Management's Discussion and Analysis of Financial Condition and Results of Operations.'

RELATIONSHIP WITH PRO-FAC; POTENTIAL CONFLICT OF INTEREST

     Pro-Fac is an agricultural cooperative of over 600 members formed for the purpose of developing and maintaining markets for its members' crops. The principal reason Pro-Fac purchased Agrilink in 1994 was to provide a long-term reliable market for Pro-Fac's members' crops. Although its members are also seeking a favorable return on their equity investment in Pro-Fac and desire a viable self-reliant business entity to assure continuity, the members' interest in marketing their crops will at times conflict with our interest in maximizing profits.

     In 1994, the Issuer entered into the Marketing Agreement with Pro-Fac. The Marketing Agreement provides, among other things, for our purchase of crops grown by Pro-Fac's members. The Marketing Agreement, or similar marketing agreements, have been continuously in effect between the Issuer and Pro-Fac since the formation of these companies in the early 1960's. Under the Marketing Agreement, we purchase crops from Pro-Fac at the Commercial Market Value of those crops, which is generally defined in the Marketing Agreement as the weighted average of the prices paid by other commercial processors for similar crops sold under pre-season contracts and in the open market in the same or competing market areas. Commercial Market Value of the crops we purchase may be more or less than the price that we would have paid in the open market in the absence of the Marketing Agreement. Under the Marketing Agreement, the Issuer paid Pro-Fac $44.7 million in fiscal 1996, $51.4 million in fiscal 1997 and $58.5 million in fiscal 1998 as Commercial Market Value for crops purchased from Pro-Fac.

     Commercial Market Value for each crop is determined by a joint committee of the Boards of Directors of Pro-Fac and the Issuer. The joint committee consists of the Chief Executive Officer of the Issuer and an equal number of 'Pro-Fac Directors' (directors who are members or affiliates of Pro-Fac) and 'Disinterested Directors' (directors who are neither members of, nor affiliated with, Pro-Fac). The Marketing Agreement requires a majority of the Disinterested Directors to approve the recommendation of the joint committee. The volume and type of crops to be purchased and sold under the Marketing Agreement are determined by the same approval process as Commercial Market Value. In addition to the arrangements between Pro-Fac and the Issuer governed by the Marketing Agreement, as owner of the Issuer and through its representatives on the Issuer's Board of Directors, Pro-Fac has significant influence over the operations of the Issuer, including, without limitation, the acquisition and disposition of assets and the making of capital expenditures. The Indenture provides that a Change of Control will occur if, for a period of 120 consecutive days, the number of Disinterested Directors on the Board of Directors of the Issuer is less than the greater of: (i) two and (ii) the number of directors of the Issuer who are Pro-Fac Directors. See 'Description of Notes -- Change of Control.' There can be no assurance that the above-described management and Board structure will eliminate the conflicts of interest described above.

     Pro-Fac is considering merging us into Pro-Fac. Pro-Fac would be the survivor of such merger and we would cease to exist. The Indenture permits such a merger, subject to Pro-Fac assuming our obligations under the Notes and the Indenture and the satisfaction of certain other conditions. In the event of our merger into Pro-Fac, the Marketing Agreement will cease to be in effect. The Indenture, as applicable after such merger, includes provisions that, among other things, require a majority of the Disinterested Directors to approve the final determination of Commercial Market Value. See 'Description of Notes' including ' -- Payments Pursuant to the Pro-Fac Marketing Agreement; Reinvestments by Pro-Fac; Borrowings by Pro-Fac.'

DEPENDENCE ON PRO-FAC AS SUPPLIER

     The crops purchased from Pro-Fac represented approximately 72% of all raw agricultural crops purchased by the Issuer in fiscal 1996, 71% in 1997 and 76% in 1998. Although the percentage of our crop needs that we purchase from Pro-Fac is initially expected to decrease while we integrate DFVC into our operations, we anticipate that we will return to purchasing a similar percentage of its raw agricultural products from Pro-Fac. Pro-Fac anticipates adding new members over the next two years in order to meet the increased demand due to the Acquisition. However, Pro-Fac may not be able to add new members in that time frame. In such event, our need for additional raw materials will likely not be able to be fulfilled by current Pro-Fac members. The inability of Pro-Fac to supply our raw agricultural product requirements after consummation of the Acquisition in similar proportions to that of prior years could cause Pro-Fac to lose its cooperative status and suffer adverse tax consequences. Pro-Fac's loss of cooperative status would constitute a default under the New Credit Facility and could have other material adverse effects on our business, financial condition or results of operations.

GENERAL RISKS OF THE FOOD INDUSTRY

     Food processors are subject to the risks of adverse changes in general economic conditions; evolving consumer preferences and nutritional and health-related concerns; changes in food distribution channels and increasing buying power of large supermarket chains, warehouse clubs, mass merchandisers, supercenters and other retail outlets that tend to resist price increases and have stringent inventory and management requirements; federal, state and local food processing controls; consumer product liability claims; and risks of product tampering. The occurrence of any such change could have a material adverse effect on our business, financial condition or results of operations.

COMPETITION

     The food industry is highly competitive. All of our products, particularly our branded products, compete with those of national and major regional food processors including DelMonte, Green Giant, Heinz, Frito-Lay, Kraft, Vlasic and similar major brands. Our products also compete with the branded and private label products of a number of regional processors, many of which operate only in portions of the marketing area served by the Company. Many of these manufacturers have substantially greater resources than we do. The principal methods of competition in the food industry are ready availability of a broad line of products, product quality, price and advertising and sales promotion. We may not be able to continue to compete successfully, and competition may have a material adverse effect on our business, financial condition or results of operations in the future.

PRODUCT LIABILITY AND RESULTING ADVERSE PUBLICITY

     The packaging, marketing and distribution of food products entails an inherent risk of product liability, product recall and resultant adverse publicity. We may be subject to significant liability if the consumption of any of our products causes injury, illness or death. We could be required to recall certain of our products in the event of contamination or damage to the products. In February 1997, we issued a nationwide recall of one of our products because it had the potential to be contaminated with Listeria monocytogenes, a highly infectious organism. We may be obligated to perform further recalls in the future. In addition, we cannot guarantee that product liability claims will not be asserted against us in the future, or that such claims will not create adverse publicity that will have a material adverse effect on our ability to successfully market our products and on our business, financial condition and results of operations. See 'Management's Discussion and Analysis of Financial Conditions and Results of Operations -- Product Recall.'

SEASONALITY; RAW MATERIALS

     Our sales are not highly seasonal, although some of our products have higher sales volumes in the cool weather months (such as canned fruits and vegetables, chilies and fruit fillings and toppings) and others have higher sales volumes in the warm weather months (such as potato chips and dressings). However, many of the raw materials we process are agricultural crops, and the production of our products using these crops is predominantly seasonal. As a result, we need access to working capital financing to meet our production requirements during these periods.

     The canned and frozen vegetable portion of our business can be positively or negatively affected by weather conditions nationally because of the weather's impact on crop yields. Favorable weather conditions can produce high crop yields and an oversupply situation in a given year. This oversupply typically will result in depressed selling prices and reduced profitability on our products produced from that year's crops. Excessive rain or drought conditions can produce low crop yields and a shortage situation. This shortage typically will result in higher selling prices and increased profitability for our products; however, shortages could result in supply being insufficient to meet our requirements. While the overall national supply situation controls pricing, the supply can differ regionally because of variations in weather.

     We purchase all of our requirements for nonagricultural products, including containers, on the open market. Although we have not experienced any difficulty in obtaining adequate supplies of such items, occasional periods of short supply of certain raw materials may occur which could have a material adverse effect on our business or results of operations.

COMPLIANCE WITH ENVIRONMENTAL LAWS

     We are subject to various federal, state and local laws and regulations relating to the protection of the environment. These environmental laws and regulations govern the disposal of solid and liquid waste material, which results from the preparation and processing of foods, and emissions into the atmosphere, including odors inherent in the heating of foods during preparation. These environmental laws and regulations have had an important effect on the food processing industry as a whole, requiring substantially all firms in the industry to incur material expenditures for modification of existing processing facilities and for construction of new, as well as operation and closure of existing, waste treatment and related facilities. We cannot predict what environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted or whether new environmental conditions may be found to exist. Enactment of more stringent laws or regulations, more strict interpretation of existing laws and regulations or identification of new conditions may require additional expenditures by the Company, which expenditures may be material. See 'Description of Business -- Environmental Matters' in the Company's Annual Report.

CHANGE OF CONTROL

     If there is a Change of Control of the Issuer, then the Issuer will be required to offer to purchase all of the outstanding Notes at 101% of their principal amount, plus any accrued and unpaid interest on them to the purchase date. A Change of Control under the Indenture will result in a default under the New Credit Facility. The Issuer may not have, or may not have access to, sufficient funds or it may not be contractually permitted under the terms of its outstanding indebtedness (including the New Credit Facility) to pay the required purchase price for all Notes tendered by holders. See 'Description of Notes -- Change of Control' and 'Description of Certain Indebtedness -- New Credit Facility.'

YEAR 2000 RISKS

     Certain portions of our software identify years with two digits instead of four. If not corrected, this would cause problems because the software may recognize the year 2000 as the year 1900. We engage in a significant amount of business and reporting activities that depend on accurate date information, such as inventory control including monitoring dated food products. As a result, such 'Year 2000' problems could result in system failures or inaccurate reporting that disrupts our operations. Prior to the Acquisition, Agrilink and DFVC separately undertook full analyses of their business applications and related software. Each identified certain portions of its software that we will be required to modify or replace so that our computer systems will be cleared of potential Year 2000 problems. The modifications and replacements of those systems are being and will continue to be made in conjunction with our overall information systems initiatives.

     We are contacting non-information technology vendors to ensure that any of their products that are currently in use by us can adequately deal with the Year 2000 issue. Areas we are addressing include full reviews of manufacturing equipment, telephone and voice mail systems, security systems and other office/site support systems. We also may be vulnerable to business interruptions caused by uncorrected Year 2000 problems of our customers and significant suppliers of raw materials, products or services. We have initiated formal communications with our significant suppliers and customers to determine the extent to which we may be vulnerable to their failure to remedy their own Year 2000 issues.

     We do not believe that we have any material exposure to significant business interruption as a result of the Year 2000 issue. We expect that the costs of addressing our potential Year 2000 problems will not have a material adverse impact on our financial position, results of operations or cash flows in future periods. However, we cannot guarantee that all of our Year 2000 issues will be remedied and will not cause significant business interruptions or costs, that the systems of customers or suppliers on which our business or systems rely will be timely converted or that a failure to convert by customers or suppliers, or a conversion that is incompatible with our systems, would not have material adverse effect on our business and the results of our operations.

ABSENCE OF PUBLIC MARKET FOR THE EXCHANGE NOTES

     The Exchange Notes are new securities for which there currently is no market. We do not intend to apply for listing of the Exchange Notes on any securities exchange or for quotation through an automated quotation system. It is not certain that any market for the Exchange Notes will develop or that any such market would be liquid.

     The market for 'high yield' securities, such as the Exchange Notes, is volatile and unpredictable. This volatility and unpredictability may have an adverse effect on the liquidity of, and prices for, such securities. The Exchange Notes could trade at prices that may be lower than their initial offering price as a result of many factors, including prevailing interest rates and the Company's operating results. General declines in the market for similar securities may adversely affect the liquidity of, and the trading market for, the Exchange Notes. Such a decline may adversely affect liquidity and trading markets independently of our financial performance and prospects.

FRAUDULENT TRANSFER STATUTES

     Under the federal or state fraudulent transfer laws, a court could take certain actions detrimental to you if it found that, at the time the Initial Notes or guarantees of Pro-Fac or of our subsidiaries were issued:

      we or a Guarantor issued the Initial Notes or a guarantee with the intent of hindering, delaying or defrauding current or future creditors; or

      we or a Guarantor received less than fair consideration or reasonably equivalent value for incurring the indebtedness represented by the Initial Notes or a guarantee,

and, in addition,

      we or a Guarantor were insolvent or rendered insolvent by issuing the Initial Notes or the guarantee;

      we or a Guarantor were engaged (or about to engage) in a business or transaction for which our assets were unreasonably small; or

      we or a Guarantor intended to incur indebtedness beyond our ability to pay, or believed or should have believed that we would incur indebtedness beyond our ability to pay.

If a court made these findings, it could:

      void all or part of our obligations, or a Guarantor's obligations, to the holders of Exchange Notes; or

      subordinate our obligations, or a Guarantor's obligations, to the holders of Exchange Notes to other indebtedness of ours or of the Guarantor.

     The effect of the court's action would be to entitle the other creditors to be paid in full before any payment could be made on the Exchange Notes. The court could take other action detrimental to the holders of Exchange Notes, including in certain circumstances, invalidating the Exchange Notes or a guarantee of payment of the Exchange Note by one of our subsidiaries. In that event, there would be no assurance that any repayment on the Exchange Notes would ever be recovered by the holders of Exchange Notes.

     The definition of insolvency varies among jurisdictions depending upon the federal or state law applied in the proceeding. However, we or a Guarantor generally would be considered insolvent at the time we or the Guarantor incur the debt constituting the Initial Notes or a guarantee, if:

      the fair market value (or fair salable value) of the relevant assets is less than the amount required to pay our total existing debts and liabilities (including the probable liability on contingent liabilities) or those of the Guarantor, as they become absolute or matured; or

      we or the Guarantor incur debts beyond our or its ability to pay as such debts mature.

     We cannot be sure what standard a court would apply in order to determine whether we or a Guarantor were 'insolvent' as of the date the Initial Notes or guarantees of payment of the Initial Notes by our subsidiaries were issued, regardless of the method of valuation. We cannot be certain whether a court would determine that we or a Guarantor were insolvent on that date. We also cannot be certain whether a court would determine that the payments constituted fraudulent transfers on another ground, regardless of whether we or a Guarantor were insolvent on the date the Initial Notes or the guarantees were issued.

     To the extent a court voids a guarantee of payment of the Initial Notes as a fraudulent conveyance or holds it unenforceable for any other reason, holders of Exchange Notes would cease to have any claim against the Guarantor. Holders of Exchange Notes could proceed solely against us and against any Guarantor whose guarantee was not voided or held unenforceable. The claims of the holders of Exchange Notes against the issuer of an invalid guarantee (if a court allowed any of those claims) would be subject to the prior payment of all liabilities and preferred stock claims of that Guarantor. There can be no assurance that, after providing for all prior claims and preferred stock interests, the Guarantor's assets would be sufficient to satisfy the claims of the holders of Exchange Notes relating to any voided portions of any of the guarantees.

                            THE COMPANY AND PRO-FAC

     On November 3, 1994, Pro-Fac, a New York agricultural cooperative corporation formed in 1960 to process and market crops grown by its members, acquired Agrilink (known as Curtice-Burns Foods, Inc. until September 1997). Upon consummation of the acquisition, Pro-Fac and the Issuer entered into the Marketing Agreement. The Marketing Agreement provides for Pro-Fac to supply crops and additional financing to the Company, for the Company to provide marketing and management services to Pro-Fac and for Pro-Fac to share in the profits or losses of the Company. Under the Marketing Agreement, the Company pays Pro-Fac the Commercial Market Value for all crops supplied by Pro-Fac. Commercial Market Value is defined as the weighted average price paid by other commercial processors for similar crops sold under preseason contracts and in the open market in the same or competing market area.

     In addition, under the Marketing Agreement, the Issuer is required to have Disinterested Directors (persons who are neither members of, nor affiliated with, Pro-Fac) on its board of directors. The volume and type of crops to be purchased by the Company under the Marketing Agreement are determined pursuant to its annual profit plan which requires the approval of a majority of the Disinterested Directors. In any year in which the Company has earnings on products which were processed from crops supplied by Pro-Fac ('Pro-Fac Products'), the Company pays to Pro-Fac, as additional patronage income, 90% of such earnings, but in no case more than 50% of pre-tax earnings. In years in which the Company has losses on Pro-Fac Products, the Company reduces the Commercial Market Value it would otherwise pay to Pro-Fac by 90% of such losses, but in no case by more than 50% of all pre-tax losses. Additional patronage income is paid to Pro-Fac for services provided, including the provision of a long term, stable crop supply, favorable payment terms for crops and the sharing of risks of losses of certain operations of the business. Pro-Fac is required to reinvest back into the Company at least 70% of the additional patronage income received. The capital of Pro-Fac consists of common stock, preferred stock and retained earnings allocated to members. Common stock is purchased by members related to crops delivered. The majority of the preferred stock originated from the conversion at par value of retained earnings allocated to members. Pro-Fac Class A Cumulative Preferred Stock is listed under the symbol 'PFACP' on the Nasdaq National Market System. Retained earnings allocated to members are allocated to the accounts of members within 8.5 months of the end of each fiscal year. See Pro-Fac's consolidated financial statements, management's discussion and analysis of financial condition and results of operations and summary selected historical and unaudited condensed consolidated pro forma financial data set forth in the back of this Prospectus.

     Pro-Fac is considering merging the Company into Pro-Fac, with Pro-Fac surviving such merger and the Company ceasing to exist. The Indenture will permit such a merger of the Company into Pro-Fac, subject to Pro-Fac assuming the obligations of the Company under the Notes and the Indenture and the satisfaction of certain other conditions. In the event of a merger of the Company into Pro-Fac, the Marketing Agreement will cease to be in effect. The Indenture, as applicable after such merger, would include provisions, among other things, requiring a majority of the Disinterested Directors to approve the final determination of Commercial Market Value. See 'Description of Notes' including ' -- Payments Pursuant to the Pro-Fac Marketing Agreement; Reinvestments by Pro-Fac; Borrowings by Pro-Fac.'

                                THE TRANSACTIONS

THE ACQUISITION

     On September 24, 1998, Agrilink acquired DFVC, the frozen and canned vegetable business of Dean Foods, by acquiring all the outstanding capital stock of Dean Foods Vegetable Company and Birds Eye Mexico. In connection with the Acquisition, Agrilink sold the Aseptic Business to Dean Foods. Agrilink paid $360.0 million in cash, net of the sale of the Aseptic Business, and issued to Dean Foods the $30.0 million Subordinated Promissory Note, as consideration for the Acquisition. The Company has the right, exercisable until July 15, 1999, to require Dean Foods, jointly with the Company, to treat the Acquisition as an asset sale for tax purposes under Section 338(h)(10) of the Code. The Company intends to exercise that election, because the Company anticipates that it would allow the Company to reduce its future tax liability through increased depreciation and amortization deductions resulting from the stepped up basis for the assets acquired from Dean Foods and the deductibility of goodwill. Upon exercising that election, the Company will pay an additional $13.2 million to Dean Foods.

     After the Acquisition, Dean Foods Vegetable Company was merged into the Issuer, and Dean Foods Vegetable Company became the AFVC division of the Company. DFVC has been one of the leading processors of vegetables in the United States, selling its products under well-known brand names, such as Birds Eye, Freshlike and Veg-All, and private labels. The Company believes that the Acquisition strengthens its competitive position by: (i) enhancing its brand recognition and market position, (ii) providing opportunities for cost savings and operating efficiencies and (iii) increasing its product and geographic diversification. For the fiscal year ending May 31, 1998, DFVC had net sales (adjusted to conform to Agrilink's presentation) of $620.2 million and EBITDA of $58.9 million.

THE REFINANCING

     Concurrently with the Acquisition, Agrilink consummated the Refinancing, including consummating the Tender Offer and Solicitation and entering into the New Credit Facility and the Bridge Facility. On August 24, 1998, the Issuer commenced the Tender Offer and the Solicitation. Substantially all of the $160.0 million aggregate principal amount of the Old Notes were tendered and purchased by the Issuer for aggregate consideration of approximately $184.0 million, including accrued interest of $2.9 million. Agrilink terminated the Old Credit Facility and repaid the $176.5 million of indebtedness outstanding thereunder.

     In order to consummate the Transactions and pay the related fees and expenses, Agrilink: (i) entered into the New Credit Facility providing for the $455.0 million Term Loan Facility and the $200.0 million Revolving Credit Facility, (ii) entered into the $200.0 million Bridge Facility and (iii) issued its $30.0 million Subordinated Promissory Note to Dean Foods. The Bridge Facility was repaid principally with the proceeds of the Initial Notes Offering. The Bridge Facility was provided by affiliates of the Initial Purchasers: UBS AG, Stamford Branch (an affiliate of Warburg Dillon Read LLC) and Bank of Montreal, Chicago branch and Harris Trust and Savings Bank (each an affiliate of Nesbitt Burns Securities Inc.). In addition, Warburg Dillon Read LLC acted as financial advisor to Agrilink in connection with the Acquisition, as agent in connection with the Bridge Facility and as dealer manager in connection with the Tender Offer and Solicitation.

     The following table sets forth the approximate cash sources and uses of funds in connection with the Transactions and the Initial Notes Offering on a pro forma basis as if they had occurred on June 27, 1998:

           PRO FORMA CASH SOURCES OF FUNDS                           PRO FORMA CASH USES OF FUNDS
------------------------------------------------------    ---------------------------------------------------
                                            (DOLLARS IN MILLIONS)
New Credit Facility(1).......................   $444.0    Cash consideration for the
                                                          Acquisition(3)............................   $360.0
Initial Notes Offering(2)....................    200.0    Repayment of Old Credit Facility(1).......     72.3
                                                          Purchase of the Old Notes.................    160.0
                                                          Tender Offer and Solicitation premium.....     21.1
                                                          Transactions and Initial Notes Offering
                                                            discount, fees and expenses.............     30.6
                                                ------                                                 ------
     Total cash sources of funds.............   $644.0    Total cash uses of funds..................   $644.0
                                                ------                                                 ------
                                                ------                                                 ------

------------
(1) On September 26, 1998, $455.0 million of the Term Loan Facility was outstanding, reflecting $444.0 million in borrowings made in order to consummate the Transactions and $11.0 million in borrowings made to refinance seasonal working capital borrowings under the Old Credit Facility. In addition, as of such date, $94.0 million was outstanding under the Revolving Credit Facility to fund seasonal working capital needs and $14.3 million face amount of letters of credit were issued under the Revolving Credit Facility. See 'Description of Certain Indebtedness -- New Credit Facility.'

(2) The net proceeds from the sale of the Initial Notes, together with borrowings under the Revolving Credit Facility, were used to repay all the indebtedness outstanding ($200.0 million plus accrued interest) under the Bridge Facility. See 'Use of Proceeds.'

(3) Net of the sale of the Aseptic Business. In addition, the non-cash consideration for the Acquisition included the $30.0 million Subordinated Promissory Note issued by Agrilink.

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

                                USE OF PROCEEDS

     The Company will not receive any proceeds from the Exchange Offer. The full amount of the net proceeds to the Company from the sale of the Initial Notes of $194.5 million (before deducting expenses payable by the Company, estimated to be $1.0 million), together with borrowings under the Revolving Credit Facility, was used to repay all $200.0 million aggregate principal amount of indebtedness, plus accrued interest, outstanding under the Bridge Facility. Such indebtedness was drawn at the closing of the Acquisition and the Refinancing and used for those purposes. The outstanding indebtedness under the Bridge Facility accrued interest at an approximate rate per annum of 10.5%.

                                 CAPITALIZATION

     The following table sets forth, as of September 26, 1998, the consolidated capitalization of the Company (i) on a historical basis and (ii) as adjusted to give effect to the Initial Notes Offering and the application of the net proceeds therefrom. This table should be read in conjunction with the consolidated financial statements of Agrilink and DFVC and the related notes, 'Management's Discussion and Analysis of Financial Condition and Results of Operations' and 'Unaudited Pro Forma Financial Data of the Company' included elsewhere in this Prospectus.

                                                                                              SEPTEMBER 26, 1998
                                                                                             ---------------------
                                                                                             ACTUAL    AS ADJUSTED
                                                                                             ------    -----------
                                                                                             (DOLLARS IN MILLIONS)
Long-term debt, including current maturities:
     New Credit Facility:
          Revolving Credit Facility(1)....................................................   $ 94.0       $100.5
          Term loan A.....................................................................    100.0        100.0
          Term loan B.....................................................................    175.0        175.0
          Term loan C.....................................................................    180.0        180.0
     Bridge Facility......................................................................    200.0         --
     Notes................................................................................     --          200.0
     Subordinated Promissory Note.........................................................     30.0         30.0
     Other long-term debt.................................................................     10.5         10.5
                                                                                             ------    -----------
          Total long-term debt............................................................   $789.5       $796.0
Shareholder's equity(2)...................................................................    176.6        173.4
                                                                                             ------    -----------
          Total capitalization............................................................   $966.1       $969.4
                                                                                             ------    -----------
                                                                                             ------    -----------

------------
(1) On September 26, 1998, an additional $14.3 million face amount of letters of credit were issued under the Revolving Credit Facility. See 'Description of Certain Indebtedness -- New Credit Facility.' The amount of the Revolving Credit Facility outstanding on an as adjusted basis reflects additional borrowings required in order to repay the Bridge Facility. See 'Use of Proceeds.'

(2) Adjustments to shareholder's equity include $3.2 million in fees associated with the Bridge Facility (net of income taxes and after split with Pro-Fac). Such fees will be reflected in the Company's 1999 second fiscal quarter.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     We sold the Initial Notes in a private offering on November 18, 1998, to the Initial Purchasers pursuant to a purchase agreement dated as of November 13, 1998 by and among the Issuer, Pro-Fac and the Initial Purchasers (the 'Purchase Agreement'). The Initial Purchasers subsequently resold the Initial Notes to qualified institutional buyers in reliance, and subject to the restrictions imposed under, Rule 144A under the Securities Act.

     Under the Registration Rights Agreement which we and the Initial Purchasers entered into in connection with the private offering of the Initial Notes, we and the Guarantors are required to file, no more than 60 days following the date the Initial Notes were originally issued (the 'Issue Date'), the Registration Statement of which this Prospectus is a part providing for a registered exchange offer of new notes identical in all material respects to the Initial Notes, except that such new notes will be freely transferable and will not have any covenants regarding exchange and registration rights. Under the Registration Rights Agreement, we and Pro-Fac are required to, and are required to cause the Subsidiary Guarantors to:

      use reasonable best efforts to cause the Registration Statement to be declared effective no later than 120 days after the Issue Date,

      keep the Exchange Offer open for not less than 20 business days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to holders of the Initial Notes and use reasonable best efforts to consummate the Exchange Offer as promptly as practicable, but no later than 45 days after the Registration Statement is declared effective.

     The Registration Rights Agreement also provides that, under certain circumstances, we and Pro-Fac will, and will cause the Subsidiary Guarantors to, file with the Commission a shelf registration statement (the 'Shelf Registration Statement') relating to the offer and sale of Initial Notes by holders of Initial Notes who satisfy certain conditions regarding the provision to us of information in connection with the Shelf Registration Statement.

     The Exchange Offer being made by this Prospectus is intended to satisfy your exchange and registration rights under the Registration Rights Agreement. If we fail to fulfill such registration and exchange obligations, you, as a holder of outstanding Initial Notes, are entitled to receive 'Additional Interest' until we have fulfilled such obligations, in the amount of $.05 per week per $1,000 principal amount of Notes constituting Transfer Restricted Securities for the first 90-days, and an additional $.05 per week per $1,000 principal amount of Notes constituting Transfer Restricted Securities for each subsequent 90-day period until we have fulfilled such obligations, up to a maximum amount of Additional Interest of $.30 per week per $1,000 principal amount of Notes constituting Transfer Restricted Securities. All amounts of accrued Additional Interest will be payable in cash on the same interest payment dates as the Notes. 'Transfer Restricted Securities' means each Initial Note or Exchange Note until:

      the date on which such Initial Note has been exchanged by a person other than a broker-dealer for an Exchange Note in the Exchange Offer;

      if such Exchange Note is received by a broker-dealer in exchange for an Initial Note in the Exchange Offer, then the date on which such Exchange
      Note is sold to a purchaser who receives from such broker-dealer a copy of this Prospectus;

      the date on which such Initial Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or

      the date on which such Initial Note could be resold pursuant to Rule 144 under the Act.

     For a more complete understanding of your exchange and registration rights, you should refer to the Registration Rights Agreement, which is included as an exhibit to the Registration Statement of which this Prospectus is a part, and a copy of which is available as set forth under the heading 'Where You Can Find More Information.'

EFFECT OF THE EXCHANGE OFFER

     Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, we believe that you may offer for resale, resell and otherwise transfer the Exchange Notes issued to you pursuant to the Exchange Offer in exchange for your Initial Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you can represent that:

      you are not an 'affiliate' (as defined in Rule 405 of the Securities Act) of the Issuer or any Guarantor;

      you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes;

      you are acquiring the Exchange Notes in the ordinary course of your business; and

      you are not an Initial Purchaser who acquired Initial Notes directly from us in the initial offering to resell pursuant to Rule 144A, Regulation S or any other available exemption under the Securities Act.

     If you are not able to make these representations, you are a 'Restricted Holder.' As Restricted Holder, you will not be able to participate in the Exchange Offer and may only sell your Initial Notes pursuant to a registration statement containing the selling security holder information required by Item 507 of Regulation S-K under the Securities Act, or pursuant to an exemption from the registration requirement of the Securities Act.

     In addition, each broker-dealer (other than a Restricted Holder) that receives Exchange Notes for its own account in exchange for Initial Notes, where such Initial Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (a 'Participating Broker-Dealer'), must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act. Based upon interpretations by the staff of the Commission, we believe that Exchange Notes issued pursuant to the Exchange Offer to Participating Broker-Dealers may be offered for resale, resold and otherwise transferred by a Participating Broker-Dealer upon compliance with the prospectus delivery requirements, but without compliance with the registration requirements, of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Initial Notes. The Issuer has agreed that, for a period of 180 days after the date the Registration Statement is declared effective by the Commission, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. By acceptance of this Exchange Offer, each broker-dealer that receives Exchange Notes pursuant to the Exchange Offer agrees to notify the Issuer prior to using this Prospectus in connection with the sale or transfer of Exchange Notes. See 'Plan of Distribution.'

     To the extent Initial Notes are tendered and accepted in the Exchange Offer, the principal amount of outstanding Initial Notes will decrease with a resulting decrease in the liquidity in the market for the Initial Notes. Initial Notes that are still outstanding following the consummation of the Exchange Offer will continue to be subject to certain transfer restrictions.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, we will accept any and all Initial Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. As of the date of this Prospectus, an aggregate of $200.0 million principal amount of the Initial Notes is outstanding. We will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Initial Notes accepted in the Exchange Offer. You may tender some or all of your Initial Notes pursuant to the Exchange Offer. However, Initial Notes may be tendered only in integral multiples of $1,000.

     By tendering Initial Notes in exchange for Exchange Notes and by executing the Letter of Transmittal, you will be required to represent, among other things, that:

      you are not an 'affiliate' (as defined in Rule 405 of the Securities Act) of the Issuer or any Guarantor;

      you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes; and

      you are acquiring the Exchange Notes in the ordinary course of your business.

     Each Participating Broker-Dealer must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such Exchange Notes. See 'Plan of Distribution.'

     The form and terms of the Exchange Notes will be identical in all material respects to the form and terms of the Initial Notes, except that:

      the offering of the Exchange Notes has been registered under the Securities Act;

      the Exchange Notes will not be subject to transfer restrictions; and

      the Exchange Notes will be issued free of any covenants regarding exchange and registration rights (including that they will not provide for Additional Interest).

     The Exchange Notes will evidence the same debt as the Initial Notes and will be entitled to the benefits of the Indenture under which the Initial Notes were, and the Exchange Notes will be, issued.

     This Prospectus, together with the accompanying Letter of Transmittal, is initially being sent to all registered holders of Initial Notes on or about
            , 1999. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Initial Notes being tendered. However, the Exchange Offer is subject to certain customary conditions, which we may waive, and to the terms and provisions of the Registration Rights Agreement. See
' -- Certain Conditions to the Exchange Offer.'

     You do not have any appraisal or dissenters' rights under law or the Indenture in connection with the Exchange Offer. We intend to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

     If we do not accept for exchange any tendered Initial Notes because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Initial Notes will be returned, without expense to you, as promptly as practicable after the Expiration Date.

     If you tender Initial Notes in the Exchange Offer you will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Initial Notes pursuant to the Exchange Offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See ' -- Fees and Expenses.'

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term 'Expiration Date' means 5:00 p.m., New York City time, on
               , 1999, unless we, in our sole discretion, extend the Exchange Offer, in which case the term 'Expiration Date' shall mean the latest date and time to which the Exchange Offer is extended.

     We have the right to delay accepting any Initial Notes, to extend the Exchange Offer or, if any of the conditions set forth below under 'Certain Conditions to the Exchange Offer' shall not have been satisfied, to terminate the Exchange Offer, by giving oral or written notice of such delay, extension or termination to the Exchange Agent. We also have the right to amend the terms of the Exchange Offer in any manner. If we delay acceptance of any Initial Notes, or terminate or amend the Exchange Offer, we will make a public announcement thereof as promptly as practicable. If we believe that we have made a material amendment of the terms of the Exchange Offer, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of such amendment and we will extend the Exchange Offer to the extent required by law. We will notify the Exchange Agent of any extension of the Exchange Offer in writing or orally (which we will promptly confirm in writing). Unless otherwise required by applicable law or regulation, we will make a public announcement of any extension of the Expiration Date before 9:00 a.m., New York City time, on the first business day after the previously-scheduled expiration date.

     Without limiting the manner in which we may choose to make public announcements of any delay, extension, termination or amendment of the Exchange Offer, we shall have no obligation to publish, advise or otherwise communicate any such public announcement, other than by making a timely press release thereof.

INTEREST ON THE EXCHANGE NOTES

     Interest on the Exchange Notes will accrue from the last interest payment date on which interest was paid on the Initial Notes surrendered in exchange therefor or, if no interest has been paid on the Initial Notes, from November 18, 1998. The Exchange Notes will bear interest at a rate of 11.875% per year. Interest on the Exchange Notes will be payable semiannually on May 1 and November 1 of each year, beginning May 1, 1999.

PROCEDURES FOR TENDERING

     Each holder of Initial Notes wishing to accept the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Initial Notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date (unless such tender is being effected pursuant to the procedure for book-entry transfer described below).

     Any financial institution that is a participant in the book-entry transfer facility system of The Depository Trust Company (the 'Depositary' or 'DTC') may make book-entry delivery of the Initial Notes by causing DTC to transfer such Initial Notes into the Exchange Agent's account and to deliver an Agent's Message (as described below) on or prior to the Expiration Date in accordance with DTC's procedures for such transfer and delivery. If delivery of Initial Notes is effected through book-entry transfer into the Exchange Agent's account at DTC and an Agent's Message is not delivered, the Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents must be transmitted to and received or confirmed by the Exchange Agent at its addresses set forth herein under ' -- Exchange Agent' prior to 5:00 p.m., New York City time, on the Expiration Date. DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     The term 'Agent's Message' means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a confirmation of the book-entry tender of Initial Notes into the Exchange Agent's account at DTC, which states that DTC has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by, and makes the representations and warranties contained in, the Letter of Transmittal and that we may enforce the Letter of Transmittal against such participant.

     The tender (as set forth above) by a holder of Initial Notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     Delivery of all documents must be made to the Exchange Agent at its address set forth herein. Holders may also request that their respective brokers, dealers, commercial banks, trust companies or nominees effect such tender for the holders.

     The method of delivery of Initial Notes, the Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the holders. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. NO LETTER OF TRANSMITTAL OR INITIAL NOTES SHOULD BE SENT TO US.

     Only a holder of Initial Notes may tender such Initial Notes in the Exchange Offer. The term 'holder' with respect to the Exchange Offer means any person in whose name Initial Notes are registered on the register maintained by the Trustee or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Initial Notes are held of record by DTC who desires to deliver such Initial Notes by book-entry transfer at DTC.

     Any beneficial holder whose Initial Notes are registered in the name of his broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial holder wishes to tender on his own behalf, such beneficial holder must, prior to completing and executing the Letter of Transmittal and delivering his Initial Notes, either make appropriate arrangements to register ownership of the Initial Notes in such holder's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal must be guaranteed by:

      a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

      a commercial bank or trust company having an office or correspondent in the United States; or

      an 'eligible guarantor institution' within the meaning of Rule 17Ad-15 under the Exchange Act (an 'Eligible Institution')

unless the Initial Notes tendered pursuant thereto are tendered by a registered holder who has not completed the box entitled 'Special Issuance Instructions' or 'Special Delivery Instructions' on the Letter of Transmittal; or

      for the account of an Eligible Institution.

     If the Letter of Transmittal is signed by a person other than the registered holder of any Initial Notes listed therein, such Initial Notes must be endorsed or accompanied by appropriate bond powers which authorize such person to tender the Initial Notes on behalf of the registered holder, and, in either case, signed as the name of the registered holder or holders appears on the Initial Notes.

     If the Letter of Transmittal or any Initial Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered Initial Notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all Initial Notes not properly tendered or any Initial Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular Initial Notes. Our interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Initial Notes must be cured within such time as we shall determine. Neither we, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Initial Notes nor shall we, the Exchange Agent or any other person incur any liability for failure to give such notification. Tenders of Initial Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Initial Notes received by the Exchange Agent that are not properly tendered, and as to which the defects or irregularities have not been cured or waived, will be returned without cost by the Exchange Agent to the tendering holder of such Initial Notes unless otherwise provided in the Letter of Transmittal as soon as practicable following the Expiration Date.

     In addition, we reserve the right in our sole discretion to (a) purchase or make offers for any Initial Notes that remain outstanding subsequent to the Expiration Date, or, as set forth under ' -- Certain Conditions to the Exchange Offer,' to terminate the Exchange Offer and (b) to the extent permitted by applicable law, purchase Initial Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the Exchange Offer.

     By tendering, each holder of Initial Notes will represent to us that, among other things:

      the Exchange Notes acquired pursuant to the Exchange Offer in exchange for such holder's Initial Notes are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder;

      that neither the holder nor any other person receiving such Exchange Notes has an arrangement or understanding with any person to participate in the distribution of the Exchange Notes; and

      that neither the holder nor any such other person receiving such Exchange Notes is an 'affiliate' of ours, within the meaning of Rule 405 under the Securities Act or, if the holder or such person is an affiliate, then such holder or such other person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

ACCEPTANCE OF INITIAL NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, we will accept, promptly after the Expiration Date, all Initial Notes properly tendered and will issue the Exchange Notes promptly after acceptance of the Initial Notes. See ' -- Certain Conditions to the Exchange Offer.' For each Initial Note accepted for exchange, the holder of such Initial Notes will receive an Exchange Note having a principal amount equal to that of the surrendered Initial Note.

     For purposes of the Exchange Offer, we shall be deemed to have accepted properly tendered Initial Notes for exchange when, as and if we have given oral or written notice thereof to the Exchange Agent, with written confirmation of any oral notice to be given promptly thereafter.

     In all cases, issuance of Exchange Notes for Initial Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Initial Notes and a properly completed and duly executed Letter of Transmittal and all other required documents or a timely book-entry confirmation of such Initial Notes into the Exchange Agent's account at DTC. If any tendered Initial Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Initial Notes are submitted for a greater principal amount than the holder desired to exchange, such unaccepted or non-exchanged Initial Notes will be returned without expense to the tendering holder thereof (or, in the case of Initial Notes tendered by book-entry transfer into the Exchange Agent's account at DTC pursuant to the book-entry procedures described below, such non-exchanged Initial Notes will be credited to an account maintained with such book-entry transfer facility) as promptly as practicable after the Expiration Date.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Initial Notes at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in DTC's systems may make book-entry delivery of Initial Notes by causing DTC to transfer such Initial Notes into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfer. However, although delivery of Initial Notes may be effected through book-entry transfer at DTC, the Letter of Transmittal (or a facsimile thereof or an Agent's Message in lieu thereof), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under ' -- Exchange Agent' on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Initial Notes and who cannot deliver their Initial Notes, the Letter of Transmittal, or any other required documents to the Exchange Agent prior to the Expiration Date, or holders who cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender if:

      The tender is made through an Eligible Institution;

      Prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder of the Initial Notes, the certificate number or numbers of such Initial Notes and the principal amount of Initial Notes tendered, stating that the tender is being made thereby, and guaranteeing that, within three business days after the Expiration Date, the Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing the Initial Notes to be tendered in proper form for transfer and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

      Such properly completed and executed Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing all tendered Initial Notes in proper form for transfer (or confirmation of a book-entry transfer into the Exchange Agent's account at DTC of Initial Notes delivered electronically) and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three business days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Initial Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Initial Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     To withdraw a tender of Initial Notes in the Exchange Offer, a facsimile transmission or letter notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must:

      specify the name of the person having deposited the Initial Notes to be withdrawn (the 'Depositor');

      include a statement that the Depositor is withdrawing its election to have Initial Notes exchanged and identify the Initial Notes to be withdrawn (including the certificate number or numbers and principal amount of such Initial Notes);

      be signed by the Depositor in the same manner as the original signature on the Letter of Transmittal by which such Initial Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to permit the Trustee with respect to the Initial Notes to register the transfer of such Initial Notes into the name of the Depositor withdrawing the tender; and

      specify the name in which any such Initial Notes are to be registered, if different from that of the Depositor.

     If Initial Notes have been tendered pursuant to the procedures for book-entry transfer set forth in ' -- Procedures for Tendering' and ' -- Book-Entry Transfer,' the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Initial Notes, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission.

     All questions as to the validity, form and eligibility (including time of receipt) for such withdrawal notices will be determined by us, and our determination shall be final and binding on all parties. Any Initial Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Initial Notes so withdrawn are validly re-tendered. Properly withdrawn Initial Notes may be re-tendered by following one of the procedures described above under ' -- Procedures for Tendering' at any time prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     The Exchange Offer is not subject to any conditions, other than that:

      the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the Commission; and there is no injunction, order or decree issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair our ability to proceed with the Exchange Offer.

There can be no assurance that any such condition will not occur. Holders of Initial Notes will have certain rights against us under the Registration Rights Agreement should we fail to consummate the Exchange Offer. If we determine that we may terminate the Exchange Offer, as set forth above, we may:

      refuse to accept any Initial Notes and return any Initial Notes that have been tendered to the holders thereof;

      extend the Exchange Offer and retain all Initial Notes tendered prior to the Expiration Date, subject to the rights of such holders of tendered Initial Notes to withdraw their tendered Initial Notes; or

      waive such termination event with respect to the Exchange Offer and accept all properly tendered Initial Notes that have not been withdrawn.

If such waiver constitutes a material change in the Exchange Offer, we will disclose such change by means of a supplement to this Prospectus that will be distributed to each registered holder of Initial Notes, and we will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the Initial Notes, if the Exchange Offer would otherwise expire during such period.

EXCHANGE AGENT

     IBJ Schroder Bank & Trust Company, the Trustee under the Indenture, has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and inquiries for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

                    By Mail:                               By Hand or Overnight Delivery:
       IBJ Schroder Bank & Trust Company                 IBJ Schroder Bank & Trust Company
                  P.O. Box 84                                     One State Street
             Bowling Green Station                            New York, New York 10004
         New York, New York 10274-0084                Attention: Securities Processing Window,
      Attention: Reorganization Operations                      Subcellar One (SC-1)
   (REGISTERED OR CERTIFIED MAIL RECOMMENDED)

                                  Facsimile Transmission Number:
                                          (212) 858-2611
                                          (FOR ELIGIBLE
                                        INSTITUTIONS ONLY)
                                      Confirm by Telephone:
                                          (212) 858-2103

     DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

FEES AND EXPENSES

     We will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer.

     We will pay the cash expenses to be incurred in connection with soliciting tenders pursuant to the Exchange Offer. Such expenses include fees and expenses of the Exchange Agent and the Trustee, accounting and legal fees and printing costs, among others.

TRANSFER TAXES

     Holders who tender their Initial Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct us to register Exchange Notes in the name of, or request that Initial Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder, will be responsible for the payment of any applicable transfer tax thereon.

ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the same carrying value as the Initial Notes on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the Exchange Offer and the unamortized expenses relating to the issuance of the Initial Notes will be amortized over the term of the Exchange Notes.

               UNAUDITED PRO FORMA FINANCIAL DATA OF THE COMPANY

     The following unaudited pro forma condensed consolidated financial data (the 'Pro Forma Financial Data') of the Company is derived from the historical consolidated financial statements of Agrilink and DFVC included elsewhere herein, adjusted to give effect on a preliminary basis to the Transactions and the Initial Notes Offering and the application of the net proceeds therefrom. The Pro Forma Financial Data reflect the assumption that the Company will elect to treat the Acquisition as an asset sale for tax purposes under Section 338(h)(10) of the Code. The Unaudited Pro Forma Consolidated Statements of Operations of the Company give effect to the Transactions and the Initial Notes Offering and the application of the net proceeds therefrom as if they had occurred as of June 29, 1997. No adjustment was made to the Pro Forma Financial Data to conform DFVC's last Sunday of May fiscal year end or last Sunday of August fiscal quarter end to Agrilink's last Saturday of June fiscal year end or last Saturday of September fiscal quarter end, respectively. The Pro Forma Financial Data do not purport to represent what the Company's results of operations would actually have been had the Transactions and the Initial Notes Offering in fact occurred on such date or what the Company's results of operations will be for any future period. The Pro Forma Financial Data do not give effect to any transactions other than the Transactions and the Initial Notes Offering and the application of the net proceeds therefrom as discussed in the notes to the Pro Forma Financial Data set forth below.

     The Acquisition will be accounted for using the purchase method of accounting. Under purchase accounting, tangible and identifiable intangible assets acquired and liabilities assumed will be recorded at their respective fair values. Information regarding the fair values of assets being acquired is not currently available. Accordingly, no allocation of the excess of purchase cost over net assets acquired has been made for purposes of this pro forma presentation. The valuations and other studies which will provide the basis for such an allocation have not progressed to a stage where there is sufficient information to make a final allocation in the accompanying Pro Forma Financial Data. Accordingly, the purchase accounting adjustments made in connection with the Pro Forma Financial Data are preliminary and have been made solely for purposes of developing the Pro Forma Financial Data. Once an allocation is determined, in accordance with generally accepted accounting principles, any remaining excess of purchase cost over net assets acquired will be recorded as goodwill. The Company expects that significant goodwill will be recorded as a result of the Acquisition.

     Likewise, the value recorded for the Aseptic Business disposal, and the resulting gain and other effects on the Pro Forma Financial Data, are based on the appraisal given to Agrilink by the independent appraiser retained by Agrilink. If the value ascribed to the Aseptic Business is determined to be different than that recorded in the Pro Forma Financial Data due to a variance from the appraisal or for any other reason, the change in such value would have a corresponding effect on the Pro Forma Financial Data.

     The pro forma adjustments are based on available information and upon certain assumptions that management of the Company believes are reasonable under the circumstances. The Pro Forma Financial Data and accompanying notes should be read in conjunction with 'Management's Discussion and Analysis of Financial Condition and Results of Operations,' the historical consolidated financial statements of Agrilink and DFVC, including the notes thereto, and other financial information pertaining to Agrilink incorporated by reference herein.

     For unaudited pro forma condensed consolidated financial data of Pro-Fac, see 'Unaudited Pro Forma Financial Data of Pro-Fac and Consolidated Subsidiary' at the back of this Prospectus.

                              AGRILINK FOODS, INC.
                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 27, 1998

                                                                                               PRO FORMA
                                                                              --------------------------------------------
                                                                                 ASEPTIC         TRANSACTIONS
                                                                                 BUSINESS        AND INITIAL
                                                AGRILINK          DFVC           DISPOSAL       NOTES OFFERING
                                              (HISTORICAL)    (HISTORICAL)    ADJUSTMENTS(a)     ADJUSTMENTS       TOTAL
                                              ------------    ------------    --------------    --------------    --------
                                                                         (DOLLARS IN MILLIONS)
Net sales..................................     $  719.7        $  541.2          $(97.9)           $ 79.0 (b)    $1,242.0
Cost of sales..............................       (524.1)         (397.6)           81.3             (25.0)(c)      (865.4)
                                              ------------    ------------       -------           -------        --------
     Gross profit..........................        195.6           143.6           (16.6)             54.0           376.6
Selling, administrative and general........       (141.9)         (104.9)            0.1             (41.7)(d)      (288.4)
Income from Great Lakes Kraut Company......          1.9              --              --                --             1.9
Amortization of unallocated excess of
  purchase cost over net assets acquired...           --              --              --             (10.4)(e)       (10.4)
                                              ------------    ------------       -------           -------        --------
     Operating income before extraordinary
       items and before dividing with
       Pro-Fac.............................         55.6            38.7           (16.5)              1.9            79.7
Total interest expense.....................        (30.6)           (9.2)            1.4             (34.5)(f)       (72.9)
                                              ------------    ------------       -------           -------        --------
     Pre-tax income before extraordinary
       items and before dividing with
       Pro-Fac.............................         25.0            29.5           (15.1)            (32.6)            6.8
Pro-Fac share of income....................        (12.5)             --             7.6               1.5 (g)        (3.4)
                                              ------------    ------------       -------           -------        --------
     Income before taxes...................         12.5            29.5            (7.5)            (31.1)            3.4
(Provision) benefit for taxes..............         (5.7)          (11.8)            3.4              12.1 (h)        (2.0)
                                              ------------    ------------       -------           -------        --------
     Income (loss) before extraordinary
       items...............................     $    6.8        $   17.7          $ (4.1)           $(19.0)       $    1.4
                                              ------------    ------------       -------           -------        --------
                                              ------------    ------------       -------           -------        --------

------------
 (a) To reflect the sale of the Aseptic Business to Dean Foods. In conjunction with this transaction, Agrilink recognized a gain. Such gain has not been reflected in the unaudited Pro Forma Condensed Consolidated Statement of Operations, as the gain is considered non-recurring.

 (b) Represents a reclassification of promotional expenses of DFVC to conform presentation to that of Agrilink. Such amount is equal to the adjustment of selling, administrative and general expenses in pro forma adjustment (d) below.

 (c) To reflect the net of (dollars in millions):

   Cost savings anticipated under existing contracts with the suppliers of product packaging.........   $  2.5
   Reclassification of warehousing expenses of DFVC to conform presentation to that of Agrilink. Such amount is equal to the adjustment of selling, administrative and general expenses in pro forma
     adjustment (d) below............................................................................    (27.5)
                                                                                                        ------
                                                                                                        $(25.0)
                                                                                                        ------
                                                                                                        ------

 (d) To reflect the net of (dollars in millions):

   Reclassification of promotional expenses of DFVC to conform presentation to that of Agrilink. Such
     amount is equal to the adjustment to the net sales in pro forma adjustment (b) above............   $(79.0)
   Reclassification of warehousing expenses to conform presentation to that of Agrilink. Such amount
     is equal to the adjustment to the net sales in pro forma adjustment (c) above...................     27.5
   To reflect the anticipated cost reductions under the plan formulated by management to eliminate duplicate administrative costs, including primarily sales and marketing functions, finance functions and logistics functions. Because both the Agrilink and DFVC personnel currently contact the same customers, it is anticipated that no material negative impact to sales will occur. The plan outlined is to be executed within one year from the consummation date of the
     Acquisition.....................................................................................      9.8
                                                                                                        ------
                                                                                                        $(41.7)
                                                                                                        ------
                                                                                                        ------

 (e) To reflect $10.4 million of additional goodwill amortization relating to the Acquisition assuming an amortization period of 20 years. Depreciation and amortization recorded by the Company subsequent to the Acquisition will be determined based upon the fair values of acquired assets and their related lives as ultimately recorded under purchase accounting.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (f) To reflect the net adjustment to interest expense as follows (dollars in millions):

   Notes at an interest rate of 11.875%..............................................................   $ 23.8
   Borrowings under the New Credit Facility (at the rates applicable upon the syndication thereof)...     40.1
   Subordinated Promissory Note at an interest rate of 5.0% (non-cash)...............................      1.5
   Amortization of debt issuance costs...............................................................      3.2
   Less historical interest expense net adjustment...................................................    (33.3)
   Less amortization of debt issuance costs related to debt repaid...................................     (0.8)
                                                                                                        ------
                                                                                                        $ 34.5
                                                                                                        ------
                                                                                                        ------

     The elimination of debt issuance costs and premiums to be paid to extinguish existing debt was recognized as an extraordinary item ($18.0 million, net of a $10.5 million tax benefit and before allocation to Pro-Fac) in the Company's statement of operations for the first fiscal quarter of 1999. Such charge has not been reflected in the unaudited Pro Forma Condensed Consolidated Statement of Operations.

     Fees associated with obtaining commitments for the Bridge Facility have not been reflected in the unaudited Pro Forma Consolidated Statement of Operations as they are considered nonrecurring. Such fees, which will be reflected in the Company's 1999 second fiscal quarter, are estimated to be approximately $5.6 million (before allocation to Pro-Fac and before taxes).

 (g) To reflect the anticipated effect of the earnings split with Pro-Fac for pro forma adjustments assuming that the sharing of earnings provision under the Marketing Agreement will continue.

 (h) To reflect the income tax effect of the pro forma adjustments based on an assumed statutory income tax rate of 39.0%.

                              AGRILINK FOODS, INC.
                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                    FOR THE QUARTER ENDED SEPTEMBER 26, 1998

                                                                                         PRO FORMA
                                                                         ------------------------------------------
                                                                                           TRANSACTIONS
                                                                                              AND
                                                                            ASEPTIC         INITIAL
                                                                            BUSINESS         NOTES
                                           AGRILINK          DFVC           DISPOSAL       OFFERING
                                         (HISTORICAL)    (HISTORICAL)    ADJUSTMENTS(a)    ADJUSTMENTS       TOTAL
                                         ------------    ------------    --------------    ---------        -------
                                                                   (DOLLARS IN MILLIONS)
Net sales.............................      $182.6          $106.4           $(24.9)       $ 15.5 (b)       $ 279.6
Cost of sales.........................      (135.9)          (81.2)            20.8          (5.5)(c)        (201.8)
                                         ------------    ------------       -------        ---------        -------
     Gross profit.....................        46.7            25.2             (4.1)         10.0              77.8
Selling, administrative and general...       (34.9)          (25.9)          --              (6.9)(d)         (67.7)
Income from Great Lakes Kraut
  Company.............................         0.6          --               --              --                 0.6
Gain on the sale of the Aseptic
  Business............................        64.2          --               --             (64.2)(e)         --
Amortization of unallocated excess of
  purchase cost over net assets
  acquired............................      --              --               --              (2.4)(f)          (2.4)
                                         ------------    ------------       -------        ---------        -------
     Operating income before
       extraordinary items and before
       dividing with Pro-Fac..........        76.6            (0.7)            (4.1)        (63.5)              8.3
Total interest expense................        (8.3)           (2.0)             0.4          (9.3)(g)         (19.2)
                                         ------------    ------------       -------        ---------        -------
     Pre-tax income (loss) before
       extraordinary items and before
       dividing with Pro-Fac..........        68.3            (2.7)            (3.7)        (72.8)            (10.9)
Pro-Fac share of (income) loss........        (5.7)         --                  1.9           9.2 (h)           5.4
                                         ------------    ------------       -------        ---------        -------
     Income before taxes..............        62.6            (2.7)            (1.8)        (63.6)             (5.5)
(Provision) benefit for taxes.........       (24.3)            1.1              0.8          24.8 (e)(i)        2.4
                                         ------------    ------------       -------        ---------        -------
     Income (loss) before
       extraordinary items............      $ 38.3          $ (1.6)          $ (1.0)       $(38.8)          $  (3.1)
                                         ------------    ------------       -------        ---------        -------
                                         ------------    ------------       -------        ---------        -------

------------
(a) To reflect the sale of the Aseptic Business to Dean Foods which was completed in conjunction with the Acquisition.
(b) Represents a reclassification of promotional expenses of DFVC to conform presentation to that of Agrilink. Such amount is equal to the adjustment of selling, administrative and general expenses in pro forma adjustment
      (d) below.
(c)   To reflect the net of (dollars in millions):

          Cost savings anticipated under existing contracts with the suppliers of product packaging.........   $  0.6
          Reclassification of warehousing expenses of DFVC to conform presentation to that of Agrilink. Such amount is equal to the adjustment of selling, administrative and general expenses in pro forma
          adjustment (d) below..............................................................................     (6.1)
                                                                                                               ------
                                                                                                               $ (5.5)
                                                                                                               ------
                                                                                                               ------

(d)   To reflect the net of (dollars in millions):

          Reclassification of promotional expenses of DFVC to conform presentation to that of Agrilink. Such
          amount is equal to the adjustment to the net sales in pro forma adjustment (b) above..............   $(15.5)

          Reclassification of warehousing expenses to conform presentation to that of Agrilink. Such amount
          is equal to the adjustment to the net sales in pro forma adjustment (c) above.....................      6.1

          To reflect the anticipated cost reductions under the plan formulated by management to eliminate duplicate administrative costs, including primarily sales and marketing functions, finance functions and logistics functions. Because both the Agrilink and DFVC personnel currently contact the same customers, it is anticipated that no material negative impact to sales will occur. The
          plan outlined is to be executed within one year from the consummation date of the Acquisition.....      2.5
                                                                                                               ------
                                                                                                               $ (6.9)
                                                                                                               ------
                                                                                                               ------

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(e) To eliminate the gain recognized on the sale of the Aseptic Business to Dean Foods (net of income taxes of $25.0 million). Such income has not been reflected in the unaudited Pro Forma Condensed Consolidated Statement of Operations, as the gain is considered nonrecurring.
(f) To reflect $2.4 million of additional goodwill amortization relating to the Acquisition assuming an amortization period of 20 years. Depreciation and amortization recorded by the Company subsequent to the Acquisition will be determined based upon the fair values of acquired assets and their related lives as ultimately recorded under purchase accounting.
(g) To reflect the net adjustment to interest expense as follows (dollars in millions):

          Notes at an interest rate of 11.875%..............................................................   $  5.9
          Borrowings under the New Credit Facility (at the rates applicable upon the syndication thereof)...     10.3
          Subordinated Promissory Note at an interest rate of 5.0% (non-cash)...............................      0.4
          Amortization of debt issuance costs...............................................................      0.8
          Less historical interest expense net adjustment...................................................     (7.9)
          Less amortization of debt issuance costs related to debt repaid...................................     (0.2)
                                                                                                               ------
                                                                                                               $  9.3
                                                                                                               ------
                                                                                                               ------

      The elimination of debt issuance costs and premiums to be paid to extinguish existing debt have been recognized as an extraordinary item in the Statement of Operations for the quarter ended September 26, 1998. See 'Unaudited Consolidated Statement of Operations' of Agrilink included elsewhere herein. Such charge has not been reflected in the unaudited Pro Forma Condensed Consolidated Statement of Operations.

      Fees associated with obtaining commitments for the Bridge Facility have not been reflected in the unaudited Pro Forma Consolidated Statement of Operations as they are considered nonrecurring. Such fees, which will be reflected in the Company's 1999 second fiscal quarter, are estimated to be approximately $5.6 million (before allocation to Pro-Fac and before taxes).
(h) To reflect the anticipated effect of the earnings split with Pro-Fac for pro forma adjustments assuming that the sharing of earnings provision under the Marketing Agreement will continue.
(i) To reflect the income tax effect of the pro forma adjustments based on an assumed statutory income tax rate of 39.0%.

            SELECTED HISTORICAL AND UNAUDITED PRO FORMA CONSOLIDATED
                      FINANCIAL DATA OF AGRILINK AND DFVC

AGRILINK

     The following selected historical consolidated financial data of Agrilink and selected unaudited pro forma financial data with respect to the Company should be read in conjunction with 'Management's Discussion and Analysis of Financial Condition and Results of Operations,' the historical consolidated financial statements of Agrilink and DFVC and the related notes and the 'Unaudited Pro Forma Financial Data of the Company' and the related notes, each as included elsewhere herein. The selected historical consolidated financial data for each of the years ended June 25, 1994, June 24, 1995, June 29, 1996, June 28, 1997 and June 27, 1998 and as of the end of each such periods have been derived from Agrilink's audited consolidated financial statements and reflect the operations and financial position of Agrilink at the dates and for the periods indicated. The selected historical consolidated financial data for the fiscal quarters ended September 27, 1997 and September 26, 1998 and as of the end of each of such periods have been derived from Agrilink's financial statements included elsewhere herein which are unaudited but which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations and financial position of Agrilink at the dates and for the periods indicated. The selected unaudited pro forma financial data have been derived from Agrilink's audited consolidated financial statements for the year ended and as of June 27, 1998, Agrilink's unaudited consolidated financial statements for the quarter ended and as of September 26, 1998, DFVC's audited consolidated financial statements for the year ended and as of May 31, 1998 and DFVC's unaudited consolidated financial statements for the quarter ended and as of August 30, 1998. No adjustment was made to the unaudited pro forma financial data to conform DFVC's last Sunday of May fiscal year end or last Sunday of August fiscal quarter end to Agrilink's last Saturday of June fiscal year end or last Saturday of September fiscal quarter end, respectively. The selected unaudited pro forma financial data give effect to the Transactions and the Initial Notes Offering and the application of the net proceeds therefrom as described under 'The Transactions' and 'Use of Proceeds,' as if they had occurred at the dates referenced under 'Unaudited Pro Forma Financial Data of the Company.' The pro forma financial data reflect the assumption that the Company will elect to treat the Acquisition as an asset sale for tax purposes under Section 338(h)(10) of the Code. The selected unaudited pro forma financial data do not purport to represent what the Company's results of operations or financial position actually would have been if the transactions referred to therein had been consummated on the date or for the periods indicated or what such results will be for any future date or any future period.

                                                                 FISCAL YEAR ENDED
                                       ---------------------------------------------------------------------
                                                                                           JUNE 27, 1998
                                       JUNE 25,     JUNE 24,    JUNE 29,    JUNE 28,    --------------------
                                         1994       1995(1)       1996        1997      ACTUAL     PRO FORMA
                                       ---------    --------    --------    --------    -------    ---------
                                                                  (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
Net sales...........................    $ 829.1     $ 748.5     $ 739.1     $ 730.8     $ 719.7    $1,242.0
Cost of sales.......................     (592.6)     (530.1)     (562.9)     (539.1)     (524.1)     (865.4)
                                       ---------    --------    --------    --------    -------    ---------
    Gross profit....................      236.5       218.4       176.2       191.7       195.6       376.6
Selling, administrative and
  general...........................     (187.0)     (159.9)     (156.1)     (145.4)     (141.9)     (288.4)
Income from Great Lakes Kraut
  Company...........................      --          --          --          --            1.9         1.9
Gain on sale of Finger Lakes
  Packaging.........................      --          --          --            3.6       --          --
Restructuring (including net
  (losses) gains from
  disposal)(2)......................        7.8        (8.4)       (5.9)      --          --          --
Change in control expenses(3).......       (3.5)       (2.2)      --          --          --          --
Gain on assets net of additional
  costs incurred as a result of a
  fire..............................      --            4.1       --          --          --          --
Amortization of unallocated excess
  of purchase cost over net assets
  acquired..........................      --          --          --          --          --          (10.4)
Gain on the sale of the Aseptic
  Business..........................      --          --          --          --          --          --
                                       ---------    --------    --------    --------    -------    ---------
    Operating income................       53.8        52.0        14.2        49.9        55.6        79.7
Total interest expense..............      (18.2)      (32.4)      (42.0)      (35.0)      (30.6)      (72.9)
                                       ---------    --------    --------    --------    -------    ---------

                                               FISCAL QUARTER ENDED
                                      -------------------------------------
                                                       SEPTEMBER 26, 1998
                                      SEPTEMBER 27,  ----------------------
                                          1997       ACTUAL     PRO FORMA
                                          ----       ------     ---------
                                              (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
Net sales...........................    $ 176.4    $ 182.6     $ 279.6
Cost of sales.......................     (130.8)    (135.9)     (201.8)
                                        --------   -------    ---------
    Gross profit....................       45.6       46.7        77.8
Selling, administrative and
  general...........................      (33.0)     (34.8)      (67.7)
Income from Great Lakes Kraut
  Company...........................        0.2        0.6         0.6
Gain on sale of Finger Lakes
  Packaging.........................        --          --          --
Restructuring (including net
  (losses) gains from
  disposal)(2)......................        --          --          --
Change in control expenses(3).......        --          --          --
Gain on assets net of additional
  costs incurred as a result of a
  fire..............................        --          --          --
Amortization of unallocated excess
  of purchase cost over net assets
  acquired..........................        --          --        (2.4)
Gain on the sale of the Aseptic
  Business..........................        --        64.2          --
                                        --------   -------    ---------
    Operating income................       12.8       76.7         8.3
Total interest expense..............       (7.6)      (8.3)      (19.2)
                                        --------   -------    ---------

                                                  (table continued on next page)

(table continued from previous page)

                                                                 FISCAL YEAR ENDED
                                       ---------------------------------------------------------------------
                                                                                           JUNE 27, 1998
                                       JUNE 25,     JUNE 24,    JUNE 29,    JUNE 28,    --------------------
                                         1994       1995(1)       1996        1997      ACTUAL     PRO FORMA
                                       ---------    --------    --------    --------    -------    ---------
                                                                  (DOLLARS IN MILLIONS)
Pre-tax income (loss) before
  dividing with Pro-Fac.............       35.6        19.6       (27.8)       14.9        25.0         6.8
Pro-Fac share of (income) loss......      (16.8)       (9.6)        9.0        (7.4)      (12.5)       (3.4)
                                       ---------    --------    --------    --------    -------    ---------
Income (loss) before taxes and
  cumulative effect of an accounting
  change and extraordinary item.....       18.8        10.0       (18.8)        7.5        12.5         3.4
Tax (provision) benefit.............       (8.7)       (6.0)        6.9        (3.7)       (5.7)       (2.0)
                                       ---------    --------    --------    --------    -------    ---------
Income (loss) before cumulative
  effect of an accounting change and
  extraordinary item................       10.1         4.0       (11.9)        3.8         6.8         1.4
Cumulative effect of an accounting
  change, net(4)....................      --          --          --            1.7       --          --
Extraordinary item relating to the
  early extinguishment of debt (net
  of income taxes and after dividing
  with Pro-Fac).....................      --          --          --          --          --          --
                                       ---------    --------    --------    --------    -------    ---------
Net income (loss)...................    $  10.1     $   4.0     $ (11.9)    $   5.5     $   6.8    $    1.4
                                       ---------    --------    --------    --------    -------    ---------
                                       ---------    --------    --------    --------    -------    ---------
SELECTED FINANCIAL DATA:
EBITDA(5)...........................    $  79.6     $  75.6     $  43.7     $  76.7     $  77.3    $  131.0
EBITDA margin(6)....................        9.6%       10.1%        5.9%       10.5%       10.7%       10.5%
Depreciation and amortization(7)....       25.8        23.6        29.5        26.8        21.7        51.3
Capital expenditures(8).............       19.5        32.6        18.0        16.9        14.1        25.3
Ratio of earnings to fixed charges
  (coverage deficiency)(9)..........       1.95x       1.30x      (18.7)       1.20x       1.39x       1.05x
BALANCE SHEET DATA:
Working capital.....................    $ 104.0     $ 144.2     $ 107.9     $  84.1     $ 108.1
Total assets........................      446.9       672.3       634.3       542.6       566.4
Total debt..........................      271.6       357.6       319.4       232.3       238.8
Shareholder's equity................       80.9       141.1       139.2       146.4       154.6

                                               FISCAL QUARTER ENDED
                                      -------------------------------------
                                                       SEPTEMBER 26, 1998
                                      SEPTEMBER 27,  ----------------------
                                          1997       ACTUAL     PRO FORMA
                                          ----       ------     ---------
                                             (DOLLARS IN MILLIONS)
Pre-tax income (loss) before
  dividing with Pro-Fac.............       5.2        68.4       (10.9)
Pro-Fac share of (income) loss......      (2.6)       (5.7)        5.4
                                      ---------   --------    ---------
Income (loss) before taxes and
  cumulative effect of an accounting
  change and extraordinary item.....       2.6        62.7        (5.5)
Tax (provision) benefit.............      (1.2)      (24.3)        2.4
                                      ---------   --------    ---------
Income (loss) before cumulative
  effect of an accounting change and
  extraordinary item................       1.4        38.4        (3.1)
Cumulative effect of an accounting
  change, net(4)....................    --           --          --
Extraordinary item relating to the
  early extinguishment of debt (net
  of income taxes and after dividing
  with Pro-Fac).....................    --           (16.4)      --
                                      ----------   -------    ---------
Net income (loss)...................   $   1.4     $  22.0     $  (3.1)
                                      ----------   -------    ---------
                                      ----------   -------    ---------
SELECTED FINANCIAL DATA:
EBITDA(5)...........................   $  18.4     $  17.8     $  21.1
EBITDA margin(6)....................      10.4%        9.7%        7.5%
Depreciation and amortization(7)....       5.6         5.3        12.8
Capital expenditures(8).............       3.2         4.1         7.3
Ratio of earnings to fixed charges
  (coverage deficiency)(9)..........      1.33x       1.24x       (5.5)
BALANCE SHEET DATA:
Working capital.....................   $  96.7     $ 221.9
Total assets........................     602.1      1257.0
Total debt..........................     304.0       789.5
Shareholder's equity................     147.9       176.6

------------
(1) Represents the sum of the results of operations for both the predecessor and successor entities relating to the change of control of Agrilink in November 1994.
(2) During fiscal 1994, Agrilink sold the oats operations of National Oats realizing a gain of $10.9 million (before dividing such gain with Pro-Fac and before taxes), which was offset by a $3.1 million charge (before dividing such charge with Pro-Fac and before taxes) to adjust previous estimates recorded regarding restructuring activities. During fiscal 1995, Agrilink sold certain assets of the Nalley's United States Chips and Snacks business. The restructuring expenses of $8.4 million (before dividing such charge with Pro-Fac and before taxes) reflect the impact of this sale and other expenses. During fiscal 1996, Agrilink initiated a company-wide restructuring program. The restructuring charge amounted to $5.9 million (before dividing such charge with Pro-Fac and before taxes). This amount consisted of employee termination benefits of $4.0 million and $1.9 million for strategic consulting expenses.
(3) Agrilink expensed $3.5 million and $2.2 million (before dividing such charge with Pro-Fac and before taxes) in fiscal 1994 and 1995, respectively, for legal, accounting, investment banking and other expenses in connection with the change of control issue surrounding the sale of Agrilink to Pro-Fac.
(4) Represents cumulative effect of an accounting change, to include in prepaid expenses and other current assets, manufacturing spare parts previously charged directly to expense, net of split with Pro-Fac.
(5) EBITDA is defined as the sum of pre-tax income (loss) before dividing with Pro-Fac and before the cumulative effect of an accounting change, interest expense and depreciation and amortization of goodwill and other intangibles. EBITDA should not be considered as an alternative to net income or cash flows from operations or any other generally accepted accounting principles measure of performance or as a measure of liquidity. EBITDA is included herein because the Company believes EBITDA is a financial indicator of a company's ability to service debt. EBITDA as calculated by the Company may not be comparable to calculations as presented by other companies. EBITDA (actual and pro forma) at September 26, 1998 excludes the $64.2 million gain on the sale of the Aseptic Business. Had the gain on the sale of the Aseptic Business been included, actual EBITDA at September 26, 1998 would have been $82.0 million.
(6) EBITDA margin is defined as EBITDA divided by net sales.
(7) Amortization of intangibles for fiscal 1994 is defined as the sum of amortization of goodwill and intangibles, including the amount of the finance receivable relating to goodwill recognized by Pro-Fac. Through the provisions of the earnings split, amortization of intangibles has been recognized equally between Agrilink and Pro-Fac in the amount of $1.7 million for fiscal 1994.
(8) For fiscal 1994, includes capital expenditures of Agrilink of $9.5 million and capital expenditures of Pro-Fac of $10.0 million.
(9) For purposes of calculating ratio of earnings to fixed charges, earnings are determined by adding fixed charges to income (loss) before taxes and before cumulative effect of an accounting change. Fixed charges consist of interest expense and the interest component of rental expense. For fiscal 1996 and the first quarter of fiscal 1999 on a pro forma basis, earnings before fixed charges were insufficient to cover fixed charges and the dollar amount of coverage deficiency, instead of the ratio, is disclosed. The $64.2 million gain on the sale of the Aseptic Business has been excluded in calculating the ratio of earnings to fixed charges at September 26, 1998.

                            ------------------------
PRO-FAC

     See 'Pro-Fac Cooperative, Inc. and Consolidated Subsidiary -- Selected Historical and Unaudited Pro Forma Financial Data' at the back of this Prospectus.

DFVC

     The following table sets forth selected historical consolidated financial data of DFVC for the periods indicated. The selected historical consolidated financial data for each of the years ended May 26, 1996, May 25, 1997 and May 31, 1998 and as of the end of each of such periods have been derived from DFVC's audited consolidated financial statements included elsewhere herein and reflect the operations and financial positions of DFVC at the dates and for the periods indicated. The selected historical consolidated financial data for the three months ended August 30, 1998 and August 24, 1997 and as of the end of each of such periods have been derived from DFVC's financial statements included elsewhere herein which are unaudited but which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations and financial position of DFVC at the dates and for the periods indicated. The information below should be read in conjunction with DFVC's consolidated financial statements and related notes thereto appearing elsewhere herein and 'Management's Discussion and Analysis of Financial Condition and Results of Operations' appearing elsewhere herein. Following consummation of the Merger, DFVC's results will be included in the Company's financial statements.

                                                                                                  FISCAL QUARTER
                                                                                                       ENDED
                                                                   FISCAL YEAR ENDED            -------------------
                                                           ---------------------------------     AUGUST     AUGUST
                                                            MAY 26,     MAY 25,     MAY 31,       24,         30,
                                                             1996         1997        1998        1997       1998
                                                           ---------    --------    --------    --------    -------
                                                                         (DOLLARS IN MILLIONS)
Statement of Operations Data:
     Net sales(1)........................................    $646.6    $ 622.0    $ 620.2     $  123.3      $  121.9
     Cost of sales(2)....................................    (491.7)    (438.4)    (424.0)       (95.3)        (87.3)
                                                            -------    -------    -------    ----------    ----------
          Gross profit...................................     154.9      183.6      196.2         28.0          34.6
     Selling, administrative and general(3)..............    (150.3)    (149.8)    (158.7)       (31.1)        (35.5)
     Special charge(4)...................................     (37.3)      (9.6)        --           --            --
     Other income........................................       0.6        0.6        1.2          0.2           0.2
                                                            -------    -------    -------    ----------    ----------
          Operating income...............................     (32.1)      24.8       38.7         (2.9)         (0.7)
     Total interest expense..............................     (12.0)     (10.3)      (9.2)        (2.1)         (2.0)
                                                            -------    -------    -------    ----------    ----------
          Pre-tax income (loss)..........................     (44.1)      14.5       29.5         (5.0)         (2.7)
     Tax (provision)/benefit.............................      17.2       (5.8)     (11.8)         2.0           1.1
                                                            -------    -------    -------    ----------    ----------
          Net income (loss)..............................    $(26.9)   $   8.7    $  17.7     $   (3.0)     $   (1.6)
                                                            -------    -------    -------    ----------    ----------
                                                            -------    -------    -------    ----------    ----------
Selected Financial Data:
     EBITDA(5)...........................................    $ 29.8    $  56.2    $  58.9     $    2.4      $    4.6
     EBITDA margin(6)....................................       4.6%       9.0%       9.5%         1.9%          3.8%
     Depreciation and amortization.......................      24.6       21.8       20.2          5.3           5.3
     Capital expenditures................................      15.6       15.4       11.3          4.4           3.2
Balance Sheet Data:
     Working capital.....................................    $162.1    $ 141.9    $ 125.1     $  134.2      $  133.2
     Total assets........................................     425.3      396.2      359.8        394.3         394.1
     Total debt..........................................       4.4        3.7        3.0          3.5           2.8
     Shareholder's equity(7).............................     339.3      310.2      279.7        295.0         285.7

------------
(1) Represents net sales after reclassification of promotional expenses of $76.7 million, $72.7 million, $79.0 million, $13.8 million and $15.5 million in fiscal 1996, 1997, 1998, the first quarter of fiscal 1998 and the first quarter of fiscal 1999, respectively, to conform presentation to that of Agrilink.
(2) Represents cost of sales after reclassification of warehousing expenses of $42.2 million, $32.8 million, $27.5 million, $6.1 million and $6.1 million in fiscal 1996, 1997, 1998, the first quarter of fiscal 1998 and the first quarter of fiscal 1999, respectively, to conform presentation to that of Agrilink.
(3) Represents selling, administrative and general expenses after reclassification of promotional expenses (see Note 1 above), warehousing expenses (see Note 2 above), and amortization of $1.1 million, $1.1 million and $1.2 million in fiscal 1996, 1997 and 1998, respectively, to conform presentation to that of Agrilink.
(4) In May 1996, DFVC adopted a plan to reduce costs, rationalize production capacity and provide for projected severance costs which resulted in a restructuring charge before taxes of $37.3 million in fiscal 1996. This amount provided for employee termination benefits of $2.2 million, $5.7 million in plant closings and $29.4 million relating to the disposition of assets. In fiscal 1997, DFVC recorded additional restructuring charges of $9.6 million before taxes. This amount provided for $0.7 million of employee termination benefits and $8.9 million relating to plant closings.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(5) EBITDA is defined as the sum of pre-tax income (loss), interest expense, depreciation and amortization of goodwill and other intangibles, and the special charge (see Note 4 above). EBITDA should not be considered as an alternative to net income or cash flows from operations or any other generally accepted accounting principles measure of performance or as a measure of liquidity. EBITDA is included herein because the Company believes EBITDA is a financial indicator of a company's ability to service debt. EBITDA as calculated by the Company for DFVC may not be comparable to calculations as presented by other companies.

(6) EBITDA margin is defined as EBITDA divided by net sales.

(7) Represents shareholder's equity after reclassification of intercompany amounts of $36.7 million, $24.8 million, $33.5 million, $24.6 million and $35.5 million in fiscal 1996, 1997, 1998, the first quarter of fiscal 1998 and the first quarter of fiscal 1999.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS -- AGRILINK

     Prior to the Acquisition, Agrilink had three primary business units:
Curtice Burns Foods ('CBF'), Nalley Fine Foods ('Nalley') and its Snack Food Group. Each business unit offers different products. The majority of each business units' net sales are within the United States. In addition, all of the operating facilities of those business units are within the United States. A fourth business unit, AFVC, which has a processing facility located in Mexico, was added in connection with the Acquisition.

     The CBF business unit produces products in several food categories, including fruit fillings and toppings; aseptically-produced products (prior to the sale of the Aseptic Business); canned and frozen fruits and vegetables and popcorn. The Nalley business unit produces canned meat products (such as chilies and stews), pickles, salad dressings, peanut butter, salsa and syrup. Agrilink's snack foods business unit consists of the Snyder of Berlin, Husman Snack Foods and Tim's Cascade Potato Chip businesses. This business unit produces and markets potato chips and other salty-snack items. As part of the Acquisition, Agrilink sold the Aseptic Business to Dean Foods. On December 10, 1998, the Company announced that it had reached an agreement in principle to sell its peanut butter business; the sale of the peanut butter business will not constitute a significant transaction.

     The following tables illustrate Agrilink's results of operations by business unit for the fiscal years ended June 29, 1996, June 28, 1997 and June 27, 1998, and the fiscal quarters ended September 27, 1997 and September 26, 1998, and Agrilink's total assets by business at June 28, 1997, June 27, 1998, September 27, 1997 and September 26, 1998. In fiscal 1996, Agrilink sold its Nalley Canada Ltd. subsidiary and Nalley's United States Chips and Snacks business. In fiscal 1997, Agrilink sold its Finger Lakes Packaging Company, Inc. ('Finger Lakes Packaging') subsidiary and a portion of its canned vegetable business.

                                   NET SALES

                                               FISCAL YEAR ENDED                             FISCAL QUARTER ENDED
                             -----------------------------------------------------    ----------------------------------
                                JUNE 29,           JUNE 28,           JUNE 27,         SEPTEMBER 27,      SEPTEMBER 26,
                                  1996               1997               1998               1997               1998
                             ---------------    ---------------    ---------------    ---------------    ---------------
                                       % OF               % OF               % OF               % OF               % OF
                               $       TOTAL      $       TOTAL      $       TOTAL      $       TOTAL      $       TOTAL
                             ------    -----    ------    -----    ------    -----    ------    -----    ------    -----
                                                                (DOLLARS IN MILLIONS)

CBF.......................   $431.2     58.4%   $440.2     60.2%   $469.0     65.2%   $ 87.7     49.7%   $ 96.7     53.0%
Nalley Fine Foods.........    189.2     25.6     182.4     25.0     182.1     25.3      46.9     26.6      42.8     23.4
Snack Foods Group.........     63.7      8.6      67.3      9.2      68.6      9.5      17.3      9.8      18.2     10.0
                             ------    -----    ------    -----    ------    -----    ------    -----    ------    -----
  Subtotal ongoing
     operations...........    684.1     92.6     689.9     94.4     719.7    100.0     151.9     86.1     157.7     86.4
Businesses sold(1)........     55.0      7.4      40.9      5.6      --       --        24.5     13.9      24.9     13.6
                             ------    -----    ------    -----    ------    -----    ------    -----    ------    -----
  Total...................   $739.1    100.0%   $730.8    100.0%   $719.7    100.0%   $176.4    100.0%   $182.6    100.0%
                             ------    -----    ------    -----    ------    -----    ------    -----    ------    -----
                             ------    -----    ------    -----    ------    -----    ------    -----    ------    -----

------------
(1) Includes the sales of Finger Lakes Packaging, the portion of the canned vegetable business sold, Nalley Canada Ltd. and Nalley's United States Chips and Snacks business. See Note 3 to the 'Notes to Consolidated Financial Statements' of Agrilink included elsewhere herein. Includes the net sales of the Aseptic Business for the fiscal quarters ended September 27, 1997 and September 26, 1998. See Note 2 to the 'Unaudited Consolidated Financial Statements' of Agrilink included elsewhere herein.

                              OPERATING INCOME(1)

                                                             FISCAL YEAR ENDED                 FISCAL QUARTER ENDED
                                                      --------------------------------    ------------------------------
                                                      JUNE 29,    JUNE 28,    JUNE 27,    SEPTEMBER 27,    SEPTEMBER 26,
                                                        1996        1997        1998          1997            1998(2)
                                                      --------    --------    --------    -------------    -------------
                                                                            (DOLLARS IN MILLIONS)

CBF................................................    $ 26.5      $ 40.5      $ 47.1         $ 6.1            $ 6.1
Nalley Fine Foods..................................      (2.9)       10.8        10.4           3.7              2.2
Snack Foods Group..................................       4.1         5.9         6.9           2.1              2.3
Corporate..........................................      (6.8)      (10.5)       (8.8)         (1.9)            (1.3)
                                                      --------    --------    --------       ------           ------
  Subtotal ongoing operations......................      20.9        46.7        55.6          10.0              9.3
Businesses sold and other nonrecurring(3)..........      (6.7)        3.2       --              2.9              3.2
                                                      --------    --------    --------       ------           ------
  Total(4).........................................    $ 14.2      $ 49.9      $ 55.6         $12.9            $12.5
                                                      --------    --------    --------       ------           ------
                                                      --------    --------    --------       ------           ------

------------
(1) Excludes cumulative effect of an accounting change in fiscal 1997. See Note 1 to the 'Notes to Consolidated Financial Statements' of Agrilink included elsewhere herein.

(2) Excludes the gain on the sale of the Aseptic Business.

(3) In fiscal 1996, such amount includes restructuring initiatives and operating activities of both Finger Lakes Packaging and the portion of the canned vegetable business sold. In fiscal 1997, such amount includes the operating earnings and gain on the sale of Finger Lakes Packaging, operating activities of the portion of the canned vegetable business sold, final settlement of an insurance claim and a loss on the disposal of property held for sale. See Note 3 to the 'Notes to Consolidated Financial Statements' of Agrilink included elsewhere herein. For the fiscal quarters ended September 27, 1997 and September 26, 1998, such amount represents the operating earnings of the Aseptic Business.

(4) Operating income less interest expense of $7.6 million and $8.3 million for the fiscal quarters ended September 27, 1997 and September 26, 1998, respectively, results in pretax income before dividing with Pro-Fac and before extraordinary item. Interest expense allocated to business units is not considered a critical component by management when evaluating success.

                                  EBITDA(1)(2)

                                                             FISCAL YEAR ENDED                 FISCAL QUARTER ENDED
                                                      --------------------------------    ------------------------------
                                                      JUNE 29,    JUNE 28,    JUNE 27,    SEPTEMBER 27,    SEPTEMBER 26,
                                                        1996        1997        1998          1997            1998(3)
                                                      --------    --------    --------    -------------    -------------
                                                                            (DOLLARS IN MILLIONS)
CBF................................................    $ 44.4      $ 57.1      $ 61.0         $ 9.5            $ 8.9
Nalley Fine Foods..................................       2.3        16.2        16.0           5.1              3.6
Snack Foods Group..................................       6.0         7.6         8.8           2.6              2.8
Corporate..........................................      (6.9)      (10.1)       (8.5)         (2.0)            (1.3)
                                                      --------    --------    --------       ------           ------
  Subtotal ongoing operations......................      45.8        70.8        77.3          15.2             14.0
Businesses sold and other nonrecurring(4)..........      (2.1)        5.9       --              3.2              3.8
                                                      --------    --------    --------       ------           ------
  Total............................................    $ 43.7      $ 76.7      $ 77.3         $18.4            $17.8
                                                      --------    --------    --------       ------           ------
                                                      --------    --------    --------       ------           ------

------------
(1) EBITDA is defined as the sum of pretax income (loss) of Agrilink (before dividing with Pro-Fac and before cumulative effect of an accounting change and extraordinary item) and interest expense, depreciation and amortization of goodwill and other intangibles. EBITDA should not be considered as an alternative to net income or cash flows from operations or any other generally accepted accounting principles measure of performance or as a measure of liquidity. EBITDA is included herein because Agrilink believes EBITDA is a financial indicator of a company's ability to service debt. EBITDA as calculated by Agrilink may not be comparable to calculations as presented by other companies.

(2) Excludes cumulative effect of an accounting change in fiscal 1997. See Note 1 to the 'Notes to Consolidated Financial Statements' of Agrilink included elsewhere herein.

(3) Excludes the gain on the sale of the Aseptic Business.

(4) In fiscal 1996, such amount includes restructuring initiatives and operating activities of both Finger Lakes Packaging and the portion of the canned vegetable business sold. In fiscal 1997, such amount includes the operating earnings and gain on the sale of Finger Lakes Packaging, operating activities of the portion of the canned vegetable business sold, final settlement of an insurance claim and a loss on the disposal of property held for sale. See Note 3 to the 'Notes to Consolidated Financial Statements' of Agrilink included elsewhere herein. For the fiscal quarters ended September 27, 1997 and September 26, 1998, such amounts represent the operating earnings of the Aseptic Business.

                                  TOTAL ASSETS

                                                 FISCAL YEAR ENDED                               FISCAL QUARTER ENDED
                                    --------------------------------------------    ----------------------------------------------
                                       JUNE 28, 1997           JUNE 27, 1998         SEPTEMBER 27, 1997       SEPTEMBER 26, 1998
                                    --------------------    --------------------    --------------------    ----------------------
                                      $       % OF TOTAL      $       % OF TOTAL      $       % OF TOTAL       $        % OF TOTAL
                                    ------    ----------    ------    ----------    ------    ----------    --------    ----------
                                                                        (DOLLARS IN MILLIONS)
CBF..............................   $329.0        60.6%     $362.2        63.9%     $346.7        57.6%     $  405.0        32.2%
AFVC.............................     --         --           --         --           --         --            592.0        47.1
Nalley Fine Foods................    144.4        26.6       137.4        24.3       155.8        25.9         154.9        12.3
Snack Foods Group................     26.7         4.9        28.0         4.9        26.5         4.4          32.1         2.6
Corporate........................     42.5         7.9        38.8         6.9        45.4         7.5          72.9         5.8
                                    ------    ----------    ------    ----------    ------    ----------    --------    ----------
  Subtotal ongoing operations....    542.6       100.0       566.4       100.0       574.4        95.4       1,256.9       100.0
Businesses sold(1)...............     --         --           --         --           27.7         4.6         --          --
                                    ------    ----------    ------    ----------    ------    ----------    --------    ----------
  Total..........................   $542.6       100.0%     $566.4       100.0%     $602.1       100.0%     $1,256.9       100.0%
                                    ------    ----------    ------    ----------    ------    ----------    --------    ----------
                                    ------    ----------    ------    ----------    ------    ----------    --------    ----------

------------
(1) Includes the assets of the Aseptic Business. See Note 2 to the 'Unaudited Consolidated Financial Statements' of Agrilink included elsewhere herein.

CHANGES FROM FIRST QUARTER FISCAL 1998 TO FIRST QUARTER FISCAL 1999

     Net income for the first quarter of fiscal 1999 of $22.0 million represented a $20.6 million increase over the first quarter of fiscal 1998 net income of $1.4 million. Total EBITDA for the first quarter of fiscal 1999 before the extraordinary charge relating to the early extinguishment of debt was $82.0 million as compared to $18.4 million in the first fiscal quarter of fiscal 1998. Excluding the operating results and gain from businesses sold, EBITDA for the continuing business decreased $1.2 million, or 7.9%, to $14.0 million in the first quarter of the current fiscal year from $15.2 million in the first quarter of the prior fiscal year. This decline was impacted by a decrease at CBF of $0.6 million due to changes in product mix within the fruit category (approximately $1.1 million) and an increase in advertising associated with the launch of Breakfast Toppers (approximately $0.5 million). These decreases were offset by an increase within the vegetable category of $1.0 million attributable to improvements in volume. The decline at Nalley of $1.5 million was due primarily to the recognition of a favorably settled outstanding tax claim with the state of Washington for $1.4 million in the first quarter of the prior fiscal year. The EBITDA within the Snack Foods Group increased $0.2 million due to increases in net sales.

     Net Sales. Total net sales for the fiscal quarter increased $6.2 million, or 3.5%, to $182.6 million in the first fiscal quarter of fiscal 1999 from $176.4 million in the first quarter of fiscal 1998. Excluding businesses sold, net sales increased by $5.8 million, or 3.8%, to $157.7 million in the first quarter of fiscal 1999 from $151.9 million in the first quarter of fiscal 1998.

     The increase in net sales for ongoing operations came primarily from the CBF business unit which reported an increase in net sales of $9.0 million. This increase was attributable to improvements in volume primarily within frozen vegetables. Net sales for the remaining categories at CBF were relatively consistent with that of the first quarter of the prior fiscal year.

     Net sales for Nalley decreased $4.1 million in the first quarter of fiscal 1999 as compared with the first quarter of the prior fiscal year as gains in the pickle category were offset by reductions in the dressings and canned product lines. Within the pickle category, net sales for the first quarter of fiscal 1999 increased $0.6 million as a result of increased volume in the food service channel. Competitive pressures on volume and price resulted in a $2.6 million decrease in net sales for dressings and a $2.0 million decrease in the canned category. Net sales for the peanut butter category were flat with that of the first quarter of the prior fiscal year. On December 10, 1998, the Company announced that it had reached an agreement in principle to sell its peanut butter business.

     Net sales for the Snack Foods Group increased by $0.9 million, or 5.2%, to $18.2 million in the first quarter of fiscal 1999 as a result of new business in the Northwest and product line extensions, including Snyder of Berlin's kettle chips.

     Gross Profit. Gross profit of $46.7 million in the quarter ended September 26, 1998 represented an increase of approximately $1.1 million, or 2.4%, from $45.6 million in the quarter ended September 27, 1997. Excluding the impact of businesses sold, gross profit increased $0.7 million or 1.8%.

     The increase in gross profit at the CBF business unit (excluding the Aseptic Business) was $1.0 million. The vegetable category showed improvements of $2.1 million resulting from increases in volume, while the fruit category showed a decline of $0.7 million attributable to product mix and decreases within other categories of $0.4 million due to changes in volume.

     Overall, gross profit at Nalley decreased $0.8 million due primarily to the reductions in net sales outlined above. The Nalley gross margin percentage has, however, improved over the prior year to 35.9% from 34.4% in the first quarter of fiscal 1998.

     Increases in net sales within the Snack Foods Group resulted in profit improvements of $0.5 million.

     Selling, Administrative and General Expenses. Selling, administrative and general expenses have increased $1.9 million in the first quarter of fiscal 1999 as compared with the first quarter of the prior fiscal year. As a percentage of net sales, selling, administrative and general expenses increased to 19.1% in the first quarter of fiscal 1999 from 18.7% in the first quarter of fiscal 1998. This increase is primarily due to the impact of a favorably settled outstanding tax claim with the state of Washington for $1.4 million recognized in the first quarter of fiscal 1998. All remaining expenses were relatively flat with that of the prior year.

     Income from Great Lakes Kraut Company. This amount represents earnings received from the investment in Great Lakes Kraut Company, a joint venture formed between Agrilink and Flanagan Brothers, Inc. See Note 5, 'Other
Matters -- Formation of New Sauerkraut Company,' to the 'Unaudited Consolidated Financial Statements' of Agrilink included elsewhere herein.

     Gain on Sale of Aseptic Business. In conjunction with the Acquisition, the Company sold its Aseptic Business to Dean Foods. A gain of approximately $64.2 million was recognized on this disposal reflecting a value for this business of approximately $83.0 million (based upon an appraised value given to the Company by an independent appraiser).

     Interest Expense. Interest expense increased $0.7 million, or 9.1%, to $8.3 million in the first quarter of fiscal 1999 from $7.6 million in the first quarter of fiscal 1998. The increase is impacted by higher levels of seasonal borrowings in the first quarter of fiscal 1999 due to the earlier intake of crops in the current year and therefore the resultant increase in inventory levels.

     Provision for Taxes. The provision for taxes increased $23.2 million to $24.3 million in the first quarter of fiscal 1999 from $1.1 million in the first quarter of fiscal 1998. Of this increase, $25.0 million is attributable to the provision associated with the gain on the sale of the Aseptic Business. The remaining variance is impacted by the change in earnings before tax. Agrilink's effective tax rate is negatively impacted by the non-deductibility of certain amounts of goodwill.

     Extraordinary Item Relating to the Early Extinquishment of Debt. Concurrently with the Acquisition, the Company refinanced its existing indebtedness, including the Old Notes and its then existing bank debt. Premiums and breakage fees associated with early redemptions and other fees incurred amounted to $16.4 million (net of income taxes of $10.4 million and after allocation to Pro-Fac of $1.7 million).

CHANGES FROM FISCAL 1997 TO FISCAL 1998

     Net income for fiscal 1998 of $6.8 million represented a $1.3 million or 23.6% increase over the prior year's net income of $5.5 million. Total EBITDA before cumulative effect of an accounting change was $77.3 million as compared to $76.7 million in the prior year. Excluding the impact of businesses sold and other non-recurring activities, EBITDA increased $6.5 million or 9.2% to $77.3 million, while operating income increased $8.9 million or 19.1% to $55.6 million from the prior year's $46.7 million. These improvements reflected the benefits from numerous initiatives including: (i) increase in volume and new customers in many of Agrilink's product lines; (ii) the continuing benefits from structural changes made within the organization including the consolidation of operations and facilities and (iii) a decrease in interest expense due to initiatives undertaken in the prior year to reduce debt and focus on strategic product lines.

     Net Sales. Total net sales for the year decreased $11.1 million or 1.5% to $719.7 in fiscal year 1998 from $730.8 million in the prior year. Excluding the net sales of businesses sold by Agrilink, net sales increased by $29.8 million or 4.3% to $719.7 million in fiscal year 1998 from $689.9 million in the prior year.

     The increase in net sales for ongoing operations came primarily from the CBF business unit, which accounted for an increase of $28.8 million. Prior year net sales include $13.8 million in sauerkraut sales, which are now accounted for by the joint venture between Agrilink and Flanagan Brothers, Inc., created in fiscal 1998. See Note 3, 'Acquisitions, Disposals and Restructuring -- Formation of New Sauerkraut Company' to the financial statements of Agrilink included elsewhere herein. Excluding the impact of sauerkraut sales from the prior year, net sales from the CBF business unit increased $42.6 million, or 10.0%, from the prior year. Such increases resulted from changes in volume, product mix, new customers and improvements in prices. The increase was attributable to increases in net sales from: (i) the vegetable category of $20.2 million, (ii) the fruit category of $3.0 million and (iii) the Aseptic Business of $24.4 million. In connection with the Acquisition, the Company sold its Aseptic Business to Dean Foods.

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     Net sales for Nalley remained relatively flat with the prior year as gains in the pickle and canned categories were offset by reductions in dressings and peanut butter (on December 10, 1998, the Company announced it had reached an agreement in principle to sell its peanut butter business). Within the pickle category, net sales for fiscal 1998 increased $3.0 million as a result of increased volume in the food service channel. Competitive pressures on volume and price resulted in a $3.0 million decrease in net sales for dressing. In addition, peanut butter experienced a $0.6 million decrease in net sales.

     Net sales for the Snack Foods Group increased by $1.3 million or 1.9% to $68.6 million in fiscal 1998 as a result of new business in the Northwest and product line extensions, including kettle chips within Snyder of Berlin.

     Gross Profit. Gross profit of $195.6 million in fiscal 1998 increased $3.9 million or 2.0% from $191.7 million in fiscal 1997. Excluding the impact of businesses sold in fiscal 1997, gross profit increased $8.1 million. As a percentage of net sales, gross profit increased from 26.2% to 27.2%. This increase is attributable to improved margins in many of Agrilink's product lines.

     The increase in gross profit at the CBF business unit was $5.0 million. The fruit category showed improvements of $5.5 million resulting from changes in pricing and product mix. The vegetable category showed a decline of $0.9 million. However, excluding the impact of the canned vegetable business sold in 1997, the gross profit within the vegetable category improved $1.5 million. This increase is lower than the increase in net sales described above primarily due to weakened pricing within the industry. As highlighted under ' -- Liquidity and Capital Resources -- Short- and Long-Term Trends,' the vegetable portion of Agrilink's business can be impacted by the national market. During the third and fourth quarters of fiscal 1998, pricing was negatively impacted by an oversupply situation.

     Overall, gross profit at Nalley decreased $0.5 million. While production and purchasing efficiencies yielded benefits, such amounts were offset by volume declines within the dressing category due to competitive pressures.

     Increases in net sales within the Snack Foods Group resulted in profit improvements of $0.7 million.

     Selling, Administrative and General Expenses. Selling, administrative and general expenses have decreased $3.6 million as compared with the prior year. As a percentage of net sales, selling, administrative and general expenses declined from 19.9% to 19.7%. This decrease is primarily due to: (i) reductions in selling expenses of $1.4 million; (ii) reductions in incentive costs of $1.2 million; and (iii) the impact of a favorably settled outstanding tax claim with the state of Washington for $1.4 million.

     Income from Great Lakes Kraut Company. This amount represents earnings received from the investment in Great Lakes Kraut Company, a joint venture formed between Agrilink and Flanagan Brothers, Inc. See Note 3 'Other
Matters -- Formation of New Sauerkraut Company' to the consolidated financial statements of Agrilink included elsewhere herein.

     Interest Expense. Interest expense decreased $4.4 million or 12.6% to $30.6 million in fiscal 1998 from $35.0 million in fiscal 1997. This improvement is primarily the result of management's focus on debt reduction during fiscal year 1997. Specific actions taken by management included the sale of Finger Lakes Packaging, the sale of the canned vegetable business and the sale of the Georgia distribution center. The reduction in debt accounted for $3.5 million of the reduction in interest expense while changes in rate accounted for the remaining $0.9 million reduction.

     Provision for Taxes. The provision for taxes increased $2.0 million or 54.1% to $5.7 million in fiscal 1998 from $3.7 million in fiscal 1997. This increase was a result of a $5.1 million increase in earnings before tax. Agrilink's effective tax rate in fiscal 1998 was 45.5% which is negatively impacted by the non-deductibility of goodwill. A further discussion of tax matters is included at Note 6 to the 'Notes to Consolidated Financial Statements' of Agrilink included elsewhere herein.

CHANGES FROM FISCAL 1996 TO FISCAL 1997

     Net income for fiscal 1997 of $5.5 million represented a $17.4 million increase over the prior year's loss of $11.9 million. Total EBITDA before cumulative effect of an accounting change was $76.7 million for the year ended June 28, 1997 as compared to $43.7 million in the prior year. EBITDA for ongoing businesses reached $70.8 million as compared to the prior year's $45.8 million. This significant improvement reflected the benefits from numerous initiatives including: (i) a reduction in debt by $86.8

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million which included the sales of Finger Lakes Packaging, the portion of the canned vegetable business sold, the Georgia Distribution facility and idle manufacturing facilities, and efforts to improve cash flow through better management of working capital requirements (see Notes 3 and 5 to the 'Notes to Consolidated Financial Statements' of Agrilink included elsewhere herein); (ii) the implementation of structural changes within the organization, including the consolidation of the operations of Brooks Foods and Southern Frozen Foods into CBF; and (iii) the consolidation of support services such as human resources and agricultural services. The reduction in interest expense as a result of the debt reduction initiatives improved net income by $5.5 million and consolidation efforts accounted for approximately $2.0 million of the $6.5 million reduction in selling, administrative and general expenses.

     Structural changes within Agrilink's business units included a review of the Nalley operations and the consolidation of several other operations. EBITDA for the Nalley business unit was $16.2 million for the year ended June 28, 1997 as compared to $2.3 million in the prior year. These results were driven by organizational changes and the absence of the significant start-up costs for the new salad dressing line which were incurred throughout fiscal 1996.

     Net Sales. Total net sales decreased by $8.3 million or 1.1% to $730.8 million in fiscal 1997 from $739.1 million in fiscal 1996. Excluding business sold, net sales increased $5.8 million or 0.8% to $689.9 million in fiscal 1997 from $684.1 million in fiscal 1996.

     Net sales from ongoing operations at CBF increased $9.0 million or 2.1% to $440.2 million in fiscal 1997 from $431.2 million in fiscal 1996. This increase was due to improvements in pricing and increased sales from new customers.

     Net sales from ongoing operations at Nalley decreased by $6.8 million or 3.6% to $182.4 million in fiscal 1997 from $189.2 million in fiscal 1996. While the canned category showed increases of $1.5 million, such gains were offset by reductions in all other categories of $8.3 million. Such reductions resulted from competitive pressures on volume and price.

     Net sales at the Snack Foods Group increased $3.6 million, or 5.7%, to $67.3 million in fiscal 1997 from $63.7 million in fiscal 1996. Of this increase, $0.9 million was attributable to the acquisition of Matthews Candy Company during the fourth quarter of fiscal 1996. The $2.7 million increase from the existing remaining business was due to the addition of new customers and product line extensions. Management believes the acquisition of Matthews broadened its line of products and, therefore, enhanced its earnings capability. However, due to the competitive nature of the snack food industry, management is unable to assess whether such increases within the Snack Foods Group will continue to be realized.

     Gross Profit. Gross profit of $191.7 million in fiscal 1997 increased $15.5 million or 8.8% from $176.2 million in fiscal 1996. As a percentage of net sales, gross profit increased from 23.8% to 26.2%. This increase was attributable to improved margins in all of Agrilink's business units.

     The increase in gross profit was benefited by improved/increased pricing at the CBF business unit. As highlighted under ' -- Liquidity and Capital
Resources -- Short- and Long-Term Trends,' the vegetable and fruit portions of Agrilink's business can be positively or negatively impacted by the national crop yields. The status of the national supply situation controls pricing. During fiscal 1997, crop yields of commodities in markets in which Agrilink operates were below that of the prior year and, therefore, pricing levels within the commodities markets in which Agrilink competes were increased. The increase in pricing favorably impacted gross profit by $9.5 million.

     Gross profit increased at Nalley by $4.0 million in 1997. This improvement was primarily attributable to operating improvements, primarily the elimination of start-up costs on the salad dressing line introduced in 1996, reductions in manufacturing variances and reductions in promotional expenses.

     Increased sales from the Snack Foods Group also improved profitability. The increase in sales within the Snack Foods Group contributed an increase to gross profit of $1.5 million.

     Selling, Administrative and General Expenses. Selling, administrative and general expenses decreased $10.7 million in 1997 as compared with the prior year. As a percentage of net sales, selling, administrative and general expenses decreased from 21.1% to 19.9%. This decrease is net of the inclusion of expenses (approximately $5.6 million) relating to Agrilink's incentive program. Payments under the incentive programs in fiscal 1997 were attributable to the significantly improved earnings. The net decrease is attributed to a $5.8 million decrease in selling ($1.7 million), advertising ($1.0 million)

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and trade promotions expenses ($3.1 million), resulting from decreased spending at Nalley. Reductions in other administrative expenses accounted for $10.5 million and were primarily attributable to benefits from the restructuring initiative that began late in fiscal 1996. These initiatives included the consolidation of the administrative functions at CBF and the sale of Finger Lakes Packaging.

     Gain on Sale of Finger Lakes Packaging. On October 9, 1996, Agrilink completed the sale of Finger Lakes Packaging to Silgan Containers Corporation, an indirect, wholly-owned subsidiary of Silgan Holdings, Inc., headquartered in Stamford, Connecticut. A gain of approximately $3.6 million was recognized on this disposal. Agrilink received proceeds of approximately $30.0 million which were applied to reduce bank debt. The transaction also included a long-term supply agreement.

     Interest Expense. Interest expense decreased $7.0 million or 16.6% to $35.0 million in fiscal 1997 from $42.0 million in fiscal 1996. This improvement resulted from both the inventory reduction and cash-flow-management programs initiated in fiscal 1996. In addition, debt was reduced by the proceeds from the sale of Finger Lakes Packaging, the canned vegetable business and idle facilities.

     Provision for Taxes. The provision for taxes increased $10.6 million to $3.7 million in fiscal 1997 from a $6.9 million benefit in fiscal 1996. Agrilink's effective tax rate in fiscal 1997 was 49.3% which was negatively impacted by the non-deductibility of goodwill. A further discussion of tax matters is included at Note 6 to the 'Notes to the Consolidated Financial Statements' of Agrilink included elsewhere herein.

     Cumulative Effect of a Change in Accounting. Effective June 30, 1996, accounting procedures were changed to include in prepaid expenses and other current assets, manufacturing spare parts previously charged directly to expense. Management believes this change is preferable because it provides a better matching of costs with related revenues when evaluating interim financial statements. The favorable cumulative effect of the change (net of Pro-Fac's share of $2.9 million and income taxes of $1.1 million) was $1.7 million. Pro forma amounts for the cumulative effect of the accounting change on prior periods are not determinable due to the lack of physical inventory counts required to establish quantities at the respective dates. Management does not believe that the difference in accounting methodologies for spare parts had any material impact on Agrilink's historic financial statements.

RESULTS OF OPERATIONS -- PRO-FAC

     See 'Pro-Fac Cooperative, Inc. and Consolidated Subsidiary -- Management's Discussion and Analysis of Financial Condition and Results of Operations' at the back of this Prospectus.

RESULTS OF OPERATIONS -- DFVC

     The purpose of this discussion is to outline the significant reasons for changes in the Consolidated Statements of Operations of DFVC from fiscal 1996 through fiscal 1998 and for the first quarter of each of fiscal 1998 and 1999. The financial data included in this discussion correspond to the financial data of DFVC included herein under 'Selected Historical Consolidated and Unaudited Pro Forma Financial Data of Agrilink and DFVC -- DFVC,' which have been adjusted to conform to Agrilink's presentation. See 'Selected Historical Consolidated and Unaudited Pro Forma Financial Data of Agrilink and DFVC -- DFVC.' DFVC's results of operations will no longer be separately reported as they now form a part of the Company's consolidated financial statements.

CHANGES FROM FIRST QUARTER FISCAL 1998 TO FIRST QUARTER FISCAL 1999

     Net loss for the three months ended August 30, 1998 was $1.6 million, a reduction of $1.4 million, or 46.7%, from a net loss of $3.0 million for the three months ended August 24, 1997. Total EBITDA was $4.6 million for the first fiscal quarter of 1999 as compared to $2.4 million in the first quarter of the prior fiscal year. Improvements resulted from the net increase in gross profit due to the introduction of new products with higher profit margins offset by the increase in promotional and marketing expenses to support such product launches.

     Net Sales. Total net sales decreased $1.4 million, or 1.1%, to $121.9 million in the quarter ended August 30, 1998 from $123.3 million in the first quarter of the prior fiscal year. The variance is primarily attributable to a decline in private label food service and industrial unit sales volume of approximately $8.7 million due to competitive market conditions. Offsetting this decrease was an increase of

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approximately $7.3 million in branded sales resulting from new product introductions including Chicken Voila! and Birds Eye Baby Vegetables.

     Gross Profit. Gross profit was $34.6 million in the quarter ended August 30, 1998, an increase of $6.6 million, or 23.6%, from $28.0 million in the first quarter of the prior fiscal year. As a percentage of net sales, gross profit increased from 22.7% in the quarter ended August 24, 1997 to 28.4% in the quarter ended August 30, 1998. The increase is primarily attributable to favorable pricing for branded retail. The introduction of new products with higher profit margins, such as Chicken Voila! and Birds Eye Baby Vegetables also strengthened profit margins.

     Selling, Administrative and General Expenses. Selling, administrative and general expenses increased $4.4 million, or 14.1%, to $35.5 million in the quarter ended August 30, 1998 from $31.1 million in the first quarter of the prior fiscal year. As a percentage of net sales, selling, administrative and general expenses increased from 25.2% in the quarter ended August 24, 1997 to 29.1% in the quarter ended August 30, 1998. This increase is primarily due to increases within promotional and marketing expenses to support the new product introductions discussed above.

     Interest expense. Interest expense decreased $0.1 million, or 4.8%, to $2.0 million in the quarter ended August 30, 1998 from $2.1 million in the quarter ended August 24, 1997. Interest expense was allocated to DFVC by Dean Foods based on a formula which takes into consideration the percentage of certain assets and liabilities in relation to the total for Dean Foods.

     Provision for Taxes. The benefit for taxes decreased $0.9 million, or 45.0%, to $1.1 million in the quarter ended August 30, 1998 from $2.0 million in the quarter ended August 24, 1997. This decrease was a result of the improvement in earnings described above. DFVC's effective tax rate in the current and prior year was approximately 40.0%.

CHANGES FROM FISCAL 1997 TO FISCAL 1998

     Net income for fiscal 1998 of $17.7 million represented an increase of $9.0 million, or 103.0%, over the prior year's net income of $8.7 million. Total EBITDA was $58.9 million as compared to $46.6 million in the prior year. Fiscal 1997 earnings, however, included a $9.6 million charge to provide for employee and asset relocation costs associated with plant consolidations. Excluding this special charge, EBITDA for fiscal 1998 increased approximately $2.7 million or 4.8%, while net income increased approximately $3.2 million. Improvements resulted from the benefits of the restructuring initiatives implemented in the prior year.

     Net Sales. Total net sales for the year decreased $1.8 million or 0.3% to $620.2 million in fiscal 1998 from $622.0 million in the prior year. Competitive market conditions were largely responsible for lower private label unit sales volume. Improved pricing for branded retail partially offset the decline in private label unit sales volume.

     Gross Profit. Gross profit of $196.2 million in fiscal 1998 increased $12.6 million or 6.9% from $183.6 million in fiscal 1997. As a percentage of net sales, gross profit increased from 29.5% in fiscal 1997 to 31.6% in fiscal 1998. The increase is primarily attributable to favorable pricing for branded retail. During 1998, DFVC also introduced new products with higher profit margins such as Baby Vegetables and eliminated several products with low profit margins.

     Selling, Administrative and General Expenses. Selling, administrative, and general expenses increased $8.9 million, or 5.9%, to $158.7 million in fiscal 1998 from $149.8 million in the prior fiscal year. As a percentage of net sales, selling, administrative and general expenses increased from 24.1% in fiscal 1997 to 25.6% in fiscal 1998. This increase is primarily due to increases of approximately $6.3 million within promotional expenses to support new product introductions, such as Baby Vegetables, and existing product lines.

     Interest Expense. Interest expense decreased $1.1 million, or 10.7%, to $9.2 million in fiscal 1998 from $10.3 million in fiscal 1997. This decrease is due to improvements in working capital management resulting from operating efficiencies benefited by both restructuring initiatives and the strategic plan outlined in fiscal 1997.

     Provision for Taxes. The provision for taxes increased $6.0 million or 103.4% to $11.8 million in fiscal 1998 from $5.8 million in fiscal 1997. This increase was a result of the improvement in earnings described above. DFVC's effective tax rate in fiscal 1998 was 40.0%. A further summary of tax matters

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is included at Note 7 to the 'Notes to Consolidated Financial Statements' of
DFVC included elsewhere herein.

CHANGES FROM FISCAL 1996 TO FISCAL 1997

     Net income for fiscal 1997 of $8.7 million represented a $35.6 million increase over the fiscal 1996 net loss of $26.9 million. Total EBITDA was $46.6 million as compared to $(7.5) million in the prior fiscal year. Both the fiscal 1996 and fiscal 1997 results, however, included a special charge of $37.3 million and $9.6 million, respectively, related to the adoption of a strategic plan to reduce costs, rationalize production capacity, and provide for employee severance. Excluding the special charge in both years, fiscal 1997 EBITDA was $56.2 million, representing an increase of $26.4 million, from fiscal 1996 EBITDA of $29.8 million. Excluding the special charge in both years, fiscal 1997 net income was approximately $14.5 million, representing an increase of $18.6 million from the fiscal 1996 net loss of approximately $4.1 million. The improved results principally resulted from favorable manufacturing variances, including reductions in procurement costs, increased operating efficiencies, lower warehousing costs, and reduced operating expenses. Many of these improvements resulted from the restructuring initiatives implemented. In addition, fiscal 1996 results were negatively impacted by weather-related higher costs associated with the poor 1995 Midwest harvest, industry-wide excess inventory levels and highly competitive market conditions that prevailed throughout fiscal 1996.

     Net Sales. Total net sales for the year decreased $24.6 million or 3.8% to $622.0 million in fiscal 1997 from $646.6 million in the prior year. The decrease in net sales is principally due to a decline in private label sales and planned reductions in products used in the business. Competitive market conditions were largely responsible for lower private label unit sales volume and a slight decline in branded retail unit sales volume. Partially offsetting the decline in branded retail and private label unit sales volume, were improved pricing for both frozen and canned vegetables over the prior year and an increase in bulk frozen sales.

     Gross Profit. Gross profit of $183.6 million in fiscal 1997 increased $28.7 million or 18.5% from $154.9 million in fiscal 1996. As a percentage of net sales, gross profit increased from 24.0% in fiscal 1996 to 29.5% in fiscal 1997. The increase is attributable to lower product costs resulting from the restructuring initiatives implemented in fiscal 1996 and fiscal 1997. These efforts improved procurement practices, increased operating efficiencies and lowered warehouse/delivery expense. These cost savings were, however, partially offset by lower sales volume experiences in fiscal 1997 as a result of deliberate inventory rationalization and product reductions.

     Selling, Administrative and General Expenses. Selling, administrative, and general expenses decreased $0.5 million to $149.8 million in fiscal 1997 from $150.3 million in fiscal 1996. This change is primarily due to reductions in general and administrative costs relating to improvements in working capital management resulting from operating efficiencies benefited by restructuring and the strategic plan outlined. As a percentage of net sales, selling, administrative and general expenses increased from 23.2% in fiscal 1996 to 24.0% in fiscal 1997.

     Interest Expense. Interest expense decreased $1.7 million or 14.2% to $10.3 million in fiscal 1997 from $12.0 million in fiscal 1996. This decrease was primarily due to lower weighted average interest rates during fiscal 1997 in comparison to fiscal 1996.

     Special Charge. Special charges of $9.6 million and $37.3 million were recognized in fiscal 1997 and 1996, respectively. The fiscal 1996 charge was part of a plan to reduce costs, rationalize production capacity, and provide for projected severance costs. The plan included the elimination of more than 200 manufacturing and administrative positions, closure of five manufacturing facilities, and the disposition of certain assets held by two other facilities. In fiscal 1997, DFVC recorded an additional charge of $9.6 million to provide for employee and asset relocation costs associated with plant consolidations.

     Provision for Taxes. The provision for taxes increased $23.0 million to $5.8 million in fiscal 1997 from a benefit of $17.2 million in fiscal 1996. The benefit for taxes recognized in fiscal 1996 reflected the fiscal 1996 net loss and the impact of the special charge to earnings. DFVC's effective tax rate in fiscal 1997 was 40.0%. A further summary of tax matters is included in Note 7 to the 'Notes to Consolidated Financial Statements' of DFVC included elsewhere herein.

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LIQUIDITY AND CAPITAL RESOURCES

     Agrilink. The following discussion highlights the major variances in the 'Unaudited Consolidated Statement of Changes in Cash Flows' included elsewhere herein for Agrilink's first quarter of fiscal 1999 compared to its first quarter of fiscal 1998 and in the 'Consolidated Statement of Changes in Cash Flows' included in the consolidated financial statements of Agrilink, included elsewhere herein, for fiscal 1998 compared to fiscal 1997.

     Net cash used in operating activities increased $35.8 million in the first quarter of fiscal 1999 over the first quarter of the prior fiscal year. This increase is primarily due to variances within inventory including: (i) an increase of $1.5 million in inventory to support additional business regarding the Sam's national club stores; (ii) an increase of $2.5 million associated with the acquisition of DelAgra; and (iii) changes in growing areas, early harvesting of crops, the size of the crop intake, and other changes in inventory necessary to support operations (approximately $15.3 million).

     In addition, cash used in operating activities in the first quarter of fiscal 1999 increased over the first quarter of the prior fiscal year due to the timing of liquidation of outstanding accounts payable and accrued expenses.

     Net cash used in investing activities increased significantly in the first quarter of fiscal 1999 as compared with the first quarter of fiscal 1998 due to the acquisition of DFVC offset by the sale of the Aseptic Business. The purchase of property, plant and equipment increased $0.9 million to $4.1 million for the quarter ended September 26, 1998 from $3.2 million for the quarter ended September 27, 1997 and was for general operating purposes.

     Net cash provided by financing activities also increased significantly in the first quarter of fiscal 1999 as compared with the first quarter of fiscal 1998 due to the acquisition of DFVC and the activities completed concurrent with the Acquisition to refinance existing indebtedness. See Note 4, 'Debt,' to the 'Unaudited Consolidated Financial Statements' of Agrilink included elsewhere herein.

     Net cash provided by operating activities decreased in fiscal 1998 primarily due to an increase in inventory of approximately $25.7 million. This increase is primarily due to: (i) an increase of $8.0 million in inventory to support additional business regarding the Sam's national club stores as described below; (ii) an increase of $4.0 million of inventory associated with the acquisition of DelAgra; and (iii) changes in growing areas/timing of crop intake and early harvesting of crops resulting from the 1998 growing season (approximately $11.0 million).

     During October of 1997, Agrilink became the sole supplier of frozen vegetables for the Sam's national club stores. The executed contract extends for a two-year period and required an $11.0 million prepayment for volume discounts. Due to the time frame required for the incumbent supplier to exit these operations and for Agrilink to implement full distribution, this contract did not significantly impact fiscal 1998 earnings. However, the Company anticipates this arrangement will have a favorable impact on fiscal 1999 earnings, although there can be no assurance it will do so.

     An offsetting increase in cash provided by operating activities resulted from the changes in accounts payable and accrued expenses due to the timing of liquidation.

     Net cash provided by investing activities decreased significantly in fiscal 1998, primarily due to the sales in fiscal 1997 of Finger Lakes Packaging, a portion of the canned vegetable business, the Georgia distribution center and several idle facilities. In fiscal 1998 the only significant disposal consisted of the sale of the distribution center in Coloma, Michigan. All proceeds from asset sales were applied to repay bank debt in accordance with the terms of the Old Credit Facility. In addition, in fiscal 1998, acquisitions accounted for the use of $7.4 million of investing cash flow. These proceeds were utilized to purchase DelAgra Corporation of Bridgeville, Delaware and C&O Distributing Company of Canton, Ohio. The purchase of property, plant and equipment decreased by $2.8 million or 16.6% to $14.1 million in fiscal 1998 from $16.9 million in fiscal 1997 and was for general operating purposes.

     Financing activities provided $11.4 million of cash in fiscal 1998 compared to using $85.6 million in cash in fiscal 1997. Cash used in fiscal 1997 included $104.9 million of debt repayment which resulted from the cash provided by the sale of certain assets during the year.

     Pro-Fac. See 'Pro-Fac Cooperative, Inc. and Consolidated
Subsidiary -- Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources' at the back of this Prospectus.

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     DFVC. The following discussion highlights the major variances in the
'Unaudited Condensed Consolidated Statement of Cash Flows' of DFVC, included elsewhere herein, for DFVC's first quarter of fiscal 1999 compared to its first quarter of fiscal 1998 and in the 'Consolidated Statement of Changes in Cash Flows' included in the consolidated financial statements of DFVC, included elsewhere herein, for fiscal 1998 compared to fiscal 1997.

     Operating activities used $1.0 million of cash in the first quarter of fiscal 1999 compared to providing $17.7 million in the first quarter of fiscal 1998. This change was primarily attributable to: (i) an increase in inventory of $29.1 million due to timing of crop intake and (ii) an increase in accounts receivable of $5.9 million. These uses of funds were partially offset by an increase within accounts payable and other accrued expenses of approximately $15.5 million resulting from the timing and liquidation of outstanding obligations.

     Net cash used in investing activities decreased by approximately $1.2 million in the first quarter of fiscal 1999 due to a decrease in the purchase of property, plant and equipment. Capital spending decreased by approximately $1.2 million, or 27.3%, to $3.2 million in the first quarter of fiscal 1999 from $4.4 million in the first quarter of fiscal 1998. Capital spending for both quarters was for general operating purposes.

     Financing activities for DFVC primarily resulted from advances and payments between the operating entity and its former parent, Dean Foods. Dean Foods maintained a centralized cash management system, whereby substantially all cash receipts and disbursements were recorded at the corporate level. Net cash provided by financing activities of $4.4 million in the first quarter of fiscal 1999 represented the repatriation to Dean Foods of cash flows generated by operating activities as compared to $13.2 million used in financing activities in the first quarter of fiscal 1998.

     Net cash provided by operating activities increased in fiscal 1998 to $72.5 million from $49.3 million in the prior year. This improvement was primarily due to an increase in cash of approximately $22.6 million resulting from the timing and liquidation of outstanding obligations within accounts payable and other accrued expenses.

     Net cash used in investing activities decreased by approximately $4.2 million in fiscal 1998, primarily due to purchasing activities surrounding property, plant and equipment. The purchase of property, plant and equipment decreased by $4.1 million or 26.6% to $11.3 million in fiscal 1998 from $15.4 million in fiscal 1997 and was for general operating purposes.

     Financing activities for DFVC in fiscal 1998 and 1997 primarily resulted from advances and payments between the operating entity and its former parent, Dean Foods. Dean Foods maintained a centralized cash management system, whereby substantially all cash receipts and disbursements were recorded at the corporate level. Net cash used in financing activities of $61.6 million in fiscal 1998 represented the repatriation to Dean Foods of excess cash flow generated by operating activities as compared to $34.2 million used in financing activities in fiscal 1997.

     New Credit Facility. In connection with the Acquisition, the Company entered into the New Credit Facility, which consists of the Revolving Credit Facility and the Term Loan Facility. The Term Loan Facility consists of the Term A Facility, which has a maturity of five years, the Term B Facility, which has a maturity of six years, and the Term C Facility, which has a maturity of seven years. The Revolving Credit Facility has a maturity of five years. As of September 26, 1998, $455 million of the Term Loan Facility was drawn, consisting of $100.0 million, $175.0 million and $180.0 million of loans under the Term A Facility, Term B Facility and Term C Facility, respectively. Additionally, as of such date, $94.0 million was drawn under the Revolving Credit Facility in connection with seasonal working capital needs and an additional $14.3 million of such Facility was used as credit support in the form of letters of credit. During December 1998, the Company's primary lender exercised its right under the New Credit Facility to transfer $50.0 million from the Term A Facility to the Term B and Term C Facilities in increments of $25.0 million. Principal repayments under the Term Loan Facility will amortize in quarterly installments commencing in the third quarter of fiscal 1999 through the respective final maturities of the tranches comprising the Term Loan Facility in the amounts of $0.4 million, $8.3 million, $10.8 million, $10.8 million, $10.8 million, $13.3 million, $198.2 million and $202.4 million during the fiscal years 1999 through 2006 (inclusive), respectively.

     The New Credit Facility bears interest, at the Company's option, at the Administrative Agent's alternate base rate (which is equal to the greater of:
(i) the prime commercial rate as announced by the Administrative Agent and (ii) the Federal Funds rate plus 0.50%) or the reserve-adjusted London Interbank Offered Rate ('LIBOR') plus, in each case, applicable margins of: (i) in the case of alternate base rate loans, (x) 1.00% for the Revolving Credit Facility and Term A Facility, (y) 2.75% for the Term B Facility and (z) 3.00% for the Term C Facility and (ii) in the case of LIBOR loans, (x) 2.75% for the Revolving Credit Facility and Term A Facility, (y) 3.75% for the Term B Facility and (z) 4.00% for the Term C Facility. In addition, the Company pays a commitment fee calculated at a rate of 0.50% per annum on the daily average unused commitment under the Revolving Credit Facility. For a more detailed description of the New Credit Facility, see 'Description of Certain Indebtedness -- New Credit Facility' included elsewhere herein.

     Interest Rate Protection Agreements. The Company is subject to market risk from exposure to changes in interest rates based on its financing activities. The Company has entered into certain financial instrument transactions to maintain the desired level of exposure to the risk of interest rate fluctuations and to minimize interest expense. More specifically, the Company has entered into two interest rate swap agreements with the Bank of Montreal. The agreements provide for fixed interest rate payments by the Company in exchange for payments received at the three-month LIBOR rate.

     The following is a summary of the Company's interest rate swap agreements by major type:

Interest Rate Swap:
     Variable to Fixed -- notional amount.............................................   $250,000,000
     Average pay rate.................................................................   4.96 - 5.32%
     Average receive rate.............................................................      5.3125%
     Maturities.......................................................................       2001

     The Company has the option of extending one of the interest rate swap agreements, with a notional amount of $100,000,000 and expiration date of October 5, 2001, for an additional two years through October 5, 2003.

     While there is potential that interest rates will fall, and hence minimize the benefits of the Company's hedge position, it is the Company's belief that on a long-term basis, the possibility of interest rates increasing exceeds the likelihood of interest rates decreasing. The Company will, however, monitor market conditions to adjust its position as it considers necessary.

     Capital Expenditures. The Company anticipates that capital expenditures for fiscal years 1999 and 2000, including capital expenditures relating to DFVC, will be approximately $25.0 million per annum.

     As a result of the Acquisition and the Merger, the Company may in the current fiscal year be required to repay prior to maturity industrial revenue bonds under which the Issuer, as successor to DFVC, is obligated, in the principal amount of approximately $2.5 million, plus accrued and unpaid interest.

     Based on the current level of operations, the Company believes that it will be able to meet the debt service requirements on its indebtedness (including the Notes) and meet its working capital needs and fund its capital expenditures and other operating expenses out of cash flow from operations and available borrowings under the Revolving Credit Facility. However, there can be no assurance that the Company's business will generate cash flow at levels sufficient to meet these requirements. In addition, under the New Credit Facility, the Company has scheduled principal amortization payments of the Term Loans of $198.2 million in fiscal 2005 and $202.4 million in fiscal 2006. See 'Description of Certain Indebtedness -- New Credit Facility.' The Company may be unable to repay such principal amounts under the New Credit Facility due in fiscal 2005 and fiscal 2006 unless it is able to refinance such indebtedness. See 'Risk Factors -- Our Substantial Leverage and Debt Service Requirements May Have Adverse Consequences.'

     Short- and Long-Term Trends. Throughout fiscal 1998 and 1997 Agrilink has focused on its core businesses and growth opportunities. A complete description of the acquisition and disposal activities completed is outlined at Note 3 to the 'Notes to Consolidated Financial Statements' of Agrilink included elsewhere herein.

     As a result of the financings entered into in connection with the Acquisition, the Company is highly leveraged. The Company will therefore be heavily focused on managing its operations with a view toward making timely payments of scheduled debt repayments. Such leverage and demands on the Company could have significant adverse effects. See 'Risk Factors -- Our Substantial Leverage and Debt Service Requirements May Have Adverse Consequences.'

     The vegetable and fruit portions of the Company's business, which includes AFVC and CBF, can be positively or negatively affected by weather conditions nationally and the resulting impact on crop yields. Favorable weather conditions can produce high crop yields and an oversupply situation. This results in depressed selling prices and reduced profitability on the inventory produced from that year's crops. Excessive rain or drought conditions can produce low crop yields and a shortage situation. This typically results in higher selling prices and increased profitability. While the national supply situation controls the pricing, the supply can differ regionally because of variations in weather. The crop and yields resulting from the 1997 growing season has resulted in an increased supply throughout the industry. Accordingly, pricing and sales volume have been negatively impacted in the third and fourth quarters of fiscal 1998.

     In the first quarter of fiscal 1998, the Company reclassified a $9.4 million demand receivable due from Pro-Fac reflecting the conversion of such receivable to a non-interest bearing long-term obligation due from Pro-Fac having a 10-year maturity.

     Additional Payment to Dean Foods. The Company expects to pay an additional $13.2 million to Dean Foods in connection with the anticipated election by the Company to treat the Acquisition as an asset sale for tax purposes under Section 338(h)(10) of the Code and to fund such payment by borrowing that amount under the Revolving Credit Facility. The Company anticipates that such election would allow the Company to reduce its future tax liability through increased depreciation and amortization deductions resulting from the stepped up basis for the assets acquired from Dean Foods and deductibility of goodwill.

     Supplemental Information on Inflation. The changes in costs and prices within the Company's business due to inflation were not significantly different from inflation in the United States economy as a whole. Levels of capital investment, pricing and inventory investment were not materially affected by the moderate inflation.

OTHER MATTERS

     Restructuring. During the fourth quarter of fiscal 1996, Agrilink initiated a corporate-wide restructuring program. The overall objectives of the plan were to reduce expenses, improve productivity and streamline operations. Efforts focused on the consolidation of operations and the elimination of approximately 900 positions. The total fiscal 1996 restructuring charge amounted to $5.9 million. This amount included a fourth quarter charge of approximately $4.0 million which was primarily comprised of employee termination benefits and approximately $1.9 million for strategic consulting incurred throughout the year. There were not any noncash write-offs included in the fiscal 1996 restructuring charge. The cost of the strategic consulting activities was liquidated through payment in fiscal 1996. The $4.0 million reserve for employee terminations is being liquidated in accordance with severance agreements reached with such employees. During fiscal 1997, approximately $2.0 million of this reserve was liquidated. During 1998, all remaining material amounts were liquidated.

     During the fourth quarter of fiscal 1996, DFVC initiated a restructuring program to reduce costs, rationalize production capacity and provide for projected severance costs. The restructuring charge of $37.3 million recorded by DFVC in fiscal 1996 consisted of: (i) approximately $2.2 million in employee termination benefits, (ii) approximately $5.7 million relating to plant closing costs and (iii) approximately $29.4 million in noncash asset write-offs. An additional $9.6 million of restructuring charges were incurred by DFVC in fiscal 1997, consisting primarily of $8.9 million relating to plant closures and approximately $0.7 million in employee termination benefits. At May 31, 1998, the remaining reserve attributable to employee termination benefits, which is expected to be used for continuing severance benefits, was $2.1 million. A reserve of $2.5 million outstanding on May 31, 1998 relates to a litigation settlement that is not being assumed by the Company in connection with the Acquisition.

     1998 Growing Season. The effect of the calendar 1998 growing season on fiscal 1999 financial results cannot be estimated until early calendar 1999 when harvesting is complete and national supplies can be determined.

     Year 2000 and Information Services Reorganization. A full inventory and analysis of business applications and related software of the Company was performed, and the Company has determined that it will be required to modify or replace certain portions of its software so that its computer systems will be Year 2000 compliant. These modifications and replacements are being and will continue to be made in conjunction with the Company's overall information systems initiatives. No major delay in these initiatives is anticipated.

     In addition, the Company is contacting non-information technology vendors to ensure that any of their products that are currently in use can adequately deal with the change in century. Areas being addressed include full reviews of manufacturing equipment, telephone and voice mail systems, security systems and other office/site support systems. Based upon preliminary information, the costs of addressing potential problems are not expected to have a material adverse impact on the Company's financial position, results of operations or cash flows in future periods. Accordingly, the cost of the project is being funded through operating cash flows.

     The Company has initiated formal communications with significant suppliers and customers to determine the extent to which it is vulnerable to those third parties' failure to remediate their own Year 2000 issues. However, there can be no assurance that the systems of other companies on which the Company's systems rely will be converted on a timely basis, or that a failure to convert by another company, or a conversion that is incompatible with the Company's systems, would not have material adverse effect on the Company. Accordingly, the Company plans to devote the necessary resources to resolve all significant Year 2000 issues in a timely manner.

     The Company expects to complete the Year 2000 project during the fall of 1999. Based on the progress made to date (which includes compliant systems in place and in production), the Company does not believe any material exposure to significant business interruption exists. In the event some of the remaining elements of the Company's Year 2000 compliance project are delayed, procedures have been developed to ensure alternative workaround initiatives are completed.

     In June 1997, Systems & Computer Technology Corporation ('SCT') and Agrilink announced a major outsourcing services and software agreement effective June 30, 1997. The ten-year agreement, valued at approximately $50.0 million, is for SCT's OnSite outsourcing services, ADAGE ERP software and implementation services and assistance in solving the Year 2000 issue.

     Agrilink has verified that AFVC's general ledger, payroll and human resources systems are Year 2000 compliant. The software utilized by AFVC for such functions, however, is contracted directly to Dean Foods. Dean Foods will provide these systems to the Company for a six-month transition period following the Acquisition to allow the Company to transfer these systems to its Year 2000 compliant software. The Company has reviewed and verified the current status of AFVC's remaining software and its Year 2000 compliance implementation plan and has confirmed that AFVC is prepared to bring all of its other functions into Year 2000 compliance no later than the fall of 1999.

     See also 'Risk Factors -- Year 2000 Risks.'

     Product Recall. In February 1997, Agrilink issued a nationwide recall of all 'Tropic Isle' brand fresh frozen coconut produced in Costa Rica because it had the potential to be contaminated with Listeria monocytogenes, an organism which can cause serious and sometimes fatal infections in small children, frail or elderly people and others with weakened immune systems. The total estimated cost of the product recall was $0.5 million. This amount was recognized as an expense in fiscal 1997. Agrilink received closure of this matter by the FDA on March 11, 1998. Should any material costs associated with this recall develop, it is anticipated that such amounts will be covered under the Company's insurance policies.

                                    BUSINESS

     The Company is a leading producer and marketer of diversified processed food products. The Company's broad product offering includes frozen and canned vegetables and fruits, fruit fillings and toppings, canned chilies and stews, salad dressings, pickles and snack foods. Many of the Company's products are marketed under well-recognized brand names which enjoy leading national or regional market shares, including Birds Eye, Freshlike and Veg-All frozen and canned vegetables, Comstock, Wilderness and Thank You fruit fillings and toppings, Nalley chilies and stews and Bernstein's salad dressings. The Company also markets its products to supermarkets, warehouse clubs and mass merchandisers under private labels and to food service institutions including restaurants, caterers, bakeries and schools. Finished products are well-diversified among branded (60% of fiscal 1998 pro forma net sales), private label (17%) and food service and industrial products (23%). For fiscal 1998, the Company had pro forma net sales of $1.2 billion and pro forma EBITDA of $131.0 million. See 'Summary Selected Historical and Unaudited Pro Forma Financial Data.'

     The Company operates 29 strategically located processing facilities throughout the United States and in Mexico, which provide access to diversified sources of raw agricultural products. The Company distributes finished products to over 13,000 customer distribution points through a nationwide network of distribution centers and food brokers and a regional direct sales force. Snack products are marketed through direct store distributors (some of which are owned and operated by the Company) that ship directly to retail outlets. The Company's customers include supermarket chains throughout the United States, including Kroger, A&P and Publix, as well as food service providers such as Sysco, Alliant Food Service and U.S. Foodservice. No single customer accounted for more than 5% of fiscal 1998 pro forma gross sales.

     The Company is a wholly-owned subsidiary of Pro-Fac, a New York agricultural cooperative corporation formed in 1960 to process and market crops grown by its members. In 1994, Pro-Fac and Agrilink entered into the Marketing Agreement. The Marketing Agreement provides for Pro-Fac to supply crops and additional financing to Agrilink, for Agrilink to provide marketing and management services to Pro-Fac and for Pro-Fac to share in the profits or losses of Agrilink. See 'The Company and Pro-Fac.'

OPERATIONS

     The Company operates throughout the United States and in Western Canada through four primary business units: CBF, Nalley Fine Foods, Snack Foods Group and, with the Acquisition, AFVC.

     Curtice Burns Foods. CBF, headquartered in Rochester, New York, consists of the Company's Comstock Michigan Fruit, Southern Frozen Foods and Brooks Foods business units, which were consolidated on September 18, 1997, and are now called Curtice Burns Foods. CBF produces products in several food categories, including fruit fillings and toppings, canned and frozen fruits and vegetables and popcorn. The Company's branded pie fillings are ranked first nationally in the branded market, with a 55% share of that market. The vegetables and fruits processed by CBF include corn, cherries, beans, peas, cucumbers, blueberries, apples, potatoes, cabbage, beets and asparagus. In fiscal 1998, excluding the Aseptic Business, approximately 44% of CBF's net sales represented branded products, approximately 22% represented private label products and approximately 34% represented food service/industrial products. Well-known brand names of CBF's products include Chill Ripe, Comstock, Greenwood, Just for Chili, McKenzie's, McKenzie's Gold King, Pops-Rite, Rich and Tangy, Super Pop, Southern Farms, Thank You, Tropic Isle and Wilderness. CBF processes fruits and vegetables under Agrilink brands and private labels. Additional products include value-added items such as canned specialty fruits, frozen vegetable blends, Southern-specialty products such as black-eyed peas, okra and Southern squash and Southern specialty side dishes. Canned beans and tomato products are sold in several Midwestern states under the Brook's label. This product category includes value-added items such as Chili Hot Beans and stewed tomatoes. CBF also supplies branded and private label fruit fillings to retailers and food service institutions such as restaurants, caterers, bakeries and schools. In fiscal 1998, CBF had net sales and unit operating income of $469.0 million and $47.1 million, respectively. The Aseptic Business accounted for net sales and operating income of approximately $97.9 million and $16.5 million, respectively, in fiscal 1998.

     AFVC. The Company's AFVC business unit became the Company's newest and largest business unit upon consummation of the Acquisition and the Merger. AFVC is a producer and marketer of canned and frozen vegetables and is based in Green Bay, Wisconsin. AFVC is one of the largest processors of frozen vegetables in the United States. The vegetables processed by AFVC include corn, beans, peas, broccoli, spinach, cauliflower and carrots. In fiscal 1998, approximately 60% of DFVC's net sales were branded and the remainder were split between private label and other business. Branded products include Birds Eye frozen vegetables, Freshlike canned and frozen vegetables and Veg-All canned mixed vegetables. Birds Eye is the second leading frozen vegetable brand in terms of market share in the United States. Based on an independent marketing survey dated December 1997, Birds Eye has total brand awareness of 98% and unaided brand awareness of 59%. The Company intends to use the Birds Eye label's strength as leverage to continue to acquire market share through the introduction of new products. In June 1997, DFVC introduced Baby Vegetables, a line of gourmet frozen vegetables under the Birds Eye brand. In fiscal 1998, Baby Vegetables accounted for approximately $31.0 million in retail sales. In March 1998, DFVC introduced Chicken Voila! under the Birds Eye brand as a ready meal solutions product for time-constrained consumers who are willing to pay for value-added convenience products. DFVC also entered the $1.1 billion fresh pre-cut vegetables market in 1998 under the Birds Eye brand. The Company will continue to market AFVC'S private label vegetables primarily to large retail grocery chains and wholesalers. AFVC's other business segment consists of food service, industrial and export sales, which together accounted for 24% of DFVC's fiscal 1998 sales. The food service business primarily sells to major food service providers such as Alliant, Sysco and U.S. Foodservice. Industrial customers include Campbell Soup Company, ConAgra and Stillwell. AFVC will continue to export predominantly private label products to Canada, the Far East, Europe and Mexico. In fiscal 1998, DFVC had net sales (adjusted to conform to Agrilink's presentation) and operating income of approximately $620.2 million and $38.7 million, respectively.

     Nalley Fine Foods. The Nalley Fine Foods business unit markets canned meat products such as chilies and stews, pickles, salsa, salad dressings, peanut butter and syrup. Nalley's products are primarily branded, accounting for approximately 74% of Nalley's fiscal 1998 net sales. However, private label and food service accounts for a growing percentage of Nalley's business. Several of Nalley's branded products have leading market shares in the fast-growing Pacific Northwest region (defined as the principal metropolitan areas of the states of Idaho, Oregon, Utah and Washington), such as Nalley chili with a 57% market share, and Nalley and Farman's pickles with a 47% market share, based on dollar sales. In the Pacific Northwest, the Company's Nalley and Bernstein's brands of salad dressings have a combined market share of approximately 13%. On December 10, 1998, the Company announced that it had reached an agreement in principle to sell its peanut butter business. In fiscal 1998, Nalley had net sales and unit operating income of $182.1 million and $10.4 million, respectively.

     Snack Foods Group. Agrilink's Snack Foods Group consists of Snyder of Berlin (Snyder) and Husman Snack Foods (Husman), which produce and distribute their snack food products primarily in the Mid-Atlantic and Midwest regions of the country, and Tim's Cascade Chips (Tim's), which produces and distributes kettle-fried chips, popcorn, cheese curls and snack mix in the Pacific Northwest. In fiscal 1998, the Snack Foods Group had net sales and unit operating income of $68.6 million and $6.9 million, respectively.

FINANCIAL INFORMATION ABOUT INDUSTRY SEGMENTS

     The businesses of Agrilink, Pro-Fac and DFVC are principally conducted in one industry segment, the processing and sale of various food products. The financial statements for the fiscal years 1996, 1997 and 1998, which are included elsewhere herein, reflect the information relating to that segment for the last three fiscal years for each of Agrilink, Pro-Fac and DFVC.

PRO-FAC COOPERATIVE, INC.

     The Company is a wholly-owned subsidiary of Pro-Fac, an agricultural cooperative formed under New York State law to process and market crops grown by its members. Only growers of crops marketed through Pro-Fac, or associations of such growers, can become members of Pro-Fac. A grower becomes a member of Pro-Fac through the purchase of common stock of Pro-Fac. Pro-Fac's approximately 600 members are located principally in Florida, Georgia, Illinois, Iowa, Michigan, Nebraska, New York, Oregon, Pennsylvania and Washington.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

NEW CREDIT FACILITY

     In connection with the Acquisition, the Company has entered into the New Credit Facility with Harris Bank as Administrative Agent and Bank of Montreal as Syndication Agent and the lenders thereunder. The Credit Facility consists of the $200.0 million Revolving Credit Facility and the $455.0 million Term Loan Facility. The Term Loan Facility is comprised of the Term A Facility, which has a maturity of five years, the Term B Facility, which has a maturity of six years, and the Term C Facility, which has a maturity of seven years. The Revolving Credit Facility has a maturity of five years.

     The New Credit Facility bears interest, at the Company's option, at the Administrative Agent's alternate base rate or LIBOR plus, in each case, applicable margins of: (i) in the case of alternate base rate loans, (x) 1.00% for loans under the Revolving Credit Facility and the Term A Facility, (y) 2.75% for loans under the Term B Facility and (z) 3.00% for loans under the Term C Facility and (ii) in the case of LIBOR loans, (x) 2.75% for loans under the Revolving Credit Facility and the Term A Facility, (y) 3.75% for loans under the Term B Facility and (z) 4.00% for loans under the Term C Facility. The Administrative Agent's 'alternate base rate' is defined as the greater of: (i) the prime commercial rate as announced by the Administrative Agent and (ii) the Federal Funds rate plus 0.50%. In addition, the Company will pay a commitment fee calculated at a rate of 0.50% per annum on the daily average unused commitment under the Revolving Credit Facility. Upon consummation of the Acquisition, the Company drew $455.0 million under the Term Loan Facility, consisting of $100.0 million, $175.0 million and $180.0 million of loans under the Term A Facility, Term B Facility and Term C Facility, respectively. Additionally, the Company drew $93.0 million under the Revolving Credit Facility for seasonal working capital needs and $14.3 million under that Facility was used for credit support in the form of letters of credit.

     During December 1998, the Company's primary lender exercised its right under the New Credit Facility to transfer $50.0 million from the Term A Facility to the Term B and Term C Facilities in increments of $25.0 million.

     Beginning with the reporting period ending March 31, 1999, the applicable margins for the New Credit Facility will be subject to possible reductions based on the ratio of consolidated Debt to EBITDA (each as defined in the New Credit Facility).

     The Term Loan Facility will be subject to the following amortization schedule:

FISCAL      TERM       TERM       TERM
 YEAR      LOAN A     LOAN B     LOAN C     TOTAL
------     ------     ------     ------     ------
              (DOLLARS IN MILLIONS)
1999..     $ 0.0      $ 0.2      $ 0.2      $  0.4
2000..       7.5        0.4        0.4         8.3
2001..      10.0        0.4        0.4        10.8
2002..      10.0        0.4        0.4        10.8
2003..      10.0        0.4        0.4        10.8
2004..      12.5        0.4        0.4        13.3
2005..      --        197.8        0.4       198.2
2006..      --         --        202.4       202.4
           ------     ------     ------     ------
           $50.0      200.0      205.0      $455.0
           ------     ------     ------     ------
           ------     ------     ------     ------

     The Term Loan Facility is subject to mandatory prepayment with: (i) 100% of the net cash proceeds from the issuance of debt, subject to certain exceptions;
(ii) 100% of the net cash proceeds from asset dispositions, subject to certain exceptions; (iii) a percentage of the Company's excess cash flow (as defined in the New Credit Facility) equal to (x) 75% if the leverage ratio (as defined in the New Credit Facility) computed as of the last day of the immediately preceding fiscal year is at least 4.5 to 1.0, (y) 66 2/3% if the leverage ratio as of such day is less than 4.5 to 1.0 and (z) 0%, subsequent to the end of fiscal 1999, if the leverage ratio is less than 3.0 to 1.0 as of the last day of the most recently completed two consecutive fiscal quarters; (iv) 50% of the net cash proceeds of any equity offering unless, subsequent to the end of fiscal 1999, the leverage ratio is less than 3.0 to 1.0 as of the last day of the most recently completed two consecutive fiscal quarters and (v) any pension or other employee benefit plan reversions.

     The Company's obligations under the New Credit Facility are secured by a first-priority lien on: (i) substantially all existing or after-acquired assets, tangible or intangible, (ii) the capital stock of certain of Pro-Fac's current and future subsidiaries, including the Company, and (iii) all of the Company's rights (principally indemnification rights) under the agreement to acquire DFVC and the Marketing Agreement. The Company's obligations under the New Credit Facility will be guaranteed by Pro-Fac and certain of the Company's current and future subsidiaries.

     The New Credit Facility contains customary covenants and restrictions on the Company's ability to engage in certain activities, including, but not limited to: (i) limitations on the incurrence of indebtedness and liens, (ii) limitations on sale-leaseback transactions, consolidations, mergers, sale of assets, transactions with affiliates and investments and (iii) limitations on dividend and other distributions. The New Credit Facility also contains financial covenants requiring Pro-Fac to maintain a minimum level of consolidated EBITDA, a minimum consolidated interest coverage ratio, a minimum consolidated fixed charge coverage ratio, a maximum consolidated leverage ratio and a minimum level of consolidated net worth.

INTEREST RATE PROTECTION AGREEMENTS

     The Company has entered into a three-year interest rate swap agreement with the Bank of Montreal in the notional amount of $150.0 million. The swap agreement provides for an interest rate of 4.96% over the term of the swap payable by the Company in exchange for payments at published three-month LIBOR. In addition, the Company entered into a separate interest rate swap agreement with Bank of Montreal in the notional amount of $100.0 million for an initial period of three years, which may be extended, at the Company's option, for an additional two year period. The swap agreement provides for an interest rate of 5.32% over the term of the swap, including the two-year extension period if the Company elects to extend, payable by the Company in exchange for payments at published three-month LIBOR. The Company entered into these agreements in order to manage its interest rate risk by exchanging its floating rate interest payments for fixed rate interest payments.

     The following is a summary of the Company's interest rate swap agreements by major type:

Interest Rate Swap:
     Variable to Fixed -- notional amount.....................................   $250,000,000
     Average pay rate.........................................................   4.96 - 5.32%
     Average receive rate.....................................................      5.3125%
     Maturities...............................................................       2001

SUBORDINATED PROMISSORY NOTE

     As partial consideration for the Acquisition, the Issuer issued to Dean Foods the Subordinated Promissory Note for $30.0 million aggregate principal amount due November 22, 2008. Interest on the Subordinated Promissory Note is payable quarterly in arrears commencing December 31, 1998, at a rate per annum of 5% until November 22, 2003, and at a rate of 10% thereafter. Interest accruing through November 22, 2003 is required to be paid in kind through the issuance by the Company of additional subordinated promissory notes identical to the Subordinated Promissory Note in the principal amount of the interest due. Interest accruing after November 22, 2003 is payable in cash. The Subordinated Promissory Note may be prepaid at the Issuer's option without premium or penalty.

     The Subordinated Promissory Note is expressly subordinate to the Notes and the New Credit Facility and contains no financial covenants. The Subordinated Promissory Note is guaranteed by Pro-Fac on a subordinated basis to the same extent that the Subordinated Promissory Note is subordinated to the Notes and the New Credit Facility.

     The Subordinated Promissory Note is subject to a mandatory early redemption at any time that the aggregate amount of credit available under the New Credit Facility is increased above $700.0 million in connection with the financing of an acquisition by the Company of the assets, stock or business of another person, if, or as soon as, the Subordinated Promissory Note may be redeemed without breaching or creating a default under the terms of the Notes. In addition, principal and interest on the Subordinated Promissory Note may be declared due and payable earlier than its expressed maturity, but no payment may be made until all 'Senior Indebtedness' (which, as defined in the Subordinated Promissory Note, includes the Notes and the New Credit Facility) is paid in full. Accordingly, the Subordinated Promissory Note may be repaid in full prior to its expressed maturity and prior to payment of the Notes only if permitted by the Indenture.

12 1/4% SENIOR SUBORDINATED NOTES DUE 2005

     In connection with the Acquisition and the Refinancing, Agrilink repurchased $159,985,000 of its Old Notes, of which $160.0 million principal amount was previously outstanding. Agrilink paid a total of approximately $184.0 million to purchase the Old Notes, including interest accrued thereon of $2.9 million. Holders who sold their Old Notes to Agrilink consented to certain amendments to the indenture governing the Old Notes, which eliminated or amended substantially all the restrictive covenants and certain events of default contained in such indenture. The Company may repurchase the remaining Old Notes in the future in open market transactions, privately negotiated purchases or otherwise.

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

                              DESCRIPTION OF NOTES

     The Initial Notes were, and the Exchange Notes will be, issued pursuant to the Indenture among the Company, the Guarantors and IBJ Schroder Bank and Trust Company, as trustee (the 'Trustee'), a copy of which will be made available to prospective purchasers of the Notes upon request. The following is a summary of the material terms and provisions of the Notes. The terms of the Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the 'Trust Indenture Act'). The Notes are subject to all such terms, and holders of the Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary does not purport to be a complete description of the Notes and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Indenture. Capitalized terms that are used but not otherwise defined herein have the meanings assigned to them in the Indenture and such definitions are incorporated herein by reference. For purposes of this section, references to the 'Company' include only the Issuer and not its subsidiaries.

GENERAL

     The Notes are senior subordinated unsecured obligations of the Company limited to an aggregate principal amount of $200.0 million, subordinated in right of payment to all existing and future Senior Indebtedness of the Company (including the Company's obligations under the New Credit Facility) as described below under ' -- Subordination.' The Notes are unconditionally guaranteed, on a joint and several basis, by each Guarantor on a senior subordinated basis, with each such Note Guarantee subordinated to the Guarantor's guarantee of the obligations of the Company under the New Credit Facility and to all other Senior Indebtedness of such Guarantor.

     The Notes bear interest at the rate shown on the cover page of this Prospectus from their original issue date, payable on May 1 and November 1 of each year, commencing on May 1, 1999, to holders of record at the close of business on April 15 or October 15, as the case may be, immediately preceding the relevant interest payment date. The Notes will mature on November 1, 2008. They were issued in registered form, without coupons, and in denominations of $1,000 and integral multiples thereof. The Notes are payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, by wire transfer of immediately available funds or, in the case of certificated securities only, by mailing a check to the registered address of the holder. See ' -- Book-Entry, Delivery and Form of Securities.' Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose.

     The interest rate on the Notes is subject to increase in certain circumstances if the Company and the Guarantors do not file a registration statement relating to the Exchange Offer on a timely basis, if such registration statement is not declared effective on a timely basis or if certain other conditions are not satisfied, all as further described below under ' -- Registration Rights.'

SUBORDINATION

     The payment by the Company of principal of and premium (if any) and interest (including Additional Interest) on the Notes, and by each Guarantor of such amounts under its Note Guarantee (collectively, the 'Note Indebtedness'), is subordinated to the prior payment in full in cash when due of the principal of and premium, if any, and accrued and unpaid interest on and all other amounts owing in respect of all existing and future Senior Indebtedness of the Company and of such Guarantor, as the case may be. At September 26, 1998, as adjusted to give effect to the Initial Notes Offering and the application of the net proceeds therefrom, the Company would have had approximately $465.6 million of Senior Indebtedness outstanding (including $11.0 million borrowed under the Term Loan Facility to refinance seasonal working capital borrowings under the Old Credit Facility but excluding seasonal working capital borrowings under the Revolving Credit Facility). In addition, the Company maintains significant borrowings during each fiscal year to finance seasonal working capital needs, which also constitute Senior Indebtedness. At September 26, 1998, an additional $94.0 million of seasonal working capital indebtedness was outstanding under the $200.0 million Revolving Credit Facility. In addition,

                                       62


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$14.3 million of letters of credit were issued thereunder as of such date.
Substantially all of such Senior Indebtedness is secured. Subject to certain limitations, the Company and its Subsidiaries (including the Subsidiary Guarantors) may incur additional Indebtedness in the future, including Senior Indebtedness. See ' -- Certain Covenants -- Limitations on Additional Indebtedness.'

     The Indenture provides that, upon any payment or distribution to creditors of the Company or any Guarantor of the assets of the Company or such Guarantor, as the case may be, of any kind or character in a total or partial liquidation or dissolution of the Company or such Guarantor, as the case may be, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or such Guarantor, as the case may be, whether voluntary or involuntary (including any assignment for the benefit of creditors and proceedings for marshaling of assets and liabilities of the Company or such Guarantor, as the case may be), the holders of all Senior Indebtedness of the Company or such Guarantor, as the case may be, then outstanding will be entitled to payment in full in cash (including interest accruing subsequent to the filing of petition of bankruptcy or insolvency at the rate specified in the document relating to the applicable Senior Indebtedness, whether or not such interest is an allowed claim enforceable against the Company or such Guarantor, as the case may be, under applicable law) before the holders of Notes are entitled to receive any payment (other than payments made from a trust previously established pursuant to provisions described under ' -- Satisfaction and Discharge of Indenture; Defeasance') on or with respect to the Note Indebtedness from the Company or such Guarantor, as the case may be, and until the holders of all Senior Indebtedness of the Company or such Guarantor, as the case may be, receive payment in full in cash, any distribution to which the holders of Notes would be entitled from the Company or such Guarantor, as the case may be, will be made to holders of Senior Indebtedness of the Company or such Guarantor, as the case may be.

     Upon the occurrence of any default in the payment of any principal of or interest on or other amounts due on any Designated Senior Indebtedness of the Company or any Guarantor (a 'Payment Default'), no payment of any kind or character shall be made by the Company or such Guarantor, as the case may be, (or by any other Person on its behalf) with respect to the Note Indebtedness (other than payments made from a trust previously established pursuant to provisions described under ' -- Satisfaction and Discharge of Indenture; Defeasance') unless and until (i) such Payment Default shall have been cured or waived in accordance with the instruments governing such Designated Senior Indebtedness or shall have ceased to exist, (ii) such Designated Senior Indebtedness has been discharged or paid in full in cash in accordance with the instruments governing such Indebtedness or (iii) the benefits of this sentence have been waived by the holders of such Designated Senior Indebtedness or their representative immediately after which the Company or such Guarantor, as the case may be, must resume making any and all required payments, including missed payments, in respect of its obligations under the Notes.

     Upon (1) the occurrence and continuance of an event of default (other than a Payment Default) relating to Designated Senior Indebtedness, as such event of default is defined therein or in the instrument or agreement under which such Designated Senior Indebtedness is outstanding, which event of default, pursuant to the instruments governing such Designated Senior Indebtedness, entitles the holders (or a specified portion of the holders) of such Designated Senior Indebtedness or their designated representative to immediately accelerate without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace period, the maturity of such Designated Senior Indebtedness (whether or not such acceleration has actually occurred) (a 'Non-payment Default') and (2) the receipt by the Trustee and the Company from the trustee or other representative of holders of such Designated Senior Indebtedness of written notice (a 'Payment Blockage Notice') of such occurrence, no payment is permitted to be made by the Company or such Guarantor, as the case may be (or by any other Person on its behalf), in respect of the Note Indebtedness (other than payments made from a trust previously established pursuant to provisions described under ' -- Satisfaction and Discharge of Indenture; Defeasance') for a period (a 'Payment Blockage Period') commencing on the date of receipt by the Trustee of such Payment Blockage Notice and ending on the earliest to occur of the following events (subject to any blockage of payments that may then be in effect due to a Payment Default on Designated Senior Indebtedness): (w) such Non-payment Default has been cured or waived or has ceased to exist; (x) a 179-consecutive-day period commencing on the date such Payment Blockage Notice is received by the Trustee has elapsed;
(y) such

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

Payment Blockage Period has been terminated by written notice to the Trustee from the trustee or other representative of holders of such Designated Senior Indebtedness, whether or not such Non-payment Default has been cured or waived or has ceased to exist; and (z) such Designated Senior Indebtedness has been discharged or paid in full in cash, immediately after which, in the case of clause (w), (x), (y) or (z), the Company or such Guarantor, as the case may be, must resume making any and all required payments, including missed payments, in respect of its obligations under the Notes.

     Notwithstanding the foregoing, (a) not more than one Payment Blockage Period may be commenced in any period of 360 consecutive days and (b) no default or event of default with respect to the Designated Senior Indebtedness of the Company or such Guarantor, as the case may be, that was the subject of a Payment Blockage Notice which existed or was continuing on the date of the giving of any Payment Blockage Notice shall be or serve as the basis for the giving of a subsequent Payment Blockage Notice whether or not within a period of 360 consecutive days unless such default or event of default shall have been cured or waived for a period of at least 90 consecutive days after such date. Notwithstanding anything to the contrary, in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 day consecutive period.

     Notwithstanding the foregoing, Noteholders may receive and retain Permitted Junior Securities and payment from the money or the proceeds held in any defeasance trust described under ' -- Satisfaction and Discharge of Indenture; Defeasance' below, and no such receipt or retention will be contractually subordinated in right of payment to any Senior Indebtedness or subject to the restrictions described in this 'Subordination' section.

     In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company or any Guarantor, whether in cash, property or securities, shall be received by the Trustee or the holders of Notes at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be segregated from other funds or assets and held in trust for the benefit of the holders of Senior Indebtedness of the Company or such Guarantor, as the case may be, and shall be paid or delivered by the Trustee or such holders, as the case may be, to the holders of the Senior Indebtedness of the Company or such Guarantor, as the case may be, remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness of the Company or such Guarantor, as the case may be, may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness of the Company or such Guarantor, as the case may be, held or represented by each, for application to the payment of all Senior Indebtedness of the Company or such Guarantor, as the case may be, remaining unpaid, to the extent necessary to pay or to provide for the payment in full in cash of all such Senior Indebtedness after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

     If the Company fails to make any payment on the Notes when due or within any applicable grace period, whether or not such failure is on account of the subordination provisions referred to above, such failure would constitute an Event of Default under the Indenture and would enable the holders of Notes to accelerate the maturity of the Notes. See ' -- Events of Default.'

     By reason of the subordination provisions contained in the Indenture, in the event of bankruptcy, liquidation, insolvency or other similar proceedings, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the holders of the Notes, and creditors of the Company who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the Notes.

GUARANTEES

     The Company's payment obligations under the Notes are jointly and severally guaranteed (the 'Note Guarantees') by Pro-Fac and by each Subsidiary Guarantor. Each Note Guarantee is an unsecured senior subordinated obligation of the Guarantor providing it, and ranks junior in right of payment to all existing and future Senior Indebtedness of such Guarantor, including such Guarantor's guarantee of the Company's obligations under the New Credit Facility. The Indenture provides that the

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

obligations of each Guarantor under its Note Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by such Guarantor without constituting a fraudulent conveyance under applicable law.

     The Indenture permits, subject to the satisfaction of certain conditions, the merger of the Company with and into Pro-Fac with Pro-Fac as the surviving corporation (the 'Pro-Fac Merger'). Upon the consummation of the Pro-Fac Merger, Pro-Fac will assume all of the obligations of the Company under the Indenture and the Notes and Pro-Fac's Note Guarantee will be released. See ' -- Certain Covenants -- Limitations on Mergers and Certain Other Transactions.' Unless the context otherwise requires, on and after consummation of the Pro-Fac Merger, references to Pro-Fac and the Company in this Description of Notes shall be deemed to be references to Pro-Fac as the surviving corporation of the Pro-Fac Merger.

     The Indenture provides that no Guarantor (other than a Subsidiary Guarantor whose Note Guarantee is to be released in accordance with the terms of the Note Guarantee and the Indenture in connection with any transaction complying with the 'Limitation on Asset Sales' covenant) may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person whether or not affiliated with such Guarantor unless (i) the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all of the obligations of such Guarantor pursuant to a supplemental indenture, in form and substance satisfactory to the Trustee, under the Notes and the Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) immediately after giving effect to any such transaction involving a Subsidiary Guarantor, the Coverage Ratio Incurrence Condition would be met; provided, however, that the foregoing shall not apply to the Pro-Fac Merger (the Pro-Fac Merger being governed by the covenant described under ' -- Limitation on Mergers and Certain Other Transactions.')

     Separate financial statements of the Subsidiary Guarantors are not included herein because such Subsidiary Guarantors are jointly and severally liable with respect to the Company's obligations pursuant to the Notes, and the aggregate net assets, earnings and equity of the Subsidiary Guarantors and the Company are substantially equivalent to the net assets, earnings and equity of the Company on a consolidated basis.

OPTIONAL REDEMPTION OF THE NOTES

     The Notes may not be redeemed prior to November 1, 2003, but will be redeemable at the option of the Company, in whole or in part, at any time on or after November 1, 2003, at the following redemption prices (expressed as percentages of principal amount), together with accrued and unpaid interest, if any, thereon to the redemption date, if redeemed during the twelve-month period beginning November 1:

                                                                           OPTIONAL
                                                                          REDEMPTION
YEAR                                                                        PRICE
-----------------------------------------------------------------------   ----------
2003...................................................................    105.938%
2004...................................................................    103.958%
2005...................................................................    101.979%
2006 and thereafter....................................................    100.000%

     Notwithstanding the foregoing, at any time prior to November 1, 2001, the Company may redeem up to 35% of the aggregate principal amount of the Notes originally issued with the net cash proceeds of one or more Equity Offerings at a redemption price equal to 111.875% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date; provided that (a) at least $130.0 million aggregate principal amount of the Notes remains outstanding immediately after the occurrence of such redemption and (b) such redemption occurs within 60 days of the date of the closing of any such Equity Offering.

     If less than all of the Notes are to be redeemed at any time, selection of the Notes to be redeemed will be made by the Trustee from among the outstanding Notes on a pro rata basis, by lot or by any other method permitted in the Indenture. Notice of redemption will be mailed at least 30 days but not

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more than 60 days before the redemption date to each holder whose Notes are to be redeemed at the registered address of such holder. On and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, each holder of the Notes will have the right to require that the Company repurchase all or any portion of such holder's Notes for a cash price (the 'Change of Control Purchase Price') equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest and Additional Interest, if any, to the date of repurchase, all in accordance with the following paragraph.

     Within 30 days following any Change of Control, the Company will mail to the Trustee (who shall mail to each holder at the Company's expense) a notice
(i) describing the transaction or transactions that constitute the Change of Control, (ii) offering to repurchase, pursuant to the procedures required by the Indenture and described in such notice (a 'Change of Control Offer'), on a date specified in such notice (which shall be a business day not earlier than 30 days or later than 60 days from the date such notice is mailed) and for the Change of Control Purchase Price, all Notes properly tendered by such holder (in integral multiples of $1,000) pursuant to such offer to purchase for the Change of Control Purchase Price and (iii) describing the procedures that holders must follow to accept the Change of Control Offer. The Change of Control Offer is required to remain open for at least 20 business days or for such longer period as is required by law.

     The occurrence of the events constituting a Change of Control under the Indenture will result in an event of default in respect of the New Credit Facility and may result in an event of default in respect of other Indebtedness of the Company and its Subsidiaries permitting the lenders thereunder to require repayment of such Indebtedness in full. If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay for all or any of the Notes that might be delivered by holders of Notes seeking to accept the Change of Control Offer. There can be no assurance that in the event of a Change of Control the Company will be able to obtain the consents necessary to consummate a Change of Control Offer from the lenders under agreements governing outstanding Indebtedness (including the New Credit Facility) which may prohibit such an offer. The Company's obligation to make a Change of Control Offer will be satisfied if a third party makes the Change of Control Offer in the manner and at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer. The definition of Change of Control includes the sale of 'all or substantially all' of the assets of the Company or Pro-Fac, the determination of which depends upon the circumstances of any such sale and is subject to interpretation under applicable legal precedent.

     The Change of Control feature of the Notes, by requiring a Change of Control Offer, may in certain circumstances make more difficult or discourage a sale or takeover of the Company, and, thus, the removal of incumbent management. The Change of Control feature, however, is not part of a plan by management to adopt a series of antitakeover provisions. Instead, the Change of Control feature is a result of negotiations between the Company and the Initial Purchasers. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings.

     The Company will comply with the applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Offer.

CERTAIN COVENANTS

     Limitations on Additional Indebtedness. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness

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(including without limitation Acquired Indebtedness); provided that (i) the
Company and its Restricted Subsidiaries may incur Permitted Indebtedness and
(ii) if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company may incur additional Indebtedness if, after giving effect thereto, the Company's Consolidated Interest Coverage Ratio on the date thereof would be at least 2.0 to 1.0, determined on a pro forma basis as if the incurrence of such additional Indebtedness, and the application of the net proceeds therefrom, had occurred at the beginning of the four-quarter period used to calculate the Company's Consolidated Interest Coverage Ratio.

     Payments Pursuant to the Pro-Fac Marketing Agreement; Reinvestments by Pro-Fac; Borrowings by Pro-Fac. As promptly as practicable, and in any event within ten Business Days, after receipt from the Company of any payment made in excess of the Commercial Market Value for crops and other services pursuant to the Pro-Fac Marketing Agreement, Pro-Fac will invest in cash as common equity interests (other than Disqualified Capital Stock) in the Company an amount equal to 70% of such excess. Without the consent of the Holders of at least 75% in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), the Company will not: (a) amend the calculation of amounts payable to Pro-Fac under the Pro-Fac Marketing Agreement in a manner which would increase the payments made to Pro-Fac, (b) amend the Pro-Fac Marketing Agreement to require that Affiliate Transactions involving Pro-Fac be approved by less than a majority of the Disinterested Directors or (c) amend the provisions of the Indenture containing this and the previous sentence or the definition of 'Commercial Market Value.' The Indenture governing the Notes will permit the Company to make demand loans to Pro-Fac for working capital purposes in amounts not exceeding $40.0 million at any time outstanding, each such loan to bear interest at a rate equal to the rate in effect on the date of such loan under the Revolving Loan Facility. The loan balance must be reduced to zero for a period of not less than 15 consecutive days in each fiscal year. Except for the foregoing provision and except for (x) Pro-Fac's Note Guarantee and (y) Pro-Fac's Guarantee of the Obligations under the New Credit Facility, as long as Pro-Fac has the right to borrow under the Pro-Fac Marketing Agreement, the Indenture does not permit Pro-Fac to incur any other Indebtedness.

     Notwithstanding the foregoing, the Indenture provides that the preceding paragraph shall not apply on and after the consummation of the Pro-Fac Merger. The Indenture provides that, on and after the consummation of the Pro-Fac Merger, any payment to any member of Pro-Fac in cash or property (other than Capital Stock) for crops in excess of Commercial Market Value shall be deemed to be a Restricted Payment under the Indenture. In addition, Pro-Fac will cause its certificate of incorporation and/or by-laws to be amended no later than the consummation of the Pro-Fac Merger to require (i) that there shall be at least two Disinterested Directors on the Board of Directors of Pro-Fac at all times,
(ii) the formation and maintenance of a committee of the Board of Directors of Pro-Fac to recommend Commercial Market Value, which committee shall include at least two Disinterested Directors at all times, (iii) approval by a majority of the Disinterested Directors of the annual profit plan of Pro-Fac (including the raw product section of the profit plan) and the final determination of Commercial Market Value, and (iv) precluding the further amendment of the certificate of incorporation and by-laws of Pro-Fac concerning (i), (ii), and
(iii) above without the consent of the Holders of at least 75% in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes). Without the consent of the Holders of at least 75% in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes), the Company and Pro-Fac will not amend the provisions of the Indenture containing this paragraph or the definition of 'Commercial Market Value.'

     Limitation on the Issuance of Capital Stock of Restricted Subsidiaries. The Indenture provides that the Company will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of its Capital Stock (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly-Owned Restricted Subsidiary, (ii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary or (iii) to the extent such shares represent directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Wholly-Owned Restricted Subsidiary. The proceeds of any sale of Capital Stock permitted hereunder and referred to in clauses

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(ii) and (iii) above will be treated as Net Available Proceeds and must be applied in a manner consistent with the provisions of the covenant described under ' -- Limitations on Asset Sales.'

     Limitations on Layering Debt. The Indenture provides that neither the Company nor any Guarantor will incur any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness by its terms is pari passu with, or subordinated to, the Notes or the Note Guarantee of such Guarantor, as the case may be.

     Limitations on Restricted Payments. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment (except as permitted below) if at the time of such Restricted Payment:

          (i) a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof;

          (ii) the Company would be unable to meet the Coverage Ratio Incurrence Condition; or

          (iii) the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments (except as expressly provided in the second following paragraph) made on or after the first day of the last completed fiscal quarter of the Company ending immediately prior to the Issue Date, exceeds the sum of (A) 50% of the Company's Consolidated Net Income (taken as one accounting period) from the first day of the last completed fiscal quarter of the Company ending immediately prior to the Issue Date to the end of the Company's most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such aggregate Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit) plus (B) the net cash proceeds from the issuance and sale (other than to a Subsidiary of the Company or Pro-Fac) after the Issue Date of (1) the Company's Capital Stock that is not Disqualified Capital Stock (excluding amounts contributed to the Company pursuant to clause (E) of this paragraph and excluding Capital Stock purchased with the proceeds of loans from the Company or any of its Subsidiaries) or (2) debt securities of the Company that have been converted into the Company's Capital Stock that is not Disqualified Capital Stock and that is not then held by a Subsidiary of the Company, plus (C) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (x) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (y) the initial amount of such Restricted Investment, plus (D) the amount of any Restricted Investment outstanding in an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company in accordance with the definition of 'Unrestricted Subsidiary,' plus (E) 40% of the aggregate contributions by Pro-Fac to the Company pursuant to the covenant entitled ' -- Payments Pursuant to the Pro-Fac Marketing Agreement; Reinvestments by Pro-Fac; Borrowings by Pro-Fac' subsequent to the Issue Date but prior to the consummation of the Pro-Fac Merger, plus (F) $7.5 million.

          The foregoing provisions of clauses (ii) and (iii) of the immediately preceding paragraph will not prohibit (1) the payment of any dividend by the Company or any Restricted Subsidiary within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (2) the redemption, repurchase, retirement or other acquisition of any Capital Stock of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company or Pro-Fac) of other Capital Stock of the Company (other than any Disqualified Capital Stock); (3) the defeasance, redemption, repurchase or other retirement of Subordinated Indebtedness in exchange for, or out of the proceeds of, the substantially concurrent issue and sale of Capital Stock of the Company (other than (x) Disqualified Capital Stock, (y) Capital Stock sold to a Subsidiary of the Company or Pro-Fac and (z)Capital Stock purchased with the proceeds of loans from the Company or any of its Subsidiaries); (4) the payment of amounts prior to the consummation of the Pro-Fac Merger required to fund Pro-Fac's reasonable operating expenses, not in excess of $250,000, as adjusted to reflect changes in the Consumer Price Index between the Issue Date and the date of any such payment, in any fiscal year; (5)(x) the payments of dividends or distributions to Pro-Fac solely in amounts and at the times necessary to permit Pro-Fac, or (y) any payment to members of Pro-Fac

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     on and after the consummation of the Pro-Fac Merger solely in amounts and at the times necessary, in each case to purchase, redeem, acquire, cancel or otherwise retire for value Capital Stock of Pro-Fac (i) held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), or a trust established for the benefit of any of the foregoing, of Pro-Fac, the Company or its Subsidiaries, upon death, disability, retirement, severance or termination of employment or service or pursuant to any agreement under which such Capital Stock or related rights were issued or (ii) held by members or former members of Pro-Fac, upon the departure of such Persons as members of Pro-Fac or upon the discontinuance by any such Person of one or more crops; provided that the amount of such payments under this clause
     (5) does not exceed in the aggregate $2.0 million in any fiscal year; or
     (6) Restricted Investments the amount of which, together with the amount of all other Restricted Investments made pursuant to this clause (6) after the Issue Date, does not exceed $15.0 million.

     Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payments referred to in clauses (2) and (3) thereof, and, to the extent deducted in determining Consolidated Net Income in any period, the Restricted Payments referred to in clause (5) thereof) shall be included once in calculating whether the conditions of clause (iii) of the second preceding paragraph have been met with respect to any subsequent Restricted Payments. For purposes of determining compliance with this 'Limitation on Restricted Payments' covenant, in the event that a transaction meets the criteria of more than one of the types of Restricted Payments described in the clauses of the immediately preceding paragraph or of the exceptions in the definition of 'Restricted Payment,' the Company, in its sole discretion, shall classify such transaction and only be required to include the amount and type of such transaction in one of such clauses. If an issuance of Capital Stock of the Company is applied to make a Restricted Payment pursuant to clause (2) or (3) above, then, in calculating whether the conditions of clause
(iii) of the second preceding paragraph have been met with respect to any subsequent Restricted Payments, the proceeds of any such issuance shall be included under such clause (iii) only to the extent such proceeds are not applied as so described in this sentence.

     Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant 'Limitations on Restricted Payments' were computed, which calculations shall be based upon the Company's latest available financial statements.

     Limitations on Restrictions on Distributions from Restricted Subsidiaries. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any Payment Restriction with respect to any of its Restricted Subsidiaries, except for (a) any such Payment Restriction in effect on the Issue Date under the New Credit Facility or any similar Payment Restriction under any similar credit facility, or any amendment, restatement, renewal, replacement or refinancing of any of the foregoing, provided that such similar Payment Restrictions are not, taken as a whole, materially more restrictive than the Payment Restrictions in effect on the Issue Date under the New Credit Facility;
(b) any such Payment Restriction under any agreement evidencing any Acquired Indebtedness that was permitted to be incurred pursuant to the Indenture in effect at the time of such incurrence and not created in contemplation of such event, provided that such Payment Restriction is not extended to apply to any of the assets of the entities not previously subject thereto; (c) any such Payment Restriction arising in connection with Refinancing Indebtedness; provided that any such Payment Restrictions that arise under such Refinancing Indebtedness are not, taken as a whole, materially more restrictive than those under the agreement creating or evidencing the Indebtedness being refunded or refinanced;
(d) any such restriction by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business; and (e) Payment Restrictions arising under applicable law.

     Limitations on Transactions with Affiliates. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an 'Affiliate

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Transaction'), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction (or series of related transactions) involving Pro-Fac (including, without limitation, any amendment to or waiver under the Pro-Fac Marketing Agreement and any agreement for the purchase of crops entered into pursuant to the Pro-Fac Marketing Agreement) prior to the consummation of the Pro-Fac Merger or involving aggregate payments in excess of $1.0 million, an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and which sets forth and authenticates a resolution that has been adopted by a vote of a majority of the Disinterested Directors approving such Affiliate Transaction and (b) with respect to any Affiliate Transaction (or series of related transactions) involving aggregate payments in excess of $5.0 million (other than any Affiliate Transaction (or series of related transactions) occurring prior to the consummation of the Pro-Fac Merger and relating to the Pro-Fac Marketing Agreement or any agreement for the purchase of crops entered into pursuant to the Pro-Fac Marketing Agreement), the Officers' Certificate described in the preceding clause (a) and an opinion as to the fairness to the Company or such Subsidiary from a financial point of view of such Affiliate Transaction (or series of related transactions) issued by an Independent Financial Advisor; provided, however, that the following shall not be deemed to be Affiliate
Transactions: (i) transactions exclusively between or among (1) the Company and one or more Restricted Subsidiaries or (2) Restricted Subsidiaries, provided, in each case, that no Affiliate of the Company (other than another Restricted Subsidiary) owns Capital Stock of any such Restricted Subsidiary; (ii) transactions between the Company or any Restricted Subsidiary and any qualified employee stock ownership plan established for the benefit of the Company's employees, or the establishment or maintenance of any such plan; (iii) reasonable director, officer and employee compensation and other benefit and indemnification arrangements entered into in the ordinary course of business and consistent with past practice; (iv) transactions permitted by the 'Limitations on Restricted Payments' covenant or excluded from the definition of 'Restricted Payments'; (v) the pledge of Capital Stock of Unrestricted Subsidiaries to support the Indebtedness thereof; (vi) transactions between the Company or any Restricted Subsidiary and any Affiliate of the Company or such Restricted Subsidiary that is a joint venture, provided that no direct or indirect holder of an equity interest in such joint venture (other than the Company or a Restricted Subsidiary) is an Affiliate of the Company or such Restricted Subsidiary; and (vii) except as set forth in clause (a) above, the Pro-Fac Marketing Agreement and any transaction effected pursuant thereto.

     Limitations on Liens. The Indenture provides that the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien of any nature whatsoever on any property of the Company or any Restricted Subsidiary (including Capital Stock of a Restricted Subsidiary), or any proceeds, income or profit therefrom, whether owned at the Issue Date or thereafter acquired, which secures Indebtedness that is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with (or if such Lien secures Indebtedness that is subordinated to the Notes, prior to) such Indebtedness for so long as such Indebtedness is secured by a Lien.

     The foregoing restrictions shall not apply to (i) Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date; (ii) Liens in favor of the Company; (iii) Liens to secure Non-Recourse Purchase Money Indebtedness; (iv) Liens securing Acquired Indebtedness permitted to be incurred under the Indenture, provided that the Liens do not extend to property or assets not subject to such Lien at the time of acquisition (other than improvements thereon); (v) Liens on property of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Company or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof); or (vi) Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (iv) and (v), provided that in each case such Liens do not extend to any additional property or assets (other than improvements thereon).

     Limitations on Asset Sales. (a) The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate any Asset Sale unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair

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Market Value of the assets included in such Asset Sale (evidenced by the delivery by the Company to the Trustee of an Officers' Certificate certifying that such Asset Sale complies with this clause (i)), (ii) immediately after giving effect to such Asset Sale, no Default or Event of Default shall have occurred and be continuing, and (iii) at least 80% of the consideration received by the Company or such Restricted Subsidiary therefor is in the form of cash paid at the closing thereof. The amount (without duplication) of any (x) Indebtedness (other than Subordinated Indebtedness) of the Company or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Company or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness, and
(y) any Cash Equivalents, or other notes, securities or items of property received from such transferee that are promptly (but in any event within 15 days) converted by the Company or such Restricted Subsidiary to cash (to the extent of the cash actually so received), shall be deemed to be cash for purposes of clause (iii) of the preceding sentence and, in the case of clause
(x) above, shall also be deemed to constitute a repayment of, and a permanent reduction in, the amount of such Indebtedness for purposes of the following paragraph (b). If at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this covenant. A transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to a Restricted Subsidiary will not be deemed to be an Asset Sale, and a transfer of assets that is excluded from the definition of 'Restricted Payment,' or that constitutes a Restricted Investment and that is permitted under ' -- Limitations on Restricted Payments,' will not be deemed to be an Asset Sale.

     (b) The Indenture provides that if the Company or any Restricted Subsidiary engages in an Asset Sale, the Company or any Restricted Subsidiary shall, no later than 270 days after such Asset Sale (i) apply all or any of the Net Available Proceeds therefrom to repay amounts outstanding under the New Credit Facility or any other Senior Indebtedness; provided, in each case, that the related loan commitment (if any) of any Indebtedness constituting revolving credit debt is thereby permanently reduced by the amount of any such revolving credit debt so repaid and/or (ii) invest all or any part of the Net Available Proceeds thereof in the purchase of fixed assets to be used by the Company and its Restricted Subsidiaries in a Related Business (together with any short-term assets incidental thereto), or the making of a Related Business Investment. The amount of such Net Available Proceeds not applied or invested as provided in this paragraph will constitute 'Excess Proceeds.'

     (c) The Indenture provides that when the aggregate amount of Excess Proceeds equals or exceeds $10.0 million, the Company will be required to make an offer to purchase, from all holders of the Notes, an aggregate principal amount of Notes equal to the amount of such Excess Proceeds as follows:

          (i) The Company will make an offer to purchase (a 'Net Proceeds Offer') from all holders of the Notes in accordance with the procedures set forth in the Indenture the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of the amount (the 'Payment Amount') of such Excess Proceeds.

          (ii) The offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest and Additional Interest, if any, to the date such Net Proceeds Offer is consummated (the 'Offered Price'), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer is less than the Payment Amount relating thereto (such shortfall constituting a 'Net Proceeds Deficiency'), the Company may use such Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the limitations of the 'Limitations on Restricted Payments' covenant.

          (iii) If the aggregate Offered Price of Notes validly tendered and not withdrawn by holders thereof exceeds the Payment Amount, Notes to be purchased will be selected on a pro rata basis (with such adjustments as may be appropriate so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased).

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          (iv) Upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds in respect of such Net Proceeds Offer shall be deemed to be zero.

     (d) Notwithstanding the foregoing, in the event that any other Indebtedness of the Company which ranks pari passu with the Notes (the 'Other Indebtedness') requires an offer to purchase to be made to repurchase such Other Indebtedness upon the consummation of an Asset Sale, the Company may apply the Excess Proceeds otherwise required to be applied to a Net Proceeds Offer to offer to purchase such Other Indebtedness and to a Net Proceeds Offer so long as the amount of such Excess Proceeds applied to purchase the Notes is not less than the Note Portion of Excess Proceeds. With respect to any Excess Proceeds, the Company shall make the Net Proceeds Offer in respect thereof at the same time as the analogous offer to purchase is made pursuant to any Other Indebtedness and the purchase date in respect of the Net Proceeds Offer shall be the same as the purchase date in respect of the offer to purchase pursuant to such Other Indebtedness.

     For purposes of this covenant, 'Note Portion of Excess Proceeds,' in respect of a Net Proceeds Offer, means (1) if no Other Indebtedness is concurrently being offered to be purchased, the amount of the Excess Proceeds in respect of such Net Proceeds Offer and (2) if Other Indebtedness is concurrently being offered to be purchased, an amount equal to the product of (x) the Excess Proceeds in respect of such Net Proceeds Offer and (y) a fraction the numerator of which is the principal amount of all Notes tendered pursuant to such Net Proceeds Offer (the 'Note Amount') and the denominator of which is the sum of the Note Amount and the lesser of the aggregate principal face amount or accreted value as of the relevant purchase date of all Other Indebtedness tendered pursuant to a concurrent offer to purchase such Other Indebtedness made at the time of such Net Proceeds Offer.

     The Indenture provides that the Company will not permit any Subsidiary to enter into or suffer to exist any agreement that would place any restriction of any kind (other than pursuant to law or regulation) on the ability of the Company to make a Net Proceeds Offer following any Asset Sale. The Indenture provides that the Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, if applicable, in the event that an Asset Sale occurs and the Company is required to purchase Notes as described above.

     Limitations on Mergers and Certain Other Transactions. The Indenture provides that the Company will not, in a single transaction or a series of related transactions, (i) consolidate or merge with or into (other than a merger with a Wholly-Owned Restricted Subsidiary solely for the purpose of changing the Company's jurisdiction of incorporation to another State of the United States; provided that clauses (a) and (d) below are complied with), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Company or the Company and its Subsidiaries (taken as a whole), or permit any of its Restricted Subsidiaries to do so if such transaction would result in the transfer of all or substantially all of the assets of the Company and its Subsidiaries (taken as a whole), or assign any of its obligations under the Notes and the Indenture, to any Person or (ii) adopt a Plan of Liquidation unless, in either case: (a) the Person formed by or surviving such consolidation or merger (if other than the Company) or to which such sale, lease, conveyance or other disposition or assignment shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the 'Successor'), is a corporation or a cooperative corporation organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor assumes by supplemental indenture in a form satisfactory to the Trustee all of the obligations of the Company under the Notes and the Indenture; (b) immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (a) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default or Event of Default shall have occurred and be continuing; provided however, that in the case of the Pro-Fac Merger, the foregoing clause (b) shall be deemed to be satisfied if immediately after giving effect the Pro-Fac Merger and the assumption of the obligations set forth in clause (a) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default or Event of Default shall have occurred and be continuing; and (c) immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (a) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, (x) in the case of the Pro-Fac Merger only, the Consolidated Coverage Ratio shall be at least equal to or

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greater than the Consolidated Coverage Ratio immediately prior to the consummation of the Pro-Fac Merger and the assumption of the obligations set forth in clause (a) above and the incurrence of any Indebtedness to be incurred in connection therewith, and (y) in the case of any other such transaction, the Company or the Successor, as the case may be, could meet the Coverage Ratio Incurrence Condition; and (d) each Guarantor, unless it is the other party to the transactions described above, shall have by amendment to its guarantee confirmed that its guarantee of the Notes shall apply to the obligations of the Company or the Successor under the Notes and the Indenture. For purposes of this covenant, any Indebtedness of the Successor which was not Indebtedness of the Company immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

     Additional Note Guarantees. The Indenture provides that if the Company or any of its Subsidiaries shall acquire or create another Subsidiary (other than (x) any Foreign Subsidiary so long as such Foreign Subsidiary is not a guarantor of any Senior Indebtedness of the Company or (y) a Subsidiary that has been designated as an Unrestricted Subsidiary or (z) an Immaterial Subsidiary), then such newly acquired or created Subsidiary will be required to execute a Note Guarantee, in accordance with the terms of the Indenture.

     Reports. Whether or not required by the rules and regulations of the Securities and Exchange Commission (the 'Commission'), so long as any Notes are outstanding, each of the Company and Pro-Fac will file with the Commission, to the extent such filings are accepted by the Commission, and will furnish (within 15 days after such filing) to the Trustee and to the holders of Notes all quarterly and annual reports and other information, documents and reports that would be required to be filed with the Commission pursuant to Section 13 of the Exchange Act if the Company or Pro-Fac, as the case may be, were required to file under such section. In addition, each of the Company and Pro-Fac will make such information available to prospective purchasers of the Notes, securities analysts and broker-dealers who request it in writing. Each of the Company and Pro-Fac has agreed that, for so long as any Notes remain outstanding, it will furnish to the holders and beneficial holders of Notes and to prospective purchasers of Notes designated by the holders of Transfer Restricted Securities and to broker dealers, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Indenture provides that on and after consummation of the Pro-Fac Merger, only Pro-Fac, as successor corporation to the Company, shall be required to comply with this covenant.

EVENTS OF DEFAULT

     An 'Event of Default' is defined in the Indenture as (i) failure by the Company to pay interest or Additional Interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days (whether or not such payment shall be prohibited by the subordination provisions of the Indenture); (ii) failure by the Company to pay the principal or premium, if any, on any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption (including, without limitation, the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or Net Proceeds Offer), upon acceleration or otherwise (whether or not such payment shall be prohibited by the subordination provisions of the Indenture); (iii) failure by the Company to comply with any of its agreements or covenants described above under 'Certain Covenants -- Limitations on Mergers and Certain Other Transactions,' or in respect of its obligations to make a Change of Control Offer or a Net Proceeds Offer described in 'Change of Control' and 'Certain Covenants -- Limitations on Asset Sales,' respectively, or failure by Pro-Fac to comply with the provisions described in 'Certain
Covenants -- Payments Pursuant to the Pro-Fac Marketing Agreement; Reinvestments by Pro-Fac; Borrowings by Pro-Fac'; (iv) failure by the Company or any Guarantor to comply with any other covenant in the Indenture and continuance of such failure for 60 days after notice of such failure has been given to the Company by the Trustee or by the holders of at least 25% of the aggregate principal amount of the Notes then outstanding; (v) failure by either the Company or any of its Restricted Subsidiaries to make any principal payment at final maturity after the expiration of any applicable grace period in respect of any Indebtedness of the Company or any of such Restricted Subsidiaries, or the acceleration of the maturity of such Indebtedness by the holders thereof because of a default, with an aggregate outstanding principal amount for all such Indebtedness under this clause

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(v) of $7.5 million or more; (vi) one or more final, non-appealable judgments or orders that exceed $7.5 million in the aggregate for the payment of money have been entered by a court or courts of competent jurisdiction against the Company or any Restricted Subsidiary of the Company and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered; (vii) certain events of bankruptcy, insolvency or reorganization involving Pro-Fac, the Company or any Significant Subsidiary; and (viii) except as permitted by the Indenture, any Note Guarantee ceases to be in full force and effect or any Note Guarantee is declared to be null and void and unenforceable or is found to be invalid or any Guarantor repudiates its obligations under any Note Guarantee.

     In the case of an Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, upon the acceleration of the Notes. If an Event of Default occurs prior to November 1, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to November 1, 2003, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable, to the extent permitted by law, in an amount equal to 10.0%.

     If an Event of Default (other than an Event of Default specified in clause
(vii) above with respect to the Company), shall have occurred and be continuing under the Indenture, the Trustee, by written notice to the Company, or the holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Company and the Trustee, may declare all amounts owing under the Notes to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of, premium, if any, and interest on the outstanding Notes shall immediately become due and payable. If an Event of Default specified in clause (vii) with respect to the Company shall have occurred, all outstanding Notes shall become due and payable without any further action or notice. In certain cases, the holders of a majority in aggregate principal amount of the Notes then outstanding may waive an existing Default or Event of Default and its consequences, except a default in the payment of principal of, premium, if any, and interest on the Notes.

     The holders may not enforce the provisions of the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power; provided, however, that such direction does not conflict with the terms of the Indenture. The Trustee may withhold from the holders notice of any continuing Default or Event of Default (except any Default or Event of Default in payment of principal of, premium, if any, or interest or Additional Interest on the Notes) if the Trustee determines that withholding such notice is in the holders' interest.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and, upon any Officer of the Company becoming aware of any Default or Event of Default, a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE

     The Company may terminate its and the Guarantors' obligations under the Indenture at any time by delivering all outstanding Notes to the Trustee for cancellation and paying all sums payable by it thereunder. The Company, at its option, and the Guarantors (i) will be discharged from any and all obligations with respect to the Notes (except for certain obligations of the Company to register the transfer or exchange of such Notes, replace stolen, lost or mutilated Notes, maintain paying agencies and hold moneys for payment in trust) or (ii) need not comply with certain of the restrictive covenants with respect to the Indenture, if the Company deposits with the Trustee, in trust, U.S. Legal Tender or U.S. Government Obligations or a combination thereof that, through the payment of interest and premium thereon and principal amount at maturity in respect thereof in accordance with their terms, will be sufficient to pay all the principal amount at maturity of and interest and premium on the Notes on the dates such payments are due in accordance with the terms of such Notes as well as the Trustee's fees and expenses. To exercise either such option, the Company is required to deliver to the Trustee

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(A) an Opinion of Counsel and, in connection with a discharge pursuant to clause
(i) above, confirmation of such counsel that (I) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (II) since the date of the Indenture there has been a change in the applicable federal income tax law, in either case to the effect that the holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and related defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, (B) subject to certain qualifications, an Opinion of Counsel to the effect that funds so deposited will not violate the Investment Company Act of 1940 and will not be subject to the effect of Section 547 of the United States Bankruptcy Code or
Section 15 of the New York Debtor and Creditor Law and (C) an Officers' Certificate and an Opinion of Counsel to the effect that the Company has complied with all conditions precedent to the defeasance.

TRANSFER AND EXCHANGE

     A holder will be able to register the transfer of or exchange Notes only in accordance with the provisions of the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Company, the Registrar is not required (i) to register the transfer of or exchange any Note selected for redemption or (ii) to register the transfer of or exchange any Note for a period of 15 days before the mailing of a notice of redemption and ending on the date of such mailing. The registered holder of a Note will be treated as the owner of such Note for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Subject to certain exceptions, the Indenture or the Notes or the Note Guarantees may be amended or supplemented with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest or Additional Interest on the Notes (except as set forth in (B)(iv) below)) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the holders of a majority in principal amount of the Notes then outstanding; provided that:

          (A) no such modification or amendment may, without the consent of the holders of 75% in aggregate principal amount of Notes then outstanding, amend or modify the obligation of the Company under the caption 'Change of Control' or the definitions related thereto that could adversely affect the rights of any holder of the Notes; and

          (B) without the consent of each holder affected, the Company and the Trustee may not: (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes; (iii) reduce the rate of or change the time for payment of interest on any Note; (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration); (v) make any Note payable in money other than that stated in the Notes; (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or of the right of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;
     (vii) waive a redemption payment with respect to any Note; (viii) take any action that would subordinate the Notes or the Note Guarantees to any other Indebtedness of the Company or any of Guarantors, respectively (except as provided under 'Subordination' above), or otherwise affect the ranking of the Notes or the Note Guarantees; or (ix) release any Guarantor from any of its payment obligations under its Note Guarantee or the Indenture otherwise in accordance with the Indenture.

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          Without the consent of any holder, the Company, the Guarantors and the
     Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to holders in the case of a merger or acquisition, or to make any change that does not adversely affect the rights of any holder.

CONCERNING THE TRUSTEE

     IBJ Schroder Bank & Trust Company is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict or resign.

     The holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that, in case an Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder, unless such holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee.

GOVERNING LAW

     Each of the Indenture, the Notes and the Note Guarantees provides that it will be governed by, and construed in accordance with, the laws of the State of New York.

BOOK-ENTRY, DELIVERY AND FORM OF SECURITIES

     The Exchange Notes will be issued in the form of one or more Global Exchange Notes. The Global Exchange Notes will be deposited with, or on behalf of, DTC and registered in the name of DTC or its nominee. Except as set forth below, the Global Exchange Notes may be transferred, in whole and not in part, only to DTC or another nominee of DTC. Investors may hold their beneficial interests in the Global Exchange Notes directly through DTC if they have an account with DTC or indirectly through organizations which have accounts with DTC.

     Exchange Notes that are issued as described below under ' -- Certificated Notes' will be issued in definitive form. Upon the transfer of an Exchange Note of any series in definitive form, such Exchange Note will, unless the Global Exchange Notes for such series have previously been exchanged for Notes in definitive form, be exchanged for an interest in a Global Exchange Note representing the principal amount of Notes being transferred.

     DTC has advised the Company as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York Uniform Commercial Code, and a 'clearing agency' registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC ('participants') and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (which may include the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

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     Upon the issuance of the Global Exchange Notes in exchange for the Initial
Notes pursuant to the Exchange Offer, DTC will credit, on its internal system, the respective principal amounts of the individual beneficial interests represented by such Global Exchange Notes to the accounts of the persons who surrendered Initial Notes for exchange. Ownership of beneficial interests in the Global Exchange Notes will be limited to participants or persons who hold interests through participants. Ownership of beneficial interests in the Global Exchange Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Investors may hold their interests in the Global Exchange Notes directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the Global Exchange Notes.

     So long as DTC, or its nominee, is the registered holder and owner of the Global Exchange Notes, DTC or such nominee, as the case may be, will be considered the sole legal owner and holder of the related Notes for all purposes of such Exchange Notes and the Indenture. Except as set forth below, owners of beneficial interests in the Global Exchange Notes will not be entitled to have the Exchange Notes represented by the Global Exchange Notes registered in their names, will not receive or be entitled to receive physical delivery of certificated Exchange Notes in definitive form and will not be considered to be the owners or holders of any Exchange Notes under the Global Exchange Notes. The Company understands that under existing industry practice, in the event an owner of a beneficial interest in the Global Exchange Notes desires to take any action that DTC, as the holder of the Global Exchange Notes, is entitled to take, DTC would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     Payment of principal of and interest on Exchange Notes represented by the Global Exchange Notes registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the Global Exchange Notes.

     The Company expects that DTC or its nominee, upon receipt of any payment of principal of or interest on the Global Exchange Notes, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Exchange Notes as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in the Global Exchange Notes held through such participants will be governed by standing instructions and customary practices and will be the responsibility of such participants. The Company will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Exchange Notes for any Exchange Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the Global Exchange Notes owning through such participants.

     Unless and until it is exchanged in whole or in part for certificated Exchange Notes in definitive form, each Global Exchange Note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Exchange Notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trustee nor the Company will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

                                       77


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CERTIFICATED NOTES

     The Exchange Notes of any series represented by the Global Exchange Notes with respect to such series are exchangeable for certificated Notes in definitive form of like tenor as such Notes in denominations of U.S. $1,000 and integral multiples thereof if (i) DTC notifies the Company that it is unwilling or unable to continue as DTC of such Global Exchange Notes or if at any time DTC ceases to be a clearing agency registered under the Exchange Act and a successor depository is not appointed by the Company within 90 days, (ii) the Company in its discretion at any time determines not to have all of the Exchange Notes of such series represented by such Global Exchange Notes or (iii) an Event of Default has occurred and is continuing. Any Exchange Note that is exchangeable pursuant to the preceding sentence is exchangeable for certificated Exchange Notes issuable in authorized denominations and registered in such names as DTC shall direct. Subject to the foregoing, the Global Exchange Notes are not exchangeable, except for a Global Exchange Note of the same aggregate denomination to be registered in the name of DTC or its nominee. Certificated Exchange Notes will not be issued in exchange for beneficial interests in the Global Exchange Notes in any other circumstances except as described above.

REGISTRATION RIGHTS

     On September 18, 1998, The Company, Pro-Fac and the Initial Purchasers entered into the Registration Rights Agreement. Holders of Exchange Notes are not entitled to any registration rights with respect to the Exchange Notes. The Company has agreed for a period of 180 days after the date the Registration Statement is declared effective by the Commission to make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any Exchange Notes. The Registration Statement of which this Prospectus is a part constitutes the registration statement for the Exchange Offer which is the subject of the Registration Rights Agreement. Upon the closing of the Exchange Offer, subject to certain limited exceptions, Holders of untendered Initial Notes will not retain any rights under the Registration Rights Agreement.

     For a discussion of the terms of the Exchange Offer pursuant to the Registration Rights Agreement, See 'The Exchange Offer.'

ADDITIONAL INFORMATION

     Anyone who receives this Prospectus may obtain a copy of the Indenture or the Registration Rights Agreement without charge by contacting the Company at 90 Linden Oaks, P.O. Box 20670, Rochester, New York 14602, Attention: Vice President -- Communications, or by telephone at 716-383-1850.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms.

     'Acquired Indebtedness' means (a) with respect to any Person that becomes a Restricted Subsidiary after the date of the Indenture, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (b) with respect to the Company or any of its Restricted Subsidiaries, any Indebtedness of a Person (other than the Company or a Restricted Subsidiary) existing at the time such Person is merged with or into the Company or a Restricted Subsidiary, or Indebtedness assumed by the Company or any of its Restricted Subsidiaries in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition. For purposes of the Pro-Fac Merger only, Indebtedness of Pro-Fac existing at the time the Company is merged with and into Pro-Fac, but not incurred in connection with, or in contemplation of, the Pro-Fac Merger, shall be deemed incurred at the time of the consummation of the Pro-Fac Merger, but the incurrence thereof shall not require compliance with the covenant described under ' -- Certain
Covenants -- Limitations on Additional Indebtedness.'

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     'Acquisition' means the acquisition by the Company of Dean Foods Vegetable
Company and the transfer by the Company of its aseptic business, in each case on September 23, 1998 pursuant to and in accordance with terms of the Stock Purchase Agreement dated as of July 24, 1998 by and between Dean Foods Company and the Company and the Asset Transfer Agreement dated as of July 24, 1998 by and between Dean Foods Company and the Company.

     'Affiliate' of any specified Person means (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person and (ii) with respect to Pro-Fac and the Company, any member of Pro-Fac that is a director of Pro-Fac or that has beneficial ownership of more than 1% of the outstanding voting securities of Pro-Fac. For purposes of this definition, 'control' (including, with correlative meanings, the terms 'controlling,' 'controlled by' and under 'common control with'), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     'Asset Sale' means any sale, issuance, conveyance, transfer, lease, assignment or other disposition to any Person other than the Company or any of its Restricted Subsidiaries (including, without limitation, by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a 'transfer'), directly or indirectly, in one transaction or a series of related transactions, of (a) any Capital Stock of any Restricted Subsidiary or (b) any other properties or assets of the Company or any of its Restricted Subsidiaries other than transfers of cash, Cash Equivalents, accounts receivable, inventory or other properties or assets in the ordinary course of business. For the purposes of this definition, the term 'Asset Sale' shall not include any of the following: (i) any transfer of properties or assets (including Capital Stock) that is governed by, and made in accordance with, the provisions described under 'Covenants -- Limitations on Mergers and Certain Other Transactions'; (ii) any transfer of properties or assets to an Unrestricted Subsidiary, if permitted under the 'Limitations on Restricted Payments' covenant; (iii) sales of damaged, worn-out or obsolete equipment or assets that, in the Company's reasonable judgment, are either no longer used or useful in the business of the Company or its Subsidiaries, provided that the proceeds thereof are used to purchase replacement or similar assets for use in the business of the Company and its Subsidiaries; and (iv) any transfers that, but for this clause (iv), would be an Asset Sale, if after giving effect to such transfers, the aggregate Fair Market Value of the properties or assets transferred in such transaction or any such series of related transactions does not exceed $500,000.

     'Attributable Indebtedness,' when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the Company's then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

     'Board Resolution' means a duly adopted resolution of the Board of Directors of the Company.

     'Business Day' means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized by law or regulation or executive order to remain closed.

     'Capital Stock' of any Person means (i) any and all shares or other equity interests (including without limitation common stock, preferred stock and partnership interests) in such Person and (ii) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

     'Capitalized Lease Obligations' of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

     'Cash Equivalents' means (i) marketable obligations with a maturity of 360 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or

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

instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) U.S. dollar denominated time deposits and certificates of deposit of any financial institution (a) that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million or (b) whose short-term commercial paper rating or that of its parent company is at least A-1 or the equivalent thereof from S&P or P-1 or the equivalent thereof from Moody's (any such bank, an 'Approved Bank'), in each case with a maturity of 360 days or less from the date of acquisition; (iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing no more than 360 days from the date of acquisition; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any commercial bank meeting the specifications of clause (ii)(a) above; and (v) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (i) through (iv) above.

     'Change of Control' means the occurrence of any of the following: (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of Pro-Fac's or the Company's assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act); provided, however, that the Pro-Fac Merger shall not constitute a Change of Control under this clause (i); (ii) the consummation of any transaction the result of which is that any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than Pro-Fac in the case of clause (y)) owns, directly or indirectly, (A) more than 50% of the voting power of the voting stock of either
(x) Pro-Fac or (y) the Company or (B) more than 30% of the voting power of the voting stock of the Company if Pro-Fac owns, directly or indirectly, a lesser percentage than such Person or group of the voting power of the voting stock of the Company; (iii) the first date on which any Person or group (as defined above) shall have elected, or caused to be elected, a sufficient number of its or their nominees to the Board of Directors of Pro-Fac or the Company such that the nominees so elected (regardless of when elected) shall collectively constitute a majority of the Board of Directors of Pro-Fac or the Company, as the case may be; or (iv) (A) prior to consummation of the Pro-Fac Merger, for a period of 120 consecutive days, the number of Disinterested Directors on the Board of Directors of the Company being less than the greater of (x) two and (y) the number of directors of the Company who are Pro-Fac Directors and (B) on and after consummation of the Pro-Fac Merger, for a period of 120 consecutive days, the number of Disinterested Directors on the Board of Directors of Pro-Fac, as successor corporation to the Company, being less than two. For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring voting stock of Pro-Fac or the Company shall be deemed to be a transfer of such portion of the voting stock owned by such entity as corresponds to the portion of the equity of such entity that has been so transferred.

     'Commercial Market Value' means Commercial Market Value determined in accordance with the Pro-Fac Marketing Agreement (as in effect on the Issue Date and whether or not in effect at the time of determination).

     'Consolidated Amortization Expense' for any period means the amortization expense of the Company and its Restricted Subsidiaries for such period (to the extent included in the computation of Consolidated Net Income), determined on a consolidated basis in accordance with GAAP.

     'Consolidated Depreciation Expense' for any period means the depreciation expense of the Company and its Restricted Subsidiaries for such period (to the extent included in the computation of Consolidated Net Income), determined on a consolidated basis in accordance with GAAP.

     'Consolidated Income Tax Expense' for any period means the provision for taxes based on income and profits of the Company and its Restricted Subsidiaries to the extent such income or profits were included in computing Consolidated Net Income for such period.

     'Consolidated Interest Coverage Ratio' means, with respect to any determination date, the ratio of (a) EBITDA for the four full fiscal quarters immediately preceding the determination date (for any

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determination, the 'Reference Period'), to (b) Consolidated Interest Expense for
such Reference Period. In making such computations, (i) EBITDA and Consolidated Interest Expense shall be calculated on a pro forma basis assuming that (A) the Indebtedness to be incurred or the Disqualified Capital Stock to be issued (and all other Indebtedness incurred or Disqualified Capital Stock issued after the first day of such Reference Period referred to in the covenant described under ' -- Certain Covenants Limitations on Additional Indebtedness' through and including the date of determination), and (if applicable) the application of the net proceeds therefrom (and from any other such Indebtedness or Disqualified Capital Stock), including the refinancing of other Indebtedness, had been incurred on the first day of such Reference Period and, in the case of Acquired Indebtedness, on the assumption that the related transaction (whether by means of purchase, merger or otherwise) also had occurred on such date with EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act) attributable to the assets which are the subject of such acquisition being included in such pro forma calculation and (B) any acquisition or disposition by the Company or any Restricted Subsidiary of any properties or assets outside the ordinary course of business or any repayment of any principal amount of any Indebtedness of the Company or any Restricted Subsidiary prior to the stated maturity thereof, in either case since the first day of such Reference Period through and including the date of determination, had been consummated on such first day of such Reference Period; (ii) the Consolidated Interest Expense attributable to interest on any Indebtedness required to be computed on a pro forma basis in accordance with the covenant described under ' -- Certain
Covenants -- Limitations on Additional Indebtedness' and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying, at the option of the Company, either the fixed or floating rate; (iii) the Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility required to be computed on a pro forma basis in accordance with the covenant described under ' -- Certain Covenants -- Limitations on Additional Indebtedness' shall be computed based upon the average daily balance of such Indebtedness during the applicable period, provided that such average daily balance shall be reduced by the amount of any repayment of Indebtedness under a revolving credit facility during the applicable period, which repayment permanently reduced the commitments or amounts available to be reborrowed under such facility; (iv) notwithstanding the foregoing clauses (ii) and (iii), interest on Indebtedness determined on a floating rate basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to have accrued at the rate per annum resulting after giving effect to the operation of such agreements; and (v) if after the first day of the applicable Reference Period and before the date of determination, the Company has permanently retired any Indebtedness out of the net proceeds of the issuance and sale of shares of Capital Stock (other than Disqualified Capital Stock) of the Company within 60 days of such issuance and sale, Consolidated Interest Expense shall be calculated on a pro forma basis as if such Indebtedness had been retired on the first day of such period.

     'Consolidated Interest Expense' for any period means the sum, without duplication, of the total interest expense of the Company and its consolidated Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including, without limitation (i) imputed interest on Capitalized Lease Obligations and Attributable Indebtedness; (ii) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations and bankers' acceptance financing; (iii) the net costs associated with Hedging Obligations; (iv) amortization of other financing fees and expenses; (v) the interest portion of any deferred payment obligations;
(vi) amortization of debt discount or premium, if any; (vii) all other non-cash interest expense; (viii) capitalized interest, (ix) all cash dividend payments (and non-cash dividend payments in the case of a Restricted Subsidiary) on any series of preferred stock of the Company or any Restricted Subsidiary; (x) all interest payable with respect to discontinued operations; and (xi) all interest on any Indebtedness of any other Person guaranteed by the Company or any Restricted Subsidiary to the extent paid by the Company or such Restricted Subsidiary.

     'Consolidated Net Income' for any period means the net income (or loss) of the Company and its consolidated Restricted Subsidiaries for such period determined on a consolidated basis in accordance

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with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication (i) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Company and its Restricted Subsidiaries has an ownership interest, except to the extent that any such income has actually been received by the Company and its Restricted Subsidiaries (unless and to the extent such Restricted Subsidiary is subject to clause (iii) below) in the form of cash dividends or distributions during such period; (ii) except to the extent includible in the consolidated net income of the Company pursuant to the foregoing clause (i), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Company or any Restricted Subsidiary;
(iii) the net income of any Restricted Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income (a) is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary during such period or (b) would be subject to any taxes payable on such dividend or distribution; (iv) any gain (or, only in the case of a determination of Consolidated Net Income as used in EBITDA, any loss), together with any related provisions for taxes on any such gain (or, if applicable, the tax effects of such loss), realized during such period by the Company or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Company or any Restricted Subsidiary or (b) any Asset Sale by the Company or any of its Restricted Subsidiaries; provided, however, that there shall be excluded from Consolidated Net Income for all purposes any loss realized by the Company or any Restricted Subsidiary upon the acquisition of any securities, or the extinguishment of any Indebtedness, of the Company or any Restricted Subsidiary, or the write-off of deferred financing costs, in connection with the Acquisition and all refinancings of Indebtedness consummated in connection therewith; (v) any extraordinary gain (or, only in the case of a determination of Consolidated Net Income as used in EBITDA, any extraordinary loss), together with any related provision for taxes on any such extraordinary gain (or, if applicable, the tax effects of such extraordinary loss), realized by the Company or any Restricted Subsidiary during such period;
(vi) any restructuring charges recognized during such period in an amount not to exceed $7.0 million in the aggregate after the Issue Date so long as such restructuring charges are recognized within 24 months after the Issue Date; and
(vii) in the case of a successor to the Company by consolidation, merger or transfer of its assets, any earnings of the successor prior to such merger, consolidation or transfer of assets; and provided, further, that any gain in excess of return of capital referred to in clauses (iv) and (v) above that relates to a Restricted Investment and which is received in cash by the Company or a Restricted Subsidiary during such period shall be included in the Consolidated Net Income of the Company.

     'Consolidated Net Worth' means, with respect to any Person as of any date, the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as determined in accordance with GAAP as of such date, less all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a Subsidiary of such Person.

     'Coverage Ratio Incurrence Condition' would be met at any specified time only if the Company (or its Successor, as the case may be) would be able to incur $1.00 of additional Indebtedness at such specified time pursuant to the Consolidated Interest Coverage Ratio test set forth in the covenant described under ' -- Certain Covenants -- Limitations on Additional Indebtedness.'

     'Default' means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

     'Designated Senior Indebtedness' means (i) Indebtedness under the New Credit Facility (whether incurred pursuant to the definition of Permitted Indebtedness or pursuant to the covenant described under ' -- Limitations on Additional Indebtedness' covenant) and (ii) any other Indebtedness constituting Senior Indebtedness that, at the date of determination, has an aggregate principal amount outstanding of at least $25.0 million and that is specifically designated by the Company, in the

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instrument creating or evidencing such Senior Indebtedness or in an Officer's
Certificate delivered to the Trustee, as 'Designated Senior Indebtedness.'

     'Disinterested Directors' means (i) prior to the consummation of the Pro-Fac Merger, directors of the Company who are not employees, shareholders (at the time of becoming directors) or otherwise Affiliates (other than by reason of being a director of the Company) of either Pro-Fac or the Company and (ii) on and after consummation of the Pro-Fac Merger, directors of Pro-Fac, as the successor corporation to the Company, who are not employees, shareholders (at the time of becoming directors) or otherwise Affiliates (other than by reason of being a director of Pro-Fac) of Pro-Fac.

     'Disqualified Capital Stock' means any Capital Stock of a Person or any of its Subsidiaries that, by its terms, by the terms of any agreement related thereto or by the terms of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed or repurchased by such Person or any to its Subsidiaries, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the final maturity date of the Notes; provided, however, that in the case of Pro-Fac, Disqualified Capital Stock shall not include (x) retained earnings allocated to members of Pro-Fac, (y) common stock of Pro-Fac issued to members of Pro-Fac and (z) Class B Preferred Stock (having substantially the same terms as in effect on the Issue Date) of Pro-Fac issued to officers, directors or employees of Pro-Fac.

     'EBITDA' for any period means, without duplication, the sum of the amounts for such period of (i) Consolidated Net Income, plus (ii) in each case to the extent deducted in determining Consolidated Net Income for such period (and without duplication), (A) Consolidated Income Tax Expense, (B) Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense), (C) Consolidated Depreciation Expense, (D) Consolidated Interest Expense, (E) all other non-cash items reducing the Consolidated Net Income (excluding any such non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period, in each case determined on a consolidated basis in accordance with GAAP, plus (iii) in the case of the Company, for any period that includes a fiscal quarter beginning on or prior to consummation of the Pro-Fac Merger, the Pro-Fac share of earnings
(loss) as determined in accordance with the Pro-Fac Marketing Agreement for such period through the date of consummation of the Pro-Fac Merger, minus (iv) the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period.

     'Equity Offering' means an underwritten primary offering of Capital Stock (other than Disqualified Capital Stock) of Pro-Fac (to the extent that the net cash proceeds thereof are contributed to the equity capital of the Company (other than as Disqualified Capital Stock)) or the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act or pursuant to a private placement pursuant to an available exemption from registration under the Securities Act to the extent, in the case of such private placement, such Capital Stock is not sold to Pro-Fac, the Company, any Subsidiary or any Affiliate (without giving effect to clause (ii) in the definition thereof) thereof.

     'Exchange Act' means the Securities Exchange Act of 1934, as amended.

     'Existing Indebtedness' means all of the Indebtedness of the Company and its Restricted Subsidiaries that is outstanding on the Issue Date and any additional promissory notes issued in accordance with the terms of the Subordinated Promissory Note as in effect on the Issue Date.

     'Fair Market Value' of any asset or item means the fair market value of such asset or item as determined in good faith by the Board of Directors and evidenced by a Board Resolution.

     'Foreign Subsidiary' means any Subsidiary of the Company that is not incorporated or organized in the United States or in any State thereof or the District of Columbia.

     'GAAP' means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.

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     'Guarantee' means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     'Guarantors' means each of the Subsidiary Guarantors and Pro-Fac, and 'Guarantor' means any one of the foregoing.

     'Hedging Obligations' of any Person means the obligations of such Person pursuant to (i) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates, (ii) agreements or arrangements designed to protect such Person against fluctuations in foreign currency exchange rates in the conduct of its operations, or (iii) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices, in each case, entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation.

     'Immaterial Subsidiary' means any Restricted Subsidiary of the Company that has, together with all other Immaterial Subsidiaries in the aggregate, assets, revenues and net income comprising less than 2.00% of the assets, revenues and net income of the Company and its Subsidiaries taken as a whole.

     'incur' means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (i) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary and (ii) neither the accrual of interest nor the accretion of accreted value shall be deemed to be an incurrence of Indebtedness.

     'Indebtedness' of any Person at any date means, without duplication: (i) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof); (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto); (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services, which payable is not overdue by more than 60 days according to the original terms of sale unless such payable is being contested in good faith; (v) the maximum fixed redemption or repurchase price of all Disqualified Capital Stock of such Person; (vi) all Capitalized Lease Obligations of such Person; (vii) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; (viii) all Indebtedness of others guaranteed by such Person to the extent of such Guarantee; provided that Indebtedness of the Company or its Restricted Subsidiaries that is guaranteed by the Company or the Company's Restricted Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis; (ix) all Attributable Indebtedness; and (x) to the extent not otherwise included in this definition, Hedging Obligations of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (vii), the lesser of (A) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (B) the amount of the Indebtedness secured. For purposes of the preceding sentence, the 'maximum fixed redemption or repurchase price' of any Disqualified Capital Stock that does not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased or redeemed on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock (or any equity security for which it may be exchanged or converted), such fair market value shall be determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution.

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     'Independent Financial Advisor' means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Company's Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Company and its Affiliates.

     'Investments' of any Person means (i) all investments by such Person in any other Person in the form of loans, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business) or similar credit extensions constituting Indebtedness of such Person, and any Guarantee of Indebtedness of any other Person, (ii) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (iii) all other items that would be classified as investments (including without limitation purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

     'Issue Date' means the date the Notes are initially issued.

     'Lien' means, with respect to any asset or property, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset or property, whether or not filed, recorded or otherwise perfected under applicable law, including without limitation any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).

     'Moody's' means Moody's Investors Service, Inc., and its successors.

     'Net Available Proceeds' means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) related to such Asset Sale,
(ii) provisions for all taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the properties or assets subject to the Asset Sale or having a Lien therein and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

     'New Credit Facility' means the Credit Agreement dated as of September 23, 1998 by and among the Company, Pro-Fac, the other guarantors, Harris Trust and Savings Bank, individually and as Administrative Agent, Bank of Montreal, individually and as a Syndication Agent, and the other lenders party thereto, together with any guarantees, security agreements or other collateral documents and any other related documents, as any of the foregoing may be subsequently amended, restated, refinanced, or replaced from time to time, and shall include agreements in respect of Hedging Obligations designed to protect against fluctuations in interest rates and entered into with respect to loans thereunder.

     'Non-Recourse Purchase Money Indebtedness' means Indebtedness of the Company or any of its Restricted Subsidiaries incurred (a) to finance the purchase of any assets of the Company or any of its Restricted Subsidiaries within 90 days of such purchase, (b) to the extent the amount of Indebtedness thereunder does not exceed 100% of the purchase cost of such assets, (c) to the extent the purchase cost of such assets is or should be included in 'additions to property, plant and equipment' in accordance

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with GAAP, and (d) to the extent that such Indebtedness is non-recourse to the
Company or any of its Restricted Subsidiaries or any of their respective assets other than the assets so purchased.

     'Obligation' means any principal, interest (including, in the case of Senior Indebtedness, interest accruing subsequent to the filing of a petition in bankruptcy or insolvency at the rate specified in the document relating to such Senior Indebtedness, whether or not such interest is an allowed claim permitted to be enforced against the obligor under applicable law), penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

     'Officer' means any of the following of the Company: the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

     'Officers' Certificate' means a certificate signed by any two Officers.

     'Old Notes' means the Company's 12 1/4% Senior Subordinated Notes due 2005.

     'Opinion of Counsel' means a written opinion from legal counsel (such counsel may be an employee of or counsel to the Company or the Trustee) that complies with the requirements of the Indenture.

     'Payment Restriction' with respect to a Subsidiary of any Person, means any encumbrance, restriction of limitation, whether by operation of the terms of its charter or by reason of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation, on the ability of (i) such Subsidiary to (a) pay dividends or make other distributions on its Capital Stock or make payments on any obligation, liability or Indebtedness owed to such Person or any other Subsidiary of such Person, (b) make loans or advances to such Person or any other Subsidiary or such Person, (c) Guarantee any Indebtedness of such Person or any other Subsidiary of such Person or (d) transfer any of its properties or assets to such Person or any other Subsidiary of such Person (other than customary restrictions on transfers of property subject to a Lien permitted under the Indenture) or (ii) such Person or any other Subsidiary of such Person to receive or retain any such dividends, distributions or payments, loans or advances, guarantee, or transfer of properties or assets.

     'Permitted Indebtedness' means any of the following:

          (i) Indebtedness of the Company and the related guarantees of the Subsidiary Guarantors under the New Credit Facility in an aggregate principal amount at any time outstanding not to exceed (a) under the Term Loan Facilities, $455.0 million, less any required permanent repayments actually made thereunder (excluding any such repayment to the extent refinanced and replaced at the time of payment), and (b) under the Revolving Loan Facility, the greater of (x) $200.0 million, and (y) the sum of (A) 80% of the book amount of all accounts receivable owned by the Company and its Restricted Subsidiaries and (B) 50% of the book value of all inventory owned by the Company and its Restricted Subsidiaries, in each case computed in accordance with GAAP as of the end of the last fiscal month of the Company, reduced by any required permanent repayments actually made (which are accompanied by a corresponding permanent commitment reduction) in respect of the Revolving Loan Facility (excluding any such repayment and commitment reductions to the extent refinanced and replaced at the time of payment);

          (ii) Indebtedness under the Notes, the Note Guarantees and the Indenture;

          (iii) Existing Indebtedness;

          (iv) Indebtedness under Hedging Obligations, provided that (1) such Hedging Obligations are related to payment obligations on Permitted Indebtedness or Indebtedness otherwise permitted by the 'Limitations on Additional Indebtedness' covenant, and (2) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of such Indebtedness to which such Hedging Obligations relate;

          (v) Indebtedness of the Company to a Subsidiary Guarantor and Indebtedness of any Subsidiary Guarantor to the Company or any other Subsidiary Guarantor; provided, however, that upon either (1) the subsequent issuance (other than directors' qualifying shares), sale, transfer or other disposition of any Capital Stock or any other event which results in any such Subsidiary

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     Guarantor ceasing to be a Subsidiary Guarantor or (2) the transfer or other disposition of any such Indebtedness (except to the Company or a Subsidiary Guarantor), the provisions of this clause (v) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed, in each case, to be incurred and shall be treated as an incurrence for purposes of the 'Limitations on Additional Indebtedness' covenant at the time the Subsidiary Guarantor in question ceased to be a Subsidiary Guarantor or the time such transfer or other disposition occurred;

          (vi) Indebtedness in respect of bid, performance or surety bonds or insurance of self-reinsurance obligations (including to secure worker's compensation and other similar insurance coverage) issued for the account of the Company in the ordinary course of business consistent with past practice, including guarantees or obligations of the Company with respect to letters of credit supporting such bid, performance or surety obligations or such insurance or self-insurance obligations (in each case other than for an obligation for money borrowed);

          (vii) Indebtedness in respect of Non-Recourse Purchase Money Indebtedness incurred by the Company or any Restricted Subsidiary;

          (viii) Refinancing Indebtedness;

          (ix) Indebtedness in respect of the guaranty by the Company of revolving credit indebtedness incurred by Great Lakes Kraut Company in an aggregate principal amount at any time outstanding not to exceed $10.0 million; and

          (x) Indebtedness incurred by the Company or any Subsidiary Guarantor, in addition to Indebtedness incurred pursuant to the foregoing clauses of this definition, with an aggregate principal face or stated amount (as applicable) at any time outstanding for all such Indebtedness incurred pursuant to this clause not in excess of $25.0 million.

     'Permitted Junior Securities' means any securities of the Company provided for by a plan of reorganization or readjustment that are subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Indebtedness.

     'Person' means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

     'Plan of Liquidation' with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to holders of Capital Stock of such Person.

     'Pro-Fac' means Pro-Fac Cooperative, Inc., a New York cooperative corporation.

     'Pro-Fac Director' means any Person who, as a director, officer or other designee of Pro-Fac, serves as a director of the Company.

     'Pro-Fac Marketing Agreement' means the Marketing and Facilitation Agreement between Pro-Fac and the Company in the form existing as of the Issue Date, as such agreement may be amended, restated, renewed, extended or replaced in accordance with the Indenture.

     'Refinancing Indebtedness' means Indebtedness of the Company or a Restricted Subsidiary issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used substantially concurrently to repay, redeem, refund, refinance, discharge or otherwise retire for value, in whole or in part (collectively, 'repay'), or constituting an amendment, modification or supplement to or a deferral or renewal of (collectively, an 'amendment'), any Indebtedness of the Company or any Restricted Subsidiary (the 'Refinanced Indebtedness') in a principal amount not in excess of the principal amount of the Refinanced Indebtedness (or, if such Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under

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such revolving credit facility or other agreement), plus the amount of accrued but unpaid interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith; provided that: (i) the Refinancing Indebtedness is the obligation of the same Person as that of the Refinanced Indebtedness; (ii) if the Refinanced Indebtedness was subordinated to or pari passu with the Note Indebtedness, then such Refinancing Indebtedness, by its terms, is expressly pari passu with (in the case of Refinanced Indebtedness that was pari passu with) the Note Indebtedness, or subordinate in right of payment to (in the case of Refinanced Indebtedness that was subordinated to) the
Note Indebtedness at least to the same extent as the Refinanced Indebtedness;
(iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and (iv) the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets (which may include after-acquired assets), that the Refinanced Indebtedness is secured.

     'Related Business' means any business in which the Company and its Subsidiaries operate on the Issue Date, or that is closely related to or complements the business of the Company and its Subsidiaries, as such business exists on the Issue Date.

     'Related Business Investment' means any Investment directly by the Company or its Restricted Subsidiaries in any Related Business.

     'Restricted Debt Payment' means any purchase, redemption, defeasance (including without limitation in substance or legal defeasance) or other acquisition or retirement for value, directly or indirectly, by the Company or a Restricted Subsidiary, prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness.

     'Restricted Investment' means any Investment by the Company or any Restricted Subsidiary (other than investments in Cash Equivalents) in any Person that is not the Company or a Restricted Subsidiary, including in any Unrestricted Subsidiary, but shall not include (i) Investments by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company that is engaged in a Related Business or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is engaged in a Related Business; (ii) loans by the Company or any of its Restricted Subsidiaries to employees of the Company or any of its Restricted Subsidiaries the proceeds of which are applied to purchase Capital Stock of Pro-Fac in amount not to exceed $2.0 million at any time outstanding; (iii) the guaranty by the Company of revolving credit indebtedness incurred by Great Lakes Kraut Company in an aggregate principal amount at any time outstanding not to exceed $10.0 million; or (iv) demand loans for working capital purposes from the Company to Pro-Fac made prior to consummation of the Pro-Fac Merger, not exceeding $40.0 million at any time outstanding, which will be reduced to zero for a period of not less than 15 consecutive days in each fiscal year.

     'Restricted Payment' means with respect to any Person: (i) the declaration or payment of any dividend (other than a dividend declared and paid (x) by a Wholly-Owned Restricted Subsidiary to holders of its Capital Stock, or (y) by a Subsidiary (other than a Wholly-Owned Restricted Subsidiary) to its shareholders on a pro rata basis, but only to the extent of the dividends actually received by the Company or a Restricted Subsidiary) or the making of any other payment or distribution of cash, securities or other property or assets in respect of such Person's Capital Stock (except that a dividend payable solely in Capital Stock (other than Disqualified Capital Stock) of such Person shall not constitute a Restricted Payment) (it being understood that the allocation of retains to Pro-Fac's members on and after consummation of the Pro-Fac Merger shall not be deemed a Restricted Payment); (ii) any payment on account of the purchase, redemption, retirement or other acquisition for value of (A) the Capital Stock of the Company or (B) the Capital Stock of any Restricted Subsidiary, or any other payment or distribution made in respect thereof, either directly or indirectly (other than a payment solely in Capital Stock that is not Disqualified Capital Stock, and excluding any such payment

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to the extent actually received by the Company or a Restricted Subsidiary);
(iii) any Restricted Investment; or (iv) any Restricted Debt Payment.

     'Restricted Subsidiary' means any Subsidiary of the Company other than an Unrestricted Subsidiary.

     'Revolving Loan Facility' means the revolving loan facility provided under the New Credit Facility.

     'S&P' means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., and its successors.

     'Sale and Leaseback Transactions' means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset.

     'Securities Act' means the U.S. Securities Act of 1933, as amended.

     'Senior Indebtedness' means, with respect to the Company or any Guarantor, all Indebtedness and other Obligations specified below payable directly or indirectly by the Company or such Guarantor, as the case may be, whether outstanding on the Issue Date or thereafter created, incurred or assumed by the Company or such Guarantor: (i) the principal of and interest on and all other Indebtedness and Obligations related to the New Credit Facility (including, without limitation, all loans, letters of credit and unpaid drawings with respect thereto and other extensions of credit under the New Credit Facility, and all expenses, fees, reimbursements, indemnities and other amounts owing pursuant to the New Credit Facility), (ii) amounts payable in respect of any Hedging Obligations, (iii) in addition to the amounts described in (i) and (ii), all Indebtedness not prohibited by the 'Limitations on Additional Indebtedness' covenant that is not expressly pari passu with, or subordinated to, the Notes or the Note Guarantees, as the case may be, (iv) all Capital Lease Obligations outstanding on the Issue Date, and (v) all Refinancing Indebtedness permitted under the Indenture of Indebtedness specified in clauses (i) through (iv). Notwithstanding anything to the contrary, Senior Indebtedness will not include
(a) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Indebtedness, (b) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business, (c) Indebtedness incurred (but only to the extent incurred) in violation of the Indenture as in effect at the time of the respective incurrence, (d) any Indebtedness of the Company that, when incurred, was without recourse to the Company, (e) any Indebtedness to any employee of the Company or any of its respective Subsidiaries, (f) any liability for taxes owned or owing by the Company, (g) any Indebtedness represented by the Company's Old Notes and any Guarantee thereof by Pro-Fac or any Subsidiary Guarantor, or (h) any Subordinated Indebtedness. Indebtedness represented by the Old Notes and any Guarantee thereof by Pro-Fac or any Subsidiary Guarantor shall be pari passu with the Notes and the Note Guarantees, respectively.

     'Senior Subordinated Indebtedness' of the Company means the Notes and any other Indebtedness of the Company (including the Old Notes) that specifically provides that such Indebtedness is to rank pari passu with the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness. 'Senior Subordinated Indebtedness' of any Guarantor has a correlative meaning.

     'Significant Subsidiary' means any Subsidiary of the Company that would be a 'Significant Subsidiary' as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date, except all references to '10 percent' in such definition shall be changed to '2 percent'.

     'Subordinated Indebtedness' means Indebtedness of the Company or any Restricted Subsidiary that is subordinated in right of payment to the Notes or the Note Guarantee of such Restricted Subsidiary, respectively, including, without limitation, the Subordinated Promissory Note and any additional promissory notes issued in accordance with the terms thereof as in effect on the Issue Date.

     'Subordinated Promissory Note' means the Subordinated Promissory Note dated as of September 23, 1998 made by the Company to Deans Food Company in principal amount of $30.0 million issued in connection with the consummation of the Acquisition.

     'Subsidiary' of any Person means (i) any corporation of which at least a majority of the aggregate voting power of all classes of the Voting Stock is owned by such Person directly or through one or more other Subsidiaries of such Person and (ii) any entity other than a corporation in which such Person, directly or indirectly, owns at least a majority of the Voting Stock of such entity entitling the holder thereof to vote or otherwise participate in the selection of the governing body, partners, managers or others that control the management and policies of such entity. Unless otherwise specified, 'Subsidiary' means a Subsidiary of the Company.

     'Subsidiary Guarantor' means each domestic Restricted Subsidiary of the Company (other than an Immaterial Subsidiary) and each other person who is required to become (or whom the Company otherwise causes to become) a Subsidiary Guarantor by the terms of the Indenture.

     'Term Loan Facilities' means the Term Loan Facilities provided under the New Credit Facility.

     'Unrestricted Subsidiary' means (i) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary, and any such designation shall be deemed to be a Restricted Investment at the time of and immediately upon such designation by the Company and its Restricted Subsidiaries in the amount of the Consolidated Net Worth of such designated Subsidiary and its consolidated Subsidiaries at such time, provided that such designation shall be permitted only if (A) the Company and its Restricted Subsidiaries would be able to make the Restricted Investment deemed made pursuant to such designation at such time, (B) no portion of the Indebtedness or any other obligation (contingent or otherwise) of such Subsidiary (x) is Guaranteed by the Company or any Restricted Subsidiary, (y) is recourse to the Company or any Restricted Subsidiary or (z) subjects any property or asset of the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof and (C) no default or event of default with respect to any Indebtedness of such Subsidiary would permit any holder of any Indebtedness of the Company or any Restricted Subsidiary to declare such Indebtedness of the Company or any Restricted Subsidiary due and payable prior to its maturity. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary, and any such designation shall be deemed to be an incurrence by the Company and its Restricted Subsidiaries of the Indebtedness (if any) of such Subsidiary so designated for purposes of the ' -- Limitations on Additional Indebtedness' covenant as of the date of such designation, provided that such designation shall be permitted only if immediately after giving effect to such designation and the incurrence of any such additional Indebtedness deemed to have been incurred thereby (x) the Company would meet the Coverage Ratio Incurrence Condition and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors described in the two preceding sentences shall be evidenced to the Trustee by the filing with the Trustee of a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and setting forth the underlying calculations of such certificate.

     'Voting Stock' with respect to any Person, means securities of any class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the board of directors of such Person.

     'Weighted Average Life to Maturity,' when applied to any Indebtedness at any date, means the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

     'Wholly-Owned Restricted Subsidiary' means a Restricted Subsidiary of which 100% of the Capital Stock (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) is owned directly by the Company or through one or more Wholly-Owned Restricted Subsidiaries.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general discussion of the principal United States federal income tax consequences to holders of Initial Notes who exchange their Initial Notes for Exchange Notes pursuant to the Exchange Offer. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the 'Code'), existing, temporary and proposed Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect or proposed on the date hereof and all of which are subject to change, possibly with retroactive effect, or different interpretations. This discussion is limited to holders of Initial Notes who hold the Notes as capital assets, within the meaning of section 1221 of the Code. Moreover, this discussion is for general information only and does not address all of the tax consequences that may be relevant to holders of Initial Notes and Exchange Notes in light of their personal circumstances or to certain types of holders of Initial Notes and Exchange Notes (such as certain financial institutions, insurance companies, tax-exempt entities, dealers in securities or persons who have hedged the risk of owning a Note). In addition, this discussion does not address any tax consequences arising under the laws of any state, locality or foreign jurisdiction, or any estate or gift tax considerations.

EXCHANGE OFFER

     The exchange of Initial Notes for Exchange Notes pursuant to the Exchange Offer should not be treated as an exchange or other taxable event for United States Federal income tax purposes. Accordingly, there should be no United States Federal income tax consequences to holders who exchange Initial Notes for Exchange Notes pursuant to the Exchange Offer and any such holder should have the same adjusted tax basis and holding period in the Exchange Notes as it had in the Initial Notes immediately before the exchange.

                              PLAN OF DISTRIBUTION

     Each Holder desiring to participate in the Exchange Offer will be required to represent, among other things, that (i) it is not an 'affiliate' (as defined in Rule 405 of the Securities Act) of the Company or any Subsidiary Guarantor
(ii) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes and (iii) it is acquiring the Exchange Notes in the ordinary course of its business. A Restricted Holder will not be able to participate in the Exchange Offer and may only sell its Initial Notes pursuant to a registration statement containing the selling security holder information required by Item 507 of Regulation S-K under the Securities Act, or pursuant to an exemption from the registration requirement of the Securities Act.

     Each Participating Broker-Dealer must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such Exchange Notes. Based upon interpretations by the staff of the Commission, the Issuer believes that Exchange Notes issued pursuant to the Exchange Offer to Participating Broker-Dealers may be offered for resale, resold, and otherwise transferred by a Participating Broker-Dealer upon compliance with the prospectus delivery requirements, but without compliance with the registration requirements, of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by all persons subject to the prospectus delivery requirements of the Securities Act, including Participating Broker-Dealers, in connection with resales of Exchange Notes received in exchange for Initial Notes where such Initial Notes were acquired as a result of market-making activities or other trading activities. The Issuer has agreed that, for a period of 180 days after the Registration Statement has been declared effective by the Commission, it will make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale. If the Issuer is not so notified by any Participating Broker-Dealers that they may be subject to such requirements or if it is later notified by all such Participating Broker-Dealers that they are no longer subject to such requirements, the Issuer will not be required to maintain the effectiveness of the Exchange Offer Registration Statement or to amend or supplement this Prospectus following the consummation of the Exchange Offer or following such date of notification, as the case may be. The Issuer believes that during such period of time, delivery of this Prospectus, as it may be amended or supplemented, will satisfy the prospectus delivery requirements of a Participating Broker-Dealer engaged in market-making or other trading activities.

     Based on interpretations by the staff of the Commission, the Issuer believes that Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold, and otherwise transferred by a Holder thereof (other than a Restricted Holder or a Participating Broker-Dealer) without compliance with the registration and prospectus delivery requirements of the Securities Act.

     The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers (including Participating Broker-Dealers). Exchange Notes received by Participating Broker-Dealers for their own accounts pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the- counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such Exchange Notes. Any Participating Broker-Dealer that resells Exchange Notes may be deemed to be an 'underwriter' within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an 'underwriter' within the meaning of the Securities Act.

     The Issuer has agreed to pay all expenses incidental to the Exchange Offer other than commissions and concessions of any brokers or dealers and will indemnify holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act, as set forth in the Registration Rights Agreement.

     By acceptance of the Exchange Offer, each Participating Broker-Dealer that receives Exchange Notes pursuant to the Exchange Offer hereby agrees to notify the Issuer prior to using the Prospectus in connection with the sale or transfer of Exchange Notes, and acknowledges and agrees that, upon receipt of notice from the Issuer of the happening of any event that makes any statement in the Prospectus untrue in any material respect or which requires the making of any changes in the Prospectus in order to make the statements therein not misleading (which notice the Issuer agrees to deliver promptly to such Participating Broker-Dealer), such Participating Broker-Dealer will suspend use of the Prospectus until the Issuer has amended or supplemented the Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented prospectus to such Participating Broker-Dealer.

                                 LEGAL MATTERS

     The validity of the Exchange Notes will be passed upon on behalf of the Issuer by Howard, Smith & Levin LLP, New York, New York.

                                    EXPERTS

     The consolidated financial statements of Agrilink and the consolidated financial statements of Pro-Fac at June 27, 1998 and June 28, 1997 and for each of the three years in the period ended June 27, 1998, included elsewhere in the Prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of DFVC at May 31, 1998, May 25, 1997 and May 26, 1996 and for each of the three years in the period ended May 31, 1998, included elsewhere in the Prospectus, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND OTHER INFORMATION

                                                                                                              PAGE
                                                                                                              ----
AGRILINK FOODS, INC. -- CONSOLIDATED FINANCIAL STATEMENTS
Report of Independent Accountants..........................................................................    F-2
Consolidated Statement of Operations and Accumulated Deficit for the years ended June 27, 1998, June 28,
  1997, and June 26, 1996..................................................................................    F-3
Consolidated Balance Sheets as of June 27, 1998 and June 28, 1997..........................................    F-4
Consolidated Statements of Cash Flows for the years ended June 27, 1998, June 28, 1997, and June 26,
  1996.....................................................................................................    F-5
Notes to Consolidated Financial Statements.................................................................    F-7
Unaudited Consolidated Statement of Operations for the three months ended September 26, 1998 and September
  27, 1997.................................................................................................   F-23
Unaudited Consolidated Balance Sheets as of September 26, 1998 and September 27, 1997......................   F-24
Unaudited Consolidated Statement of Cash Flows for the three months ended September 26, 1998 and September
  27, 1997.................................................................................................   F-25
Notes to Unaudited Consolidated Financial Statements.......................................................   F-27

DEAN FOODS VEGETABLE COMPANY -- FINANCIAL STATEMENTS
Report of Independent Accountants..........................................................................   F-33
Consolidated Statements of Income for the years ended May 31, 1998, May 25, 1997 and May 26, 1996..........   F-34
Consolidated Balance Sheets as of May 31, 1998, May 25, 1997 and May 26, 1996..............................   F-35
Consolidated Statements of Cash Flows for the years ended May 31, 1998, May 25, 1997 and May 26, 1996......   F-36
Notes to Consolidated Financial Statements.................................................................   F-37
Unaudited Condensed Consolidated Statements of Income for the three months ended August 30, 1998 and August
  24, 1997.................................................................................................   F-45
Unaudited Condensed Consolidated Balance Sheets as of August 30, 1998 and August 24, 1997..................   F-46
Unaudited Condensed Consolidated Statements of Cash Flows for the three months ended August 30, 1998 and
  August 24, 1997..........................................................................................   F-47
Notes to Unaudited Condensed Consolidated Financial Statements.............................................   F-48

PRO-FAC COOPERATIVE, INC. AND CONSOLIDATED SUBSIDIARY
Report of Independent Accountants..........................................................................   F-49
Consolidated Statement of Operations and Net Proceeds for the years ended June 27, 1998, June 28, 1997 and
  June 29, 1996............................................................................................   F-50
Consolidated Balance Sheets as of June 27, 1998 and June 28, 1997..........................................   F-51
Consolidated Statement of Cash Flows for the years ended June 27, 1998, June 28, 1997 and June 29, 1996....   F-52
Consolidated Statement of Changes in Shareholders' and Members' Capitalization and Redeemable Stock for the
  years ended June 27, 1998, June 28, 1997 and June 29, 1996...............................................   F-54
Notes to Consolidated Financial Statements.................................................................   F-55
Unaudited Consolidated Statement of Operations and Net Proceeds for the three months ended September 26,
  1998 and September 27, 1997..............................................................................   F-73
Unaudited Consolidated Balance Sheets as of September 26, 1998 and September 27, 1997......................   F-74
Unaudited Consolidated Statement of Cash Flows for three months ended September 26, 1998 and September 27,
  1997.....................................................................................................   F-76
Notes to Unaudited Consolidated Financial Statements.......................................................   F-78
Management's Discussion and Analysis of Financial Condition and Results of Operations......................   F-84
Selected Historical and Unaudited Pro Forma Financial Data.................................................   F-96
Unaudited Pro Forma Financial Data.........................................................................   F-98

     The Company's obligations under the New Credit Agreement and the Notes are guaranteed by Kennedy Endeavors, Incorporated and Linden Oaks Corporation each a wholly-owned subsidiary of the Company, in addition to Pro-Fac. All subsidiaries of the Company, other than Kennedy Endeavors, Incorporated and Linden Oaks Corporation, are inactive and consequently maintain no assets or are active but maintain insignificant assets. Financial information of the Company and the Subsidiary Guarantors is substantially the same as that presented in the Consolidated Financial Statements of the Company.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholder and Board of Directors of AGRILINK FOODS, INC.

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and accumulated deficit and of cash flows present fairly, in all material respects, the financial position of Agrilink Foods, Inc. and its subsidiaries at June 27, 1998 and June 28, 1997, and the results of their operations and their cash flows for each of the three fiscal years in the period ended June 27, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for spare parts in 1997.

PRICEWATERHOUSECOOPERS LLP
Rochester, New York
July 31, 1998

                              AGRILINK FOODS, INC.
          CONSOLIDATED STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT

                                                                             FISCAL 1998    FISCAL 1997    FISCAL 1996
                                                                             -----------    -----------    -----------
                                                                                      (DOLLARS IN THOUSANDS)
Net sales.................................................................    $  719,665     $  730,823     $  739,094
Cost of sales.............................................................      (524,082)      (539,081)      (562,926)
                                                                             -----------    -----------    -----------
Gross profit..............................................................       195,583        191,742        176,168
Selling, administrative, and general expenses.............................      (141,837)      (145,392)      (156,067)
Income from Great Lakes Kraut Company.....................................         1,893              0              0
Gain on sale of Finger Lakes Packaging....................................             0          3,565              0
Restructuring charge......................................................             0              0         (5,871)
                                                                             -----------    -----------    -----------
Operating income before dividing with Pro-Fac.............................        55,639         49,915         14,230
Interest expense..........................................................       (30,633)       (35,030)       (41,998)
                                                                             -----------    -----------    -----------
Pretax income/(loss) before dividing with Pro-Fac and before cumulative
  effect of an accounting change..........................................        25,006         14,885        (27,768)
Pro-Fac share of (income)/loss before cumulative effect of an accounting
  change..................................................................       (12,503)        (7,442)         9,037
                                                                             -----------    -----------    -----------
Income/(loss) before taxes and cumulative effect of an accounting
  change..................................................................        12,503          7,443        (18,731)
Tax (provision)/benefit...................................................        (5,689)        (3,668)         6,853
                                                                             -----------    -----------    -----------
Income/(loss) before cumulative effect of an accounting change............         6,814          3,775        (11,878)
Cumulative effect of an accounting change before dividing with Pro-Fac....             0          4,606              0
Pro-Fac share of an accounting change.....................................             0         (2,859)             0
                                                                             -----------    -----------    -----------
Net income/(loss).........................................................         6,814          5,522        (11,878)
Accumulated deficit at beginning of period................................       (11,878)       (11,878)             0
Cash dividends to Pro-Fac.................................................        (6,814)        (5,522)             0
                                                                             -----------    -----------    -----------
Accumulated deficit at end of period......................................    $  (11,878)    $  (11,878)    $  (11,878)
                                                                             -----------    -----------    -----------
                                                                             -----------    -----------    -----------

  The accompanying notes are an integral part of these consolidated financial statements.

                              AGRILINK FOODS, INC.
                           CONSOLIDATED BALANCE SHEET

                                                                                         JUNE 27,         JUNE 28,
                                                                                           1998             1997
                                                                                       -------------    -------------
                                                                                           (DOLLARS IN THOUSANDS)
                                       ASSETS
Current assets:
     Cash and cash equivalents......................................................     $   5,046        $   2,836
     Accounts receivable trade, less allowances for bad debts of $774 and $970,
      respectively..................................................................        55,046           48,661
     Accounts receivable, other.....................................................         3,575            2,813
     Current deferred tax asset.....................................................         4,642            8,198
     Inventories --
          Finished goods............................................................       111,153           87,904
          Raw materials and supplies................................................        30,433           27,001
                                                                                       -------------    -------------
               Total inventories....................................................       141,586          114,905
                                                                                       -------------    -------------
     Current investment in Bank.....................................................         1,994              946
     Prepaid manufacturing expense..................................................         8,404            8,265
     Prepaid expenses and other current assets......................................        12,989            6,323
                                                                                       -------------    -------------
               Total current assets.................................................       233,282          192,947
Investment in Bank..................................................................        22,377           24,321
Investment in Great Lakes Kraut Company.............................................         6,584                0
Property, plant, and equipment, net.................................................       194,615          217,923
Assets held for sale at net realizable value........................................         2,662            3,259
Goodwill and other intangible assets less accumulated amortization of $13,634 and
  $10,053, respectively.............................................................        94,744           96,429
Other assets........................................................................        12,175            7,682
                                                                                       -------------    -------------
               Total assets.........................................................     $ 566,439        $ 542,561
                                                                                       -------------    -------------
                                                                                       -------------    -------------

                        LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
     Current portion of obligations under capital leases............................     $     256        $     558
     Current portion of long-term debt..............................................         8,071            8,075
     Accounts payable...............................................................        70,125           49,231
     Income taxes payable...........................................................         3,943            5,152
     Accrued interest...............................................................         8,559            8,540
     Accrued employee compensation..................................................         8,598           11,063
     Other accrued expenses.........................................................        19,013           21,956
     Due to Pro-Fac.................................................................         6,642            4,312
                                                                                       -------------    -------------
               Total current liabilities............................................       125,207          108,887
Obligations under capital leases....................................................           503              817
Long-term debt......................................................................        69,937           62,829
Senior subordinated notes...........................................................       160,000          160,000
Deferred income tax liabilities.....................................................        33,154           40,902
Other non-current liabilities.......................................................        23,053           22,687
                                                                                       -------------    -------------
               Total liabilities....................................................       411,854          396,122
                                                                                       -------------    -------------
Commitments and contingencies
Shareholder's equity:
     Common stock, par value $.01; 10,000 shares outstanding, owned by Pro-Fac......             0                0
     Minimum pension liability adjustment...........................................          (608)               0
     Additional paid-in capital.....................................................       167,071          158,317
     Accumulated deficit............................................................       (11,878)         (11,878)
                                                                                       -------------    -------------
               Total shareholder's equity...........................................       154,585          146,439
                                                                                       -------------    -------------
               Total liabilities and shareholder's equity...........................     $ 566,439        $ 542,561
                                                                                       -------------    -------------
                                                                                       -------------    -------------

  The accompanying notes are an integral part of these consolidated financial statements.

                              AGRILINK FOODS, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                              FISCAL 1998    FISCAL 1997    FISCAL 1996
                                                                              -----------    -----------    -----------
                                                                                       (DOLLARS IN THOUSANDS)
Cash flows from operating activities:
     Net income/(loss).....................................................     $ 6,814       $    5,522     $ (11,878)
     Adjustments to reconcile net income/(loss) to net cash (used
       in)/provided by operating activities:
          Restructuring and net (gain)/loss from disposals.................           0           (3,565)        5,871
          Cumulative effect of an accounting change........................           0           (4,606)            0
          Amortization of goodwill and other intangibles...................       3,581            4,092         3,422
          Amortization of debt issue costs.................................         800              800           800
          Depreciation.....................................................      18,009           22,680        26,081
          Provision/(benefit) for deferred taxes...........................         281            2,787        (6,853)
          Provision for losses on accounts receivable......................           0              445           528
          Equity in undistributed earnings of Bank.........................        (715)          (1,143)       (1,532)
          Change in assets and liabilities:
               Accounts receivable.........................................      (6,744)          (1,856)       11,309
               Inventories.................................................     (25,654)          (1,636)       33,347
               Income taxes payable........................................      (1,209)             205         4,879
               Accounts payable and accrued expenses.......................      15,737           (1,751)      (15,200)
               Payable to Pro-Fac..........................................      (1,720)             466         2,754
               Other assets and liabilities................................     (11,322)             548        (1,514)
                                                                              -----------    -----------    -----------
Net cash (used in)/provided by operating activities........................      (2,142)          22,988        52,014
                                                                              -----------    -----------    -----------
Cash flows from investing activities:
     Purchase of property, plant, and equipment............................     (14,056)         (16,876)      (18,038)
     Proceeds from disposals...............................................      12,794           68,716         4,408
     Proceeds from sales of idle facilities................................           0            4,465           597
     Proceeds from investment in CoBank....................................       1,611              315             0
     Cash paid for acquisitions............................................      (7,423)               0        (5,785)
                                                                              -----------    -----------    -----------
Net cash (used in)/provided by investing activities........................      (7,074)          56,620       (18,818)
                                                                              -----------    -----------    -----------
Cash flows from financing activities:
     Proceeds from issuance of long-term debt..............................      18,180           18,000         5,400
     Payments on long-term debt............................................      (8,076)        (104,854)      (43,056)
     Payments on capital leases............................................        (616)            (503)         (825)
     Capital contribution by Pro-Fac.......................................       8,752            7,234        10,000
     Cash dividends paid to Pro-Fac........................................      (6,814)          (5,522)            0
                                                                              -----------    -----------    -----------
Net cash provided by/(used in) financing activities........................      11,426          (85,645)      (28,481)
                                                                              -----------    -----------    -----------
Net change in cash and cash equivalents....................................       2,210           (6,037)        4,715
Cash and cash equivalents at beginning of period...........................       2,836            8,873         4,158
                                                                              -----------    -----------    -----------
Cash and cash equivalents at end of period.................................     $ 5,046       $    2,836     $   8,873
                                                                              -----------    -----------    -----------
                                                                              -----------    -----------    -----------

                                                  (table continued on next page)

                              AGRILINK FOODS, INC.
              CONSOLIDATED STATEMENT OF CASH FLOWS -- (CONTINUED)

(table continued from previous page)

                                                                              FISCAL 1998    FISCAL 1997    FISCAL 1996
                                                                              -----------    -----------    -----------
                                                                                       (DOLLARS IN THOUSANDS)
Supplemental disclosure of cash flow information:
     Cash paid during the year for:
          Interest (net of amount capitalized).............................     $30,062       $   35,587     $  41,508
                                                                              -----------    -----------    -----------
                                                                              -----------    -----------    -----------
          Income taxes, net................................................     $ 6,617       $      676     $    (703)
                                                                              -----------    -----------    -----------
                                                                              -----------    -----------    -----------
          Acquisition of DelAgra:
               Accounts receivable.........................................     $   403       $        0     $       0
               Inventories.................................................       3,212                0             0
               Prepaid expenses and other current assets...................          81                0             0
               Property, plant, and equipment..............................       1,842                0             0
               Goodwill....................................................       1,508                0             0
               Other accrued expenses......................................        (433)               0             0
                                                                              -----------    -----------    -----------
                                                                                $ 6,613       $        0     $       0
                                                                              -----------    -----------    -----------
                                                                              -----------    -----------    -----------
          Acquisition of C&O Distributing Company:
               Property, plant and equipment...............................     $    54       $        0     $       0
               Goodwill....................................................         756                0             0
                                                                              -----------    -----------    -----------
                                                                                $   810       $        0     $       0
                                                                              -----------    -----------    -----------
                                                                              -----------    -----------    -----------
          Investment in Great Lakes Kraut Company:
               Inventories.................................................     $ 2,175       $        0     $       0
               Prepaid expenses and other current assets...................         409                0             0
               Property, plant, and equipment..............................       6,966                0             0
               Other accrued expenses......................................         (62)               0             0
                                                                              -----------    -----------    -----------
                                                                                $ 9,488       $        0     $       0
                                                                              -----------    -----------    -----------
                                                                              -----------    -----------    -----------
          Acquisition of Packer Foods and Matthews Candy Co.:
               Accounts receivable.........................................     $     0       $        0     $   1,282
               Inventories.................................................           0                0         3,902
               Prepaid expenses and other current assets...................           0                0           270
               Property, plant and equipment...............................           0                0         6,044
               Goodwill....................................................           0                0           493
               Deferred tax asset..........................................           0                0           264
               Accounts payable............................................           0                0        (4,954)
               Other accrued expenses......................................           0                0          (418)
               Other non-current liabilities...............................           0                0        (1,098)
                                                                              -----------    -----------    -----------
               Cash paid for acquisition...................................     $     0       $        0     $   5,785
                                                                              -----------    -----------    -----------
                                                                              -----------    -----------    -----------
Supplemental schedule of non-cash investing and financing activities:
     In conjunction with the purchase of certain businesses of Nalley
       Canada Ltd. by Agrilink in fiscal 1997, the following non-cash transactions occurred:
          Notes forgiven...................................................     $     0       $    4,986     $       0
                                                                              -----------    -----------    -----------
                                                                              -----------    -----------    -----------

  The accompanying notes are an integral part of these consolidated financial statements.

                              AGRILINK FOODS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF ACCOUNTING POLICIES

     Agrilink Foods, Inc. ('Agrilink' or the 'Company') is a producer and marketer of processed food products, including canned and frozen fruits and vegetables, canned desserts and condiments, fruit fillings and toppings, canned chilies and stews, salad dressings, pickles, peanut butter and snack foods. The vegetable and fruit product lines account for approximately 49 percent of sales. The Company's products are primarily distributed in the United States. The Company is a wholly-owned subsidiary of Pro-Fac Cooperative, Inc. ('Pro-Fac').

     The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles, which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

FISCAL YEAR

     The fiscal year of Agrilink corresponds with that of its parent, Pro-Fac, and ends on the last Saturday in June. Fiscal 1998 and 1997 comprised 52 weeks, and fiscal 1996 comprised 53 weeks.

CONSOLIDATION

     The consolidated financial statements include the Company and its wholly-owned subsidiaries after elimination of intercompany transactions and balances. Investments in affiliates, owned more than 20 percent but not in excess of 50 percent, are recorded under the Equity Method of accounting.

CHANGE IN ACCOUNTING PRINCIPLE

     Effective June 30, 1996, accounting procedures were changed to include in prepaid expenses and other current assets, manufacturing spare parts previously charged directly to expense. Management believes this change is preferable because it provides a better matching of costs with related revenues when evaluating interim financial statements. The favorable cumulative effect of the change (net of Pro-Fac's share of $2.9 million and income taxes of $1.1 million) was $1.7 million. Pro forma amounts for the cumulative effect of the accounting change on prior periods are not determinable due to the lack of physical inventory counts required to establish quantities at the respective dates. Management does not believe that the difference in accounting methodologies for spare parts had any material impact on the Cooperative's historic financial statements.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include short-term investments with maturities of three months or less. There were no such short-term investments at June 28, 1997 or June 27, 1998.

INVENTORIES

     Inventories are stated at the lower of cost or market on the first-in, first-out ('FIFO') method. Reserves recorded at June 27, 1998 and June 28, 1997 were $391,000 and $362,000, respectively.

INVESTMENT IN COBANK ('THE BANK')

     The Company's investment in the Bank is required as a condition of borrowing. These securities are not physically issued by the Bank, but the Company is notified as to their monetary value. The investment is carried at cost plus the Company's share of the undistributed earnings of the Bank (that portion of patronage refunds not distributed currently in cash).

                              AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Earnings on the Company's investment in the Bank in fiscal years 1998, 1997, and 1996 amounted to $1,023,000, $1,633,000, and $2,188,000, respectively.

MANUFACTURING OVERHEAD

     Allocation of manufacturing overhead to finished goods produced is on the basis of a production period; thus at the end of each period, manufacturing costs incurred by seasonal plants, subsequent to the end of previous pack operations, are deferred and included in the accompanying balance sheet under the caption 'Prepaid manufacturing expense.' Such costs are applied to finished goods during the next production period and recognized as an element of cost of goods sold.

PROPERTY, PLANT AND EQUIPMENT AND RELATED LEASE ARRANGEMENTS

     Property, plant and equipment are depreciated over the estimated useful lives of the assets using the straight-line method, half-year convention, over 4 to 40 years.

     Assets held for sale are separately classified on the balance sheet. The recorded value represents an estimate of net realizable value.

     Lease arrangements are capitalized when such leases convey substantially all of the risks and benefits incidental to ownership. Capital leases are amortized over either the lease term or the life of the related assets, depending upon available purchase options and lease renewal features.

OTHER ASSETS

     Other assets are primarily comprised of debt issuance. Debt issuance costs are amortized over the term of the debt. Amortization expense incurred in fiscal 1998, 1997, and 1996 was $800,000.

INCOME TAXES

     Income taxes are provided on income for financial reporting purposes. Deferred income taxes resulting from temporary differences between financial reporting and tax reporting are appropriately classified in the balance sheet.

PENSION

     The Company and its subsidiaries have several pension plans and participate in various union pension plans which on a combined basis cover substantially all employees. Charges to income with respect to plans sponsored by the Company and its subsidiaries are based upon actuarially determined costs. Pension liabilities are funded by periodic payments to the various pension plan trusts.

GOODWILL AND OTHER INTANGIBLES

     Goodwill and other intangible assets include the cost in excess of the fair value of net tangible assets acquired in purchase transactions and acquired non-competition agreements and trademarks. Goodwill and other intangible assets, stated net of accumulated amortization, are amortized on a straight-line basis over 5 to 35 years. The Company periodically assesses whether there has been a permanent impairment in the value of goodwill. This is accomplished by determining whether the estimated, undiscounted future cash flows from operating activities exceed the carrying value of goodwill as of the assessment date. Should aggregate future cash flows be less than the carrying value, a writedown would be required, measured by the difference between the discounted future cash flows and the carrying value of goodwill.

COMMODITIES OPTIONS CONTRACTS

     In connection with the purchase of certain commodities for anticipated manufacturing requirements, the Company occasionally enters into options contracts as deemed appropriate to reduce the

                              AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

effect of price fluctuations. These options contracts are accounted for as hedges and, accordingly, gains and losses are deferred and recognized in cost of sales as part of the product cost. These activities are not significant to the Company's operations as a whole.

CASUALTY INSURANCE

     The Company is insured for workers compensation and automobile liability through a primarily self-insured program. The Company accrues for the estimated losses from both asserted and unasserted claims. The estimate of the liability for unasserted claims arising from unreported incidents is based on an analysis of historical claims data. The accrual for casualty insurance at June 27, 1998 and June 28, 1997 was $3.3 million and $2.9 million, respectively.

EARNINGS PER SHARE DATA OMITTED

     Earnings per share amounts are not presented, as subsequent to November 3, 1994, the Company is a wholly-owned subsidiary of Pro-Fac.

ENVIRONMENTAL EXPENDITURES

     Environmental expenditures that pertain to current operations are expensed or capitalized consistent with the Company's capitalization policy. Expenditures that result from the remediation of an existing condition caused by past operations that do not contribute to current or future revenues are expensed. Liabilities are recorded when remedial activities are probable, and the cost can be reasonably estimated.

ADVERTISING

     Production costs of commercials and programming are charged to operations in the year first aired. The costs of other advertising promotion and marketing programs are charged in the year incurred. Advertising expense incurred in fiscal years 1998, 1997, and 1996 amounted to $9,878,000, $8,376,000, and
$9,831,000, respectively.

DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL STATEMENTS

     The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

Cash, Accounts Receivable, Accounts Payable, and Other Accrued Expenses

     The carrying amount approximates fair value because of the short maturity of these instruments.

Long-Term Investments

     The carrying value of the investment in the Bank was $24.4 million at June 27, 1998. As there is no market price for this investment, a reasonable estimate of fair value is not possible.

Long-Term Debt

     The fair value of long-term debt is estimated based on the quoted market prices for the same or similar issues or on the current rates offered for debt of the same remaining maturities.

                              AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 2. AGREEMENTS WITH PRO-FAC

     Effective November 3, 1994, the Company became a wholly-owned subsidiary of Pro-Fac.

     In connection with the acquisition, Pro-Fac sold $160.0 million of 12.25 percent Senior Subordinated Notes (the 'Notes') due 2005 and entered into a credit agreement (the 'Credit Agreement') with the Bank, which provided for a term loan, a term-loan facility, and a letter-of-credit facility. All obligations of Pro-Fac under the Notes and the Credit Agreement have become obligations of the Company.

     The Company's contractual relationship with Pro-Fac is defined in the Pro-Fac Marketing and Facilitation Agreement ('Agreement'). Under the Agreement, the Company pays Pro-Fac the commercial market value ('CMV') for all crops supplied by Pro-Fac. CMV is defined as the weighted average price paid by other commercial processors for similar crops sold under preseason contracts and in the open market in the same or competing market area. Although CMV is intended to be no more than the fair market value of the crops purchased by Agrilink, it may be more or less than the price Agrilink would pay in the open market in the absence of the Agreement. For the fiscal years ended 1998, 1997, and 1996 the CMV for all crops supplied by Pro-Fac amounted to $58.5 million, $51.4 million, and $44.7 million, respectively.

     Under the Agreement the Company is required to have on its board of directors some persons who are neither members of, nor affiliated with Pro-Fac ('Disinterested Directors'). The number of Disinterested Directors must at least equal the number of directors who are members of Pro-Fac. The volume and type of crops to be purchased by Agrilink under the Agreement are determined pursuant to its annual profit plan, which requires the approval of a majority of the Disinterested Directors. In addition, under the agreement, in any year in which the Company has earnings on products which were processed from crops supplied by Pro-Fac ('Pro-Fac Products'), the Company pays to Pro-Fac, as additional patronage income, 90 percent of such earnings, but in no case more than 50 percent of all pretax earnings of the Company. In years in which the Company has losses on Pro-Fac Products, the Company reduces the CMV it would otherwise pay to Pro-Fac by 90 percent of such losses, but in no case by more than 50 percent of all pretax losses of the Company. Additional patronage income is paid to Pro-Fac for services provided to Agrilink, including the provision of a long term, stable crop supply, favorable payment terms for crops, and the sharing of risks of losses of certain operations of the business. Earnings and losses are determined at the end of the fiscal year, but are accrued on an estimated basis during the year. For the fiscal years ended 1998, 1997, and 1996 such additional patronage income/(loss) amounted to $12.5 million, $10.3 million, and $(9.0) million, respectively. Under the Indentures related to the Notes, Pro-Fac is required to reinvest at least 70 percent of the additional Patronage income in Agrilink.

     The capital contribution of Pro-Fac to the Company at acquisition primarily included the cancellation of indebtedness and capital lease obligations. Subsequent to the acquisition date, Pro-Fac invested an additional $29.9 million in the Company (including reinvested Additional Patronage Income).

NOTE 3. ACQUISITIONS, DISPOSALS, AND RESTRUCTURING

FISCAL 1998

Nutrition Medical

     Effective May 1, 1998, the Company acquired the private label adult nutrition formula business from Nutrition Medical, Inc. Nutrition Medical will be paid royalty payments for two years.

                              AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Michigan Distribution Center

     Effective March 31, 1998, the Company entered into a multiyear logistics agreement under which GATX Logistics will provide freight management, packaging and labeling services, and distribution support to and from production facilities owned by the Company in and around Coloma, Michigan. The agreement included the sale of the Company's labeling equipment and distribution center. The Company received proceeds of $12.6 million for the equipment and facility which were applied to outstanding bank loans. No significant gain or loss occurred as a result of this transaction.

DelAgra Corp.

     Effective March 30, 1998, the Company acquired the majority of assets and the business of DelAgra Corp. of Bridgeville, Delaware. DelAgra Corp. is a producer of private label frozen vegetables. The acquisition was accounted for as a purchase. The purchase price was approximately $6.9 million. Goodwill of approximately $0.6 million and $0.9 million for a covenant not to compete were recorded in conjunction with this transaction. These amounts are being amortized over 30 and 5 years, respectively.

C&O Distributing Company

     Effective March 9, 1998, the Company acquired the majority of assets and the business of C&O Distributing Company of Canton, Ohio. C&O distributes snack products for Snyder of Berlin, one of the Company's businesses included within its snack foods unit. The acquisition was accounted for as a purchase. The purchase price was approximately $0.8 million. Intangibles of approximately $0.8 million were recorded in conjunction with this transaction and are being amortized over 30 years.

Formation of New Sauerkraut Company

     Effective July 1, 1997, the Company and Flanagan Brothers, Inc. of Bear Creek, Wisconsin contributed all their assets involved in sauerkraut production to form a new sauerkraut company. This new company, Great Lakes Kraut Company, operates as a New York limited liability company with ownership and earnings divided equally between the two companies. The joint venture is accounted for using the Equity Method of accounting. Summarized financial information of Great Lakes Kraut Company is as follows:

                        CONDENSED STATEMENT OF EARNINGS

                                                                    1998
                                                                 -----------
                                                                 (DOLLARS IN
                                                                 THOUSANDS)
Net sales.....................................................     $27,620
Gross profit..................................................     $ 7,439
Operating income..............................................     $ 4,411
Net income....................................................     $ 3,786

                          CONDENSED BALANCE SHEET

                                                                 (DOLLARS IN
                                                                 THOUSANDS)
Current assets................................................     $10,648
Noncurrent assets.............................................     $18,884
Current liabilities...........................................     $ 6,463
Noncurrent liabilities........................................     $ 6,261

                              AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

FISCAL 1997

Georgia Frozen Distribution Center

     On June 27, 1997, Americold acquired the Company's frozen foods distribution center in Montezuma, Georgia. In addition, the two companies entered into a long-term logistics agreement under which Americold manages its facility and all frozen food transportation operations of Agrilink in Georgia and New York. The Company received proceeds of approximately $9.1 million which were applied to outstanding Bank loans. No significant gain or loss occurred as a result of this transaction.

Information Services Reorganization

     On June 19, 1997, Systems & Computer Technology Corporation ('SCT') and the Company announced they signed a major outsourcing services and software agreement effective June 30, 1997. The ten-year agreement, valued at approximately $50.0 million, is for SCT's OnSite outsourcing services and ADAGE ERP software and implementation services.

Sale of New York Canned Vegetable Businesses

     On May 6, 1997, Seneca Foods Corporation ('Seneca') acquired the Agrilink Leicester, New York production facility and the LeRoy, New York distribution center, as well as the Blue Boy brand.

     Seneca and the Company have also forged a long-term strategic alliance to combine their agricultural departments into one organization to be managed by Agrilink. The objective is to maximize sourcing efficiencies of New York State vegetable requirements for both companies. This agreement initially has a minimum ten-year term.

     The Company received proceeds of approximately $29.4 million which were applied to outstanding Bank loans. No significant gain or loss occurred as a result of this transaction.

Brooks Foods

     On April 30, 1997, Hoopeston Foods acquired certain assets from the Brooks Foods operating facility. The purchase price of approximately $2.1 million was paid with $400,000 in cash and a $1.7 million ten-year note. The proceeds were applied to outstanding Bank loans. No significant gain or loss occurred as a result of this transaction. In addition, the two companies entered into a copack and warehouse agreement under which Hoopeston will produce, package, and warehouse certain products.

Nalley Canada Ltd.

     On June 26, 1995, Agrilink sold Nalley Canada Ltd., located in Vancouver, British Columbia, to a management group. The operations were sold for approximately $8.0 million. Approximately, $4.0 million was received in cash. The remainder of the proceeds were received through a series of long-term notes with maturities between 1998 and 2005. The notes beared interest at a rate of 12 1/4 percent.

     In April 1997, the Company acquired certain businesses from Nalley Canada Ltd. The acquired operations include a $12.0 million consumer products business, which markets throughout the western Provinces of Canada. The purchase price of approximately $5.0 million was paid through the forgiveness of various long-term receivables (including interest earned) issued to the Company in connection with its sale of the stock of Nalley Canada Ltd. in 1995.

Finger Lakes Packaging

     On October 9, 1996, the Company completed the sale of Finger Lakes Packaging, Inc. ('Finger Lakes Packaging'), a subsidiary of the Company to Silgan Containers Corporation, an indirect, wholly-owned subsidiary of Silgan Holdings, Inc., headquartered in Stamford, Connecticut. A gain of

                              AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

approximately $3.6 million was recognized on this transaction. The Company received proceeds of approximately $30.0 million. Proceeds were applied to outstanding Bank loans. The transaction also included a long-term supply agreement between Silgan and Agrilink.

FISCAL 1996

Packer Foods

     On July 21, 1995, the Company acquired Packer Foods, a privately owned, Michigan-based food processor. The total cost of acquisition was approximately $5.4 million in notes plus interest at 10 percent to be paid until the notes mature in the year 2000. The transaction was accounted for as a purchase. For the year ended December 31, 1994, Packer had net sales of $13.0 million, operating income of $300,000, and income before extraordinary items of $100,000. Packer Foods has been merged into the Company's CBF operations.

Matthews Candy Co.

     In the fourth quarter of fiscal 1996, the Company acquired Matthews Candy Co., a privately owned Washington-based snack food distributor. The total cost of the acquisition was approximately $0.4 million and was paid in cash. Matthews Candy Co. has been merged into the Tim's Cascade Chips operation of the Company's Snack Foods Group.

Fiscal 1996 Restructuring Charge

     During the fourth quarter of fiscal 1996, the Company began implementation of a corporate-wide restructuring program. The overall objectives of the plan were to reduce expenses, improve productivity, and streamline operations. Efforts focused on the consolidation of operations and the elimination of approximately 900 positions. The total fiscal 1996 restructuring charge amounted to $5.9 million. This amount included a fourth-quarter charge of approximately $4.0 million which was primarily comprised of employee termination benefits, and approximately $1.9 million for strategic consulting incurred throughout the year. Reductions in personnel included both operational and administrative positions.

NOTE 4. PROPERTY, PLANT AND EQUIPMENT AND RELATED OBLIGATIONS

     The following is a summary of property, plant and equipment and related obligations at June 27, 1998 and June 28, 1997:

                                                       JUNE 27, 1998                      JUNE 28, 1997
                                               ------------------------------    -------------------------------
                                                OWNED      LEASED                 OWNED      LEASED
                                                ASSETS     ASSETS     TOTAL       ASSETS     ASSETS      TOTAL
                                               --------    ------    --------    --------    -------    --------
                                                                    (DOLLARS IN THOUSANDS)
Land.......................................... $  5,772    $    0    $  5,772    $  5,755    $     0    $  5,755
Land improvements.............................    3,949         0       3,949       2,117          0       2,117
Buildings.....................................   71,342       395      71,737      80,739        645      81,384
Machinery and equipment.......................  163,177       990     164,167     167,155      2,397     169,552
Construction in progress......................   14,421         0      14,421      13,053          0      13,053
                                               --------    ------    --------    --------    -------    --------
                                                258,661     1,385     260,046     268,819      3,042     271,861
Less accumulated depreciation.................  (64,678)     (753)    (65,431)    (52,194)    (1,744)    (53,938)
                                               --------    ------    --------    --------    -------    --------
Net........................................... $193,983    $  632    $194,615    $216,625    $ 1,298    $217,923
                                               --------    ------    --------    --------    -------    --------
                                               --------    ------    --------    --------    -------    --------
Obligations under capital leases(1)...........             $  759                            $ 1,375
Less current portion..........................               (256)                              (558)
                                                           ------                            -------
Long-term portion.............................             $  503                            $   817
                                                           ------                            -------
                                                           ------                            -------

------------
(1) Represents the present value of net minimum lease payments calculated at the Company's incremental borrowing rate at the inception of the leases, which ranged from 6.3 to 9.8 percent.

                              AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Interest capitalized in conjunction with construction amounted to approximately $248,000 and $342,000 in fiscal 1998 and 1997, respectively.

     The following is a schedule of future minimum lease payments together with the present value of the minimum lease payments related to capitalized leases, both as of June 27, 1998.

                                                                                                 TOTAL
                      FISCAL YEAR ENDING LAST                          CAPITAL    OPERATING      FUTURE
                          SATURDAY IN JUNE                             LEASES      LEASES      COMMITMENT
--------------------------------------------------------------------   -------    ---------    ----------
                                                                             (DOLLARS IN THOUSANDS)
        1999........................................................   $   356     $ 5,418      $  5,774
        2000........................................................       224       3,582         3,806
        2001........................................................       145       1,977         2,122
        2002........................................................        78       1,012         1,090
        2003........................................................        56         204           260
Later years.........................................................       144          40           184
                                                                       -------    ---------    ----------
Net minimum lease payments..........................................     1,003     $12,233      $ 13,236
                                                                                  ---------    ----------
                                                                                  ---------    ----------
Less amount representing interest...................................      (244)
                                                                       -------
Present value of minimum lease payments.............................   $   759
                                                                       -------
                                                                       -------

     Total rent expense related to operating leases (including lease arrangements of less than one year which are not included in the previous table) amounted to $12,250,000, $11,204,000, and $10,927,000 for fiscal years 1998,
1997, and 1996, respectively (including the current portion).

NOTE 5. DEBT

BANK FACILITY

     The Bank Facility includes Term Loan, Seasonal, and Letter of Credit facilities. The outstanding borrowings under the Term Loan were $72.4 million at June 27, 1998. The Seasonal Facility provides seasonal financing of up to $82.0 million. The Letter of Credit Facility provides $18.0 million.

Terms

     The Bank has extended to a portion of the Term Loan Facility for a limited period of time certain fixed rates that were in effect with respect to indebtedness repaid to the Bank on November 3, 1994. The weighted-average rate of interest applicable to the Term Loan was 7.4 percent per annum for fiscal 1998.

     Borrowings under the Seasonal Facility are payable at the expiration of that portion of the facility, which is December 1998; except that for 15 consecutive calendar days during each calendar year, the borrowings under the Seasonal Facility must be zero.

Guarantees and Security

     All obligations under the Bank Facility are guaranteed by Pro-Fac and certain subsidiaries of Agrilink (the 'Subsidiary Guarantors'). The Company's obligations under the Bank Facility and Pro-Fac's and the Subsidiary Guarantors' obligations under their respective guaranties are secured by all of the assets of the Company and each guarantor, respectively.

Certain Covenants

     The Pro-Fac Bank Guarantee requires Pro-Fac, on a consolidated basis, to maintain specified levels with regard to working capital, tangible net worth, fixed charges, the incurrence of additional debt, and limitations on dividends, investments, acquisitions, and asset sales. The Company is in compliance with all covenants, restrictions and requirements under the terms of the borrowing agreement.

                              AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Commitment Fees

     The Bank assesses commitment fees of 0.35 percent on the seasonal line and
0.25 percent on the unused portion of the Term Loan.

Seasonal and Letter of Credit Facilities

     Seasonal borrowings for the three years ended June 27, 1998 were as follows:

                                                                FISCAL 1998      FISCAL 1997      FISCAL 1996
                                                                -----------      -----------      -----------
                                                                           (DOLLARS IN THOUSANDS)
Balance at end of period.....................................     $     0          $     0          $     0
Rate at fiscal year end......................................         0.0%             0.0%             0.0%
Maximum outstanding during the period........................     $66,000          $65,000          $94,000
Average amount outstanding during the period.................     $51,300          $24,900          $53,700
Weighted average interest rate during the period.............         7.0%             7.3%             7.4%

     The Letter of Credit Facility provides for the issuance of letters of credit through December 1998. Management anticipates timely renewals of both the Seasonal and the Letter of Credit facilities.

Fair Value

     Based on an estimated borrowing rate at fiscal year-end 1998 of 7.2 percent for long-term debt with similar terms and maturities, the fair value of the Company's long-term debt outstanding under the Bank Facility was approximately $72.5 million at June 27, 1998.

     Based on an estimated borrowing rate at fiscal year end 1997 of 8.7 percent for long-term debt with similar terms and maturities, the fair value of the Company's long-term debt outstanding under the Bank Facility was approximately $64.8 million at June 28, 1997.

THE SENIOR SUBORDINATED NOTES ('NOTES')

     The Notes are limited in aggregate principal amount to $160.0 million and will mature on February 1, 2005. Interest on the Notes accrues at the rate of
12.25 percent per annum and is payable semi-annually in arrears on February 1 and August 1.

Guarantees and Security

     The Notes represent general unsecured obligations of the Company, subordinated in right of payment to certain other debt obligations of the Company (including the Company's obligations under the Credit Agreement).

Certain Covenants

     The Notes also limit the amount and timing of dividends and other payments ('Restricted Payments') from the Company to Pro-Fac or to holders of other Agrilink debt or equity. No dividends or other Restricted Payments may be made if there is an existing event of default under the Notes or if Agrilink's Fixed Charge Coverage Ratio (as defined in the Indenture, a ratio of cash flow to interest) for the preceding four quarters is not at least 1.75 to 1.00. The amount of all dividends and other Restricted Payments subsequent to the date of the Indenture is subject to an overall limit that is based on the Company's net income and the amount of additional equity invested in the Company.

                              AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Fair Value

     Based on an estimated borrowing rate at 1998 fiscal year-end of 11.2 percent for borrowings with similar terms and maturities, the fair value of the Notes was $171.4 million at June 27, 1998.

     Based on an estimated borrowing rate at 1997 fiscal year end of 11.1 percent for borrowings with similar terms and maturities, the fair value of the Notes was $174.7 million at June 28, 1997.

OTHER DEBT

     Other debt of $5.6 million carries rates up to 10.0 percent at June 27, 1998.

MATURITIES

     Total long-term debt maturities during each of the next five fiscal years are as follows: 1999, $8.1 million; 2000, $10.6 million; 2001, $18.6 million; 2002, $13.1 million; and 2003, $13.1 million. Provisions of the Term Loan require annual payments in the years through 2000 on October 1 of each year in an amount equal to the 'annual cash sweep' (equivalent to approximately 80 percent of net income adjusted for certain cash and non-cash items) for the preceding fiscal year. As of June 27, 1998, the Company had satisfied its obligation under this provision. Provisions of the Term Loan also require that cash proceeds from the sale of businesses be applied to the Term Loan.

NOTE 6. TAXES ON INCOME

     Taxes on income before the cumulative effect of a change in accounting include the following:

                                                           FISCAL 1998    FISCAL 1997    FISCAL 1996
                                                           -----------    -----------    -----------
                                                                    (DOLLARS IN THOUSANDS)
Federal --
     Current............................................     $ 4,534        $   567        $     0
     Deferred...........................................         730          2,639         (5,990)
                                                           -----------    -----------    -----------
                                                               5,264          3,206         (5,990)
                                                           -----------    -----------    -----------
State and foreign --
     Current............................................         874            314              0
     Deferred...........................................        (449)           148           (863)
                                                           -----------    -----------    -----------
                                                                 425            462           (863)
                                                           -----------    -----------    -----------
                                                             $ 5,689        $ 3,668        $(6,853)
                                                           -----------    -----------    -----------
                                                           -----------    -----------    -----------

     A reconciliation of the Company's effective tax rate to the amount computed by applying the federal income tax rate to income before taxes and cumulative effect of a change in accounting is as follows:

                                                                     FISCAL 1998    FISCAL 1997    FISCAL 1996
                                                                     -----------    -----------    -----------
                                                                              (DOLLARS IN THOUSANDS)
Income tax provision/(benefit) at 35% in 1998, 34% in 1997 and
  1996............................................................     $ 4,376        $ 2,530        $(6,380)
State income taxes, net of federal income tax effect..............         571            484           (859)
Goodwill amortization.............................................         961          1,041            784
Dividend received reduction.......................................        (305)          (472)          (521)
Other, net........................................................          86             85            123
                                                                     -----------    -----------    -----------
                                                                       $ 5,689        $ 3,668        $(6,853)
                                                                     -----------    -----------    -----------
                                                                     -----------    -----------    -----------
Effective tax rate................................................        45.5%          49.3%         (36.5)%
                                                                     -----------    -----------    -----------
                                                                     -----------    -----------    -----------

                              AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The deferred tax (liabilities)/assets consist of the following at June 27, 1998 and June 28, 1997:

                                                                        FISCAL 1998    FISCAL 1997
                                                                        -----------    -----------
Liabilities:
     Depreciation....................................................    $ (44,611)     $ (49,357)
     Non-compete agreements..........................................         (333)          (462)
     Other receivables...............................................           (4)          (538)
     Prepaid manufacturing...........................................       (3,270)        (3,215)
     Accounts receivable.............................................         (197)             0
     Other...........................................................            0           (215)
                                                                        -----------    -----------
                                                                           (48,415)       (53,787)
                                                                        -----------    -----------
Assets:
     Inventory.......................................................        2,089          2,322
     Accounts receivable.............................................            0            377
     Capital and operating loss carryforwards........................        6,573          6,147
     Accrued employee benefits.......................................        3,594          3,431
     Insurance accruals..............................................        1,987          2,058
     Pension/OPEB accruals...........................................        6,928          7,128
     Restructuring reserves..........................................          321          1,332
     Promotional reserves............................................        1,648          1,592
     Other...........................................................        2,313          2,908
                                                                        -----------    -----------
                                                                            25,453         27,295
                                                                        -----------    -----------
     Net deferred liabilities........................................      (22,962)       (26,492)
     Valuation allowance.............................................       (5,550)        (6,212)
                                                                        -----------    -----------
                                                                         $ (28,512)     $ (32,704)
                                                                        -----------    -----------
                                                                        -----------    -----------

     During fiscal year 1998, the Company utilized $9.2 million of net operating loss carryforwards ($3.2 million of tax). Additionally, approximately $11.0 million of net operating loss carryforwards ($3.9 million of tax) were transferred from Pro-Fac. The benefits for these net operating losses had been recorded in previous years.

     During fiscal year 1997, however, the Company disposed of its Finger Lakes Packaging subsidiary, its New York canned vegetable operation, and a distribution center in Georgia. During fiscal year 1998, a distribution center in Michigan was also disposed of. As a result of these disposals, the Company utilized $26.8 million of its capital loss carryforward. As the related valuation allowance was established in conjunction with the acquisition of the Company by Pro-Fac, the recognition of this capital loss carryforward reduced goodwill. During fiscal year 1996, the Company sold the stock of its wholly-owned subsidiary Curtice Burns Meat Snacks, Inc. Substantially all of the assets of this subsidiary were previously sold. This sale and other sales resulted in a capital loss of $40.4 million ($15.7 million of tax). As of the date of sale, a full valuation allowance had been recorded against the capital loss carryforward as it was more likely than not that a tax benefit would not be realized. As of June 27, 1998, the Company has $13.6 million of a capital loss carryforward available. The capital loss carryforward expires in 2001, and any future recognition of this capital loss carryforward will also reduce goodwill.

     In January 1995, the Boards of Directors of Agrilink and Pro-Fac approved appropriate amendments to the Bylaws of Agrilink to allow the Company to qualify as a cooperative under Subchapter T of the Internal Revenue Code. In August 1995, Agrilink and Pro-Fac received a favorable ruling from the Internal Revenue Service approving the change in tax treatment effective for fiscal 1996. Subsequent to this date, a consolidated return has been filed incorporating Agrilink and Pro-Fac. Tax expense is allocated to Agrilink based on its operations.

                              AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 7. PENSIONS, PROFIT SHARING, AND OTHER EMPLOYEE BENEFITS

PENSIONS

     The Company has primarily noncontributory defined benefit plans covering most employees. The benefits for these plans are based primarily on years of service and employees' pay near retirement. The Company's funding policy is consistent with the funding requirements of Federal law and regulations. Plan assets consist principally of common stocks, corporate bonds and US government obligations.

     The Company also participates in several union sponsored pension plans. It is not possible to determine the Company's relative share of the accumulated benefit obligations or net assets for these plans.

     Pension cost for fiscal years ended 1998, 1997, and 1996 includes the following components:

                                                                                 PENSION BENEFITS
                                                                     -----------------------------------------
                                                                     FISCAL 1998    FISCAL 1997    FISCAL 1996
                                                                     -----------    -----------    -----------
                                                                              (DOLLARS IN THOUSANDS)
Change in benefit obligation:
     Benefit obligation at beginning of period....................    $  86,775      $  87,674      $  80,752
     Service cost.................................................        2,796          2,915          3,162
     Interest cost................................................        6,776          6,637          6,703
     Plan participants' contributions.............................          168            279            213
     Amendments...................................................           74              0           (265)
     Actuarial loss/(gain)........................................       14,193         (2,171)         2,786
     Benefits paid................................................       (8,295)        (8,559)        (5,677)
                                                                     -----------    -----------    -----------
          Benefit obligation at end of period.....................      102,487         86,775         87,674
                                                                     -----------    -----------    -----------
Change in plan assets:
     Fair value of assets at beginning of period..................       88,979         89,716         74,897
     Actual return on Plan assets.................................       25,129          4,884         19,430
     Employer contribution........................................          257          2,659            853
     Plan participants' contributions.............................          168            279            213
     Benefits paid................................................       (8,295)        (8,559)        (5,677)
                                                                     -----------    -----------    -----------
          Fair value of assets at end of period...................      106,238         88,979         89,716
                                                                     -----------    -----------    -----------
Plan funded status................................................        3,751          2,204          2,042
     Unrecognized prior service cost..............................         (147)          (243)          (265)
     Unrecognized net transition asset or obligation..............            0              0              0
     Unrecognized actuarial loss/(gain)...........................      (17,057)       (15,421)       (18,115)
     Union plans..................................................         (106)          (122)          (293)
                                                                     -----------    -----------    -----------
          (Accrued benefit liability) prior to additional minimum
            liability.............................................      (13,559)       (13,582)       (16,631)
Amounts recognized in the statement of financial position consist of:
     Prepaid benefit cost (accrued benefit liability).............      (14,167)       (13,997)       (16,835)
     Accumulated other comprehensive income.......................          608            415            204
                                                                     -----------    -----------    -----------
          Net amount recognized...................................    $ (13,559)     $ (13,582)     $ (16,631)
                                                                     -----------    -----------    -----------
                                                                     -----------    -----------    -----------

                                                  (table continued on next page)

                              AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(table continued from previous page)

                                                                                 PENSION BENEFITS
                                                                     -----------------------------------------
                                                                     FISCAL 1998    FISCAL 1997    FISCAL 1996
                                                                     -----------    -----------    -----------
                                                                              (DOLLARS IN THOUSANDS)
Weighted-average assumptions:
     Discount rate................................................          7.0%           8.0%          7.75%
     Expected return on plan assets...............................         10.0%          10.0%          10.0%
     Rate of compensation increase................................          4.5%           4.5%           4.5%
Components of net periodic benefit cost:
     Service cost.................................................    $   2,796      $   2,915      $   3,162
     Interest cost................................................        6,776          6,637          6,703
     Expected return on plan assets...............................       (8,708)        (8,947)        (7,307)
     Amortization of prior service cost...........................          (22)           (22)             0
     Amortization of (gain)/loss..................................         (593)          (802)           (64)
     Union costs..................................................           88             70            205
                                                                     -----------    -----------    -----------
     Net periodic cost/(benefit)..................................    $     337      $    (149)     $   2,699
                                                                     -----------    -----------    -----------
                                                                     -----------    -----------    -----------

     The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for the two non-qualified retirement plans with accumulated benefit obligations in excess of plan assets were:

                                                 SUPPLEMENTAL EXECUTIVE
                                                     RETIREMENT PLAN
                                        -----------------------------------------
                                        FISCAL 1998    FISCAL 1997    FISCAL 1996
                                        -----------    -----------    -----------

Projected benefit obligation..........    $ 1,939        $ 1,843        $ 1,913
Accumulated benefit obligation........      1,939          1,843          1,913
Plan assets...........................          0              0              0

                                                     EXCESS BENEFIT
                                                    RETIREMENT PLAN
                                         --------------------------------------
                                         FISCAL 1998   FISCAL 1997    FISCAL 1996
                                         -----------   -----------    -----------
Projected benefit obligation..........   $   850        $ 652          $ 453
Accumulated benefit obligation........       651          575            315
Plan assets...........................         0            0              0

POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

     Generally, other than pensions, the Company does not pay retirees' benefit costs. Isolated exceptions exist, which have evolved from union negotiations, early retirement incentives and existing retiree commitments from acquired companies.

     The Company has not prefunded any of its retiree medical or life insurance liabilities. Consequently there are no plan assets held in a trust, and there is no expected long-term rate of return assumption for purposes of determining the annual expense.

     The plan's funded status was as follows:

                                                                                  OTHER BENEFITS
                                                                     -----------------------------------------
                                                                     FISCAL 1998    FISCAL 1997    FISCAL 1996
                                                                     -----------    -----------    -----------
                                                                              (DOLLARS IN THOUSANDS)
Change in benefit obligation:
     Benefit obligation at beginning of period....................     $ 2,604        $ 2,695        $ 2,743
     Service cost.................................................           6              8             23
     Interest cost................................................         198            199            222
     Actuarial loss/(gain)........................................         322             49           (168)
     Benefits paid................................................        (372)          (347)          (125)
                                                                     -----------    -----------    -----------
          Benefit obligation at end of period.....................       2,758          2,604          2,695
                                                                     -----------    -----------    -----------

                                                  (table continued on next page)

                              AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(table continued from previous page)

                                                                                  OTHER BENEFITS
                                                                     -----------------------------------------
                                                                     FISCAL 1998    FISCAL 1997    FISCAL 1996
                                                                     -----------    -----------    -----------
                                                                              (DOLLARS IN THOUSANDS)
Change in plan assets:
     Fair value of assets at beginning of period..................           0              0              0
     Employer contribution........................................         372            347            125
     Benefits paid................................................        (372)          (347)          (125)
                                                                     -----------    -----------    -----------
          Fair value of assets at end of period...................           0              0              0
                                                                     -----------    -----------    -----------
Plan funded status................................................      (2,758)        (2,604)        (2,695)
     Unrecognized actuarial gain..................................         (46)          (378)          (443)
                                                                     -----------    -----------    -----------
          Accrued benefit liability prior to additional minimum
            liability.............................................      (2,804)        (2,982)        (3,138)
Amounts recognized in the statement of financial position consist of:
     Accrued benefit liability....................................      (2,804)        (2,982)        (3,138)
                                                                     -----------    -----------    -----------
          Net amount recognized...................................     $(2,804)       $(2,982)       $(3,138)
                                                                     -----------    -----------    -----------
                                                                     -----------    -----------    -----------
Weighted-average assumptions:
     Discount rate................................................         7.0%           8.0%          7.75%
     Expected return on plan assets...............................         N/A            N/A            N/A
     Rate of compensation increase................................         N/A            N/A            N/A
Components of net periodic benefit cost:
     Service cost.................................................     $     6        $     8        $    23
     Interest cost................................................         198            199            222
     Amortization of (gain)/loss..................................         (10)           (15)             0
                                                                     -----------    -----------    -----------
     Net periodic benefit cost....................................     $   194        $   192        $   245
                                                                     -----------    -----------    -----------
                                                                     -----------    -----------    -----------

     For measurement purposes, a 9.5 percent rate of increase in the per capita cost covered health care benefits was assumed for fiscal 1998. The rate was assumed to decrease gradually to 5.0 percent for 2007 and remain at that level thereafter.

     The Company sponsors benefit plans that provide postretirement medical and life insurance benefits for certain current and former employees. For the most part, current employees are not eligible for the postretirement medical coverage. As such, the assumed health care trend rates have an insignificant effect on the amounts reported for the postretirement benefits plan. One-percentage point change in the assumed health care trend rates would have the following effect:

                                                                            1-PERCENTAGE      1-PERCENTAGE
                                                                           POINT INCREASE    POINT DECREASE
                                                                           --------------    --------------
Effect on total of service and interest cost components.................      $  7,361         $   (7,435)
Effect on postretirement benefit obligation.............................      $113,206         $ (108,742)

PROFIT SHARING/401(k)

     Under the prior Deferred Profit Sharing Plan and the Non-Qualified Profit Sharing Plan, the Company allocated to all salaried exempt employees a percentage of its earnings in excess of 5.0 percent of the combined long-term debt and equity (as defined) of Pro-Fac and the Company.

     Under the Retirement Savings and Incentive Plan ('RSIP' or the 'Plan'), the Company makes an incentive contribution to the Plan if certain pre-established earnings goals are achieved. The maximum incentive contribution is 3 percent of base salary earned during the fiscal year. In addition, the Company contributes 401(k) matching contributions to the Plan for the benefit of employees who elect to defer a

                              AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

portion of their salary into the plan. During fiscal 1998, 1997 and 1996 the Company allocated $475,000, $500,000 and $400,000, respectively, in the form of matching contributions and $400,000, $400,000 and $211,000, respectively, in the form of incentive contributions for the benefit of its employees.

LONG-TERM INCENTIVE PLAN

     On June 24, 1996, the Company introduced a long-term incentive program, the Agrilink Foods Equity Value Plan, which provides performance units to a select group of management. The future value of the performance units is determined by the Company's performance on earnings and debt repayment. The performance units vest 25 percent each year after the first anniversary of the grant, becoming 100 percent vested on the fourth anniversary of grant. One-third of the appreciated value of units in excess of the initial grant price is paid as cash compensation over the subsequent three years. The final value of the performance units is determined on the fourth anniversary of grant. The total units granted were 278,357 at $21.88 per unit in June 1998, 176,278 at $25.04 per unit, and 7,996 at $13.38 per unit in June 1997, and 248,511 at $13.38 per unit in June 1996. Units forfeited during the year included 27,251 at $13.38 and 19,978 at $25.04. During fiscal 1997, approximately $1.5 million was allocated to this plan.

     The value of the grants from the Agrilink Foods Equity Value Plan will be based on the Company's future earnings and debt repayment.

EMPLOYEE STOCK PURCHASE PLAN

     During fiscal 1996 the Company introduced an Employee Stock Purchase Plan which affords employees the opportunity to purchase semi-annually, in cash or via payroll deduction, shares of Class B Cumulative Pro-Fac Preferred Stock to a maximum value of 5 percent of salary. The purchase price of such shares is par value, $10 per share. During fiscal 1998, 1997, and 1996, 27,043, 31,435 and
33,364 shares, respectively, were held by employees, and 580 shares were subscribed to as of June 27, 1998.

NOTE 8. SUBSEQUENT EVENTS AND OTHER MATTERS

DEAN FOODS VEGETABLE COMPANY

     On July 27, 1998, the Company announced that it had reached a definitive agreement with Dean Foods Company ('Dean') of Franklin Park, Illinois, to acquire Dean's vegetable operations which include the nationally known Birds Eye brand and Dean's Freshlike and VegAll brands. The Dean Foods Vegetable Company ('DFVC') reported net sales of $620.2 million (on a basis consistent with that reported by Agrilink) and operating earnings of $38.7 million. DFVC employs approximately 2,000 full-time employees in 13 plants, located in California, Minnesota, New York, Texas, and Wisconsin. The acquisition is expected to close in September 1998 and will be accounted for as a purchase.

SEYFERT FOODS, INC.

     On May 6, 1998, the Company and Heath Investment Capital, Inc., announced that they were unable to reach a definitive agreement regarding the Company's effort to acquire the assets of Seyfert Foods, Inc. of Ft. Wayne, Indiana.

J.A. HOPAY DISTRIBUTING CO., INC.

     Effective July 21, 1998, the Company acquired J.A. Hopay Distributing Co., Inc. of Pittsburgh, Pennsylvania. Hopay distributes snack products for Snyder of Berlin. The acquisition was accounted for as a purchase. The purchase price was approximately $3.1 million.

                              AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

LEGAL MATTERS

     The Company is party to various litigation and claims arising in the ordinary course of business. Management and legal counsel for the Company are of the opinion that none of these legal actions will have a material effect on the financial position of the Company.

COMMITMENTS

     The Company's Curtice Burns Foods business unit has guaranteed an approximate $1.4 million loan for the City of Montezuma to renovate a sewage treatment plant operated in Montezuma on behalf of the City.

                              AGRILINK FOODS, INC.
                 UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

                                                                                              QUARTER ENDED
                                                                                      ------------------------------
                                                                                      SEPTEMBER 26,    SEPTEMBER 27,
                                                                                          1998             1997
                                                                                      -------------    -------------
                                                                                          (DOLLARS IN THOUSANDS)
Net sales..........................................................................     $ 182,579        $ 176,397
Cost of sales......................................................................      (135,882)        (130,748)
                                                                                      -------------    -------------
Gross profit.......................................................................        46,697           45,649
Selling, administrative and general expenses.......................................       (34,867)         (32,954)
Income from Great Lakes Kraut Company..............................................           636              164
Gain on sale of aseptic operations.................................................        64,202                0
                                                                                      -------------    -------------
Operating income before dividing with Pro-Fac......................................        76,668           12,859
Interest expense...................................................................        (8,336)          (7,638)
                                                                                      -------------    -------------
Pretax income before dividing with Pro-Fac and before extraordinary item...........        68,332            5,221
Pro-Fac share of income before extraordinary item..................................        (5,658)          (2,611)
                                                                                      -------------    -------------
Income before taxes and before extraordinary item..................................        62,674            2,610
Tax provision......................................................................       (24,334)          (1,193)
                                                                                      -------------    -------------
Income before extraordinary item...................................................        38,340            1,417
Extraordinary item relating to the early extinguishment of debt (net of income
  taxes and after dividing with Pro-Fac)...........................................       (16,366)               0
                                                                                      -------------    -------------
Net Income.........................................................................     $  21,974        $   1,417
                                                                                      -------------    -------------
                                                                                      -------------    -------------

The accompanying notes are an integral part of these unaudited consolidated financial statements.

                              AGRILINK FOODS, INC.
                      UNAUDITED CONSOLIDATED BALANCE SHEET

                                                                         SEPTEMBER 26,    JUNE 27,    SEPTEMBER 27,
                                                                             1998           1998          1997
                                                                         -------------    --------    -------------
                                                                                   (DOLLARS IN THOUSANDS)
                                ASSETS
Current assets:
     Cash and cash equivalents........................................    $     9,057     $  5,046      $   3,995
     Accounts receivable trade, net...................................         98,911       55,046         65,053
     Accounts receivable, other.......................................         11,053        3,575          3,863
     Current deferred tax asset.......................................         13,129        4,642          8,198
     Inventories --
          Finished goods..............................................        349,451      111,153        140,056
          Raw materials and supplies..................................         45,829       30,433         25,413
                                                                         -------------    --------    -------------
               Total inventories......................................        395,280      141,586        165,469
                                                                         -------------    --------    -------------
     Current investment in CoBank.....................................          1,330        1,994            631
     Prepaid manufacturing expense....................................             98        8,404             84
     Prepaid expenses and other current assets........................         17,288       12,989          8,464
                                                                         -------------    --------    -------------
          Total current assets........................................        546,146      233,282        255,757
Investment in CoBank..................................................         22,377       22,377         24,320
Investment in Great Lakes Kraut Company...............................          7,223        6,584          6,585
Property, plant and equipment, net....................................        317,025      194,615        209,216
Assets held for sale at net realizable value..........................          2,711        2,662          3,259
Goodwill and other intangible assets, net.............................        327,650       94,744         95,503
Other assets..........................................................         24,418       12,175          7,507
Note receivable due from Pro-Fac......................................          9,400            0              0
                                                                         -------------    --------    -------------
               Total assets...........................................    $ 1,256,950     $566,439      $ 602,147
                                                                         -------------    --------    -------------
                                                                         -------------    --------    -------------

                 LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
     Notes payable....................................................    $    94,000     $      0      $  64,000
     Current portion of obligations under capital leases..............            256          256            558
     Current portion of long-term debt................................          1,023        8,071          8,073
     Accounts payable.................................................         84,493       70,125         38,931
     Income taxes payable.............................................         12,420        3,943          4,234
     Accrued interest.................................................            690        8,559          3,960
     Accrued employee compensation....................................         14,329        8,598          7,981
     Other accrued expenses...........................................         89,746       19,013         21,681
Current liability due to Pro-Fac......................................         27,254        6,642          9,659
                                                                         -------------    --------    -------------
               Total current liabilities..............................        324,211      125,207        159,077
Obligations under capital leases......................................            503          503            817
Long-term debt........................................................        463,700       69,937         70,528
Senior subordinated notes.............................................             15      160,000        160,000
Subordinated bridge facility..........................................        200,000            0              0
Subordinated promissory note..........................................         30,000            0              0
Deferred income tax liabilities.......................................         35,341       33,154         40,902
Other non-current liabilities.........................................         26,626       23,053         22,967
                                                                         -------------    --------    -------------
               Total liabilities......................................      1,080,396      411,854        454,291
                                                                         -------------    --------    -------------
Commitments and contingencies
Shareholder's Equity:
     Common stock, par value $.01;
       10,000 shares outstanding, owned by Pro-Fac....................              0            0              0
Accumulated other comprehensive income:
     Minimum pension liability adjustment.............................           (608)        (608)             0
     Cumulative foreign currency adjustment...........................             (5)           0              0
Additional paid-in capital............................................        167,071      167,071        158,317
Retained earnings (accumulated deficit)...............................         10,096      (11,878)       (10,461)
                                                                         -------------    --------    -------------
               Total shareholder's equity.............................        176,554      154,585        147,856
                                                                         -------------    --------    -------------
               Total liabilities and shareholder's equity.............    $ 1,256,950     $566,439      $ 602,147
                                                                         -------------    --------    -------------
                                                                         -------------    --------    -------------

The accompanying notes are an integral part of these unaudited consolidated financial statements.

                              AGRILINK FOODS, INC.
                 UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                              QUARTER ENDED
                                                                                      ------------------------------
                                                                                      SEPTEMBER 26,    SEPTEMBER 27,
                                                                                          1998             1997
                                                                                      -------------    -------------
                                                                                          (DOLLARS IN THOUSANDS)
Cash Flows From Operating Activities:
     Net income....................................................................     $  21,974         $ 1,417
     Adjustments to reconcile net income to net cash used in operating activities --
          Gain on the sale of the aseptic operation................................       (64,202)              0
          Extraordinary item relating to the early extinguishment of debt..........        16,366               0
          Amortization of goodwill and other intangibles...........................           926             990
          Amortization of debt issue costs.........................................           200             199
          Depreciation.............................................................         4,385           4,597
          Equity in undistributed earnings of Great Lakes Kraut Company............          (636)           (164)
          Change in assets and liabilities:
               Accounts receivable.................................................       (22,222)        (17,442)
               Inventories.........................................................       (72,038)        (52,739)
               Income taxes payable................................................        18,940            (918)
               Accounts payable and other accrued expenses.........................       (23,305)         (9,994)
               Due to Pro-Fac......................................................        12,870           5,347
               Other assets and liabilities........................................           (26)         (2,291)
                                                                                      -------------    -------------
Net cash used in operating activities..............................................      (106,768)        (70,998)
                                                                                      -------------    -------------
Cash Flows From Investing Activities:
     Purchase of property, plant and equipment.....................................        (4,094)         (3,231)
     Proceeds from disposals.......................................................        83,000             375
     Proceeds from investment in CoBank............................................           664             316
     Cash paid for acquisitions....................................................      (445,918)              0
                                                                                      -------------    -------------
Net cash used in investing activities..............................................      (366,348)         (2,540)
                                                                                      -------------    -------------
Cash Flows From Financing Activities:
     Proceeds from issuance of short-term debt.....................................       177,000          64,000
     Payments on short-term debt...................................................       (83,000)              0
     Proceeds from issuance of long-term debt......................................       677,100           9,000
     Proceeds from Great Lakes Kraut Company.......................................             0           3,000
     Payments on long-term debt....................................................      (276,450)         (1,303)
     Cash paid for debt issuance costs.............................................       (17,523)              0
                                                                                      -------------    -------------
Net cash provided by financing activities..........................................       477,127          74,697
                                                                                      -------------    -------------
Net change in cash and cash equivalents............................................         4,011           1,159
Cash and cash equivalents at beginning of period...................................         5,046           2,836
                                                                                      -------------    -------------
Cash and cash equivalents at end of period.........................................     $   9,057         $ 3,995
                                                                                      -------------    -------------
                                                                                      -------------    -------------

                                                  (table continued on next page)

                              AGRILINK FOODS, INC.
         UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS -- (CONTINUED)

(table continued from previous page)

                                                                                              QUARTER ENDED
                                                                                      ------------------------------
                                                                                      SEPTEMBER 26,    SEPTEMBER 27,
                                                                                          1998             1997
                                                                                      -------------    -------------
                                                                                          (DOLLARS IN THOUSANDS)
Supplemental disclosure of cash flow information:
     Acquisition of Dean Foods Vegetable Company
          Accounts receivable......................................................     $  28,701
          Inventories..............................................................       191,619
          Prepaid expenses and other current assets................................         2,871
          Current deferred tax asset...............................................         6,300
          Property, plant and equipment............................................       131,648
          Goodwill and other intangible assets.....................................       230,609
          Accounts payable.........................................................       (37,802)
          Accrued employee compensation............................................        (8,437)
          Other accrued expenses...................................................       (66,748)
          Long-term debt...........................................................        (2,752)
          Subordinated promissory note.............................................       (30,000)
          Other assets and liabilities, net........................................        (2,404)
                                                                                      -------------
                                                                                        $ 443,605
                                                                                      -------------
                                                                                      -------------
Acquisition of J.A. Hopay Distributing Co., Inc.:
     Accounts receivable...........................................................     $     420
     Inventories...................................................................           153
     Property, plant and equipment.................................................            51
     Goodwill and other intangible assets..........................................         3,303
     Other accrued expenses........................................................          (251)
     Obligation for covenant not to compete........................................        (1,363)
                                                                                      -------------
                                                                                        $   2,313
                                                                                      -------------
                                                                                      -------------
Investment in Great Lakes Kraut Company:
     Inventories...................................................................                       $ 2,175
     Prepaid expenses and other current assets.....................................                           409
     Property, plant and equipment.................................................                         6,966
     Other accrued expenses........................................................                           (62)
                                                                                                       -------------
                                                                                                          $ 9,488
                                                                                                       -------------
                                                                                                       -------------

The accompanying notes are an integral part of these unaudited consolidated financial statements.

                              AGRILINK FOODS, INC.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF ACCOUNTING POLICIES

     The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles, and in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of operations for these periods. Agrilink Foods, Inc. ('Agrilink' or the 'Company') is a wholly owned subsidiary of Pro-Fac Cooperative, Inc. ('Pro-Fac' or the 'Cooperative'). These financial statements should be read in conjunction with the financial statements and accompanying notes contained in the Company's audited financial statements beginning on page F-2.

CONSOLIDATION

     The consolidated financial statements include the Company and its wholly owned subsidiaries after elimination of intercompany transactions and balances. Investments in affiliates, owned more than 20 percent but not in excess of 50 percent, are recorded under the equity method of accounting.

RECLASSIFICATION

     Certain items for fiscal 1998 have been reclassified to conform with the current presentation.

ADOPTION OF SFAS NO. 130

     Effective June 28, 1998, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 130, 'Reporting Comprehensive Income.' Comprehensive income is defined as the change in equity of a business during a period from transactions and other events and circumstances from non-owner sources. Under SFAS No. 130, the term 'comprehensive income' is used to describe the total of net earnings plus other comprehensive income which for the Company includes foreign currency translation adjustments and minimum pension liability adjustments. The adoption of SFAS No. 130 did not have a material effect on the Company's results of operations or financial position.

ADOPTION OF SFAS NO. 131

     Effective June 28, 1998 the Company adopted SFAS No. 131, 'Disclosures about Segments of an Enterprise and Related Information.' SFAS No. 131 supersedes SFAS No. 14, 'Financial Reporting for Segments of a Business Enterprise,' replacing the 'industry segment' approach with the 'management' approach. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. SFAS No. 131 also requires disclosures about products and services, geographic areas, and major customers. The adoption of SFAS No. 131 did not affect the Company's results of operations or financial position.

DERIVATIVE FINANCIAL INSTRUMENTS

     The Company does not engage in interest rate speculation. Derivative financial instruments are utilized to hedge interest rate risks and are not held for trading purposes.

     The Company enters into interest rate swap agreements to limit exposure to interest rate movements. Net payments or receipts are accrued into prepaid expenses and other current assets and/or other accrued expenses and are recorded as adjustments to interest expense. Interest rate instruments are entered into for periods no greater than the life of the underlying transaction being hedged. Management anticipates that all interest rate derivatives will be held to maturity. Any gains or losses on prematurely terminated interest rate derivatives will be recognized over the remaining life, if any, of the underlying transaction as an adjustment to interest expense.

                              AGRILINK FOODS, INC.
      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 2. ACQUISITION OF DEAN FOODS VEGETABLE COMPANY

     On September 24, 1998, Agrilink acquired the Dean Foods Vegetable Company ('DFVC'), the frozen and canned vegetable business of Dean Foods Company ('Dean Foods'), by acquiring all the outstanding capital stock of Dean Foods Vegetable Company and Birds Eye de Mexico SA de CV (the 'Acquisition'). In connection with the Acquisition, Agrilink sold its aseptic business to Dean Foods. Agrilink paid $360 million in cash, net of the sale of the Aseptic Business, and issued to Dean Foods a $30 million unsecured subordinated promissory note due November 22, 2008 (the 'Subordinated Promissory Note'), as consideration for the Acquisition. The Company has the right, exercisable until July 15, 1999, to require Dean Foods, jointly with the Company, to treat the Acquisition as an asset sale for tax purposes under Section 338(h)(10) of the Internal Revenue Code. In order to exercise that election, the Company will pay $13.2 million to Dean Foods. The Company intends to exercise that election.

     After the Acquisition, DFVC was merged into the Company, and Dean Foods Vegetable Company became a business unit of the Company known as Agrilink Foods Vegetable Company ('AFVC'). DFVC has been one of the leading processors of vegetables in the United States, selling its products under well-known brand names, such as Birds Eye, Freshlike and Veg-All, and private labels. The Company believes that the Acquisition strengthens its competitive position by: (i) enhancing its brand recognition and market position, (ii) providing opportunities for cost savings and operating efficiencies and (iii) increasing its product and geographic diversification.

     The Acquisition was accounted for under the purchase method of accounting. Under purchase accounting, tangible and identifiable intangible assets acquired and liabilities assumed will be recorded at their respective fair values. The valuations and other studies which will provide the basis for such an allocation have not progressed to a stage where there is sufficient information to make a final allocation in the accompanying financial statements. Accordingly, the purchase accounting adjustments made in the accompanying financial statements are preliminary. Once an allocation is determined, in accordance with generally accepted accounting principles, any remaining excess of purchase cost over net assets acquired will be adjusted through goodwill.

     Due to insignificance, the results of operations of AFVC for the period September 24 through 26, 1998 have not been included in the Company's Consolidated Statement of Operations for the three months ended September 26, 1998.

     Concurrently with the Acquisition, Agrilink refinanced its existing indebtedness (the 'Refinancing'), including its 12.25 percent Senior Subordinated Notes due 2005 (the 'Old Notes') and its then existing bank debt. On August 24, 1998, Agrilink commenced a tender offer (the 'Tender Offer') for all the Old Notes and consent solicitation to certain amendments under the indenture governing the Old Notes to eliminate substantially all the restrictive covenants and certain events of default therein. Substantially all of the $160.0 million aggregate principal amount of the Old Notes were tendered and purchased by Agrilink for aggregate consideration of approximately $184 million, including accrued interest of $2.9 million. Agrilink also terminated its existing bank facility (including seasonal borrowings) and repaid the $176.5 million, excluding interest owed and breakage fees outstanding thereunder.

     In order to consummate the Acquisition and the Refinancing and to pay the related fees and expenses, Agrilink: (i) entered into a new credit facility (the 'New Credit Facility') providing for $455.0 million of term loan borrowings (the 'Term Loan Facility') and up to $200.0 million of revolving credit borrowings (the 'Revolving Credit Facility'), (ii) entered into a $200.0 million bridge loan facility (the 'Bridge Facility') and (iii) issued a $30.0 million Subordinated Promissory Note to Dean Foods. The Bridge Facility will be repaid principally with the proceeds from a new long-term take-out financing. The Bridge Facility was provided by Warburg Dillon Read LLC, as Arranger and Syndication Agent; and UBS AG, Stamford Branch, as Administrative Agent; and the Bank of Montreal and Harris Trust and Savings Bank as additional lenders.

                              AGRILINK FOODS, INC.
      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 3. AGREEMENTS WITH PRO-FAC

     The Company's contractual relationship with Pro-Fac is defined in the Pro-Fac Marketing and Facilitation Agreement ('Agreement'). Under the Agreement, the Company pays Pro-Fac the commercial market value ('CMV') for all crops supplied by Pro-Fac. CMV is defined as the weighted average price paid by other commercial processors for similar crops sold under preseason contracts and in the open market in the same or competing market area. Although CMV is intended to be no more than the fair market value of the crops purchased by Agrilink, it may be more or less than the price Agrilink would pay in the open market in the absence of the Agreement.

     Under the Agreement, the Company is required to have on its board of directors some persons who are neither members of nor affiliated with Pro-Fac ('Disinterested Directors'). The number of Disinterested Directors must at least equal the number of directors who are members of Pro-Fac. The volume and type of crops to be purchased by Agrilink under the Agreement are determined pursuant to its annual profit plan, which requires the approval of a majority of the Disinterested Directors. In addition, under the Agreement, in any year in which the Company has earnings on products which were processed from crops supplied by Pro-Fac ('Pro-Fac Products'), the Company pays to Pro-Fac, as additional patronage income, 90 percent of such earnings, but in no case more than 50 percent of all pretax earnings (before dividing with Pro-Fac) of the Company. In years in which the Company has losses on Pro-Fac Products, the Company reduces the CMV it would otherwise pay to Pro-Fac by up to 90 percent of such losses, but in no case by more than 50 percent of all pretax losses (before dividing with Pro-Fac) of the Company. Additional patronage income is paid to Pro-Fac for services provided to Agrilink, including the provision of a long term, stable crop supply, favorable payment terms for crops, and the sharing of risks of losses of certain operations of the business. Earnings and losses are determined at the end of the fiscal year, but are accrued on an estimated basis during the year. Under the Agreement, Pro-Fac is required to reinvest at least 70 percent of the additional Patronage income in Agrilink.

     Amounts received by Pro-Fac from Agrilink for the quarters ended September 26, 1998 and September 27, 1997 include: commercial market value of crops delivered, $44.3 and $40.6 million, respectively; and additional proceeds from profit/(loss) sharing provisions, $4.0 million and $2.6 million, respectively.

     In the first quarter of fiscal 1999, the Company reclassified a $9.4 million demand receivable due from Pro-Fac reflecting the conversion of such receivable to a non-interest bearing long-term obligation due from Pro-Fac having a 10-year maturity.

NOTE 4. DEBT

NEW CREDIT FACILITY

     In connection with the Acquisition, the Company has entered into the New Credit Facility with Harris Bank as Administrative Agent and Bank of Montreal as Syndication Agent, and the lenders thereunder. The Credit Facility consists of the $200.0 million Revolving Credit Facility and the $455.0 million Term Loan Facility. The Term Loan Facility is comprised of the Term A Facility, which has a maturity of five years, the Term B Facility, which has a maturity of six years, and the Term C Facility, which has a maturity of seven years. The Revolving Credit Facility has a maturity of five years.

     The New Credit Facility bears interest, at the Company's option, at the Administrative Agent's alternate base rate or the London Interbank Offered Rate ('LIBOR') plus, in each case, applicable margins of: (i) in the case of alternate base rate loans, (x) 1.00 percent for loans under the Revolving Credit Facility and the Term A Facility, (y) 2.75 percent for loans under the Term B Facility and (z) 3.00 percent for loans under the Term C Facility and (ii) in the case of LIBOR loans, (x) 2.75 percent for loans under the Revolving Credit Facility and the Term A Facility, (y) 3.75 percent for loans under the Term B Facility and (z) 4.00 percent for loans under the Term C Facility. The Administrative Agent's

                              AGRILINK FOODS, INC.
      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

'alternate base rate' is defined as the greater of: (i) the prime commercial rate as announced by the Administrative Agent or (ii) the Federal Funds rate plus 0.50 percent. In addition, the Company will pay a commitment fee calculated at a rate of 0.50 percent per annum on the daily average unused commitment under the Revolving Credit Facility.

     Beginning with the reporting period ending March 31, 1999, the applicable margins for the New Credit Facility will be subject to possible reductions based on the ratio of consolidated debt to earnings before interest, taxes, depreciation and amortization ('EBITDA') (each as defined in the New Credit Facility).

     Upon consummation of the Acquisition, the Company drew $455.0 million under the Term Loan Facility, consisting of $100 million, $175 million and $180 million of loans under the Term A Facility, Term B Facility and Term C Facility, respectively. Additionally, the Company drew $93.0 million under the Revolving Credit Facility for seasonal working capital needs and $14.3 million under the Revolving Credit Facility was issued for letters of credit. During December 1998, the Company's primary lender exercised its right under the New Credit Facility to transfer $50.0 million from the Term A Facility to the Term B and Term C Facilities in increments of $25.0 million.

     The Term Loan Facility will be subject to the following amortization schedule.

    FISCAL YEAR        TERM LOAN A         TERM LOAN B         TERM LOAN C    TOTAL
--------------------   -----------         -----------         -----------    ------
                                      (DOLLARS IN MILLIONS)
1999................      $ 0.0              $   0.2             $   0.2      $  0.4
2000................        7.5                  0.4                 0.4         8.3
2001................       10.0                  0.4                 0.4        10.8
2002................       10.0                  0.4                 0.4        10.8
2003................       10.0                  0.4                 0.4        10.8
2004................       12.5                  0.4                 0.4        13.3
2005................        0.0                197.8                 0.4       198.2
2006................        0.0                  0.0               202.4       202.4
                       -----------           -------           -----------    ------
                          $50.0              $ 200.0             $ 205.0      $455.0
                       -----------           -------           -----------    ------
                       -----------           -------           -----------    ------

     The Term Loan Facility is subject to mandatory prepayment under various scenarios as defined in the New Credit Facility.

     The Company's obligations under the New Credit Facility are secured by a first-priority lien on: (i) substantially all existing or after-acquired assets, tangible or intangible, (ii) the capital stock of certain of Pro-Fac's current and future subsidiaries, and (iii) all of the Company's rights (principally indemnification rights) under the agreement to acquire DFVC and the Pro-Fac Marketing and Facilitation Agreement. The Company's obligations under the New Credit Facility are guaranteed by Pro-Fac and certain of the Company's current and future subsidiaries, if any.

     The New Credit Facility contains customary covenants and restrictions on the Company's ability to engage in certain activities, including, but not limited to: (i) limitations on the incurrence of indebtedness and liens, (ii) limitations on sale-leaseback transactions, consolidations, mergers, sale of assets, transactions with affiliates and investments and (iii) limitations on dividend and other distributions. The New Credit Facility also contains financial covenants requiring Pro-Fac to maintain a minimum level of EBITDA, a minimum interest coverage ratio, a minimum fixed charge coverage ratio, a maximum leverage ratio and a minimum level of net worth. The Company is in compliance with all covenants, restrictions and requirements under the terms of the New Credit Facility.

INTEREST RATE PROTECTION AGREEMENTS

     The Company has entered into a three-year interest rate swap agreement with the Bank of Montreal in the notional amount of $150 million. The swap agreement provides for an interest rate of

                              AGRILINK FOODS, INC.
      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

4.96 percent over the term of the swap payable by the Company in exchange for payments at the published three-month LIBOR. In addition, the Company entered into a separate interest rate swap agreement with the Bank of Montreal in the notional amount of $100 million for an initial period of three years, which may be extended, at the Company's option, for an additional two-year period. This swap agreement provides for an interest rate of 5.32 percent over the term of the swap, including the two-year extension period if the Company elects to extend, payable by the Company in exchange for payments at the published three-month LIBOR. The Company entered into these agreements in order to manage its interest rate risk by exchanging its floating rate interest payments for fixed rate interest payments.

SUBORDINATED BRIDGE FACILITY

     To complete the Acquisition, the Company also entered into a Subordinated Bridge Facility (the 'Bridge Facility'). The Bridge Facility was provided by Warburg Dillon Read LLC, as Arranger and Syndication Agent; and UBS AG, Stamford Branch, as Administrative Agent; and the Bank of Montreal and Harris Trust and Savings Bank as additional lenders. The interest rate under the Bridge Facility resets monthly on the basis of LIBOR plus a spread of 5 percent for the first
90 days, which spread increases by an additional 1 percent each subsequent 90-day period. In no event will the interest rate exceed 16 percent per annum. The Company anticipates that the Bridge Facility will be repaid principally with the proceeds of a new long-term take-out financing. Should the Company be unable to complete its long-term take-out financing, the Bridge Facility, if not repaid within one year, may thereafter be converted to permanent financing with consistent interest rates and a maturity of September, 2006.

SUBORDINATED PROMISSORY NOTE

     As partial consideration for the Acquisition, the Company issued to Dean Foods a Subordinated Promissory Note for $30 million aggregate principal amount due November 22, 2008. Interest on the Subordinated Promissory Note is payable quarterly in arrears commencing December 31, 1998, at a rate per annum of 5 percent until November 22, 2003, and at a rate of 10 percent thereafter. Interest accruing through November 22, 2003 is required to be paid in kind through the issuance by the Company of additional subordinated promissory notes identical to the Subordinated Promissory Note. Interest accruing after November 22, 2003 is payable in cash. The Subordinated Promissory Note may be prepaid at the Company's option without premium or penalty.

     The Subordinated Promissory Note is expressly subordinate to the Subordinated Bridge Facility, any long-term take-out financing, and the New Credit Facility and contains no financial covenants. The Subordinated Promissory
Note is guaranteed by Pro-Fac.

12 1/4 PERCENT SENIOR SUBORDINATED NOTES (DUE 2005)

     In conjunction with the Acquisition, the Company repurchased $159,985,000 principal amount of its Old Notes, of which $160 million aggregate principal amount was previously outstanding. The Company paid a total of approximately $184 million to repurchase the Old Notes, including interest accrued thereon of $2.9 million. Holders who tendered consented to certain amendments to the indenture relating to the Old Notes, which eliminated or amended substantially all the restrictive covenants and certain events of default contained in such indenture. The Company may repurchase the remaining Old Notes in the future in open market transactions, privately negotiated purchases or otherwise.

                              AGRILINK FOODS, INC.
      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 5. OTHER MATTERS

J.A. HOPAY DISTRIBUTING CO., INC.

     Effective July 21, 1998, the Company acquired J.A. Hopay Distributing Co., Inc. ('Hopay') of Pittsburgh, Pennsylvania. Hopay distributes snack products for Snyder of Berlin, one of the Company's business units within its Snack Foods Group. The acquisition was accounted for as a purchase. The purchase price (net of liabilities assumed) was approximately $2.3 million. Intangibles of approximately $3.3 million were recorded in conjunction with this transaction and are being amortized over 30 years.

FORMATION OF NEW SAUERKRAUT COMPANY

     Effective July 1, 1997, the Company and Flanagan Brothers, Inc. of Bear Creek, Wisconsin, contributed all their sauerkraut production related assets to form a new sauerkraut company. This new company, Great Lakes Kraut Company, operates as a New York limited liability company, with ownership split equally between the two companies. The joint venture is accounted for using the equity method of accounting.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of DEAN FOODS COMPANY

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income and of cash flows present fairly, in all material respects, the financial position of Dean Foods Vegetable Company and subsidiaries ('DFVC'), a division of Dean Foods Company ('DFC'), at May 31, 1998, May 25, 1997 and May 26, 1996, and the results of their operations and their cash flows for each of the three years in the period ended May 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICEWATERHOUSECOOPERS LLP
Chicago, Illinois

August 31, 1998

                          DEAN FOODS VEGETABLE COMPANY
                       CONSOLIDATED STATEMENTS OF INCOME

                                                                                           YEAR ENDED
                                                                                --------------------------------
                                                                                MAY 31,     MAY 25,     MAY 26,
                                                                                  1998        1997        1996
                                                                                --------    --------    --------
                                                                                     (DOLLARS IN THOUSANDS)
Net sales (Note 2)...........................................................   $541,243    $549,286    $569,836
Operating costs and expenses:
     Cost of products sold (Note 2)..........................................    397,577     406,703     450,599
     Selling, general and administrative expenses (Note 3)...................    106,256     108,809     114,606
     Special charge (Note 13)................................................      --          9,644      37,346
     Interest expense -- related parties (Note 3)............................      9,170      10,270      12,010
     Other, net..............................................................     (1,193)       (648)       (560)
                                                                                --------    --------    --------
                                                                                 511,810     534,778     614,001
                                                                                --------    --------    --------
Net income (loss) before income taxes........................................     29,433      14,508     (44,165)
Provision (benefit) for income taxes (Notes 2 and 7).........................     11,773       5,803     (17,224)
                                                                                --------    --------    --------
Net income (loss)............................................................   $ 17,660    $  8,705    $(26,941)
                                                                                --------    --------    --------
                                                                                --------    --------    --------

          See accompanying notes to consolidated financial statements.

                          DEAN FOODS VEGETABLE COMPANY
                          CONSOLIDATED BALANCE SHEETS

                                                                                MAY 31,     MAY 25,     MAY 26,
                                                                                  1998        1997        1996
                                                                                --------    --------    --------
                                                                                     (DOLLARS IN THOUSANDS)
                                   ASSETS
Current assets:
     Cash (Note 2)...........................................................   $    301    $    235    $    227
     Accounts receivable, less allowance for doubtful accounts of $500, $500
       and $510, respectively (Notes 2 and 3)................................     32,451      35,315      36,758
     Inventories (Notes 2 and 4).............................................    125,717     143,561     158,390
     Deferred tax assets (Notes 2 and 7).....................................     12,868      15,450      18,697
     Prepaid Slotting (Note 2)...............................................      5,092       3,677       3,576
     Other...................................................................      3,837       4,648       6,791
                                                                                --------    --------    --------
          Total current assets...............................................    180,266     202,886     224,439
                                                                                --------    --------    --------
Property, plant and equipment, net (Notes 2 and 5)...........................    133,276     145,374     150,595
Other assets:
     Goodwill, net of amortization of $2,570, $1,978 and $1,397, respectively
       (Note 2)..............................................................     20,673      21,265      21,846
     Other intangible assets, net of amortization of $2,965, $2,293 and
       $1,634, respectively (Note 2).........................................     23,130      23,802      24,462
     Other...................................................................      2,400       2,844       3,971
                                                                                --------    --------    --------
          Total assets.......................................................   $359,745    $396,171    $425,313
                                                                                --------    --------    --------
                                                                                --------    --------    --------

                           LIABILITIES AND EQUITY
Current liabilities:
     Accounts payable........................................................   $ 22,422    $ 28,432    $ 26,237
     Accounts payable to related parties (Note 3)............................     23,943      11,220      15,521
     Accrued liabilities (Notes 8 and 13)....................................     32,244      31,869      35,408
     Current portion of note payable to related parties (Note 3).............      5,370       5,056       8,633
     Current portion of long-term debt (Note 9)..............................        503         712         692
                                                                                --------    --------    --------
          Total current liabilities..........................................     84,482      77,289      86,491
                                                                                --------    --------    --------
Long-term liabilities:
     Long-term debt (Note 9).................................................      2,450       2,995       3,669
     Note payable to related parties (Note 3)................................      4,208       8,501      12,505
     Deferred income taxes (Notes 2 and 7)...................................     19,151      19,152      17,329
     Other...................................................................      3,257       2,824       2,664
                                                                                --------    --------    --------
          Total long-term liabilities........................................     29,066      33,472      36,167
                                                                                --------    --------    --------
Commitments and contingencies (Note 15)......................................      --          --          --
                                                                                --------    --------    --------
Equity:
     Investments by and advances from DFC (Note 3)...........................    246,197     285,410     302,655
                                                                                --------    --------    --------
          Total equity.......................................................    246,197     285,410     302,655
                                                                                --------    --------    --------
          Total liabilities and equity.......................................   $359,745    $396,171    $425,313
                                                                                --------    --------    --------
                                                                                --------    --------    --------

          See accompanying notes to consolidated financial statements.

                          DEAN FOODS VEGETABLE COMPANY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                            YEAR ENDED
                                                                                 --------------------------------
                                                                                 MAY 31,     MAY 25,     MAY 26,
                                                                                   1998        1997        1996
                                                                                 --------    --------    --------
                                                                                      (DOLLARS IN THOUSANDS)
Cash flows from operations:
     Net income (loss)........................................................   $ 17,660    $  8,705    $(26,941)
     Adjustments to reconcile net income (loss) to net cash provided from operations:
          Depreciation and amortization.......................................     19,167      20,658      23,494
          Deferred income taxes...............................................      2,581       5,070     (13,211)
          Other current assets................................................     10,485       8,195       4,981
          Other long-term assets..............................................        444       1,127        (666)
          Special charge......................................................      --          9,644      37,346
          Other...............................................................      7,765       3,622      (6,287)
          Change in working capital items:
               Decrease in accounts receivable................................      2,864       1,443       6,807
               (Increase) decrease in inventories.............................     17,844      14,829      12,534
               Increase in other current assets...............................    (11,089)     (6,153)     (9,830)
               Increase (decrease) in accounts payable and other accrued
                 expense......................................................      4,745     (17,890)     (2,647)
                                                                                 --------    --------    --------
          Net cash provided from operations...................................     72,466      49,250      25,580
                                                                                 --------    --------    --------
Cash flows from investing activities:
     Capital expenditures.....................................................    (11,253)    (15,373)    (15,585)
     Proceeds from dispositions of property, plant and equipment..............        459         316         763
     Acquisitions, net of cash received.......................................      --          --        (21,748)
                                                                                 --------    --------    --------
          Net cash used in investing activities...............................    (10,794)    (15,057)    (36,570)
                                                                                 --------    --------    --------
Cash flows from financing activities:
     Repayments of long-term debt.............................................       (754)       (654)       (636)
     Net repayments of notes payable to related parties.......................     (3,979)     (7,581)    (17,614)
     Increase (decrease) in advances from DFC (Note 3)........................    (56,873)    (25,950)     29,429
                                                                                 --------    --------    --------
          Net cash provided from (used in) financing activities...............    (61,606)    (34,185)     11,179
                                                                                 --------    --------    --------
Net increase in cash..........................................................         66           8         189
Cash, beginning of year.......................................................        235         227          38
                                                                                 --------    --------    --------
Cash, end of year.............................................................   $    301    $    235    $    227
                                                                                 --------    --------    --------
                                                                                 --------    --------    --------

          See accompanying notes to consolidated financial statements.

                          DEAN FOODS VEGETABLE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)

NOTE 1. ORGANIZATION AND BASIS OF PRESENTATION

     Dean Foods Vegetable Company and its subsidiaries ('DFVC') is a division of Dean Foods Company ('DFC') and is principally engaged in the processing, distribution and sales of frozen and canned vegetables in the United States. As part of a reorganization of DFC in fiscal 1994, the vegetable businesses within DFC were combined with the Birds Eye Frozen Vegetable business to form DFVC. The Birds Eye Frozen Vegetable business was acquired from the All-American Gourmet Company, a wholly-owned subsidiary of Kraft General Foods, Inc., on December 27, 1993.

     The accompanying consolidated financial statements reflect the 'carve-out' financial position, results of operations and cash flows of DFVC and its majority owned subsidiaries for the periods presented. All significant intercompany accounts and transactions have been eliminated in consolidation. The consolidated financial information included herein does not necessarily reflect what the consolidated financial position and results of operations of DFVC would have been had it operated as a stand alone entity during the periods covered, and may not be indicative of future operations or financial position.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     DFVC's fiscal year ends on the last Sunday in May. There were 53 weeks in the fiscal year ended May 1998, whereas there were 52 weeks in fiscal 1997 and 1996.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND TEMPORARY CASH INVESTMENTS

     DFVC considers temporary cash investments with an original maturity of three months or less to be cash equivalents.

RECEIVABLES

     Accounts receivable are presented net of certain promotional and marketing allowances.

INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is determined by the last-in, first-out (LIFO) method for finished frozen and canned products and by the first-in, first-out (FIFO) method for all other inventories. The FIFO method would approximate the actual cost. Market for raw materials is based on replacement costs and for other inventory classifications on net realizable value.

PREPAID SLOTTING

     Slotting allowances are capitalized and amortized over twelve months.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is stated at cost. Major renewals and betterments are capitalized while repairs and maintenance which do not improve or extend useful life are expensed currently. Upon sale, retirement, abandonment or other disposition of property, the cost and related accumulated depreciation are eliminated from the accounts and any gain or loss is reflected in income.

                          DEAN FOODS VEGETABLE COMPANY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

     For financial statement purposes, depreciation is calculated by the straight-line method over the following useful lives: buildings and improvements, 10 to 40 years; machinery and equipment, 3 to 12 years; transportation equipment, 4 years. For income tax purposes, depreciation is calculated using accelerated methods for certain assets.

     Certain land, buildings, and machinery and equipment having a net carrying value of $6,796 were mortgaged or otherwise encumbered against related debt of $503 at May 31, 1998.

GOODWILL AND INTANGIBLE ASSETS

     Excess of cost over fair market value of net identifiable assets of acquired companies and other intangible assets are amortized on a straight-line basis over estimated useful lives not exceeding forty years.

LONG-LIVED ASSETS

     DFVC continually reviews intangible assets and property plant and equipment for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. An estimate of the undiscounted future cash flows or, in the case of goodwill, undiscounted operating earnings, over the remaining life of the asset is compared to the carrying amount to determine whether an impairment exists. DFVC believes that no indicators of impairment of long-lived assets existed at May 31, 1998.

INCOME TAXES

     DFVC is included in the consolidated U.S. federal and state income tax returns of DFC. The provision for income taxes has been determined as if DFVC had filed separate tax returns under its existing structure for the periods presented. Accordingly, the effective tax rate of DFVC in future years could vary from its historical effective rates depending on DFVC's future legal structure and tax elections. All income taxes are settled with DFC on a current basis through the 'Investments by and advances from DFC' account.

     Provision has been made for income taxes in accordance with Statement of Financial Accounting Standards No. 109, 'Accounting for Income Taxes.'

REVENUE RECOGNITION

     Revenues are recognized when products are shipped.

COST OF PRODUCTS SOLD

     Cost of products sold includes raw materials, labor and overhead.

ADVERTISING EXPENSES

     DFVC expenses all costs associated with advertising as incurred or when the advertising takes place. Advertising expense was $13,918, $14,252 and $15,344 for the years ended 1998, 1997 and 1996, respectively.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amount of DFVC's financial instruments, which primarily include cash, accounts receivable, accounts payable and accrued expenses, approximates fair value due to the relatively short maturity of such instruments.

                          DEAN FOODS VEGETABLE COMPANY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

CONCENTRATIONS OF CREDIT RISK

     Financing instruments, which potentially subject DFVC to significant concentrations of credit risk, consist principally of trade accounts receivable. Concentrations of credit risk with respect to trade accounts receivable are limited due to the large number of customers and their dispersion across many geographic areas. DFVC had gross sales in excess of 10% to one customer in 1998 amounting to approximately $55,700.

NOTE 3. RELATED PARTY TRANSACTIONS

     DFC provides DFVC certain purchasing, credit, legal, accounting, treasury and tax services. An allocation of the estimated costs, which in the opinion of DFC management approximates actual costs, of these services is charged directly to DFVC each month by DFC corporate using varying historical allocation bases. The allocation process is consistent with the methodology used by DFC corporate to allocate costs of similar services provided to its other business units. In the opinion of management, these allocated costs are reasonable; however, the terms of these transactions may differ from those that would result from transactions among unrelated parties. The allocated costs of these services, which aggregated $2,808, $2,648 and $2,743 for the fiscal years ended May 1998, 1997 and 1996, respectively, were reflected in selling, general and administrative expenses in the accompanying consolidated statements of income.

     DFC maintains a transportation and distribution division that is used by DFVC and other of DFC's divisions. DFVC is charged for shipments at estimated standard carrier rates which may differ from prices that would result from transactions among unrelated parties. The allocated costs for these services, which aggregated $11,330, $8,950 and $9,307 for the fiscal years ended May 1998, 1997 and 1996, respectively, were reflected in selling, general and administrative expenses in the accompanying consolidated statements of income.

     DFVC incurs an annual charge for interest expense from DFC based on a formula which takes into consideration its percentage of certain assets and liabilities in relation to the total for DFC of these assets and liabilities (net invested capital). Management believes that the basis used for allocating corporate interest is reasonable; however, the terms of these transactions may differ from those that would result from transactions among unrelated parties. Interest expense is reflected as a separate component in the accompanying consolidated statements of income.

     DFC maintains a centralized cash management system and substantially all cash receipts and disbursements are recorded at the corporate level. DFVC is charged or credited for the net of cash receipts and disbursements each month.

     DFVC and DFC's other divisions engage in transactions with certain of the same customers. In certain instances, due to the resulting collections from these customers, related party receivables and payables arise. Related party payables also arise from DFVC's relationship with DFC's transportation and distribution division. Also, DFVC has related party notes payable to DFC. All of these relationships are reflected in the accompanying consolidated balance sheet.

     The aforementioned related party activity is primarily settled through the Investments by and advancements from DFC account. The following table sets forth the net activity in the Investments by and advances from DFC account for the fiscal years ended May 1998, 1997 and 1996:

                                                                        1998        1997        1996
                                                                      --------    --------    --------
Balance, beginning of year.........................................   $285,410    $302,655    $300,167
Net income (loss)..................................................     17,660       8,705     (26,941)
(Charges) advances from DFC, net...................................    (56,873)    (25,950)     29,429
                                                                      --------    --------    --------
Balance, end of year...............................................   $246,197    $285,410    $302,655
                                                                      --------    --------    --------
                                                                      --------    --------    --------

                          DEAN FOODS VEGETABLE COMPANY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

NOTE 4. INVENTORIES

     Inventories at May 31, 1998, May 25, 1997 and May 26, 1996 consisted of the following:

                                                                        1998        1997        1996
                                                                      --------    --------    --------
Raw materials......................................................   $ 15,126    $ 16,167    $ 18,960
Work-in-process....................................................     31,518      43,520      50,986
Finished goods.....................................................     84,474      92,011      92,913
                                                                      --------    --------    --------
FIFO Inventory.....................................................    131,118     151,698     162,859
LIFO Reserve.......................................................     (5,401)     (8,137)     (4,469)
                                                                      --------    --------    --------
LIFO Inventory.....................................................   $125,717    $143,561    $158,390
                                                                      --------    --------    --------
                                                                      --------    --------    --------

     During fiscal 1998 and 1997, LIFO inventory quantities were reduced resulting in a partial liquidation of the LIFO basis, the effect of which was not significant.

NOTE 5. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment at May 31, 1998, May 25, 1997 and May 26, 1996 consisted of the following:

                                                                        1998        1997        1996
                                                                      --------    --------    --------
Land...............................................................   $  8,114    $  8,574    $  8,444
Buildings and improvements.........................................     69,324      68,028      64,259
Machinery and equipment............................................    182,821     192,423     184,332
Transportation equipment...........................................      1,782       1,980       1,988
Construction in progress...........................................      5,416      11,047      10,589
                                                                      --------    --------    --------
                                                                       267,457     282,052     269,612
Less: Accumulated depreciation.....................................   (134,181)   (136,678)   (119,017)
                                                                      --------    --------    --------
                                                                      $133,276    $145,374    $150,595
                                                                      --------    --------    --------
                                                                      --------    --------    --------

NOTE 6. OPERATING LEASES

     DFVC leases manufacturing, warehouse and office facilities and certain equipment. Future minimum lease payments required under leases having initial or remaining noncancelable leases terms in excess of one year are set forth below. Sublease rental income is not significant.

                                                                                      OPERATING
                                                                                       LEASES
                                                                                      ---------
1999...............................................................................    $   948
2000...............................................................................        908
2001...............................................................................        829
2002...............................................................................        124
2003...............................................................................         45
Thereafter.........................................................................         52
                                                                                      ---------
Total minimum rentals..............................................................    $ 2,906
                                                                                      ---------
                                                                                      ---------

     Rental expense under all operating leases for the years ended 1998, 1997 and 1996 was $3,499, $3,602 and $4,263, respectively.

                          DEAN FOODS VEGETABLE COMPANY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

NOTE 7. INCOME TAXES

     The provision (benefit) for income taxes for the fiscal years ended May 1998, 1997 and 1996 was as follows:

                                                                           1998       1997       1996
                                                                          -------    ------    --------
Current tax expense (benefit):
     Federal...........................................................   $ 7,583    $  605    $ (3,311)
     State.............................................................     1,609       128        (702)
                                                                          -------    ------    --------
                                                                            9,192       733      (4,013)
                                                                          -------    ------    --------
Deferred tax expense (benefit):
     Federal...........................................................     2,129     4,183     (10,899)
     State.............................................................       452       887      (2,312)
                                                                          -------    ------    --------
                                                                            2,581     5,070     (13,211)
                                                                          -------    ------    --------
Provision (benefit) for income taxes...................................   $11,773    $5,803    $(17,224)
                                                                          -------    ------    --------
                                                                          -------    ------    --------

     The effective tax rate differs from the prevailing statutory federal rate for the fiscal years ended May 1998, 1997 and 1996 as follows:

                                                                                 1998    1997     1996
                                                                                 ----    ----    ------
Statutory federal tax rate....................................................   35.0%   35.0%    (35.0)%
State, net of federal benefit.................................................    4.6     4.6      (4.4)
Other, net....................................................................    0.4     0.4       0.4
                                                                                 ----    ----    ------
Effective tax rate............................................................   40.0%   40.0%     39.0 %
                                                                                 ----    ----    ------
                                                                                 ----    ----    ------

     The components of the deferred income tax assets and liabilities at May 31, 1998, May 25, 1997 and May 26, 1996 were as follows:

                                                                         1998        1997        1996
                                                                       --------    --------    --------
Deferred tax assets (net):
     Accounts receivable............................................   $   (478)   $    108    $  1,395
     Inventory......................................................      3,698       4,215       4,611
     Employee benefits..............................................      1,871       2,344       3,743
     Vacation pay...................................................        658         538       1,095
     Marketing accruals.............................................      6,604       4,542       4,220
     Future benefit of special charge...............................       (525)      1,009       3,576
     Other..........................................................      1,040       2,694          57
                                                                       --------    --------    --------
Total deferred tax assets (net).....................................   $ 12,868    $ 15,450    $ 18,697
                                                                       --------    --------    --------
                                                                       --------    --------    --------
Deferred tax liabilities (net):
     Fixed assets...................................................   $(13,115)   $(15,138)   $(14,560)
     Deferred compensation..........................................        302         362         913
     Intangibles....................................................     (6,299)     (5,662)     (5,251)
     Future benefit of special charge...............................       (361)        960       1,216
     Other..........................................................        322         326         353
                                                                       --------    --------    --------
Total deferred tax liabilities (net)................................   $(19,151)   $(19,152)   $(17,329)
                                                                       --------    --------    --------
                                                                       --------    --------    --------

                          DEAN FOODS VEGETABLE COMPANY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

NOTE 8. ACCRUED LIABILITIES

     The components of accrued liabilities at May 31, 1998, May 25, 1997 and May 26, 1996 were as follows:

                                                                           1998       1997       1996
                                                                          -------    -------    -------
Special charge (Note 13)...............................................   $ 4,597    $ 5,793    $10,357
Accrued payroll and employee benefits..................................     8,176      7,942      7,619
Accrued bonuses........................................................     2,508      3,529      2,049
Workers' compensation liability........................................     3,929      4,159      4,494
Accrued coupons and marketing..........................................     5,676      5,780      4,918
Other..................................................................     7,358      4,666      5,971
                                                                          -------    -------    -------
                                                                          $32,244    $31,869    $35,408
                                                                          -------    -------    -------
                                                                          -------    -------    -------

NOTE 9. DEBT

     The long-term obligations outstanding at May 31, 1998, May 25, 1997 and
May 26, 1996 primarily relate to a $2,450 floating interest rate industrial revenue bond which matures on February 1, 2000. The average borrowing rates during fiscal 1998, 1997 and 1996 were 3.76%, 3.52% and 3.73%, respectively. The obligation is guaranteed by DFC.

     DFVC also has a note payable which matures in various installments through December 1, 1998 and bears interest at 9.00%. The long-term portion of the notes payable was $473 and $983 at May 25, 1997 and May 26, 1996, respectively.

NOTE 10. PENSION LIABILITIES

     DFVC's salaried employees are included in DFC-sponsored defined benefit plans which cover substantially all of the salaried employees of the divisions of DFC. DFVC's hourly employees are included in DFC-sponsored defined benefit or multi-employer union plans. Net periodic pension expense is based upon determinations made by independent actuaries. The funded status of the plans relative to DFVC's participation is not separately determined and accordingly, no pension obligation other than current expense allocations are included in the accompanying financial statements.

     The DFC-sponsored plans covering defined benefit plans are based on employees' years of service and compensation during employment with DFVC. The majority of pension benefits are based upon the participant's highest average 'total compensation' paid during any sixty consecutive months out of the last 180 months of service accumulated for each year of service. DFVC through DFC makes contributions to the defined benefit plans at least equal to the minimum funding requirements under the Employee Retirement Income Security Act of 1974 (ERISA). Plan assets are primarily invested in bonds, stocks and real estate. DFVC's pension cost for these defined benefit plans was $3,218, $1,397 and $1,905 for the fiscal years ended May 1998, 1997 and 1996, respectively.

     The DFC-sponsored multi-employer plans principally cover production workers. DFVC's pension expense under these plans was $868, $951 and $1,162 for the fiscal years ended May 1998, 1997 and 1996, respectively.

NOTE 11. PROFIT SHARING PLAN

     DFC maintains noncontributory profit sharing plans for certain of DFVC's employees. DFVC contributions under these plans are made at the discretion of DFC's Board of Directors. Expense for these plans was $1,405, $1,317 and $1,295 in 1998, 1997 and 1996, respectively. In addition, certain DFVC employees participate in DFC employee stock option plans.

                          DEAN FOODS VEGETABLE COMPANY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

NOTE 12. POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

     DFC sponsors healthcare and life insurance benefit plans for certain of DFVC's retired employees and eligible dependents. Employees are eligible for such benefits subject to minimum age and service requirements. Eligible employees that retire before the normal retirement age, along with their dependants, are entitled to benefits on a shared contribution basis. Substantially all benefits terminate at age sixty-five. DFC maintains the right to modify or eliminate these benefits.

     The net postretirement benefit expense for active employees is based on an actuarial valuation. For purposes of these financial statements, the net postretirement benefit expense for retired employees of DFVC participating in the DFC-sponsored plans was computed based on the active employees at DFVC. Management believes that this method of allocation is reasonable.

     The net postretirement benefit expense for 1998, 1997 and 1996 was not significant.

     The accumulated postretirement benefit obligation for active employees of DFVC included in DFC-sponsored plans was approximately $665, $655 and $565 at May 31, 1998, May 25, 1997 and May 26, 1996, respectively. The accumulated benefit obligation for retirees of DFVC included in DFC-sponsored plans was approximately $1,400, $1,250 and $1,000 at May 31, 1998, May 25, 1997 and May
26, 1996, respectively. The accumulated postretirement benefit obligation was determined by an actuarial valuation which used a discount rate of 7.25% in 1998 and 8.00% in 1997 and 1996, respectively, and an assumed compensation increase of 5.00% for each year. The health care cost trend rates were assumed to be 7.00% in 1998, gradually declining to 5.00% over four years and remaining at that level thereafter. In 1997, the cost trend rates were assumed to be 7.50%, gradually declining to 5.00% over five years. In 1996, the cost trend rates were assumed to be 8.00%, gradually declining to 5.00% over six years. A one percentage point increase in the assumed health care cost trend rates would not significantly impact the accumulated postretirement benefit obligation or the net periodic benefit expense in any of the three years ended May 31, 1998. The short-term and long-term portions of the postretirement benefit obligation as of May 31, 1998, May 25, 1997 and May 26, 1996 were reflected in the accompanying consolidated balance sheets.

NOTE 13. SPECIAL CHARGE

     In May 1996, DFVC adopted a plan to reduce costs, rationalize production capacity and provide for projected severance costs which reduced fiscal 1996 income before taxes by $37,346. The implementation of the plan included the elimination of more than 200 manufacturing and administrative positions, closure of five manufacturing facilities and the disposition of certain assets held by two other facilities. In fiscal 1997, DFVC recorded an additional charge of $9,644 to provide for employee and asset relocation costs associated with plant consolidation.

     As of May 1998, DVFC had disposed of or closed five manufacturing facilities and eliminated 413 positions. The remaining reserves are anticipated to be used for continuing severance benefits and certain exit costs related to a facility in the process of being closed.

     The following table sets forth the activity for the special charge reserve for 1998, 1997 and 1996 and the reserve balances at May 31, 1998, May 25, 1997 and May 26, 1996 which are included in accrued liabilities in the accompanying balance sheets.

                          DEAN FOODS VEGETABLE COMPANY
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                             (DOLLARS IN THOUSANDS)

                                                                                                  EMPLOYEE
                                                                       PLANT          ASSET       RELATED
                                                                   CLOSURE COSTS    WRITE-OFFS     COSTS       TOTAL
                                                                   -------------    ----------    --------    --------
1996 charge.....................................................     $   5,677       $  29,450    $ 2,219     $ 37,346
Cash payments...................................................          (753)         --            (51)        (804)
Non-cash charges................................................          --           (26,185)     --         (26,185)
                                                                   -------------    ----------    --------    --------
Balance at May 26, 1996.........................................         4,924           3,265      2,168       10,357
Provision.......................................................         8,935            --          709        9,644
Cash payments...................................................        (9,733)           --          --        (9,733)
Non-cash charges................................................            42          (3,253)    (1,264)      (4,475)
                                                                   -------------    ----------    --------    --------
Balance at May 25, 1997.........................................         4,168              12      1,613        5,793
Cash payments...................................................       (10,021)           --       (1,060)     (11,081)
Non-cash charges................................................         --             (5,782)     --          (5,782)
Net transfers (to) from DFC.....................................         8,353           5,770      1,544       15,667
                                                                   -------------    ----------    --------    --------
Balance at May 31, 1998.........................................     $   2,500       $  --        $ 2,097     $  4,597
                                                                   -------------    ----------    --------    --------
                                                                   -------------    ----------    --------    --------

NOTE 14. BUSINESS ACQUISITIONS

     In August 1995, DFVC purchased substantially all of the assets of a frozen vegetable processor and distributor with annual sales of approximately $40.0 million. The acquisition was accounted for by the purchase method and the purchase price of $21.7 million was allocated primarily to inventory and fixed assets. The results of operations of the acquisition have been included in the consolidated financial statements of DFVC from the acquisition date. On a pro forma basis, the results of operations (unaudited) of the company acquired would not have had a material effect on DFVC's net income in fiscal 1996.

NOTE 15. COMMITMENTS AND CONTINGENCIES

     DFVC is involved in litigation and in administrative proceedings and investigations in various jurisdictions relating to certain civil, environmental, product liability and employment matters. It is DFVC's policy to accrue for legal and environmental matters when it is probable that a liability has been incurred and an amount is reasonably estimable. DFVC believes that recorded reserves are sufficient to provide for exposures meeting this definition.

     An action has been brought against DFVC for damages and lost profits related to an alleged breach of contract. The plaintiff filed a suit claiming that DFVC had entered into an outputs or requirements contract subject to the Uniform Commercial Code related to the hauling of vegetable 'by-product' from the Hartford, Michigan processing plant of DFVC and that the closure of the Hartford, Michigan facility was not in good faith. DFVC terminated its relationship with the plaintiff upon the closure of the Hartford facility as part of the rationalization of production capacity discussed in Note 13. In August 1998, a final judgment against DFVC was rendered in favor of the plaintiff in the amount of $2.5 million. At May 31, 1998, management believes that DFVC had adequate reserves allocated to this contingency in the special charge reserve discussed in Note 13.

NOTE 16. SUBSEQUENT EVENT

     On July 25, 1998, Agrilink Foods, Inc. ('Agrilink'), a wholly-owned subsidiary of Pro-Fac Cooperative, Inc., acquired from DFC substantially all of the net operating assets of DFVC for cash of approximately $400.0 million and Agrilink's aseptic food business. Agrilink's aseptic food business has annual sales of approximately $100.0 million. Upon completion of this transaction, DFC will no longer actively sell products in the frozen and canned vegetables markets.

                          DEAN FOODS VEGETABLE COMPANY
             UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
         FOR THE THREE MONTHS ENDED AUGUST 30, 1998 AND AUGUST 24, 1997

                                                                                               THREE MONTHS ENDED
                                                                                            ------------------------
                                                                                            AUGUST 30,    AUGUST 24,
                                                                                               1998          1997
                                                                                            ----------    ----------
                                                                                                 (IN THOUSANDS)
Net sales................................................................................    $106,440      $109,575
Costs of products sold...................................................................      81,199        89,166
Selling, general and administrative expenses.............................................      26,126        23,476
Interest expense.........................................................................       2,002         2,077
Other income.............................................................................         180           201
                                                                                            ----------    ----------
Loss before income taxes.................................................................      (2,707)       (4,943)
Income tax benefit.......................................................................      (1,083)       (1,977)
                                                                                            ----------    ----------
Net loss.................................................................................    $ (1,624)     $ (2,966)
                                                                                            ----------    ----------
                                                                                            ----------    ----------

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

                          DEAN FOODS VEGETABLE COMPANY
                UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                      AUGUST 30, 1998 AND AUGUST 24, 1997

                                                                                            AUGUST 30,    AUGUST 24,
                                                                                               1998          1997
                                                                                            ----------    ----------
                                                                                                 (IN THOUSANDS)
                                         ASSETS
Current assets:
     Cash................................................................................    $    575      $    385
     Accounts receivable, less allowance for doubtful accounts of $500 in 1998 and
      1997...............................................................................      28,317        25,273
     Inventories.........................................................................     166,009       154,762
     Other current assets................................................................      21,862        27,853
                                                                                            ----------    ----------
          Total Current Assets...........................................................     216,763       208,273
                                                                                            ----------    ----------
Properties:
     Property, plant and equipment, net..................................................     131,855       138,769
Other assets.............................................................................      45,521        47,306
                                                                                            ----------    ----------
          Total Assets...................................................................    $394,139      $394,348
                                                                                            ----------    ----------
                                                                                            ----------    ----------
                                 LIABILITIES AND EQUITY
Current liabilities:
     Accounts payable and accrued liabilities............................................    $ 83,224      $ 73,366
     Accounts payable to related parties.................................................      27,008        11,965
     Current portion of note payable to related parties..................................       5,438         5,143
     Current portion of long-term debt...................................................         344           731
                                                                                            ----------    ----------
          Total Current Liabilities......................................................     116,014        91,205
                                                                                            ----------    ----------
Long-term liabilities
     Long-term debt......................................................................       2,449         2,794
     Note payable to related parties.....................................................       3,087         7,455
     Deferred income taxes...............................................................      22,386        22,476
                                                                                            ----------    ----------
          Total Long-Term Liabilities....................................................      27,922        32,725
                                                                                            ----------    ----------
Equity -- Investments by and advances from DFC...........................................     250,203       270,418
                                                                                            ----------    ----------
          Total Liabilities and Equity...................................................    $394,139      $394,348
                                                                                            ----------    ----------
                                                                                            ----------    ----------

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

                          DEAN FOODS VEGETABLE COMPANY
           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
         FOR THE THREE MONTHS ENDED AUGUST 30, 1998 AND AUGUST 24, 1997

                                                                                               THREE MONTHS ENDED
                                                                                            ------------------------
                                                                                            AUGUST 30,    AUGUST 24,
                                                                                               1998          1997
                                                                                            ----------    ----------
                                                                                                 (IN THOUSANDS)
Net cash (used by)/provided from operations..............................................    $   (956)     $ 17,673
                                                                                            ----------    ----------
Cash flows from investing activities:
     Capital expenditures................................................................      (3,187)       (4,356)
                                                                                            ----------    ----------
Net cash used in investing activities....................................................      (3,187)       (4,356)
                                                                                            ----------    ----------
Cash flows from financing activities:
     Repayment of long-term debt.........................................................        (159)         (182)
     Net repayments of notes payable to related parties..................................      (1,054)         (959)
     Increase (decrease) in advances from DFC............................................       5,630       (12,026)
                                                                                            ----------    ----------
Net cash provided by (used for) financing activities.....................................       4,417       (13,167)
                                                                                            ----------    ----------
Increase in cash.........................................................................         274           150
Cash -- beginning of period..............................................................         301           235
                                                                                            ----------    ----------
Cash -- end of period....................................................................    $    575      $    385
                                                                                            ----------    ----------
                                                                                            ----------    ----------

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

                          DEAN FOODS VEGETABLE COMPANY
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION AND BASIS OF PRESENTATION

     Dean Foods Vegetable Company and its subsidiaries ('DFVC') is a division of Dean Foods Company ('DFC') and is principally engaged in the processing, distribution and sales of frozen and canned vegetables in the United States. As part of a reorganization of DFC in fiscal 1994, the vegetable businesses within DFC were combined with the Birds Eye Frozen Vegetable business to form DFVC. The Birds Eye Frozen Vegetable business was acquired from the All-American Gourmet Company, a wholly-owned subsidiary of Kraft General Foods, Inc., on December 27, 1993.

     The accompanying unaudited condensed consolidated financial statements reflect the 'carve-out' financial position, results of operations and cash flows of DFVC and its majority owned subsidiaries for the periods presented. All significant intercompany accounts and transactions have been eliminated in consolidation. The unaudited condensed consolidated financial information included herein does not necessarily reflect what the consolidated financial position and results of operations of DFVC would have been had it operated as a stand alone entity during the periods covered, and may not be indicative of future operations or financial position.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2. UNAUDITED QUARTERLY INFORMATION

     In the opinion of DFC, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the unaudited condensed consolidated financial statements have been included herein. Certain information and footnote disclosures normally included in the financial statements have been omitted. These unaudited condensed consolidated financial statements should be read in conjunction with DFC's Consolidated Financial Statements for the year ended May 31, 1998.

NOTE 3. INVENTORIES

     The following is an unaudited tabulation of inventories by class at August 30, 1998 and August 24, 1997.

                                                                                  AUGUST 30,    AUGUST 24,
                                                                                     1998          1997
                                                                                  ----------    ----------
                                                                                       (IN THOUSANDS)
Raw materials and supplies.....................................................    $ 12,989      $ 14,207
Materials in process...........................................................      49,017        50,329
Finished goods.................................................................     108,937        97,613
                                                                                  ----------    ----------
                                                                                    170,943       162,149

Less: Excess of current cost over stated value of last-in, first-out
  inventories..................................................................       4,934         7,387
                                                                                  ----------    ----------
     Total inventories.........................................................    $166,009      $154,762
                                                                                  ----------    ----------
                                                                                  ----------    ----------

NOTE 4. SALE OF DFVC

     On September 24, 1998, Agrilink Foods, Inc. ('Agrilink'), a wholly-owned subsidiary of Pro-Fac Cooperative, Inc., acquired from DFC substantially all of the net operating assets of DFVC for consideration of approximately $360.0 million in cash, net of the sale to DFC of Agrilink's aseptic business and the issuance to DFC by Agrilink of a $30.0 million subordinated promissory note due November 22, 1998.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors of PRO-FAC COOPERATIVE, INC.

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and net proceeds, of cash flows and statements of changes in shareholders' and members' capitalization and redeemable stock present fairly, in all material respects, the financial position of Pro-Fac Cooperative, Inc. and its subsidiary at June 27, 1998 and June 28, 1997, and the results of their operations and their cash flows for each of the three fiscal years in the period ended June 27, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Cooperative's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     As discussed in Note 1 to the consolidated financial statements, the Cooperative changed its method of accounting for spare parts in 1997.

PRICEWATERHOUSECOOPERS LLP
Rochester, New York
July 31, 1998

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
             CONSOLIDATED STATEMENT OF OPERATIONS AND NET PROCEEDS

                                                                                     FISCAL YEARS ENDED
                                                                             -----------------------------------
                                                                             JUNE 27,     JUNE 28,     JUNE 29,
                                                                               1998         1997         1996
                                                                             ---------    ---------    ---------
                                                                                   (DOLLARS IN THOUSANDS)
Net sales.................................................................   $ 719,665    $ 730,823    $ 739,094
Cost of sales.............................................................    (524,082)    (539,081)    (562,926)
                                                                             ---------    ---------    ---------
Gross profit..............................................................     195,583      191,742      176,168
Selling, administrative, and general expenses.............................    (141,739)    (145,214)    (151,671)
Income from Great Lakes Kraut Company.....................................       1,893            0            0
Gain on sale of Finger Lakes Packaging....................................           0        3,565            0
Restructuring charge......................................................           0            0       (5,871)
Interest income...........................................................           0            0          770
                                                                             ---------    ---------    ---------
Operating income..........................................................      55,737       50,093       19,396
Interest expense..........................................................     (30,767)     (36,473)     (41,998)
                                                                             ---------    ---------    ---------
Pretax income/(loss) before dividends and allocation of net proceeds......      24,970       13,620      (22,602)
Tax (provision)/benefit...................................................      (7,840)      (5,529)      13,071
                                                                             ---------    ---------    ---------
Income/(loss) before cumulative effect of an accounting change, dividends,
  and allocation of net proceeds..........................................      17,130        8,091       (9,531)
Cumulative effect of an accounting change.................................           0        4,606            0
                                                                             ---------    ---------    ---------
               Net income/(loss)..........................................   $  17,130    $  12,697    $  (9,531)
                                                                             ---------    ---------    ---------
                                                                             ---------    ---------    ---------
Allocation of net proceeds:
     Net income/(loss)....................................................   $  17,130    $  12,697    $  (9,531)
     Dividends on common and preferred stock..............................      (6,328)      (5,503)      (8,993)
                                                                             ---------    ---------    ---------
     Net proceeds/(deficit)...............................................      10,802        7,194      (18,524)
     Allocation (to)/from earned surplus..................................      (4,662)      (3,661)      18,524
                                                                             ---------    ---------    ---------
               Net proceeds available to members..........................   $   6,140    $   3,533    $       0
                                                                             ---------    ---------    ---------
                                                                             ---------    ---------    ---------
Allocation of net proceeds available to members:
     Payable to members currently (25% of qualified proceeds available to
       members in fiscal 1998 and 1997, respectively).....................   $   1,535    $     883    $       0
     Allocated to members but retained by the Cooperative:
          Qualified retains...............................................       4,605        2,650            0
                                                                             ---------    ---------    ---------
               Net proceeds available to members..........................   $   6,140    $   3,533    $       0
                                                                             ---------    ---------    ---------
                                                                             ---------    ---------    ---------

  The accompanying notes are an integral part of these consolidated financial statements.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
                           CONSOLIDATED BALANCE SHEET

                                                           JUNE 27,    JUNE 28,
                                                             1998        1997
                                                           --------    --------
                                                               (DOLLARS IN
                                                                THOUSANDS)
                        ASSETS
Current assets:
    Cash and cash equivalents..........................    $  5,049    $  2,838
    Accounts receivable, trade, less allowances for bad
     debts of $774 and $970, respectively..............      55,046      48,661
    Accounts receivable, other.........................       3,575       2,795
    Current deferred tax assets........................       4,849      12,312
    Inventories
        Finished goods.................................     111,153      87,904
        Raw Materials and supplies.....................      30,433      27,001
                                                           --------    --------
            Total inventories..........................     141,586     114,905
                                                           --------    --------
    Current investment in Bank.........................       1,994         946
    Prepaid manufacturing expense......................       8,404       8,265
    Prepaid expenses and other current assets..........      12,989       6,323
                                                           --------    --------
            Total current assets.......................     233,492     197,045
Investment in Bank.....................................      22,377      24,321
Investment in Great Lakes Kraut Company................       6,584           0
Property, plant, and equipment, net....................     194,615     217,923
Assets held for sale at net realizable value...........       2,662       3,259
Goodwill and other intangible assets, less accumulated
  amortization of $13,634 and $10,053, respectively....      94,744      96,429
Other assets...........................................      12,234       7,700
                                                           --------    --------
            Total assets...............................    $566,708    $546,677
                                                           --------    --------
                                                           --------    --------

      LIABILITIES AND SHAREHOLDERS' AND MEMBERS'
                     CAPITALIZATION
Current liabilities:
    Current portion of obligations under capital
     leases............................................    $    256    $    558
    Current portion of long-term debt..................       8,071       8,075
    Accounts payable...................................      70,158      49,256
    Income taxes payable...............................       4,046       5,672
    Accrued interest...................................       8,559       8,663
    Accrued employee compensation......................       8,598      11,063
    Other accrued expenses.............................      19,065      21,956
    Dividends payable..................................           0          61
    Amounts due members................................      20,636      15,791
                                                           --------    --------
            Total current liabilities..................     139,389     121,095
Obligations under capital leases.......................         503         817
Long-term debt.........................................      69,937      69,829
Senior subordinated notes..............................     160,000     160,000
Deferred income tax liabilities........................      32,457      39,591
Other non-current liabilities..........................      23,053      22,682
                                                           --------    --------
            Total liabilities..........................     425,339     414,014
                                                           --------    --------
Commitments and contingencies
Class B Cumulative Redeemable Preferred Stock,
  liquidation preference $10 per share, authorized
  500,000 shares; issued and outstanding 27,043 and
  31,435, respectively.................................         270         315
Common stock, par value $5, authorized -- 5,000,000
  shares


                                 JUNE 27,     JUNE 28,
                                   1998         1997
                                 ---------    ---------
    Shares issued.............   1,825,863    1,788,815
    Shares subscribed.........     160,629       54,557
                                 ---------    ---------
            Total subscribed
              and issued......   1,986,492    1,843,372
    Less subscriptions
      receivable in
      installments............    (160,629)     (54,557)
                                 ---------    ---------
            Total issued and
              outstanding.....   1,825,863    1,788,815       9,129       8,944
                                 ---------    ---------
                                 ---------    ---------
Shareholders' and members'
  capitalization:
    Retained earnings allocated to members.............      29,765      31,920
    Non-qualified allocation to members................       2,660       2,960
    Minimum pension liability adjustment...............        (608)          0
    Non-cumulative Preferred Stock, par value $25,
     authorized -- 5,000,000 shares; issued and
     outstanding -- 45,001 and 53,797, respectively....       1,125       1,345
    Class A Cumulative Preferred Stock, liquidation
     preference $25 per share; authorized 49,500,000
     shares; issued and outstanding 3,503,199 and
     3,215,709, respectively...........................      87,580      80,393
    Earned surplus.....................................      11,448       6,786
                                                           --------    --------
            Total shareholders' and members'
             capitalization............................     131,970     123,404
                                                           --------    --------
            Total liabilities and capitalization.......    $566,708    $546,677
                                                           --------    --------
                                                           --------    --------

  The accompanying notes are an integral part of these consolidated financial statements.

                          PRO-FAC COOPERATIVE INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                       FISCAL YEARS ENDED
                                                                                 -------------------------------
                                                                                 JUNE 27,   JUNE 28,    JUNE 29,
                                                                                   1998       1997        1996
                                                                                 --------   ---------   --------
                                                                                     (DOLLARS IN THOUSANDS)
Cash flows from operating activities:
     Net income/(loss).........................................................  $ 17,130   $  12,697   $ (9,531)
     Amount payable to members currently.......................................    (1,535)       (883)         0
     Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
          Restructuring and net (gain)/loss from disposals.....................         0      (3,565)     5,871
          Cumulative effect of an accounting change............................         0      (4,606)         0
          Amortization of goodwill and other intangibles.......................     3,581       4,092      3,422
          Amortization of debt issue costs.....................................       800         800        800
          Depreciation.........................................................    18,009      22,680     26,081
          Provision/(benefit) for deferred taxes...............................       752       4,557     (8,212)
          Provision for losses on accounts receivable..........................         0         445        528
          Equity in undistributed earnings of the Bank.........................      (715)     (1,143)    (1,532)
          Change in assets and liabilities:
               Accounts receivable.............................................    (6,762)     (3,983)    13,482
               Inventories.....................................................   (25,654)     (1,636)    33,347
               Income taxes payable............................................    (1,626)      2,272     12,395
               Accounts payable and accrued expenses...........................    15,613        (922)   (15,027)
               Amounts due to members..........................................     4,845       7,033     (5,935)
               Other assets and liabilities....................................   (11,360)        530     (1,385)
                                                                                 --------   ---------   --------
Net cash provided by operating activities......................................    13,078      38,368     54,304
                                                                                 --------   ---------   --------
Cash flows from investing activities:
     Purchase of property, plant, and equipment................................   (14,056)    (13,691)   (19,453)
     Proceeds from disposals...................................................    12,794      68,716      4,408
     Proceeds from sales of idle facilities....................................         0       4,465        597
     Proceeds from investment in Bank..........................................     1,611         315          0
     Cash paid for acquisition.................................................    (7,423)          0     (5,785)
                                                                                 --------   ---------   --------
Net cash (used in)/provided by investing activities............................    (7,074)     59,805    (20,233)
                                                                                 --------   ---------   --------
Cash flows from financing activities:
     Proceeds from issuance of long-term debt..................................    11,180           0      5,400
     Payments on long-term debt................................................    (8,076)    (97,854)   (25,056)
     Payments on capital leases................................................      (616)       (503)      (825)
     Issuance of stock, net of repurchases.....................................       140        (260)       124
     Cash paid in lieu of fractional shares....................................        (9)          0         (6)
     Cash portion of non-qualified conversion..................................       (84)        (88)      (122)
     Cash dividends paid.......................................................    (6,328)     (5,503)    (8,865)
                                                                                 --------   ---------   --------
Net cash used in financing activities..........................................    (3,793)   (104,208)   (29,350)
                                                                                 --------   ---------   --------
Net change in cash and cash equivalents........................................     2,211      (6,035)     4,721
Cash and cash equivalents at beginning of period...............................     2,838       8,873      4,152
                                                                                 --------   ---------   --------
Cash and cash equivalents at end of period.....................................  $  5,049   $   2,838   $  8,873
                                                                                 --------   ---------   --------
                                                                                 --------   ---------   --------
Supplemental disclosure of cash flow information:
     Cash paid during the year for:
          Interest (net of amount capitalized).................................  $ 30,319   $  36,907   $ 41,508
                                                                                 --------   ---------   --------
                                                                                 --------   ---------   --------
          Income taxes, net....................................................  $  8,714   $  (1,300)  $ (9,206)
                                                                                 --------   ---------   --------
                                                                                 --------   ---------   --------

                                                  (table continued on next page)

                          PRO-FAC COOPERATIVE INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
              CONSOLIDATED STATEMENT OF CASH FLOWS -- (CONTINUED)

(table continued from previous page)

                                                                                       FISCAL YEARS ENDED
                                                                                 -------------------------------
                                                                                 JUNE 27,   JUNE 28,    JUNE 29,
                                                                                   1998       1997        1996
                                                                                 --------   ---------   --------
                                                                                     (DOLLARS IN THOUSANDS)
          Acquisition of DelAgra:
               Accounts receivable.............................................  $    403   $       0   $      0
               Inventories.....................................................     3,212           0          0
               Prepaid expenses and other current assets.......................        81           0          0
               Property, plant, and equipment..................................     1,842           0          0
               Goodwill........................................................     1,508           0          0
               Other accrued expenses..........................................      (433)          0          0
                                                                                 --------   ---------   --------
                                                                                 $  6,613   $       0   $      0
                                                                                 --------   ---------   --------
                                                                                 --------   ---------   --------
          Acquisition of C&O Distributing Company:
               Property, plant, and equipment..................................  $     54   $       0   $      0
               Goodwill........................................................       756           0          0
                                                                                 --------   ---------   --------
                                                                                 $    810   $       0   $      0
                                                                                 --------   ---------   --------
                                                                                 --------   ---------   --------
          Investment in Great Lakes Kraut Company:
               Inventories.....................................................  $  2,175   $       0   $      0
               Prepaid expenses and other current assets.......................       409           0          0
               Property, plant and equipment...................................     6,966           0          0
               Other accrued expenses..........................................       (62)          0          0
                                                                                 --------   ---------   --------
                                                                                 $  9,488   $       0   $      0
                                                                                 --------   ---------   --------
                                                                                 --------   ---------   --------
          Acquisition of Packer Foods and Matthews Candy Co.:
               Accounts receivable.............................................  $      0   $       0   $  1,282
               Inventories.....................................................         0           0      3,902
               Prepaid expenses and other current assets.......................         0           0        270
               Property, plant and equipment...................................         0           0      6,044
               Goodwill........................................................         0           0        493
               Deferred tax asset..............................................         0           0        264
               Accounts payable................................................         0           0     (4,954)
               Other accrued expenses..........................................         0           0       (418)
               Other non-current liabilities...................................         0           0     (1,098)
                                                                                 --------   ---------   --------
               Cash paid for acquisition.......................................  $      0   $       0   $  5,785
                                                                                 --------   ---------   --------
                                                                                 --------   ---------   --------
Supplemental schedule of non-cash investing and financing activities:
     Conversion of retains to preferred stock..................................  $  6,967   $   3,275   $  2,379
                                                                                 --------   ---------   --------
                                                                                 --------   ---------   --------
     Net proceeds allocated to members but retained by the Cooperative.........  $  4,605   $   2,650   $      0
                                                                                 --------   ---------   --------
                                                                                 --------   ---------   --------
     Capital lease obligations incurred........................................  $      0   $     206   $    113
                                                                                 --------   ---------   --------
                                                                                 --------   ---------   --------
     Notes from Nalley Canada Ltd. forgiven in acquisition.....................  $      0   $   4,986   $      0
                                                                                 --------   ---------   --------
                                                                                 --------   ---------   --------

  The accompanying notes are an integral part of these consolidated financial statements.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
               CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS'
                AND MEMBERS' CAPITALIZATION AND REDEEMABLE STOCK

                                                                                       FISCAL YEARS ENDED
                                                                                --------------------------------
                                                                                JUNE 27,    JUNE 28,    JUNE 29,
                                                                                  1998        1997        1996
                                                                                --------    --------    --------
                                                                                     (DOLLARS IN THOUSANDS)

Retained earnings allocated to members:
Qualified retains:
     Balance at beginning of period..........................................   $ 31,920    $ 32,318    $ 34,250
     Net proceeds allocated to members.......................................      4,605       2,650           0
     Converted to preferred stock............................................     (6,751)     (3,048)     (1,926)
     Cash paid in lieu of fractional shares..................................         (9)          0          (6)
                                                                                --------    --------    --------
     Balance at end of period................................................     29,765      31,920      32,318
                                                                                --------    --------    --------
Non-qualified retains:
     Balance at beginning of period..........................................      2,960       3,275       3,851
     Distribution of 1992, 1991, and 1990 non-qualified retains:
          Cash paid..........................................................        (84)        (88)       (122)
          Converted to preferred stock.......................................       (216)       (227)       (454)
                                                                                --------    --------    --------
     Balance at end of period................................................      2,660       2,960       3,275
                                                                                --------    --------    --------
Total retains allocated to members at end of period..........................     32,425      34,880      35,593
                                                                                --------    --------    --------
Non-cumulative preferred stock:
     Balance at beginning of period..........................................      1,345       2,645      76,083
     Conversion to cumulative preferred stock................................       (220)     (1,300)    (73,438)
                                                                                --------    --------    --------
     Balance at end of period................................................      1,125       1,345       2,645
                                                                                --------    --------    --------
Cumulative preferred stock:
     Balance at beginning of period..........................................     80,393      75,818           0
     Converted from non-cumulative preferred stock...........................        220       1,300      73,438
     Converted from non-qualified retains....................................        216         227         454
     Converted from qualified retains........................................      6,751       3,048       1,926
                                                                                --------    --------    --------
     Balance at end of period................................................     87,580      80,393      75,818
                                                                                --------    --------    --------
Earned surplus (unallocated and apportioned):
     Balance at beginning of period..........................................      6,786       3,125      21,649
     Allocation to/(from) earned surplus.....................................      4,662       3,661     (18,524)
     Minimum pension liability adjustment....................................       (608)          0           0
                                                                                --------    --------    --------
     Balance at end of period................................................     10,840       6,786       3,125
                                                                                --------    --------    --------
Total shareholders' and members' capitalization..............................   $131,970    $123,404    $117,181
                                                                                --------    --------    --------
                                                                                --------    --------    --------
Redeemable stock:
Class B cumulative preferred stock:
     Balance at beginning of period..........................................   $    315    $    334    $      0
     Issued/(repurchased), net...............................................        (45)        (19)        334
                                                                                --------    --------    --------
     Balance at end of period................................................   $    270    $    315    $    334
                                                                                --------    --------    --------
                                                                                --------    --------    --------
Common stock:
     Balance at beginning of period..........................................   $  8,944    $  9,185    $  9,395
     (Repurchased)/issued, net...............................................        185        (241)       (210)
                                                                                --------    --------    --------
     Balance at end of period................................................   $  9,129    $  8,944    $  9,185
                                                                                --------    --------    --------
                                                                                --------    --------    --------

  The accompanying notes are an integral part of these consolidated financial statements.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF ACCOUNTING POLICIES

     Pro-Fac Cooperative, Inc. ('Pro-Fac' or the 'Cooperative') is an agricultural cooperative which processes and markets crops grown by its members through its wholly-owned subsidiary Agrilink Foods, Inc. ('Agrilink' or the 'Company').

     Agrilink is a producer and marketer of processed food products, including canned and frozen fruits and vegetables, canned desserts and condiments, fruit fillings and toppings, canned chilies and stews, salad dressings, pickles, peanut butter, and snack foods. The vegetable and fruit product lines account for approximately 49 percent of sales. The Company's products are primarily distributed in the United States.

     The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles, which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

FISCAL YEAR

     The fiscal year of Pro-Fac ends on the last Saturday in June. Fiscal 1998 and 1997 each comprised 52 weeks and fiscal 1996 comprised 53 weeks.

CONSOLIDATION

     The consolidated financial statements include the Cooperative and its wholly-owned subsidiary, Agrilink, after elimination of intercompany transactions and balances. Investments in affiliates, owned more than 20 percent but not in excess of 50 percent, are recorded under the Equity Method of accounting.

CHANGE IN ACCOUNTING PRINCIPLE

     Effective June 30, 1996, accounting procedures were changed to include in prepaid expenses and other current assets, manufacturing spare parts previously charged directly to expense. Management believes this change is preferable because it provides a better matching of costs with related revenues when evaluating interim financial statements. The favorable cumulative effect of the change (net of income taxes of $1.1 million) was $4.6 million. Pro forma amounts for the cumulative effect of the accounting change on prior periods are not determinable due to the lack of physical inventory counts required to establish quantities at the respective dates. Management does not believe that the difference in accounting methodologies for spare parts had any material impact on the Cooperative's historical financial statements.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include short-term investments with maturities of three months or less. There were no such short-term investments at June 27, 1998 or June 28, 1997.

INVENTORIES

     Inventories are stated at the lower of cost or market on the first-in, first-out ('FIFO') method. Reserves recorded at June 27, 1998 and June 28, 1997 were $391,000 and $362,000, respectively.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

INVESTMENT IN COBANK ('THE BANK')

     The Company's investment in the Bank is required as a condition of borrowing. These securities are not physically issued by the Bank, but the Company is notified as to their monetary value. The investment is carried at cost plus the Company's share of the undistributed earnings of the Bank (that portion of patronage refunds not distributed currently in cash).

     Earnings on the Cooperative's investment in the Bank in fiscal years 1998, 1997, and 1996 amounted to $1,023,000, $1,633,000, and $2,188,000, respectively.

MANUFACTURING OVERHEAD

     Allocation of manufacturing overhead to finished goods produced is on the basis of a production period; thus at the end of each period, manufacturing costs incurred by seasonal plants, subsequent to the end of previous pack operations, are deferred and included in the accompanying balance sheet under the caption ' Prepaid manufacturing expense.' Such costs are applied to finished goods during the next production period and recognized as an element of costs of goods sold.

PROPERTY, PLANT AND EQUIPMENT AND RELATED LEASE ARRANGEMENTS

     Property, plant and equipment are depreciated over the estimated useful lives of the assets using the straight-line method, half-year convention, over 4 to 40 years.

     Assets held for sale are separately classified on the balance sheet. The recorded value represents an estimate of net realizable value.

     Lease arrangements are capitalized when such leases convey substantially all of the risks and benefits incidental to ownership. Capital leases are amortized over either the lease term or the life of the related assets, depending upon available purchase options and lease renewal features.

OTHER ASSETS

     Other assets are primarily comprised of debt issuance costs. The debt issuance costs are amortized over the term of the debt. Amortization expense incurred in fiscal 1998, 1997, and 1996 was $800,000.

INCOME TAXES

     Income taxes are provided on non-patronage income for financial reporting purposes. Deferred income taxes resulting from temporary differences between financial reporting and tax reporting as well as from the issuance of non-qualified retains are appropriately classified in the balance sheet.

PENSION

     The Company and its subsidiaries have several pension plans and participate in various union pension plans which on a combined basis cover substantially all employees. Charges to income with respect to plans sponsored by the Company and its subsidiaries are based upon actuarially determined costs. Pension liabilities are funded by periodic payments to the various pension plan trusts.

GOODWILL AND OTHER INTANGIBLES

     Goodwill and other intangible assets include the cost in excess of the fair value of net tangible assets acquired in purchase transactions and acquired non-competition agreements and trademarks. Goodwill and other intangible assets, stated net of accumulated amortization, are amortized on a straight-line basis over 5 to 35 years. The Company periodically assesses whether there has been a permanent impairment in the value of goodwill. This is accomplished by determining whether the

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

estimated, undiscounted future cash flows from operating activities exceed the carrying value of goodwill as of the assessment date. Should aggregate future cash flows be less than the carrying value, a writedown would be required, measured by the difference between the discounted future cash flows and the carrying value of goodwill.

COMMODITIES OPTIONS CONTRACTS

     In connection with the purchase of certain commodities for anticipated manufacturing requirements, the Company occasionally enters into options contracts as deemed appropriate to reduce the effect of price fluctuations. These options contracts are accounted for as hedges and, accordingly, gains and losses are deferred and recognized in cost of sales as part of the product cost. These activities are not significant to the Company's operations as a whole.

CASUALTY INSURANCE

     The Company is insured for workers compensation and automobile liability through a primarily self-insured program. The Company accrues for the estimated losses from both asserted and unasserted claims. The estimate of the liability for unasserted claims arising from unreported incidents is based on an analysis of historical claims data. The accrual for casualty insurance at June 27, 1998 and June 28, 1997 was $3.3 million and $2.9 million, respectively.

EARNINGS PER SHARE DATA OMITTED

     Earnings per share amounts are not presented as earnings are not distributed to members in proportion to their common stock holdings. Earnings (representing those earnings derived from patronage-sourced business) are distributed to members in proportion to the dollar value of deliveries under Pro-Fac contracts rather than based on the number of shares of common stock held.

ENVIRONMENTAL EXPENDITURES

     Environmental expenditures that pertain to current operations are expensed or capitalized consistent with the Company's capitalization policy. Expenditures that result from the remediation of an existing condition caused by past operations that do not contribute to current or future revenues are expensed. Liabilities are recorded when remedial activities are probable, and the cost can be reasonably estimated.

ADVERTISING

     Production costs of commercials and programming are charged to operations in the year first aired. The cost of other advertising promotion and marketing programs are charged in the year incurred. Advertising expense incurred in fiscal 1998, 1997, and 1996 amounted to $9,878,000, $8,736,000, and $9,831,000, respectively.

DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by the Cooperative in estimating the fair value disclosures for financial instruments:

Cash, Accounts Receivable, Accounts Payable, and Other Accrued Expenses

     The carrying amount approximates fair value because of the short maturity of these instruments.

Long-Term Investments

     The carrying value of the investment in the Bank was $24.4 million at June 27, 1998. As there is no market price for this investment, a reasonable estimate of fair value is not possible.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Long-Term Debt

     The fair value of the long-term debt is estimated based on the quoted market prices for the same or similar issues or on the current rates offered for debt of the same remaining maturities.

NOTE 2. AGREEMENTS WITH AGRILINK

     Effective November 3, 1994, Pro-Fac acquired Agrilink.

     In connection with the acquisition, Pro-Fac sold $160.0 million of 12.25 percent Senior Subordinated Notes (the 'Notes') due 2005 and entered into a credit agreement (the 'Credit Agreement') with the Bank, which provided for a term loan, a term loan facility, a seasonal loan facility, and a letter-of-credit facility. All obligations under the Notes and the Credit Agreement have been guaranteed by Pro-Fac.

     The contractual relationship between Pro-Fac and the Company is defined in the Pro-Fac Marketing and Facilitation Agreement (the 'Agreement'). Under the Agreement, the Company pays Pro-Fac the commercial market value ('CMV') for all crops supplied by Pro-Fac. CMV is defined as the weighted average price paid by other commercial processors for similar crops sold under preseason contracts and in the open market in the same or competing market area. Although CMV is intended to be no more than the fair market value of the crops purchased by Agrilink, it may be more or less than the price Agrilink would pay in the open market in the absence of the Agreement.

     Under the Agreement, Agrilink is required to have on its Board of Directors some persons who are neither members of nor affiliated with Pro-Fac ('Disinterested Directors'), the number of Disinterested Directors must at least equal the number of Directors who are members of Pro-Fac. The volume and type of crops to be purchased by Agrilink under the Agreement are determined pursuant to its annual profit plan, which requires the approval of a majority of the Disinterested Directors of Agrilink. In addition, in any year in which the Company has earnings on products which were processed from crops supplied by Pro-Fac ('Pro-Fac Products'), the Company pays to Pro-Fac up to 90 percent of such earnings, but in no case more than 50 percent of all pretax earnings (before dividing with Pro-Fac) of the Company. In years in which the Company has losses on Pro-Fac Products, the Company reduces the CMV it would otherwise pay to Pro-Fac by up to 90 percent of such losses, but in no case by more than 50 percent of all pretax losses (before dividing with Pro-Fac) of the Company. Additional patronage income is paid to Pro-Fac for services provided to Agrilink, including the provision of a long-term, stable crop supply, favorable payment terms for crops and the sharing of risks in losses of certain operations of the business. For fiscal years ended 1998, 1997, and 1996, such additional patronage income/(loss) amounted to $12.5 million, $10.3 million, and $(9.0) million, respectively. Under the Indentures related to the Notes, Pro-Fac is required to reinvest at least 70 percent of the additional patronage income in Agrilink.

     The capital contribution of Pro-Fac to the Company at acquisition primarily included the cancellation of indebtedness and capital lease obligations. Subsequent to the acquisition date, Pro-Fac invested an additional $29.9 million in the Company (including reinvested Additional Patronage Income).

NOTE 3. ACQUISITIONS, DISPOSALS, AND RESTRUCTURING

FISCAL 1998

Nutrition Medical

     Effective May 1, 1998, the Company acquired the private label adult nutrition formula business from Nutrition Medical, Inc. Nutrition Medical will be paid royalty payments for two years.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Michigan Distribution Center

     Effective March 31, 1998, the Company entered into a multiyear logistics agreement under which GATX Logistics will provide freight management, packaging and labeling services, and distribution support to and from production facilities owned by the Company in and around Coloma, Michigan. The agreement included the sale of the Company's labeling equipment and distribution center. The Company received proceeds of $12.6 million for the equipment and facility which were applied to outstanding bank loans. No significant gain or loss occurred as a result of this transaction.

DelAgra Corp.

     Effective March 30, 1998, the Company acquired the majority of assets and the business of DelAgra Corp. of Bridgeville, Delaware. DelAgra Corp. is a producer of private label frozen vegetables. The acquisition was accounted for as a purchase. The purchase price was approximately $6.9 million. Goodwill of approximately $0.6 million and $0.9 million for a covenant not to compete were received in conjunction with this transaction. These amounts are being amortized over 30 and 5 years, respectively.

C&O Distributing Company

     Effective March 9, 1998, the Company acquired the majority of assets and the business of C&O Distributing Company of Canton, Ohio. C&O distributes snack products for Snyder of Berlin, one of the Company's businesses included within its snack foods unit. The acquisition was accounted for as a purchase. The purchase price was approximately $0.8 million. Intangibles of approximately $0.8 million were recorded in conjunction with this transaction and are being amortized over 30 years.

Formation of New Sauerkraut Company

     Effective July 1, 1997, the Company and Flanagan Brothers, Inc. of Bear Creek, Wisconsin contributed all their assets involved in sauerkraut production to form a new sauerkraut company. This new company, Great Lakes Kraut Company, operates as a New York limited liability company with ownership and earnings divided equally between the two companies. The joint venture is accounted for using the Equity Method of accounting. Summarized financial information of Great Lakes Kraut Company is as follows:

                        CONDENSED STATEMENT OF EARNINGS

                                                                   1998
                                                          ----------------------
                                                          (DOLLARS IN THOUSANDS)
Net sales..............................................          $ 27,620
Gross profit...........................................          $  7,439
Operating income.......................................          $  4,411
Net income.............................................          $  3,786

                            CONDENSED BALANCE SHEET

                                                                   1998
                                                          ----------------------
                                                          (DOLLARS IN THOUSANDS)

Current assets.........................................          $ 10,648
Noncurrent assets......................................          $ 18,884
Current liabilities....................................          $  6,463
Noncurrent liabilities.................................          $  6,261

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

FISCAL 1997

Georgia Frozen Distribution Center

     On June 27, 1997, Americold acquired the Company's frozen foods distribution center in Montezuma, Georgia. In addition, the two companies entered into a long-term logistics agreement under which Americold will manage its facility and all frozen food transportation operations of Agrilink in Georgia and New York. The Company received proceeds of approximately $9.1 million which were applied to outstanding Bank loans. No significant gain or loss occurred as a result of this transaction.

Information Services Reorganization

     On June 19, 1997, Systems & Computer Technology Corporation ('SCT') and the Company announced they signed a major outsourcing services and software agreement effective June 30, 1997. The ten-year agreement, valued at approximately $50 million, is for SCT's OnSite outsourcing services and ADAGE ERP software and implementation services.

Sale of New York Canned Vegetable Businesses

     On May 6, 1997, Seneca Foods Corporation ('Seneca') acquired the Agrilink Leicester, New York production facility and the LeRoy, New York distribution center, as well as the Blue Boy brand.

     Seneca and the Company have also forged a long-term strategic alliance to combine their agricultural departments into one organization to be managed by Agrilink. The objective is to maximize sourcing efficiencies of New York State vegetable requirements for both companies. This agreement initially has a minimum ten-year term.

     The Company received proceeds of approximately $29.4 million which were applied to outstanding Bank loans. No significant gain or loss occurred as a result of this transaction.

Brooks Foods

     On April 30, 1997, Hoopeston Foods acquired certain assets from the Brooks Foods operating facility. The purchase price of approximately $2.1 million was paid with $400,000 in cash and a $1.7 million ten-year note. The proceeds were applied to outstanding Bank loans. No significant gain or loss occurred as a result of this transaction. In addition, the two companies entered into a copack and warehouse agreement under which Hoopeston will produce, package, and warehouse certain products.

Nalley Canada Ltd.

     On June 26, 1995, Agrilink sold Nalley Canada Ltd., located in Vancouver, British Columbia, to a management group. The operations were sold for approximately $8.0 million. Approximately, $4.0 million was received in cash. The remainder of the proceeds were received through a series of long-term notes with maturities between 1998 and 2005. The notes beared interest at a rate of 12 1/4 percent.

     In April 1997, the Company acquired certain businesses from Nalley Canada Ltd. The acquired operations include a $12.0 million consumer products business, which markets throughout the western Provinces of Canada. The purchase price of approximately $5.0 million was paid through the forgiveness of various long-term receivables (including interest earned) issued to the Company in connection with its sale of the stock of Nalley Canada Ltd. in 1995.

Finger Lakes Packaging

     On October 9, 1996, the Company completed the sale of Finger Lakes Packaging, Inc. ('Finger Lakes Packaging'), a subsidiary of the Company to Silgan Containers Corporation, an indirect, wholly-owned subsidiary of Silgan Holdings, Inc., headquartered in Stamford, Connecticut. A gain of approximately $3.6 million was recognized on this transaction. The Company received proceeds of approximately $30.0 million. Proceeds from this sale were applied to outstanding Bank loans. The transaction also included a long-term supply agreement between Silgan and Agrilink.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

FISCAL 1996

Packer Foods

     On July 21, 1995, the Company acquired Packer Foods, a privately owned, Michigan-based food processor. The total cost of acquisition was approximately $5.4 million in notes plus interest at 10 percent to be paid until the notes mature in the year 2000. The transaction was accounted for as a purchase. For the year ended December 31, 1994, Packer had net sales of $13.0 million, operating income of $300,000, and income before extraordinary items of $100,000. Packer Foods has been merged into the Company's CBF operations.

Matthews Candy Co.

     In the fourth quarter of fiscal 1996, the Company acquired Matthews Candy Co., a privately owned Washington-based snack food distributor. The total cost of the acquisition was approximately $0.4 million and was paid in cash. Matthews Candy Co. has been merged into the Tim's Cascade Chips operation of the Company's Snack Foods Group.

Fiscal 1996 Restructuring Charge

     During the fourth quarter of fiscal 1996, the Company began implementation of a corporate-wide restructuring program. The overall objectives of the plan were to reduce expenses, improve productivity, and streamline operations. Efforts focused on the consolidation of operations and the elimination of approximately 900 positions. The total fiscal 1996 restructuring charge amounted to $5.9 million. This amount included a fourth-quarter charge of approximately $4.0 million which was primarily comprised of employee termination benefits, and approximately $1.9 million for strategic consulting incurred throughout the year. Reductions in personnel included both operational and administrative positions.

NOTE 4. PROPERTY, PLANT AND EQUIPMENT AND RELATED OBLIGATIONS

     The following is a summary of property, plant and equipment and related obligations at June 27, 1998 and June 28, 1997:

                                                         JUNE 27, 1998                     JUNE 28, 1997
                                                 ------------------------------    ------------------------------
                                                  OWNED      LEASED                 OWNED      LEASED
                                                  ASSETS     ASSETS     TOTAL       ASSETS     ASSETS     TOTAL
                                                 --------    ------    --------    --------    ------    --------
                                                                      (DOLLARS IN THOUSANDS)
Land............................................ $  5,772    $   0     $  5,772    $  5,755    $    0    $  5,755
Land improvements...............................    3,949        0        3,949       2,117         0       2,117
Buildings.......................................   71,342      395       71,737      80,739       645      81,384
Machinery and equipment.........................  163,177      990      164,167     167,155     2,397     169,552
Construction in progress........................   14,421        0       14,421      13,053         0      13,053
                                                 --------    ------    --------    --------    ------    --------
                                                  258,661    1,385      260,046     268,819     3,042     271,861
Less accumulated depreciation...................  (64,678)    (753 )    (65,431)    (52,194)   (1,744)    (53,938)
                                                 --------    ------    --------    --------    ------    --------
Net............................................. $193,983    $ 632     $194,615    $216,625    $1,298    $217,923
                                                 --------    ------    --------    --------    ------    --------
                                                 --------    ------    --------    --------    ------    --------
Obligations under capital leases(1).............             $ 759                             $1,375
Less current portion............................              (256 )                             (558)
                                                             ------                            ------
Long-term portion...............................             $ 503                             $  817
                                                             ------                            ------
                                                             ------                            ------

------------
(1) Represents the present value of net minimum lease payments calculated at the Company's incremental borrowing rate at the inception of the leases, which ranged from 6.3 to 9.8 percent.

     Interest capitalized in conjunction with construction amounted to approximately $248,000 and $342,000 in fiscal 1998 and 1997, respectively.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The following is a schedule of future minimum lease payments together with the present value of the minimum lease payments related to capitalized leases, both as of June 27, 1998.

                                                                                                           TOTAL
                           FISCAL YEAR ENDING LAST                               CAPITAL    OPERATING      FUTURE
                               SATURDAY IN JUNE                                  LEASES      LEASES      COMMITMENT
------------------------------------------------------------------------------   -------    ---------    ----------
                                                                                       (DOLLARS IN THOUSANDS)
        1999..................................................................   $   356     $ 5,418      $  5,774
        2000..................................................................       224       3,582         3,806
        2001..................................................................       145       1,977         2,122
        2002..................................................................        78       1,012         1,090
        2003..................................................................        56         204           260
Later years...................................................................       144          40           184
                                                                                 -------    ---------    ----------
Net minimum lease payments....................................................     1,003     $12,233      $ 13,236
                                                                                            ---------    ----------
                                                                                            ---------    ----------
Less amount representing interest.............................................      (244)
                                                                                 -------
Present value of minimum lease payments.......................................   $   759
                                                                                 -------
                                                                                 -------

     Total rent expense related to operating leases (including lease arrangements of less than one year which are not included in the previous table) amounted to $12,250,000, $11,204,000, and $10,927,000 for fiscal years 1998,
1997, and 1996, respectively.

NOTE 5. DEBT

BANK FACILITY

     The Bank Facility includes Term Loan, Seasonal, and Letter of Credit facilities. The outstanding borrowings under the Term Loan were $72.4 million at June 27, 1998. The Seasonal Facility provides seasonal financing of up to $82.0 million. The Letter of Credit Facility provides $18.0 million.

Terms

     The Bank has extended to a portion of the Term Loan Facility for a limited period of time certain fixed rates that were in effect with respect to indebtedness repaid to the Bank on November 3, 1994. The weighted-average rate of interest applicable to the Term Loan was 7.4 percent per annum for fiscal 1998.

     Borrowings under the Seasonal Facility are payable at the expiration of that portion of the facility, which is December 1998; except that for 15 consecutive calendar days during each year, the borrowings under the Seasonal Facility must be zero.

Guarantees and Security

     All obligations under the Bank Facility are guaranteed by Pro-Fac and certain subsidiaries of Agrilink (the 'Subsidiary Guarantors'). The Company's obligations under the Bank Facility and Pro-Fac's and the Subsidiary Guarantors' obligations under their respective guaranties are secured by all of the assets of the Company and each guarantor, respectively.

Certain Covenants

     The Pro-Fac Bank Guarantee requires Pro-Fac, on a consolidated basis, to maintain specified levels with regard to working capital, tangible net worth, fixed charges, the incurrence of additional debt, and limitations on dividends, investments, acquisitions, and asset sales. The Company is in compliance with all covenants, restrictions and requirements under the terms of the borrowing agreement.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Commitment Fees

     The Bank assesses commitment fees of 0.35 percent on the seasonal line and
0.25 percent on the unused portion of the Term Loan.

Seasonal and Letter of Credit Facilities

     Short-term borrowings for the three years ended June 27, 1998 were as follows:

                                                                          FISCAL 1998      FISCAL 1997      FISCAL 1996
                                                                          -----------      -----------      -----------
                                                                                     (DOLLARS IN THOUSANDS)
Balance at end of period...............................................     $     0          $     0          $     0
Rate at fiscal year end................................................         0.0%             0.0%             0.0%
Maximum outstanding during the period..................................     $66,000          $65,000          $94,000
Average amount outstanding during the period...........................     $51,300          $34,300          $53,700
Weighted average interest rate during the period.......................         7.0%             7.3%             7.4%

     The Letter of Credit Facility provides for the issuance of letters of credit through December 1998. Management anticipates timely renewals of both the Seasonal and the Letter of Credit facilities.

Fair Value

     Based on an estimated borrowing rate at fiscal year-end 1998 of 7.2 percent for long-term debt with similar terms and maturities, the fair value of the Company's long-term debt outstanding under the Bank Facility was approximately $72.5 million at June 27, 1998.

     Based on an estimated borrowing rate at fiscal year end 1997 of 8.7 percent for long-term debt with similar terms and maturities, the fair value of the Company's long-term debt outstanding under the Bank Facility was approximately $71.8 million at June 28, 1997.

THE SENIOR SUBORDINATED NOTES ('NOTES')

     The Notes are limited in aggregate principal amount to $160.0 million and will mature on February 1, 2005. Interest on the Notes accrues at the rate of
12.25 percent per annum and is payable semi-annually in arrears on February 1 and August 1.

Guarantees and Security

     The Notes represent general unsecured obligations of the Company, subordinated in right of payment to certain other debt obligations of the Company (including the Company's obligations under the Credit Agreement).

Certain Covenants

     The Notes also limit the amount and timing of dividends and other payments ('Restricted Payments') from the Company to Pro-Fac or to holders of other Agrilink debt or equity. No dividends or other Restricted Payments may be made if there is an existing event of default under the Notes or if Agrilink's Fixed Charge Coverage Ratio (as defined in the Indenture, a ratio of cash flow to interest) for the preceding four quarters is not at least 1.75 to 1.00. The amount of all dividends and other Restricted Payments subsequent to the date of the Indenture is subject to an overall limit that is based on the Company's net income and the amount of additional equity invested in the Company.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Fair Value

     Based on an estimated borrowing rate at 1998 fiscal year-end of 11.2 percent for borrowings with similar terms and maturities, the fair value of the Notes was $171.4 million at June 27, 1998.

     Based on an estimated borrowing rate at 1997 fiscal year end of 11.1 percent for borrowings with similar terms and maturities, the fair value of the Notes was $174.7 million at June 28, 1997.

OTHER DEBT

     Other debt of $5.6 million carries rates up to 10.0 percent at June 27, 1998.

MATURITIES

     Total long-term debt maturities during each of the next five fiscal years are as follows: 1999, $8.1 million; 2000, $10.6 million; 2001, $18.6 million; 2002, $13.1 million; and 2003, $13.1 million. Provisions of the Term Loan require annual payments in the years through 2000 on October 1 of each year in an amount equal to the 'annual cash sweep' (equivalent to approximately 80 percent of net income adjusted for certain cash and non-cash items) for the preceding fiscal year. As of June 27, 1998, the Company had satisfied its obligation under this provision. Provisions of the Term Loan also require that cash proceeds from the sale of businesses be applied to the Term Loan.

NOTE 6. TAXES ON INCOME

     Taxes on income before cumulative effect of an accounting change include the following:

                                                           FISCAL 1998    FISCAL 1997    FISCAL 1996
                                                           -----------    -----------    -----------
                                                                    (DOLLARS IN THOUSANDS)
Federal --
     Current............................................     $ 6,214        $   658       $  (4,884)
     Deferred...........................................       1,201          4,409          (7,349)
                                                           -----------    -----------    -----------
                                                               7,415          5,067         (12,233)
State and foreign --
     Current............................................         874            314              25
     Deferred...........................................        (449)           148            (863)
                                                           -----------    -----------    -----------
                                                                 425            462            (838)
                                                           -----------    -----------    -----------
                                                             $ 7,840        $ 5,529       $ (13,071)
                                                           -----------    -----------    -----------
                                                           -----------    -----------    -----------

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     A reconciliation of the consolidated effective tax rate to the amount computed by applying the federal income tax rate to income before taxes and cumulative effect of an accounting change, is as follows:

                                                                          JUNE 27,    JUNE 28,    JUNE 29,
                                                                            1998        1997        1996
                                                                          --------    --------    --------
                                                                               (DOLLARS IN THOUSANDS)
Income tax provision/(benefit) at 35% in 1998,
  34% in 1997 and 1996.................................................    $8,740      $4,631     $ (7,697)
State income taxes, net of federal income tax effect...................       571         484         (834)
Allocation to members..................................................    (2,149)       (230)           0
Goodwill amortization..................................................       961       1,041          784
Dividend received deduction............................................      (305)       (472)        (521)
Other (net)............................................................        22          75          (95)
                                                                          --------    --------    --------
Subtotal...............................................................     7,840       5,529       (8,363)
Tax benefits resulting from prior years' exempt status.................         0           0       (4,708)
                                                                          --------    --------    --------
     Total.............................................................    $7,840      $5,529     $(13,071)
                                                                          --------    --------    --------
                                                                          --------    --------    --------
Effective Tax Rate.....................................................      31.4%       40.6%       (57.7)%

     The consolidated deferred tax (liabilities)/assets consist of the following at June 27, 1998 and June 28, 1997:

                                                                          FISCAL      FISCAL
                                                                           1998        1997
                                                                         --------    --------
Liabilities:
     Depreciation.....................................................   $(44,611)   $(49,357)
     Non-compete agreements...........................................       (333)       (462)
     Other receivables................................................         (4)       (538)
     Prepaid manufacturing............................................     (3,270)     (3,215)
     Accounts receivable..............................................       (197)          0
     Other............................................................          0        (215)
                                                                         --------    --------
                                                                          (48,415)    (53,787)
                                                                         --------    --------
Assets:
     Non-qualified retains............................................        904       1,006
     Inventory........................................................      2,089       2,322
     Accounts receivable..............................................          0         377
     Capital and operating loss carryforwards.........................      6,573      10,159
     Accrued employee benefits........................................      3,594       3,431
     Insurance accruals...............................................      1,987       2,058
     Pension/OPEB accruals............................................      6,928       7,128
     Restructuring reserves...........................................        321       1,332
     Promotional Reserves.............................................      1,648       1,592
     Other............................................................      2,313       3,315
                                                                         --------    --------
                                                                           26,357      32,720
                                                                         --------    --------
     Net deferred liabilities.........................................    (22,058)    (21,067)
     Valuation allowance..............................................     (5,550)     (6,212)
                                                                         --------    --------
                                                                         $(27,608)   $(27,279)
                                                                         --------    --------
                                                                         --------    --------

     During fiscal year 1998, the Company utilized $9.2 million of net operating loss carryforwards ($3.2 million of tax). Additionally, approximately $11.0 million of net operating loss carryforwards

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

($3.9 million of tax) were transferred from Pro-Fac. The benefits for these net operating losses had been recorded in previous years.

     During fiscal year 1997, however, the Company disposed of its Finger Lakes Packaging subsidiary, its New York canned vegetable operation, and a distribution center in Georgia. During fiscal year 1998, a distribution center in Michigan was also disposed of. As a result of these disposals, the Company utilized $26.8 million of its capital loss carryforward. As the related valuation allowance was established in conjunction with the acquisition of the Company by Pro-Fac, the recognition of this capital loss carryforward reduced goodwill. During fiscal year 1996, the Company sold the stock of its wholly-owned subsidiary Curtice Burns Meat Snacks, Inc. Substantially all of the assets of this subsidiary were previously sold. This sale and other sales resulted in a capital loss of $40.4 million ($15.7 million of tax). As of the date of sale, a full valuation allowance had been recorded against the capital loss carryforward as it was more likely than not that a tax benefit would not be realized. As of June 27, 1998, the Company has $13.6 million of a capital loss carryforward available. The capital loss carryforward expires in 2001, and any future recognition of this capital loss carryforward will also reduce goodwill.

     In January 1995, the Boards of Directors of Agrilink and Pro-Fac approved appropriate amendments to the Bylaws of the Agrilink to allow the Company to qualify as a cooperative under Subchapter T of the Internal Revenue Code. In August 1995, Agrilink and Pro-Fac received a favorable ruling from the Internal Revenue Service approving the change in tax treatment effective for fiscal 1996. This ruling also confirmed that the change in Agrilink tax status would have no affect on Pro-Fac's ongoing treatment as a cooperative under Subchapter T of the Internal Revenue Code of 1986.

     In August of 1993, the Internal Revenue Service issued a determination letter which concluded that the Cooperative was exempt from federal income tax to the extent provided by Section 521 of the Internal Revenue Code, 'Exemption of Farmers' Cooperative from Tax.' Unlike a nonexempt cooperative, a tax-exempt cooperative is entitled to deduct cash dividends it pays on its capital stock in computing its taxable income. The exempt status was retroactive to fiscal year 1986. In conjunction with this ruling, the Cooperative had filed for tax refunds for fiscal years 1986 to 1992 in the amount of approximately $8.8 million and interest payments of approximately $5.2 million. Accordingly, a refund amount of $10.1 million for tax and interest have been reflected in the financial statements of the Cooperative as of June 24, 1995. In addition, refund amounts of $3.9 million for tax and interest have been reflected in the financial statement of the Cooperative as of June 29, 1996. These refunds and interest for the fiscal years 1986 to 1991 were received in March of 1996. The refund and interest for fiscal year 1992 was received in June of 1997.

     As a result of the acquisition of Agrilink Foods, the Cooperative's tax exempt status has ceased.

NOTE 7. PENSIONS, PROFIT SHARING, AND OTHER EMPLOYEE BENEFITS

PENSIONS

     The Company has primarily noncontributory defined benefit plans covering most employees. The benefits for these plans are based primarily on years of service and employees' pay near retirement. The Company's funding policy is consistent with the funding requirements of Federal law and regulations. Plan assets consist principally of common stocks, corporate bonds and US government obligations.

     The Company also participates in several union sponsored pension plans. It is not possible to determine the Company's relative share of the accumulated benefit obligations or net assets for these plans.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Pension cost for fiscal years ended 1998, 1997, and 1996 includes the following components:

                                                                                           PENSION BENEFITS
                                                                               -----------------------------------------
                                                                                 FISCAL         FISCAL         FISCAL
                                                                                  1998           1997           1996
                                                                               -----------    -----------    -----------
                                                                                        (DOLLARS IN THOUSANDS)
Change in benefit obligation:
     Benefit obligation at beginning of period..............................    $  86,775      $  87,674      $  80,752
     Service cost...........................................................        2,796          2,915          3,162
     Interest cost..........................................................        6,776          6,637          6,703
     Plan participants' contributions.......................................          168            279            213
     Amendments.............................................................           74              0           (265)
     Actuarial loss/(gain)..................................................       14,193         (2,171)         2,786
     Benefits paid..........................................................       (8,295)        (8,559)        (5,677)
                                                                               -----------    -----------    -----------
          Benefit obligation at end of period...............................      102,487         86,775         87,674
                                                                               -----------    -----------    -----------
Change in plan assets:
     Fair value of assets at beginning of period............................       88,979         89,716         74,897
     Actual return on Plan assets...........................................       25,129          4,884         19,430
     Employer contribution..................................................          257          2,659            853
     Plan participants' contributions.......................................          168            279            213
     Benefits paid..........................................................       (8,295)        (8,559)        (5,677)
                                                                               -----------    -----------    -----------
          Fair value of assets at end of period.............................      106,238         88,979         89,716
                                                                               -----------    -----------    -----------
Plan funded status..........................................................        3,751          2,204          2,042
     Unrecognized prior service cost........................................         (147)          (243)          (265)
     Unrecognized net transition asset or obligation........................            0              0              0
     Unrecognized actuarial gain............................................      (17,057)       (15,421)       (18,115)
     Union plans............................................................         (106)          (122)          (293)
                                                                               -----------    -----------    -----------
          (Accrued benefit liability) prior to additional minimum
            liability.......................................................      (13,559)       (13,582)       (16,631)
Amounts recognized in the statement of financial position
  consist of:
     Prepaid benefit cost (accrued benefit liability).......................      (14,167)       (13,997)       (16,835)
     Accumulated other comprehensive income.................................          608            415            204
                                                                               -----------    -----------    -----------
          Net amount recognized.............................................    $ (13,559)     $ (13,582)     $ (16,631)
                                                                               -----------    -----------    -----------
                                                                               -----------    -----------    -----------
Weighted-average assumptions:
     Discount rate..........................................................          7.0%           8.0%          7.75%
     Expected return on plan assets.........................................         10.0%          10.0%          10.0%
     Rate of compensation increase..........................................          4.5%           4.5%           4.5%
Components of net periodic benefit cost:
     Service cost...........................................................    $   2,796      $   2,915      $   3,162
     Interest cost..........................................................        6,776          6,637          6,703
     Expected return on plan assets.........................................       (8,708)        (8,947)        (7,307)
     Amortization of prior service cost.....................................          (22)           (22)             0
     Amortization of (gain)/loss............................................         (593)          (802)           (64)
     Union costs............................................................           88             70            205
                                                                               -----------    -----------    -----------
     Net periodic benefit cost..............................................    $     337      $    (149)     $   2,699
                                                                               -----------    -----------    -----------
                                                                               -----------    -----------    -----------

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for the two non-qualified retirement plans with accumulated benefit obligations in excess of plan assets were:

                                             SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN       EXCESS BENEFIT RETIREMENT PLAN
                                             ---------------------------------------   ---------------------------------------
                                               FISCAL        FISCAL        FISCAL        FISCAL        FISCAL        FISCAL
                                                1998          1997          1996          1998          1997          1996
                                             -----------   -----------   -----------   -----------   -----------   -----------
Projected benefit obligation...............    $ 1,939       $ 1,843       $ 1,913        $ 850         $ 652         $ 453
Accumulated benefit obligation.............      1,939         1,843         1,913          651           575           315
Plan assets................................          0             0             0            0             0             0

POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

     Generally, other than pensions, the Company does not pay retirees' benefit costs. Isolated exceptions exist, which have evolved from union negotiations, early retirement incentives and existing retiree commitments from acquired companies.

     The Company has not prefunded any of its retiree medical or life insurance liabilities. Consequently there are no plan assets held in a trust, and there is no expected long-term rate of return assumption for purposes of determining the annual expense.

     The plan's funded status was as follows:

                                                                                            OTHER BENEFITS
                                                                               -----------------------------------------
                                                                                 FISCAL         FISCAL         FISCAL
                                                                                  1998           1997           1996
                                                                               -----------    -----------    -----------
                                                                                        (DOLLARS IN THOUSANDS)
Change in benefit obligation:
     Benefit obligation at beginning of period..............................     $ 2,604        $ 2,695        $ 2,743
     Service cost...........................................................           6              8             23
     Interest cost..........................................................         198            199            222
     Actuarial loss/(gain)..................................................         322             49           (168)
     Benefits paid..........................................................        (372)          (347)          (125)
                                                                               -----------    -----------    -----------
          Benefit obligation at end of period...............................       2,758          2,604          2,695
                                                                               -----------    -----------    -----------
Change in plan assets:
     Fair value of assets at beginning of period............................           0              0              0
     Employer contribution..................................................         372            347            125
     Benefits paid..........................................................        (372)          (347)          (125)
                                                                               -----------    -----------    -----------
          Fair value of assets at end of period.............................           0              0              0
                                                                               -----------    -----------    -----------
Plan funded status..........................................................      (2,758)        (2,604)        (2,695)
     Unrecognized actuarial gain............................................         (46)          (378)          (443)
                                                                               -----------    -----------    -----------
          Accrued benefit liability prior to additional minimum liability...      (2,804)        (2,982)        (3,138)
Amounts recognized in the statement of financial position
  consist of:
     Accrued benefit liability..............................................      (2,804)        (2,982)        (3,138)
                                                                               -----------    -----------    -----------
          Net amount recognized.............................................     $(2,804)       $(2,982)       $(3,138)
                                                                               -----------    -----------    -----------
                                                                               -----------    -----------    -----------
Weighted-average assumptions:
     Discount rate..........................................................         7.0%           8.0%          7.75%
     Expected return on plan assets.........................................         N/A            N/A            N/A
     Rate of compensation increase..........................................         N/A            N/A            N/A

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                                                                                            OTHER BENEFITS
                                                                               -----------------------------------------
                                                                                 FISCAL         FISCAL         FISCAL
                                                                                  1998           1997           1996
                                                                               -----------    -----------    -----------
                                                                                        (DOLLARS IN THOUSANDS)
Components of net periodic benefit cost:
     Service cost...........................................................      $   6          $   8          $  23
     Interest cost..........................................................        198            199            222
     Amortization of (gain)/loss............................................        (10)           (15)             0
                                                                               -----------    -----------    -----------
     Net periodic benefit cost..............................................      $ 194          $ 192          $ 245
                                                                               -----------    -----------    -----------
                                                                               -----------    -----------    -----------

     For measurement purposes, a 9.5 percent rate of increase in the per capita cost covered health care benefits was assumed for fiscal 1998. The rate was assumed to decrease gradually to 5.0 percent for 2007 and remain at that level thereafter.

     The Company sponsors benefit plans that provide postretirement medical and life insurance benefits for certain current and former employees. For the most part, current employees are not eligible for the postretirement medical coverage. As such, the assumed health care trend rates have an insignificant effect on the amounts reported for the postretirement benefits plan. One-percentage point change in the assumed health care trend rates would have the following effect:

                                                        1-PERCENTAGE      1-PERCENTAGE
                                                       POINT INCREASE    POINT DECREASE
                                                       --------------    --------------
Effect on total of service and interest cost
  components........................................      $  7,361         $   (7,435)
Effect on postretirement benefit obligation.........      $113,206         $ (108,742)

PROFIT SHARING/401(K)

     Under the prior Deferred Profit Sharing Plan and the Non-Qualified Profit Sharing Plan, the Company allocated to all salaried exempt employees a percentage of its earnings in excess of 5.0 percent of the combined long-term debt and equity (as defined) of Pro-Fac and the Company.

     Under the Retirement Savings and Incentive Plan ('RSIP' or the 'Plan'), the Company makes an incentive contribution to the Plan if certain pre-established earnings goals are achieved. The maximum incentive contribution is 3 percent of base salary earned during the fiscal year. In addition, the Company contributes 401(k) matching contributions to the Plan for the benefit of employees who elect to defer a portion of their salary into the plan. During fiscal 1998, 1997 and 1996 the Company allocated $475,000, $500,000 and $400,000, respectively, in the form of matching contributions and $400,000, $400,000 and $211,000, respectively, in the form of incentive contributions for the benefit of its employees.

LONG-TERM INCENTIVE PLAN

     On June 24, 1996, the Company introduced a long-term incentive program, the Agrilink Foods Equity Value Plan, which provides performance units to a select group of management. The future value of the performance units is determined by the Company's performance on earnings and debt repayment. The performance units vest 25 percent each year after the first anniversary of the grant, becoming
100 percent vested on the fourth anniversary of grant. One-third of the appreciated value of units in excess of the initial grant price is paid as cash compensation over the subsequent three years. The final value of the performance units is determined on the fourth anniversary of grant. The total units granted were 278,357 at $21.88 per unit in June 1998, 176,278 at $25.04 per unit, and
7,996 at $13.38 per unit in June 1997, and 248,511 at $13.38 per unit in June 1996. Units forfeited during the year included 27,251 at $13.38 and 19,978 at $25.04. During fiscal 1997, approximately $1.5 million was allocated to this plan.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The value of the grants from the Agrilink Foods Equity Value Plan will be based on the Company's future earnings and debt repayment.

EMPLOYEE STOCK PURCHASE PLAN

     During fiscal 1996 the Company introduced an Employee Stock Purchase Plan which affords employees the opportunity to purchase semi-annually, in cash or via payroll deduction, shares of Class B Cumulative Pro-Fac Preferred Stock to a maximum value of 5 percent of salary. The purchase price of such shares is par value, $10 per share. During fiscal 1998, 1997, and 1996, 27,043, 31,435 and
33,364 shares, respectively, were held by employees, and 580 shares were subscribed to as of June 27, 1998.

NOTE 8. COMMON STOCK AND CAPITALIZATION

COMMON STOCK

     The common stock purchased by members is related to the crop delivery of each member. Regardless of the number of shares held, each member has one vote. As of June 27, 1998, there were 634 holders of the common stock. Common stock may be transferred to another grower only with approval of the Pro-Fac Board of Directors. If a member ceases to be a producer of agricultural products which he markets through the Cooperative, then he must sell his common stock to another grower acceptable to the Cooperative. If no such grower is available to purchase the stock, then the member must provide one year's advance written notice of his intent to withdraw, after which the Cooperative must purchase his common stock at par value. There is no established public trading market for the common stock of the Cooperative.

     In fiscal 1998 and fiscal 1996, dividends on common stock were paid at a rate of 5.0 percent. No dividends on common stock were paid in fiscal 1997.

     At June 27, 1998 and June 28, 1997, there were outstanding subscriptions, at par value, for 160,629 and 54,557 shares of common stock, respectively. These shares are issued as subscription payments are received.

PREFERRED STOCK

     Except for the Class B Cumulative Preferred Stock all preferred stock originated from the conversion at par value of retains. This stock is non-voting, except that the holders of preferred and common stock would be entitled to vote as separate classes on certain matters which would affect or subordinate the rights of the class.

     At the Cooperative's annual meeting in January 1995, shareholders approved an amendment to the certificate of incorporation to authorize the creation of five additional classes of preferred stock.

     On August 23, 1995, the Cooperative commenced an offer to exchange one share of its Class A Cumulative Preferred Stock (liquidation preference $25 per share) for each of its existing Non-cumulative Preferred Stock (liquidation preference $25 per share). Pro-Fac's Class A Cumulative Preferred Stock is listed under the symbol PFACP on the National Market System of the National Association of Securities Dealers Automated Quotation System ('Nasdaq'). As of June 27, 1998, the number of Class A Cumulative Preferred Stock record holders was 1,841.

     Subsequent to June 27, 1998, the Cooperative declared a cash dividend of $1.50 per share on the Non-cumulative Preferred Stock and $.43 per share on the cumulative preferred stock. These dividends amounted to $1.6 million.

     In June 1995, the Board approved, pursuant to its authority under the Charter Amendment the creation of a new series of preferred stock, to be designated the 'Class B, Series 1, 10 percent

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

cumulative preferred stock' (the 'Class B Stock'). These shares will be issued to employees of Agrilink pursuant to an Employee Stock Purchase Plan. At least once a year Pro-Fac plans to offer to repurchase at least 5 percent of the outstanding shares of Class B Stock.

     The dividend rates for the preferred stock are as follows:

Non-cumulative preferred......................  $1.50 per share paid annually at the discretion of the Board.
Class A Cumulative Preferred..................  $1.72 per share annually, paid in four quarterly installments of $.43 per share.
Class B Cumulative Preferred..................  $1.00 per share paid annually.

     Because dividends on the Non-cumulative Preferred Stock are payable annually and dividends on the Cumulative Preferred Stock are paid quarterly, the exchange of Non-cumulative Preferred Stock for Cumulative Preferred Stock on October 10, 1995 resulted in the payment of 1 3/4 years of dividends to the holders of exchanged shares in fiscal 1996.

RETAINED EARNINGS ALLOCATED TO MEMBERS ('RETAINS')

     Retains arise from patronage income and are allocated to the accounts of members within 8.5 months of the end of each fiscal year.

Qualified Retains

     Qualified retains are freely transferable and normally mature into preferred stock in December of the fifth year after allocation. Qualified retains are taxable income to the member in the year the allocation is made.

Non-Qualified Retains

     Non-qualified retains may not be sold or purchased. The present intention of the Board of Directors is that the non-qualified retains allocation be redeemed in five years through partial payment in cash and issuance of preferred stock. The non-qualified retains will not be taxable to the member until the year of redemption. Non-qualified retains may be subject to later adjustment if such is deemed necessary by the Board of Directors because of events which may occur after the retains were allocated.

     Beginning with the retains issued in 1995, the maturity of all future retains will result in the issuance of Class A Cumulative Preferred Stock.

EARNED SURPLUS (UNALLOCATED AND APPORTIONED)

     Earned surplus consists of accumulated income after distribution of earnings allocated to members, dividends and after state and federal income taxes. Earned surplus is reinvested in the business in the same fashion as retains.

NOTE 9. SUBSEQUENT EVENTS AND OTHER MATTERS

DEAN FOODS VEGETABLE COMPANY

     On July 27, 1998, the Company announced that it had reached a definitive agreement with Dean Foods Company ('Dean') of Franklin Park, Illinois, to acquire Dean's vegetable operations which include the nationally known Birds Eye brand and Dean's Freshlike and VegAll brands. The Dean Foods Vegetable Company ('DFVC') reported net sales of $620.2 million (on a basis consistent with

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

that report by Agrilink) and operating earnings of $38.7 million. DFVC employs approximately 2,000 full-time employees in 13 plants, located in California, Minnesota, New York, Texas, and Wisconsin. The acquisition is expected to close in September 1998 and will be accounted for as a purchase.

SEYFERT FOODS, INC.

     On May 6, 1998, the Company and Heath Investment Capital, Inc., announced that they were unable to reach a definitive agreement regarding the Company's effort to acquire the assets of Seyfert Foods, Inc. of Ft. Wayne, Indiana.

J.A. HOPAY DISTRIBUTING CO., INC.

     Effective July 21, 1998, the Company acquired J.A. Hopay Distributing Co., Inc. of Pittsburgh, Pennsylvania. Hopay distributes snack products for Snyder of Berlin. The acquisition was accounted for as a purchase. The purchase price was approximately $3.1 million.

LEGAL MATTERS

     The Company is party to various litigation and claims arising in the ordinary course of business. Management and legal counsel for the Company are of the opinion that none of these legal actions will have a material effect on the financial position of the Company.

COMMITMENTS

     The Company's Curtice Burns Foods business unit has guaranteed an approximate $1.4 million loan for the City of Montezuma to renovate a sewage treatment plant operated in Montezuma on behalf of the City.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
        UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS AND NET PROCEEDS

                                                                                              QUARTER ENDED
                                                                                      ------------------------------
                                                                                      SEPTEMBER 26,    SEPTEMBER 27,
                                                                                          1998             1997
                                                                                      -------------    -------------
                                                                                          (DOLLARS IN THOUSANDS)
Net sales..........................................................................     $ 182,579        $ 176,397
Cost of sales......................................................................      (135,882)        (130,748)
                                                                                      -------------    -------------
Gross profit.......................................................................        46,697           45,649
Selling, administrative and general expense........................................       (34,883)         (32,922)
Income from Great Lakes Kraut Company..............................................           636              164
Gain on sale of aseptic operations.................................................        64,202                0
                                                                                      -------------    -------------
Operating income...................................................................        76,652           12,891
Interest expense...................................................................        (8,336)          (7,770)
                                                                                      -------------    -------------
Income before taxes, dividends, allocation of net proceeds, and extraordinary
  item.............................................................................        68,316            5,121
Tax provision......................................................................       (25,007)          (1,822)
                                                                                      -------------    -------------
Income before dividends, allocation of net proceeds, and extraordinary item........        43,309            3,299
Extraordinary item relating to the early extinguishment of debt (net of income
  taxes)...........................................................................       (18,024)               0
                                                                                      -------------    -------------
Net income.........................................................................     $  25,285        $   3,299
                                                                                      -------------    -------------
                                                                                      -------------    -------------
Allocation of net proceeds:
     Net income....................................................................     $  25,285        $   3,299
     Dividends on common and preferred stock.......................................        (1,978)          (1,850)
                                                                                      -------------    -------------
     Net proceeds..................................................................        23,307            1,449
     Allocation to earned surplus..................................................       (21,302)            (788)
                                                                                      -------------    -------------
     Net proceeds available to members.............................................     $   2,005        $     661
                                                                                      -------------    -------------
                                                                                      -------------    -------------
Net proceeds available to members:
     Estimated cash payment........................................................     $     501        $     165
     Qualified retains.............................................................         1,504              496
                                                                                      -------------    -------------
     Net proceeds available to members.............................................     $   2,005        $     661
                                                                                      -------------    -------------
                                                                                      -------------    -------------

  The accompanying notes are an integral part of these unaudited consolidated financial statements.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
                      UNAUDITED CONSOLIDATED BALANCE SHEET

                                                                                      SEPTEMBER 26,     JUNE 27,     SEPTEMBER 27,
                                                                                          1998            1998           1997
                                                                                      -------------    ----------    -------------
                                                                                                 (DOLLARS IN THOUSANDS)
                                      ASSETS
Current assets:
     Cash and cash equivalents....................................................     $     9,083     $    5,049     $     3,997
     Accounts receivable trade, net...............................................          98,911         55,046          65,053
     Accounts receivable, other...................................................          11,053          3,575           3,845
     Current deferred tax assets..................................................          13,336          4,849          12,312
     Inventories --
          Finished goods..........................................................         349,451        111,153         140,056
          Raw materials and supplies..............................................          45,829         30,433          25,413
                                                                                      -------------    ----------    -------------
               Total inventories..................................................         395,280        141,586         165,469
                                                                                      -------------    ----------    -------------
     Current investment in CoBank.................................................           1,330          1,994             631
     Prepaid manufacturing expense................................................              98          8,404              84
     Prepaid expenses and other current assets....................................          17,288         12,989           8,464
                                                                                      -------------    ----------    -------------
               Total current assets...............................................         546,379        233,492         259,855
Investment in CoBank..............................................................          22,377         22,377          24,320
Investment in Great Lakes Kraut Company...........................................           7,223          6,584           6,585
Property, plant and equipment, net................................................         317,025        194,615         209,216
Assets held for sale at net realizable value......................................           2,711          2,662           3,259
Goodwill and other intangible assets, net.........................................         327,650         94,744          95,503
Other assets......................................................................          24,477         12,234           7,525
                                                                                      -------------    ----------    -------------
               Total assets.......................................................     $ 1,247,842     $  566,708     $   606,263
                                                                                      -------------    ----------    -------------
                                                                                      -------------    ----------    -------------

            LIABILITIES AND SHAREHOLDERS' AND MEMBERS' CAPITALIZATION
Current liabilities:
     Notes payable................................................................     $    94,000     $        0     $    64,000
     Current portion of obligations under capital leases..........................             256            256             558
     Current portion of long-term debt............................................           1,023          8,071           8,073
     Accounts payable.............................................................          84,945         70,158          39,175
     Income taxes payable.........................................................          13,212          4,046           5,386
     Accrued interest.............................................................             690          8,559           3,960
     Accrued employee compensation................................................          14,329          8,598           7,981
     Other accrued expenses.......................................................          89,746         19,013          21,681
     Dividends payable............................................................               0             52               0
     Amount due members...........................................................          29,946         20,636          27,808
                                                                                      -------------    ----------    -------------
               Total current liabilities..........................................         328,147        139,389         178,622
Obligations under capital leases..................................................             503            503             817
Long-term debt....................................................................         463,700         69,937          70,528
Senior subordinated notes.........................................................              15        160,000         160,000
Subordinated bridge facility......................................................         200,000              0               0
Subordinated promissory note......................................................          30,000              0               0
Deferred income tax liabilities...................................................          34,644         32,457          39,591
Other non-current liabilities.....................................................          26,623         23,053          22,962
                                                                                      -------------    ----------    -------------
               Total liabilities..................................................       1,083,632        425,339         472,520
                                                                                      -------------    ----------    -------------

                                                                                                    (table continued on next page)

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
              UNAUDITED CONSOLIDATED BALANCE SHEET -- (CONTINUED)

(table continued from previous page)

                                                                                      SEPTEMBER 26,     JUNE 27,     SEPTEMBER 27,
                                                                                          1998            1998           1997
                                                                                      -------------    ----------    -------------
                                                                                                 (DOLLARS IN THOUSANDS)
Commitments and contingencies
Class B cumulative redeemable preferred stock; liquidation preference $10 per share, authorized -- 500,000 shares; issued and outstanding 27,043, 27,043, and
  31,435 shares, respectively.....................................................             270            270             314


                                      SEPTEMBER 26,     JUNE 27,     SEPTEMBER 27,
                                          1998            1998           1997
                                      -------------    ----------    -------------
Common stock, par value $5,
  authorized -- 5,000,000 shares
Shares issued......................      1,834,805      1,825,863       1,749,580
Shares subscribed..................        737,935        160,629          44,808
                                      -------------    ----------    -------------
               Total subscribed and
                 issued............      2,572,740      1,986,492       1,794,388
Less subscriptions receivable in
  installments.....................       (737,935)      (160,629)        (44,808)
                                      -------------    ----------    -------------
               Total issued and
                 outstanding.......      1,834,805      1,825,863       1,749,580            9,174          9,129           8,748
                                      -------------    ----------    -------------
                                      -------------    ----------    -------------
Shareholders' and members' capitalization:
     Retained earnings allocated to members.......................................          31,264         29,765          32,409
     Non-qualified allocation to members..........................................           2,660          2,660           2,960
     Accumulated other comprehensive income:
          Minimum pension liability adjustment....................................            (608)          (608)              0
          Cumulative foreign currency adjustment..................................              (5)             0               0
     Non-cumulative preferred stock, par value $25; authorized -- 5,000,000 shares; issued and outstanding -- 45,001, 45,001, and 53,797,
       respectively...............................................................           1,125          1,125           1,345
     Class A cumulative preferred stock, liquidation preference $25 per share;
       authorized -- 49,500,000 shares; issued and outstanding 3,503,199,
       3,503,199, and 3,215,709 shares, respectively..............................          87,580         87,580          80,393
     Earned surplus...............................................................          32,750         11,448           7,574
                                                                                      -------------    ----------    -------------
               Total shareholders' and members' capitalization....................         154,766        131,970         124,681
                                                                                      -------------    ----------    -------------
               Total liabilities and capitalization...............................     $ 1,247,842     $  566,708     $   606,263
                                                                                      -------------    ----------    -------------
                                                                                      -------------    ----------    -------------

  The accompanying notes are an integral part of these unaudited consolidated financial statements.

                          PRO-FAC COOPERATIVE INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
                 UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                              QUARTER ENDED
                                                                                      ------------------------------
                                                                                      SEPTEMBER 26,    SEPTEMBER 27,
                                                                                          1998             1997
                                                                                      -------------    -------------
                                                                                          (DOLLARS IN THOUSANDS)
Cash flows from operating activities:
     Net income....................................................................     $  25,285        $   3,299
     Amounts payable to members....................................................          (501)            (165)
     Adjustments to reconcile net income to net cash used in operating activities:
          Gain on the sale of the aseptic operations...............................       (64,202)               0
          Extraordinary item relating to the early extinguishment of debt..........        18,024                0
          Amortization of goodwill and other intangibles...........................           926              990
          Amortization of debt issue costs.........................................           200              199
          Depreciation.............................................................         4,385            4,597
          Equity in undistributed earnings of Great Lakes Kraut Company............          (636)            (164)
          Change in assets and liabilities:
               Accounts receivable.................................................       (22,222)         (17,442)
               Inventories.........................................................       (72,038)         (52,739)
               Accounts payable and other accrued expenses.........................       (22,938)          (9,959)
               Amounts due to members..............................................         9,310           12,017
               Income taxes payable................................................        19,629             (286)
               Other assets and liabilities........................................           (34)          (2,299)
                                                                                      -------------    -------------
                    Net cash used in operating activities..........................      (104,812)         (61,952)
                                                                                      -------------    -------------
Cash flows from investing activities:
     Purchase of property, plant and equipment.....................................        (4,094)          (3,231)
     Proceeds from disposals.......................................................        83,000              375
     Proceeds from investment in CoBank............................................           664              316
     Cash paid for acquisitions....................................................      (445,918)               0
                                                                                      -------------    -------------
                    Net cash used in investing activities..........................      (366,348)          (2,540)
                                                                                      -------------    -------------
Cash flows from financing activities:
     Proceeds from issuance of short-term debt.....................................       177,000           64,000
     Payments on short-term debt...................................................       (83,000)               0
     Proceeds from issuance of long-term debt......................................       677,100            2,000
     Proceeds from Great Lakes Kraut Company.......................................             0            3,000
     Payments on long-term debt....................................................      (276,450)          (1,303)
     Cash paid for debt issuance costs.............................................       (17,523)               0
     Issuances/(repurchases) of common stock.......................................            45             (196)
     Cash dividends paid...........................................................        (1,978)          (1,850)
                                                                                      -------------    -------------
                    Net cash provided by financing activities......................       475,194           65,651
                                                                                      -------------    -------------
Net change in cash and cash equivalents............................................         4,034            1,159
Cash and cash equivalents at beginning of period...................................         5,049            2,838
Cash and cash equivalents at end of period.........................................     $   9,083        $   3,997
                                                                                      -------------    -------------
                                                                                      -------------    -------------

                                                  (table continued on next page)

                          PRO-FAC COOPERATIVE INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
         UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS -- (CONTINUED)

(table continued from previous page)

                                                                                              QUARTER ENDED
                                                                                      ------------------------------
                                                                                      SEPTEMBER 26,    SEPTEMBER 27,
                                                                                          1998             1997
                                                                                      -------------    -------------
                                                                                          (DOLLARS IN THOUSANDS)
Supplemental disclosure of cash flow information:
     Acquisition of Dean Foods Vegetable Company
          Accounts receivable......................................................     $  28,701
          Inventories..............................................................       191,619
          Prepaid expenses and other current assets................................         2,871
          Current deferred tax asset...............................................         6,300
          Property, plant and equipment............................................       131,648
          Goodwill and other intangible assets.....................................       230,609
          Accounts payable.........................................................       (37,802)
          Accrued employee compensation............................................        (8,437)
          Other accrued expenses...................................................       (66,748)
          Long-term debt...........................................................        (2,752)
          Subordinated promissory note.............................................       (30,000)
          Other assets and liabilities, net........................................        (2,404)
                                                                                      -------------
                                                                                        $ 443,605
                                                                                      -------------
                                                                                      -------------
     Acquisition of J.A. Hopay Distributing Co., Inc.:
          Accounts receivable......................................................     $     420
          Inventories..............................................................           153
          Property, plant and equipment............................................            51
          Goodwill and other intangible assets.....................................         3,303
          Other accrued expenses...................................................          (251)
          Obligation for covenant not to compete...................................        (1,363)
                                                                                      -------------
                                                                                        $   2,313
                                                                                      -------------
                                                                                      -------------
     Investment in Great Lakes Kraut Company:
          Inventories..............................................................                      $   2,175
          Prepaid expenses and other current assets................................                            409
          Property, plant and equipment............................................                          6,966
          Other accrued expenses...................................................                            (62)
                                                                                                       -------------
                                                                                                         $   9,488
                                                                                                       -------------
                                                                                                       -------------

  The accompanying notes are an integral part of these unaudited consolidated financial statements.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF ACCOUNTING POLICIES

     The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles and, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of operations for these periods. The following summarizes the significant accounting policies applied in the preparation of the accompanying financial statements. These financial statements should be read in conjunction with the financial statements and accompanying notes contained in the Pro-Fac Cooperative, Inc. ('Pro-Fac' or the 'Cooperative') audited financial statements beginning on page F-49.

CONSOLIDATION

     The consolidated financial statements include the Cooperative and its wholly-owned subsidiary, Agrilink Foods, Inc. ('Agrilink' or 'the Company') after elimination of intercompany transactions and balances. Investments in affiliates, owned more than 20 percent but not in excess of 50 percent, are recorded under the equity method of accounting.

RECLASSIFICATION

     Certain items for fiscal 1998 have been reclassified to conform with the current presentation.

ADOPTION OF SFAS NO. 130

     Effective June 28, 1998, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 130, 'Reporting Comprehensive Income.' Comprehensive income is defined as the change in equity of a business during a period from transactions and other events and circumstances from non-owner sources. Under SFAS No. 130, the term 'comprehensive income' is used to describe the total of net earnings plus other comprehensive income which for the Company includes foreign currency translation adjustments and minimum pension liability adjustments. The adoption of SFAS No. 130 did not have a material effect on the Company's results of operations or financial position.

ADOPTION OF SFAS NO. 131

     Effective June 28, 1998 the Company adopted SFAS No. 131, 'Disclosures about Segments of an Enterprise and Related Information.' SFAS No. 131 supersedes SFAS No. 14, 'Financial Reporting for Segments of a Business Enterprise,' replacing the 'industry segment' approach with the 'management' approach. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. SFAS No. 131 also requires disclosures about products and services, geographic areas, and major customers. The adoption of SFAS No. 131 did not affect the Company's results of operations or financial position.

DERIVATIVE FINANCIAL INSTRUMENTS

     The Company does not engage in interest rate speculation. Derivative financial instruments are utilized to hedge interest rate risks and are not held for trading purposes.

     The Company enters into interest rate swap agreements to limit exposure to interest rate movements. Net payments or receipts are accrued into prepaid expenses and other current assets and/or other accrued expenses and are recorded as adjustments to interest expense. Interest rate instruments are entered into for periods no greater than the life of the underlying transaction being hedged. Management anticipates that all interest rate derivatives will be held to maturity. Any gains or losses on

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

prematurely terminated interest rate derivatives will be recognized over the remaining life, if any, of the underlying transaction as an adjustment to interest expense.

NOTE 2. ACQUISITION OF DEAN FOODS VEGETABLE COMPANY

     On September 24, 1998, Agrilink acquired the Dean Foods Vegetable Company ('DFVC'), the frozen and canned vegetable business of Dean Foods Company ('Dean Foods'), by acquiring all the outstanding capital stock of Dean Foods Vegetable Company and Birds Eye de Mexico SA de CV (the 'Acquisition'). In connection with the Acquisition, Agrilink sold its aseptic business to Dean Foods. Agrilink paid $360.0 million in cash, net of the sale of the Aseptic Business, and issued to Dean Foods a $30.0 million unsecured subordinated promissory note due November 22, 2008 (the 'Subordinated Promissory Note'), as consideration for the Acquisition. The Company has the right, exercisable until July 15, 1999, to require Dean Foods, jointly with the Company, to treat the Acquisition as an asset sale for tax purposes under Section 338(h)(10) of the Internal Revenue Code. In order to exercise that election, the Company will pay $13.2 million to Dean Foods. The Company intends to exercise that election.

     After the Acquisition, DFVC was merged into the Company, and Dean Foods Vegetable Company became a business unit of the Company known as Agrilink Foods Vegetable Company ('AFVC'). DFVC has been one of the leading processors of vegetables in the United States, selling its products under well-known brand names, such as Birds Eye, Freshlike and Veg-All, and private labels. The Company believes that the Acquisition strengthens its competitive position by: (i) enhancing its brand recognition and market position, (ii) providing opportunities for cost savings and operating efficiencies and (iii) increasing its product and geographic diversification.

     The Acquisition was accounted for under the purchase method of accounting. Under purchase accounting, tangible and identifiable intangible assets acquired and liabilities assumed will be recorded at their respective fair values. The valuations and other studies which will provide the basis for such an allocation have not progressed to a stage where there is sufficient information to make a final allocation in the accompanying financial statements. Accordingly, the purchase accounting adjustments made in the accompanying financial statements are preliminary. Once an allocation is determined, in accordance with generally accepted accounting principles, any remaining excess of purchase cost over net assets acquired will be adjusted through goodwill.

     Due to insignificance, the results of operations of AFVC for the period September 24 through 26, 1998 have not been included in the Company's Consolidated Statement of Operations for the three months ended September 26, 1998.

     Concurrently with the Acquisition, Agrilink refinanced its existing indebtedness (the 'Refinancing'), including its 12.25 percent Senior Subordinated Notes due 2005 (the 'Old Notes') and its then existing bank debt. On August 24, 1998, Agrilink commenced a tender offer (the 'Tender Offer') for all the Old Notes and consent solicitation to certain amendments under the indenture governing the Old Notes to eliminate substantially all the restrictive covenants and certain events of default therein. Substantially all of the $160 million aggregate principal amount of the Old Notes were tendered and purchased by Agrilink for aggregate consideration of approximately $184 million, including accrued interest of $2.9 million. Agrilink also terminated its existing bank facility (including seasonal borrowings) and repaid the $176.5 million, excluding interest owed and breakage fees outstanding thereunder.

     In order to consummate the Acquisition and the Refinancing and to pay the related fees and expenses, Agrilink: (i) entered into a new credit facility (the 'New Credit Facility') providing for $455.0 million of term loan borrowings (the 'Term Loan Facility') and up to $200.0 million of revolving credit borrowings (the 'Revolving Credit Facility'), (ii) entered into a $200.0 million bridge loan facility (the 'Bridge Facility') and (iii) issued a $30.0 million Subordinated Promissory Note to Dean Foods. The

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Bridge Facility will be repaid principally with the proceeds from a new long-term take-out financing. The Bridge Facility was provided by Warburg Dillon Read LLC, as Arranger and Syndication Agent; and UBS AG, Stamford Branch, as Administrative Agent; and the Bank of Montreal and Harris Trust and Savings Bank as additional lenders.

NOTE 3. AGREEMENTS WITH AGRILINK

     The contractual relationship between Agrilink and Pro-Fac is defined in the Pro-Fac Marketing and Facilitation Agreement ('Agreement'). Under the Agreement, the Company pays Pro-Fac the commercial market value ('CMV') for all crops supplied by Pro-Fac. CMV is defined as the weighted average price paid by other commercial processors for similar crops sold under preseason contracts and in the open market in the same or competing market area. Although CMV is intended to be no more than the fair market value of the crops purchased by Agrilink, it may be more or less than the price Agrilink would pay in the open market in the absence of the Agreement.

     Under the Agreement, the Company is required to have on its board of directors some persons who are neither members of nor affiliated with Pro-Fac ('Disinterested Directors'). The number of Disinterested Directors must at least equal the number of directors who are members of Pro-Fac. The volume and type of crops to be purchased by Agrilink under the Agreement are determined pursuant to its annual profit plan, which requires the approval of a majority of the Disinterested Directors. In addition, under the Agreement, in any year in which the Company has earnings on products which were processed from crops supplied by Pro-Fac ('Pro-Fac Products'), the Company pays to Pro-Fac, as additional patronage income, up to 90 percent of such earnings, but in no case more than 50 percent of all pretax earnings (before dividing with Pro-Fac) of the Company. In years in which the Company has losses on Pro-Fac Products, the Company reduces the CMV it would otherwise pay to Pro-Fac by up to 90 percent of such losses, but in no case by more than 50 percent of all pretax losses (before dividing with Pro-Fac) of the Company. Additional patronage income is paid to Pro-Fac for services provided to Agrilink, including the provision of a long term, stable crop supply, favorable payment terms for crops and the sharing of risks of losses of certain operations of the business. Earnings and losses are determined at the end of the fiscal year, but are accrued on an estimated basis during the year. Under the Agreement, Pro-Fac is required to reinvest at least 70 percent of the additional Patronage income in Agrilink.

NOTE 4. DEBT

NEW CREDIT FACILITY

     In connection with the Acquisition, the Company has entered into the New Credit Facility with Harris Bank as Administrative Agent and Bank of Montreal as Syndication Agent, and the lenders thereunder. The Credit Facility consists of the $200.0 million Revolving Credit Facility and the $455.0 million Term Loan Facility. The Term Loan Facility is comprised of the Term A Facility, which has a maturity of five years, the Term B Facility, which has a maturity of six years, and the Term C Facility, which has a maturity of seven years. The Revolving Credit Facility has a maturity of five years.

     The New Credit Facility bears interest, at the Company's option, at the Administrative Agent's alternate base rate or the London Interbank Offered Rate ('LIBOR') plus, in each case, applicable margins of: (i) in the case of alternate base rate loans, (x) 1.00 percent for loans under the Revolving Credit Facility and the Term A Facility, (y) 2.75 percent for loans under the Term B Facility and (z) 3.00 percent for loans under the Term C Facility and (ii) in the case of LIBOR loans, (x) 2.75 percent for loans under the Revolving Credit Facility and the Term A Facility, (y) 3.75 percent for loans under the Term B Facility and (z) 4.00 percent for loans under the Term C Facility. The Administrative Agent's 'alternate base rate' is defined as the greater of: (i) the prime commercial rate as announced by the

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Administrative Agent or (ii) the Federal Funds rate plus 0.50 percent. In addition, the Company will pay a commitment fee calculated at a rate of 0.50 percent per annum on the daily average unused commitment under the Revolving Credit Facility.

     Beginning with the reporting period ending March 31, 1999, the applicable margins for the New Credit Facility will be subject to possible reductions based on the ratio of consolidated debt to earnings before interest, taxes, depreciation and amortization ('EBITDA') (each as defined in the New Credit Facility).

     Upon consummation of the Acquisition, the Company drew $455.0 million under the Term Loan Facility, consisting of $100.0 million, $175.0 million and $180.0 million of loans under the Term A Facility, Term B Facility and Term C Facility, respectively. Additionally, the Company drew $93.0 million under the Revolving Credit Facility for seasonal working capital needs and $14.3 million under the Revolving Credit Facility was issued for letters of credit. During December 1998, the Company's primary lender exercised its right under the New Credit Facility to transfer $50.0 million from the Term A Facility to the Term B and Term C Facilities in increments of $25.0 million.

     The Term Loan Facility will be subject to the following amortization schedule.

             FISCAL YEAR                 TERM LOAN A    TERM LOAN B    TERM LOAN C    TOTAL
--------------------------------------   -----------    -----------    -----------    ------
                                                        (DOLLARS IN MILLIONS)
  1999................................      $ 0.0         $   0.2        $   0.2      $  0.4
  2000................................        7.5             0.4            0.4         8.3
  2001................................       10.0             0.4            0.4        10.8
  2002................................       10.0             0.4            0.4        10.8
  2003................................       10.0             0.4            0.4        10.8
  2004................................       12.5             0.4            0.4        13.3
  2005................................        0.0           197.8            0.4       198.2
  2006................................        0.0             0.0          202.4       202.4
                                         -----------    -----------    -----------    ------
                                            $50.0         $ 200.0        $ 205.0      $455.0
                                         -----------    -----------    -----------    ------
                                         -----------    -----------    -----------    ------

     The Term Loan Facility is subject to mandatory prepayment under various scenarios as defined in the New Credit Facility.

     The Company's obligations under the New Credit Facility are secured by a first-priority lien on: (i) substantially all existing or after-acquired assets, tangible or intangible, (ii) the capital stock of certain of Pro-Fac's current and future subsidiaries, and (iii) all of the Company's rights (principally indemnification rights) under the agreement to acquire DFVC and the Pro-Fac Marketing and Facilitation Agreement. The Company's obligations under the New Credit Facility are guaranteed by Pro-Fac and certain of the Company's current and future subsidiaries, if any.

     The New Credit Facility contains customary covenants and restrictions on the Company's ability to engage in certain activities, including, but not limited to: (i) limitations on the incurrence of indebtedness and liens, (ii) limitations on sale-leaseback transactions, consolidations, mergers, sale of assets, transactions with affiliates and investments and (iii) limitations on dividend and other distributions. The New Credit Facility also contains financial covenants requiring Pro-Fac to maintain a minimum level of EBITDA, a minimum interest coverage ratio, a minimum fixed charge coverage ratio, a maximum leverage ratio and a minimum level of net worth. The Company is in compliance with all covenants, restrictions and requirements under the terms of the New Credit Facility.

INTEREST RATE PROTECTION AGREEMENTS

     The Company has entered into a three-year interest rate swap agreement with the Bank of Montreal in the notional amount of $150 million. The swap agreement provides for an interest rate of

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

4.96 percent over the term of the swap payable by the Company in exchange for payments at the published three-month LIBOR. In addition, the Company entered into a separate interest rate swap agreement with the Bank of Montreal in the notional amount of $100 million for an initial period of three years, which may be extended, at the Company's option, for an additional two-year period. This swap agreement provides for an interest rate of 5.32 percent over the term of the swap, including the two-year extension period if the Company elects to extend, payable by the Company in exchange for payments at the published three-month LIBOR. The Company entered into these agreements in order to manage its interest rate risk by exchanging its floating rate interest payments for fixed rate interest payments.

SUBORDINATED BRIDGE FACILITY

     To complete the Acquisition, the Company also entered into a Subordinated Bridge Facility (the 'Bridge Facility'). The Bridge Facility was provided by Warburg Dillon Read LLC, as Arranger and Syndication Agent; and UBS AG, Stamford Branch, as Administrative Agent; and the Bank of Montreal and Harris Trust and Savings Bank as additional lenders. The interest rate under the Bridge Facility resets monthly on the basis of LIBOR plus a spread of 5 percent for the first 90 days, which spread increases by an additional 1 percent each subsequent 90-day period. In no event will the interest rate exceed 16 percent per annum. The Company anticipates that the Bridge Facility will be repaid principally with the proceeds of a new long-term take-out financing. Should the Company be unable to complete its long-term take-out financing, the Bridge Facility, if not repaid within one year, may thereafter be converted to permanent financing with consistent interest rates and a maturity of September, 2006.

SUBORDINATED PROMISSORY NOTE

     As partial consideration for the Acquisition, the Company issued to Dean Foods a Subordinated Promissory Note for $30 million aggregate principal amount due November 22, 2008. Interest on the Subordinated Promissory Note is payable quarterly in arrears commencing December 31, 1998, at a rate per annum of 5 percent until November 22, 2003, and at a rate of 10 percent thereafter. Interest accruing through November 22, 2003 is required to be paid in kind through the issuance by the Company of additional subordinated promissory notes identical to the Subordinated Promissory Note. Interest accruing after November 22, 2003 is payable in cash. The Subordinated Promissory Note may be prepaid at the Company's option without premium or penalty.

     The Subordinated Promissory Note is expressly subordinate to the Subordinated Bridge Facility, any long-term take-out financing, and the New Credit Facility and contains no financial covenants. The Subordinated Promissory
Note is guaranteed by Pro-Fac.

12 1/4 PERCENT SENIOR SUBORDINATED NOTES (DUE 2005)

     In conjunction with the Acquisition, the Company repurchased $159,985,000 principal amount of its Old Notes, of which $160 million aggregate principal amount was previously outstanding. The Company paid a total of approximately $184 million to repurchase the Old Notes, including interest accrued thereon of $2.9 million. Holders who tendered consented to certain amendments to the indenture relating to the Old Notes, which eliminated or amended substantially all the restrictive covenants and certain events of default contained in such indenture. The Company may repurchase the remaining Old Notes in the future in open market transactions, privately negotiated purchases or otherwise.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
      NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 5. OTHER MATTERS

J.A. HOPAY DISTRIBUTING CO., INC.

     Effective July 21, 1998, the Company acquired J.A. Hopay Distributing Co., Inc. ('Hopay') of Pittsburgh, Pennsylvania. Hopay distributes snack products for Snyder of Berlin, one of the Company's business units within its Snack Foods Group. The acquisition was accounted for as a purchase. The purchase price (net of liabilities assumed) was approximately $2.3 million. Intangibles of approximately $3.3 million were recorded in conjunction with this transaction and are being amortized over 30 years.

FORMATION OF NEW SAUERKRAUT COMPANY

     Effective July 1, 1997, the Company and Flanagan Brothers, Inc. of Bear Creek, Wisconsin, contributed all their sauerkraut production related assets to form a new sauerkraut company. This new company, Great Lakes Kraut Company, operates as a New York limited liability company, with ownership split equally between the two companies. The joint venture is accounted for using the equity method of accounting.

DIVIDENDS

     Subsequent to quarter end, the Cooperative declared a cash dividend of $.43 per share on the Class A Cumulative Preferred Stock. These dividends approximate $1.5 million and will be paid on October 30, 1998.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The purpose of this discussion is to outline the significant reasons for changes in the Consolidated Statement of Operations and Net Proceeds from fiscal 1996 through fiscal 1998. This discussion is taken from the Annual Report on Form 10-K/A-1 for the year ended June 27, 1998 and the Quarterly Report on Form 10-Q for the quarter ended September 26, 1998 of Pro-Fac Cooperative, Inc. ('Pro-Fac' or the 'Cooperative') and, to the extent the information in the main part of the Prospectus is more recent than information in this discussion, the information in this discussion is superseded by such more recent information.

     Pro-Fac processes and markets crops grown by its members through its wholly-owned subsidiary, Agrilink Foods, Inc. ('Agrilink' or the 'Company').

     Prior to the Acquisition, Agrilink had three primary business units:
Curtice Burns Foods ('CBF'), Nalley Fine Foods ('Nalley'), and its Snack Foods Group. Each business unit offers different products. The majority of each business unit's net sales are within the United States. In addition, all of the operating facilities of those business units are within the United States. A fourth business unit, AFVC, which has a processing facility located in Mexico, was added in connection with the Acquisition.

     The CBF business unit produces products in several food categories, including fruit fillings and toppings; aseptically-produced products (prior to Agrilink's sale of the Aseptic Business to Dean Foods in connection with the Acquisition); canned and frozen fruits and vegetables and popcorn. The Nalley business unit produces canned meat products (such as chilies and stews), pickles, salad dressings, peanut butter, salsa and syrup. The Company's snack foods business unit consists of the Snyder of Berlin, Husman Snack Foods and Tim's Cascade Potato Chip businesses. This business unit produces and markets potato chips and other salty-snack items. As part of the Acquisition, Agrilink sold the Aseptic Business to Dean Foods. On December 10, 1998, the Company announced that it had reached an agreement in principle to sell its peanut butter business; the sale of the peanut butter business will not constitute a significant transaction.

     The following tables illustrate the Cooperative's results of operations by business unit for the fiscal years ended June 29, 1996, June 28, 1997 and June 27, 1998 and the fiscal quarters ended September 27, 1997 and September 26, 1998, and the Cooperative's total assets by business at June 28, 1997, June 27, 1998, September 27, 1997 and September 26, 1998. In fiscal 1996, Agrilink sold its Nalley Canada Ltd. subsidiary and Nalley's United States Chips and Snacks business. In fiscal 1997, Agrilink sold its Finger Lakes Packaging Company, Inc. ('Finger Lakes Packaging') subsidiary and a portion of its canned vegetable business.

                                   NET SALES
                             (DOLLARS IN MILLIONS)

                                                     FISCAL YEAR ENDED
                                     --------------------------------------------------
                                     JUNE 29, 1996     JUNE 28, 1997     JUNE 27, 1998
                                     --------------    --------------    --------------
                                              % OF              % OF              % OF
                                       $      TOTAL      $      TOTAL      $      TOTAL
                                     -----    -----    -----    -----    -----    -----
CBF...............................   431.2     58.4    440.2     60.2    469.0     65.2
Nalley Fine Foods.................   189.2     25.6    182.4     25.0    182.1     25.3
Snack Foods Group.................    63.7      8.6     67.3      9.2     68.6      9.5
                                     -----    -----    -----    -----    -----    -----
    Subtotal ongoing operations...   684.1     92.6    689.9     94.4    719.7    100.0
Businesses sold(1)................    55.0      7.4     40.9      5.6      0.0      0.0
                                     -----    -----    -----    -----    -----    -----
    Total.........................   739.1    100.0    730.8    100.0    719.7    100.0
                                     -----    -----    -----    -----    -----    -----
                                     -----    -----    -----    -----    -----    -----

                                                FISCAL QUARTER ENDED
                                      ---------------------------------------
                                      SEPTEMBER 27, 1997   SEPTEMBER 26, 1998
                                      ---------------------------------------
                                                  % OF                 % OF
                                         $        TOTAL     $          TOTAL
                                       -----      -----     ------     -----
CBF...............................      87.7       49.7       96.7      53.0
Nalley Fine Foods.................      46.9       26.6       42.8      23.4
Snack Foods Group.................      17.3        9.8       18.2      10.0
                                       -----      -----      -----     -----
    Subtotal ongoing operations...     151.9       86.1      157.7      86.4
Businesses sold(1)................      24.5       13.9       24.9      13.6
                                       -----      -----      -----     -----
    Total.........................     176.4      100.0      182.6     100.0
                                       -----      -----      -----     -----
                                       -----      -----      -----     -----

------------
(1) Includes the sales of Finger Lakes Packaging, the portion of the canned vegetable business sold, Nalley Canada Ltd. and Nalley's United States Chips and Snacks business. See Note 3 to the 'Notes to Consolidated Financial Statements' of Pro-Fac included elsewhere herein. Includes the net sales of the Aseptic Business for the fiscal quarters ended September 27, 1997 and September 26, 1998. See Note 2 to the 'Unaudited Consolidated Financial Statements' of Pro-Fac included elsewhere herein.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS -- (CONTINUED)

                              OPERATING INCOME(1)
                             (DOLLARS IN MILLIONS)

                                                             FISCAL YEAR ENDED                 FISCAL QUARTER ENDED
                                                      --------------------------------    ------------------------------
                                                      JUNE 29,    JUNE 28,    JUNE 27,    SEPTEMBER 27,    SEPTEMBER 26,
                                                        1996        1997        1998          1997            1998(2)
                                                      --------    --------    --------    -------------    -------------
CBF................................................    $ 26.5      $ 40.5      $ 47.1         $ 6.1            $ 6.1
Nalley Fine Foods..................................      (2.9)       10.8        10.4           3.7              2.2
Snack Foods Group..................................       4.1         5.9         6.9           2.1              2.3
Corporate overhead.................................      (1.6)      (10.3)       (8.7)         (1.9)            (1.3)
                                                      --------    --------    --------       ------           ------
     Subtotal ongoing operations...................      26.1        46.9        55.7          10.0              9.3
Businesses sold and other non-recurring(3).........      (6.7)        3.2         0.0           2.9              3.2
                                                      --------    --------    --------       ------           ------
     Total(4)......................................    $ 19.4      $ 50.1      $ 55.7         $12.9            $12.5
                                                      --------    --------    --------       ------           ------
                                                      --------    --------    --------       ------           ------

------------
(1) Excludes cumulative effect of an accounting change in fiscal 1997. See Note 1 to the 'Notes to Consolidated Financial Statements' of Pro-Fac included elsewhere herein.

(2) Excludes the gain on the sale of the Aseptic Business.

(3) In fiscal 1996, such amount includes restructuring initiatives and operating activities of both Finger Lakes Packaging and the portion of the canned vegetable business sold. In fiscal 1997, such amount includes the operating earnings and gain on the sale of Finger Lakes Packaging, operating activities of the portion of the canned vegetable business sold, final settlement of an insurance claim and a loss on the disposal of property held for sale. See Note 3 to the 'Notes to Consolidated Financial Statements' of Pro-Fac included elsewhere herein. For the fiscal quarters ended September 27, 1997 and September 26, 1998, such amount represents the operating earnings of the Aseptic Business.

(4) Operating income less interest expense of $7.6 million and $8.3 million for the fiscal quarters ended September 27, 1997 and September 26, 1998, respectively, results in pretax income before dividing with Pro-Fac and before extraordinary item. Interest expense allocated to business units is not considered a critical component by management when evaluating success.

                                  EBITDA(1)(2)
                             (DOLLARS IN MILLIONS)

                                                             FISCAL YEAR ENDED                 FISCAL QUARTER ENDED
                                                      --------------------------------    ------------------------------
                                                      JUNE 29,    JUNE 28,    JUNE 27,    SEPTEMBER 27,    SEPTEMBER 26,
                                                        1996        1997        1998          1997            1998(3)
                                                      --------    --------    --------    -------------    -------------
CBF................................................    $ 44.4      $ 57.1      $ 61.0         $ 9.5            $ 8.9
Nalley Fine Foods..................................       2.3        16.2        16.0           5.1              3.6
Snack Foods Group..................................       6.0         7.6         8.8           2.6              2.8
Corporate..........................................      (1.7)       (9.9)       (8.5)         (1.9)            (1.3)
                                                      --------    --------    --------       ------           ------
     Subtotal ongoing operations...................      51.0        71.0        77.3          15.3             14.0
Businesses sold and other non-recurring(4).........      (2.1)        5.9         0.0           3.2              3.8
                                                      --------    --------    --------       ------           ------
     Total.........................................    $ 48.9      $ 76.9      $ 77.3         $18.5            $17.8
                                                      --------    --------    --------       ------           ------
                                                      --------    --------    --------       ------           ------

------------
(1) EBITDA is defined as the sum of pretax income (loss) of Pro-Fac (before the cumulative effect of an accounting change and extraordinary item, dividends and allocation of net proceeds), and interest expense, depreciation and amortization of goodwill and other intangibles. EBITDA should not be considered as an alternative to net income or cash flows from operations or any other generally accepted accounting principles measure of performance or as a measure of liquidity. EBITDA is included herein because the Cooperative believes EBITDA is a financial indicator of a company's ability to service debt. EBITDA as calculated by the Cooperative may not be comparable to calculations as presented by other companies.

(2) Excludes cumulative effect of an accounting change in fiscal 1997. See Note 1 to the 'Notes to Consolidated Financial Statements' of Pro-Fac included elsewhere herein.

(3) Excludes the gain on the sale of the Aseptic Business.

(4) In fiscal 1996, such amount includes restructuring initiatives and operating activities of both Finger Lakes Packaging and the portion of the canned vegetable business sold. In fiscal 1997, such amount includes the operating earnings and gain on the sale of Finger Lakes Packaging, operating activities of the portion of the canned vegetable business sold, final settlement of an insurance claim and a loss on the disposal of property held for sale. See Note 3 to the 'Notes to Consolidated Financial Statements' of Pro-Fac included elsewhere herein. For the fiscal quarters ended September 27, 1997 and September 26, 1998, such amount represents the operating earnings of the Aseptic Business.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS -- (CONTINUED)

                                  TOTAL ASSETS
                             (DOLLARS IN MILLIONS)

                                                      FISCAL YEAR ENDED                   FISCAL QUARTER ENDED
                                               --------------------------------    ----------------------------------
                                                  JUNE 28,          JUNE 27,       SEPTEMBER 27,      SEPTEMBER 26,
                                                    1997              1998              1997               1998
                                               --------------    --------------    --------------    ----------------
                                                        % OF              % OF              % OF                % OF
                                                 $      TOTAL      $      TOTAL      $      TOTAL       $       TOTAL
                                               -----    -----    -----    -----    -----    -----    -------    -----
CBF.........................................   329.0     60.2    362.2     63.9    346.7     57.1      405.0     32.5
AFVC........................................    --       --       --       --       --       --        592.0     47.4
Nalley Fine Foods...........................   144.4     26.4    137.4     24.3    155.8     25.7      154.9     12.4
Snack Foods Group...........................    26.7      4.9     28.0      4.9     26.5      4.4       32.1      2.6
Corporate...................................    46.6      8.5     39.1      6.9     49.6      8.2       63.8      5.1
                                               -----    -----    -----    -----    -----    -----    -------    -----
     Subtotal ongoing operations............   546.7    100.0    566.7    100.0    578.6     95.4    1,247.8    100.0
Businesses sold(1)..........................    --       --       --       --       27.7      4.6      --        --
                                               -----    -----    -----    -----    -----    -----    -------    -----
     Total..................................   546.7    100.0    566.7    100.0    606.3    100.0    1,247.8    100.0
                                               -----    -----    -----    -----    -----    -----    -------    -----
                                               -----    -----    -----    -----    -----    -----    -------    -----

------------
(1) Includes the assets of the Aseptic Business. See Note 2 to the 'Unaudited Consolidated Financial Statements' of Agrilink included elsewhere herein.

CHANGES FROM FIRST QUARTER FISCAL 1999 TO FIRST QUARTER FISCAL 1998

     Net income for the first quarter of fiscal 1999 of $25.3 million represented a $22.0 million increase over the first quarter of fiscal 1998 net income of $3.3 million. Total EBITDA for the first quarter of fiscal 1999 before the extraordinary charge relating to the early extinguishment of debt was $82.0 million as compared to $18.5 million in the first fiscal quarter of fiscal 1998. Excluding the operating results and gain from businesses sold, EBITDA for the continuing business decreased $1.3 million, or 8.5%, to $14.0 million in the first quarter of the current fiscal year from $15.3 million in the first quarter of the prior fiscal year. This decline was impacted by a decrease at CBF of $0.6 million due to changes in product mix within the fruit category (approximately $1.1 million); and an increase in advertising associated with the launch of Breakfast Toppers (approximately $0.5 million). These decreases were offset by an increase within the vegetable category of $1.0 million attributable to improvements in volume. The decline at Nalley of $1.5 million was due primarily to the recognition of a favorably settled outstanding tax claim with the state of Washington for $1.4 million in the first quarter of the prior fiscal year. The EBITDA within the Snack Foods Group increased $0.2 million due to increases in net sales.

Net Sales

     Total net sales for the quarter increased $6.2 million, or 3.5%, to $182.6 million in the first fiscal quarter of fiscal 1999 from $176.4 million in the first quarter of fiscal 1998. Excluding businesses sold, net sales increased by $5.8 million, or 3.8%, to $157.7 million in the first quarter of fiscal 1999 from $151.9 million in the first quarter of fiscal 1998.

     The increase in net sales for ongoing operations came primarily from the CBF business unit which reported an increase in net sales of $9.0 million. This increase was attributable to improvements in volume primarily within frozen vegetables. Net sales for the remaining categories at CBF were relatively consistent with that of the first quarter of the prior fiscal year.

     Net sales for Nalley decreased $4.1 million in the first quarter of fiscal 1999 as compared with the first quarter of the prior fiscal year as gains in the pickle category were offset by reductions in the dressings and canned product lines. Within the pickle category, net sales for the first quarter of fiscal 1999 increased $0.6 million as a result of increased volume in the food service channel. Competitive

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS -- (CONTINUED)

pressures on volume and price resulted in a $2.6 million decrease in net sales for dressings and a $2.0 million decrease in the canned category. Net sales for the peanut butter category were flat with that of the first quarter of the prior fiscal year. On December 10, 1998, the Company announced that it had reached an agreement in principle to sell its peanut butter business.

     Net sales for the Snack Foods Group increased by $0.9 million, or 5.2%, to $18.2 million in the first quarter of fiscal 1999 as a result of new business in the Northwest and product line extensions, including Snyder of Berlin's kettle chips.

Gross Profit

     Gross profit of $46.7 million in the quarter ended September 26, 1998 represented an increase of approximately $1.1 million, or 2.4%, from $45.6 million in the quarter ended September 27, 1997. Excluding the impact of businesses sold, gross profit increased $0.7 million or 1.8%.

     The increase in gross profit at the CBF business unit (excluding the Aseptic Business) was $1.0 million. The vegetable category showed improvements of $2.1 million resulting from increases in volume, while the fruit category showed a decline of $0.7 million attributable to product mix and decreases within other categories of $0.4 million due to changes in volume.

     Overall, gross profit at Nalley decreased $0.8 million due primarily to the reductions in net sales outlined above. The Nalley gross margin percentage has, however, improved over the prior year to 35.9% from 34.4% in the first quarter of fiscal 1998.

     Increases in net sales within the Snack Foods Group resulted in margin improvements of $0.5 million.

Selling, Administrative and General Expenses

     Selling, administrative and general expenses have increased $1.9 million in the first quarter of fiscal 1999 as compared with the first quarter of the prior fiscal year. As a percentage of net sales, selling, administrative and general expenses increased to 19.1% in the first quarter of fiscal 1999 from 18.7% in the first quarter of fiscal 1998. This increase is primarily due to the impact of a favorably settled outstanding tax claim with the state of Washington for $1.4 million recognized in the first quarter of fiscal 1998. All remaining expenses were relatively flat with that of the prior year.

Income from Great Lakes Kraut Company

     This amount represents earnings received from the investment in Great Lakes Kraut Company, a joint venture formed between Agrilink and Flanagan Brothers, Inc. See Note 5, 'Other Matters -- Formation of New Sauerkraut Company,' to the 'Unaudited Consolidated Financial Statements' of Pro-Fac included elsewhere herein.

Gain on Sale of Aseptic Operations

     In conjunction with the Acquisition, the Company sold its Aseptic Business to Dean Foods. A gain of approximately $64.2 million was recognized on this disposal reflecting a value for this business of approximately $83.0 million (based upon an appraised value given to the Company by an independent appraiser).

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS -- (CONTINUED)

Interest Expense

     Interest expense increased $0.5 million, or 6.4%, to $8.3 million in the first quarter of fiscal 1999 from $7.8 million in the first quarter of fiscal 1998. The increase is impacted by higher levels of seasonal borrowings in the first quarter of fiscal 1999 due to the earlier intake of crops in the current year and therefore the resultant increase in inventory levels.

Provision for Taxes

     The provision for taxes increased $23.2 million to $25.0 million in the first quarter of fiscal 1999 from $1.8 million in the first quarter of fiscal 1998. Of this increase, $25.0 million is attributable to the provision associated with the gain on the sale of the Aseptic Business. The remaining variance is impacted by the change in earnings. The Cooperative's effective tax rate is impacted by the net proceeds distributed to members and the non-deductibility of certain amounts of goodwill.

Extraordinary Item Relating to the Early Extinguishment of Debt

     Concurrently with the Acquisition, the Company refinanced its existing indebtedness, including the Old Notes and its then existing bank debt. Premiums and breakage fees associated with early redemptions and other fees incurred amounted to $18.0 million (net of applicable income taxes of $10.4 million).

CHANGES FROM FISCAL 1997 TO FISCAL 1998

     Net income for fiscal 1998 of $17.1 million represented a $4.4 million, or 34.6%, increase over the prior year's net income of $12.7 million. Total EBITDA before cumulative effect of an accounting change was $77.3 million as compared to $76.9 million in the prior year. Excluding the impact of businesses sold and other non-recurring activities, EBITDA increased $6.3 million, or 8.9%, to $77.3 million, while operating income increased $8.8 million, or 18.8%, to $55.7 million from the prior year's $46.9 million. These improvements reflected the benefits from numerous initiatives including: (i) increase in volume and new customers in many of Agrilink's product lines; (ii) the continuing benefits from structural changes made within the organization including the consolidation of operations and facilities; and (iii) a decrease in interest expense due to initiatives undertaken in the prior year to reduce debt and focus on strategic product lines.

Net Sales

     Total net sales for the year decreased $11.1 million, or 1.5%, to $719.7 million in fiscal year 1998 from $730.8 million in the prior year. Excluding the net sales of businesses sold by the Company, net sales increased by $29.8 million, or 4.3%, to $719.7 million in fiscal year 1998 from $689.9 million in the prior year.

     The increase in net sales for ongoing operations came primarily from the CBF business unit, which accounted for an increase of $28.8 million. Prior year net sales include $13.8 million in sauerkraut sales, which are now accounted for by the joint venture between Agrilink and Flanagan Brothers, Inc. created in fiscal 1998. See Note 3, 'Acquisitions, Disposals and Restructuring -- Formation of New Sauerkraut Company' to the financial statements of Pro-Fac included elsewhere herein. Excluding the impact of sauerkraut sales from the prior year, net sales from the CBF business unit increased $42.6 million, or 10.0%, from the prior year. Such increases resulted from changes in volume, product mix, new customers and improvements in pricing. The increase was attributable to increases in net sales from: (i) the vegetable category of $20.2 million, (ii) the fruit category of $3.0 million and (iii) the Aseptic

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS -- (CONTINUED)

Business of $24.4 million. In connection with the Acquisition the Company sold its Aseptic Business to Dean Foods.

     Net sales for Nalley remained relatively flat with the prior year as gains in the pickle and canned categories were offset by reductions in dressings and peanut butter (on December 10, 1998, the Company announced it had reached an agreement in principle to sell its peanut butter business). Within the pickle category, net sales for fiscal 1998 increased $3.0 million as a result of increased volume in the food service channel. Competitive pressures on volume and price resulted in a $3.0 million decrease in net sales for dressings. In addition, peanut butter experienced a $0.6 million decrease in net sales.

     Net sales for the Snack Foods Group increased by $1.3 million, or 1.9%, to $68.6 million in fiscal 1998 as a result of new business in the Northwest and product line extensions, including kettle chips within Snyder of Berlin.

Gross Profit

     Gross profit of $195.6 million in fiscal 1998 increased $3.9 million, or 2.0%, from $191.7 million in fiscal 1997. Excluding the impact of businesses sold in fiscal 1997, gross profit increased $8.1 million. As a percentage of sales, gross profit increased from 26.2% to 27.2%. This increase is attributable to improved margins in many of Agrilink's product lines.

     The increase in gross profit at the CBF business unit was $5.0 million. The fruit category showed improvements of $5.5 million resulting from changes in pricing and product mix. The vegetable category showed a decline of $0.9 million. However, excluding the impact of the canned vegetable business sold in 1997, the gross profit within the vegetable category improved $1.5 million. This increase is lower than the increase in net sales described above primarily due to weakened pricing within the industry. As highlighted under ' -- Liquidity and Capital Resources -- Short- and Long-Term Trends,' the vegetable portion of Agrilink's business can be impacted by the national market. During the third and fourth quarters of fiscal 1998, pricing was negatively impacted by an oversupply situation.

     Overall, gross profit at Nalley decreased $0.5 million. While production and purchasing efficiencies yielded benefits, such amounts were offset by volume declines within the dressing category due to competitive pressures.

     Increases in net sales within the Snack Foods Group resulted in margin improvements of $0.7 million.

Selling, Administrative and General Expenses

     Selling, administrative and general expenses decreased $3.5 million as compared with the prior year. As a percentage of net sales, selling, administrative and general expenses declined from 19.9% to 19.7%. This decrease is primarily due to: (i) reductions in selling expenses of $1.4 million; (ii) reductions in incentive costs of $1.2 million; and (iii) the impact of a favorably settled outstanding tax claim with the state of Washington for $1.4 million.

Income from Great Lakes Kraut Company

     This amount represents earnings received from the investment in Great Lakes Kraut Company, a joint venture formed between Agrilink and Flanagan Brothers, Inc. See Note 3 'Other Matters -- Formation of New Sauerkraut Company' to the consolidated financial statements of Pro-Fac included elsewhere herein.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS -- (CONTINUED)

Interest Expense

     Interest expense decreased $5.7 million, or 15.6%, to $30.8 million in fiscal 1998 from $36.5 million in fiscal 1997. This improvement is primarily the result of management's focus on debt reduction during fiscal year 1997. Specific actions taken by management included the sale of Finger Lakes Packaging, the sale of the canned vegetable business and the sale of the Georgia distribution center. The reduction in debt accounted for $4.2 million of the reduction in interest expense while changes in rate accounted for the remaining $1.5 million reduction.

Provision for Taxes

     The provision for taxes increased $2.3 million, or 41.8%, to $7.8 million in fiscal 1998 from $5.5 million in fiscal 1997. This increase was a result of an $11.4 million increase in earnings before tax. The Pro-Fac effective tax rate in fiscal 1998 was 31.4% which is impacted by the net proceeds distributed to members and the non-deductibility of goodwill. A further discussion of tax matters is included at Note 6 to the 'Notes to Consolidated Financial Statements' of Pro-Fac included elsewhere herein.

CHANGES FROM FISCAL 1996 TO FISCAL 1997

     Net income for fiscal 1997 of $12.7 million represented a $22.2 million increase over the prior year's loss of $9.5 million. Total EBITDA before cumulative effect of an accounting change was $76.9 million for the year ended June 28, 1997 as compared to $48.9 million in the prior year. EBITDA for ongoing business reached $71.0 million as compared to the prior year's $51.0 million. This significant improvement reflected the benefits from numerous initiatives including: (i) a reduction in debt by $97.9 million which included the sales of Finger Lakes Packaging, the portion of the canned vegetable business sold, the Georgia Distribution facility and idle manufacturing facilities, and efforts to improve cash flow through better management of working capital requirements (see Notes 3 and 5 to the 'Notes to Consolidated Financial Statements' of Pro-Fac included elsewhere herein); (ii) the implementation of structural changes within the organization, including the consolidation of the operations of Brooks Foods and Southern Frozen Foods into CBF; and (iii) the consolidation of support services such as human resources and agricultural services. The reduction in interest expense as a result of the debt reduction initiatives improved net income by $5.5 million and consolidation efforts accounted for approximately $2.0 million of the $6.5 million reduction in selling, administrative, and general expenses.

     Structural changes within the business units included a review of the Nalley operations and the consolidation of several other operations. EBITDA for the Nalley business unit was $16.2 million for the year ended June 28, 1997 as compared to $2.3 million in the prior year. These results were driven by organizational changes and the absence of the significant start-up costs for the new salad dressing line which were incurred throughout fiscal 1996.

Net Sales

     Total net sales decreased by $8.3 million, or 1.1%, to $730.8 million in fiscal 1997 from $739.1 million in fiscal 1996. Excluding businesses sold, net sales increased $5.8 million, or 0.8%, to $689.9 million in fiscal 1997 from $684.1 million in fiscal 1996.

     Net sales from ongoing operations at CBF increased $9.0 million, or 2.1%, to $440.2 million in fiscal 1997 from $431.2 million in fiscal 1996. This increase was due to improvements in pricing and increased sales from new customers.

     Net sales from ongoing operations at Nalley decreased by $6.8 million, or 3.6%, to $182.4 million in fiscal 1997 from $189.2 million in fiscal 1996. While the canned category showed increases of $1.5

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS -- (CONTINUED)

million, such gains were offset by reductions in all other categories of $8.3 million. Such reductions resulted from competitive pressures on volume and price.

     Net sales at the Snack Foods Group increased $3.6 million, or 5.7%, to $67.3 million in fiscal 1997 from $63.7 million in fiscal 1996. Of this increase, $0.9 million was attributable to the acquisition of Matthews Candy Company during the fourth quarter of fiscal 1996. The $2.7 million increase from the existing remaining business was due to the addition of new customers and product line extensions. Management believes the acquisition of Matthews broadened its line of products and, therefore, enhanced its earnings capability. However, due to the competitive nature of the snack food industry, management is unable to assess whether such increases within the Snack Foods Group will continue to be realized.

Gross Profit

     Gross profit of $191.7 million in fiscal 1997 increased $15.5 million, or 8.8%, from $176.2 million in fiscal 1996. As a percentage of sales, gross profit increased from 23.8% to 26.2%. This increase was attributable to improved margins in all of the business units.

     The increase in gross profit was benefited by improved/increased pricing at the CBF business unit. As highlighted under ' -- Liquidity and Capital
Resources -- Short- and Long-Term Trends,' the vegetable and fruit portions of Agrilink's business can be positively or negatively impacted by the national crop yields. The status of the national supply situation controls pricing. During fiscal 1997, crop yields of commodities in markets in which Agrilink operates were below that of the prior year and, therefore, pricing levels within the commodities markets in which Agrilink competes were increased. The increase in pricing favorably impacted gross profit by $9.5 million.

     Gross profit increased at Nalley by $4.0 million in 1997. This improvement was primarily attributable to operating improvements, primarily the elimination of start-up costs on the new salad dressing line introduced in 1996, reductions in manufacturing variances and reductions in promotional expenses.

     Increased sales from the Snack Foods Group also improved profitability. The increase in sales within the Snack Foods Group contributed an increase to gross profit of $1.5 million.

Selling, Administrative and General Expenses

     Selling, administrative and general expenses decreased $6.5 million as compared with the prior year. As a percentage sales, selling, administrative, and general expenses decreased from 20.5% to 19.9%. This decrease is net of the inclusion of expenses (approximately $5.6 million) relating to Agrilink's incentive program. Payments under the incentive programs in fiscal 1997 are attributable to the significantly improved earnings. The net decrease is attributable to a $5.8 million decrease in selling ($1.7 million), advertising ($1.0 million), and trade promotions expenses ($3.1 million) resulting from decreased spending at Nalley. Reductions in other administrative expenses accounted for $10.5 million and were primarily attributable to benefits from the restructuring initiative that began late in fiscal 1996. These initiatives included the consolidation of the administrative functions at CBF and the sale of Finger Lakes Packaging. In addition, in fiscal 1996, selling, administrative, and general expenses were offset by a $4.4 million income adjustment related to a reduction in the amount of CMV paid to the Cooperative members.

Gain on Sale of Finger Lakes Packaging

     On October 9, 1996, Agrilink completed the sale of Finger Lakes Packaging to Silgan Containers Corporation, an indirect, wholly-owned subsidiary of Silgan Holdings, Inc., headquartered in Stamford, Connecticut. A gain of approximately $3.6 million was recognized on this disposal. Agrilink received

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS -- (CONTINUED)

proceeds of approximately $30.0 million which were applied to reduce bank debt. The transaction also included a long-term supply agreement.

Interest Expense

     Interest expense decreased $5.5 million, or 13.1%, to $36.5 million in fiscal 1997 from $42.0 million in fiscal 1996. This improvement resulted from both the inventory reduction and cash-flow-management programs initiated in fiscal 1996. In addition, debt was reduced by the proceeds from the sale of Finger Lakes Packaging, the canned vegetable business, and idle facilities.

Provision for Taxes

     The provision for taxes increased $18.6 million to $5.5 million in fiscal 1997 from a $13.1 million benefit in fiscal 1996. The Cooperative's effective tax rate in fiscal 1997 was 40.6% which was impacted by the net proceeds distributed to members and the non-deductibility of goodwill. The Cooperative's tax benefit in fiscal 1996 was favorably impacted by tax benefits resulting from the prior year's exempt status. A further discussion of tax matters is included at Note 6 to the 'Notes to the Consolidated Financial Statements' of Pro-Fac included elsewhere herein.

Cumulative Effect of a Change in Accounting

     Effective June 30, 1996, accounting procedures were changed to include in prepaid expenses and other current assets, manufacturing spare parts previously charged directly to expense. Management believes this change is preferable because it provides a better matching of costs with related revenues when evaluating interim financial statements. The favorable cumulative effect of the change (net of income taxes of $1.1 million) was $4.6 million. Pro forma amounts for the cumulative effect of the accounting change on prior periods are not determinable due to the lack of physical inventory counts required to establish quantities at the respective dates. Management does not believe that the difference in accounting methodologies for spare parts had any material impact on the Company's historic financial statements.

LIQUIDITY AND CAPITAL RESOURCES

     The following discussion highlights the major variances in the 'Unaudited Consolidated Statement of Changes in Cash Flows' included elsewhere herein, for Pro-Fac's first quarter of fiscal 1999 compared to its first quarter of fiscal 1998 and in the 'Consolidated Statement of Changes in Cash Flows' included in the consolidated financial statements of Pro-Fac, included elsewhere herein, for fiscal 1998 compared to fiscal 1997.

     Net cash used in operating activities in the first quarter of fiscal 1999 increased $42.9 million over the first quarter of the prior fiscal year. This increase is primarily due to variances within inventory including: (i) an increase of $1.5 million in inventory to support additional business regarding the Sam's national club stores; (ii) an increase of $2.5 million associated with the acquisition of DelAgra; and (iii) changes in growing areas, early harvesting of crops, the size of the crop intake, and other changes in inventory necessary to support operations (approximately $15.3 million).

     In addition, cash used in operating activities in the first quarter of fiscal 1999 increased over the first quarter of the prior fiscal year due to the timing of liquidation of outstanding accounts payable and accrued expenses.

     Net cash used in investing activities increased significantly in the first quarter of fiscal 1999 as compared with the first quarter of fiscal 1998 due to the acquisition of DFVC offset by the sale of the

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS -- (CONTINUED)

Aseptic Business. The purchase of property, plant and equipment increased $0.9 million to $4.1 million for the quarter ended September 26, 1998 from $3.2 million for the quarter ended September 27, 1997 and was for general operating purposes.

     Net cash provided by financing activities also increased significantly in the first quarter of fiscal 1999 as compared with the first quarter of fiscal 1998 due to the acquisition of DFVC and the activities completed concurrent with the Acquisition to refinance existing indebtedness. See Note 4, 'Debt,' to the 'Unaudited Consolidated Financial Statements' of Pro-Fac included elsewhere herein.

     Net cash provided by operating activities decreased in fiscal 1998 primarily due to an increase in inventory of approximately $25.7 million. This increase is primarily due to: (i) an increase of $8.0 million in inventory to support additional business regarding the Sam's national club stores as described below; (ii) an increase of $4.0 million of inventory associated with the acquisition of DelAgra; and (iii) change in growing areas/timing of crop intake and early harvesting of crops resulting from the 1998 growing season (approximately $11.0 million).

     During October of 1997, Agrilink became the sole supplier of frozen vegetables for the Sam's national club stores. The executed contract extends for a two-year period and required an $11.0 million prepayment for volume discounts. Due to the time frame required for the incumbent supplier to exit these operations and for the Company to implement full distribution, this contract did not significantly impact fiscal 1998 earnings. However, the Company anticipates this arrangement will have a favorable impact on fiscal 1999 earnings, although there can be no assurance it will do so.

     An offsetting increase in cash provided by operating activities resulted from the changes in accounts payable and accrued expenses due to the timing of liquidation.

     Net cash provided by investing activities decreased significantly in fiscal 1998, primarily due to the sales in fiscal 1997 of Finger Lakes Packaging, a portion of the canned vegetable business, the Georgia distribution center, and several idle facilities. In fiscal 1998 the only significant disposal consisted of the sale of the distribution center in Coloma, Michigan. All proceeds from asset sales were applied to repay bank debt in accordance with the terms of the Old Credit Facility. In addition, in fiscal 1998, acquisitions accounted for the use of $7.4 million of investing cash flow. These proceeds were utilized to purchase DelAgra Corporation of Bridgeville, Delaware and C&O Distributing Company of Canton, Ohio. The purchase of property, plant, and equipment increased by $0.4 million, or 2.9%, to $14.1 million in fiscal 1998 from $13.7 million in fiscal 1997 and was for general operating purposes.

     Financing activities used $3.8 million of cash in fiscal 1998 compared to using $104.2 million in cash for fiscal 1997. Cash used in fiscal 1997 included $97.9 million of debt repayment which resulted from the cash provided by the sale of certain assets during the year.

Borrowings

     See 'Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources -- New Credit Facility' in the main part of this Prospectus.

Capital Expenditures

     The Company anticipates that capital expenditures for fiscal years 1999 and 2000, including capital expenditures relating to DFVC, will be approximately $25.0 million per annum.

     As a result of the Acquisition and the Merger, the Company may in the current fiscal year be required to repay prior to maturity industrial revenue bonds under which the Company, as successor to DFVC, is obligated, in the principal amount of approximately $2.5 million, plus accrued and unpaid interest.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS -- (CONTINUED)

     Based on the current level of operations, the Company believes that it will be able to meet the debt service requirements on its indebtedness (including the Notes) and meet its working capital needs and fund its capital expenditures and other operating expenses out of cash flow from operations and available borrowings under the Revolving Credit Facility. However, there can be no assurance that the Company's business will generate cash flow at levels sufficient to meet these requirements. In addition under the New Credit Facility, the Company has scheduled principal amortization payments of the Term Loans of $198.2 million in fiscal 2005 and $202.4 million in fiscal 2006. See 'Description of Certain Indebtedness -- New Credit Facility.' The Company may be unable to repay such principal amounts under the New Credit Facility due in fiscal 2005 and fiscal 2006 unless it is able to refinance such indebtedness. See 'Risk Factors -- Our Substantial Leverage and Debt Service Requirements May Have Adverse Consequences' in the main part of this Prospectus.

Short- and Long-Term Trends

     Throughout fiscal 1998 and 1997 Agrilink has focused on Agrilink's core businesses and growth opportunities. A complete description of the acquisition and disposal activities completed is outlined at Note 3 to the 'Notes to Consolidated Financial Statements' of Pro-Fac included elsewhere herein.

     As a result of the financings entered into in connection with the Acquisition, the Company is highly leveraged. The Company will therefore be heavily focused on managing its operations with a view toward making timely payments of scheduled debt repayments. Such leverage and demands on the Company could have significant adverse effects. See 'Risk Factors -- Our Substantial Leverage and Debt Service Requirements May Have Adverse Consequences' in the main part of this Prospectus.

     The vegetable and fruit portions of the business, which includes CBF and AFVC, can be positively or negatively affected by weather conditions nationally and the resulting impact on crop yields. Favorable weather conditions can produce high crop yields and an oversupply situation. This results in depressed selling prices and reduced profitability on the inventory produced from that year's crops. Excessive rain or drought conditions can produce low crop yields and a shortage situation. This typically results in higher selling prices and increased profitability. While the national supply situation controls the pricing, the supply can differ regionally because of variations in weather. The crop and yields resulting from the 1997 growing season has resulted in an increased supply throughout the industry. Accordingly, pricing and sales volume have been negatively impacted in the third and fourth quarters of fiscal 1998.

     In the first quarter of fiscal 1998, the Company reclassified a $9.4 million demand receivable due from Pro-Fac reflecting the conversion of such receivable to a non-interest bearing long-term obligation due from Pro-Fac having a 10-year maturity.

Additional Payment to Dean Foods

     The Company expects to pay an additional $13.2 million to Dean Foods in connection with the anticipated election by Agrilink to treat the Acquisition as an asset sale for tax purposes under Section 338(h)(10) of the Code and to fund such payment by borrowing that amount under the Revolving Credit Facility. The Company anticipates that such election would allow the Company to reduce its future tax liability through increased depreciation and amortization deductions resulting from the stepped up basis for the assets acquired from Dean Foods and deductibility of goodwill.

DFVC

     See 'Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources -- DFVC' in the main part of this Prospectus.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS -- (CONTINUED)

New Credit Facility

     See 'Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources -- New Credit Facility' in the main part of this Prospectus.

Interest Rate Protection Agreements

     See 'Management's Discussion and Analysis of Financial Condition and Results Operations -- Interest Rate Protection Agreements' in the main part of this Prospectus.

Supplemental Information on Inflation

     The changes in costs and prices within the Company's business due to inflation were not significantly different from inflation in the United States economy as a whole. Levels of capital investment, pricing and inventory investment were not materially affected by the moderate inflation.

OTHER MATTERS

     See 'Management's Discussion and Analysis of Financial Condition and Results of Operations -- Other Matters' in the main part of this Prospectus.

Favorable Tax Ruling and Developments

     In August of 1993, the Internal Revenue Service issued a determination letter which concluded that the Cooperative was exempt from federal income tax to the extent provided by Section 521 of the Internal Revenue Code, 'Exemption of Farmers' Cooperative from Tax.' Unlike a nonexempt cooperative, a tax-exempt cooperative is entitled to deduct cash dividends it pays on its capital stock in computing its taxable income. The exempt status was retroactive to fiscal year 1986. In conjunction with this ruling, the Cooperative filed for tax refunds for fiscal years 1986 to 1992 in the amount of approximately $8.8 million and interest payments of approximately $5.2 million. A refund amount of $10.1 million for tax and interest was reflected in the financial statements of the Cooperative as of June 24, 1995. In addition, a refund amount of $3.9 million for tax and interest have been reflected in the financial statements of the Cooperative as of June 29, 1996. The refund and interest for the fiscal years 1986 to 1991 was received in March of 1996. The refund and interest for fiscal year 1992 was received in June of 1997.

     As a result of the acquisition of Agrilink in 1994, the Cooperative's exempt status has ceased.

                       SELECTED HISTORICAL AND UNAUDITED
                            PRO FORMA FINANCIAL DATA

     The following selected historical consolidated financial data and selected unaudited pro forma financial data with respect to Pro-Fac should be read in conjunction with 'Management's Discussion and Analysis of Financial Condition and Results of Operations' for Pro-Fac, the historical consolidated financial statements of Pro-Fac and DFVC and the related notes and the Unaudited Pro Forma Financial Data of Pro-Fac and the related notes, each as included elsewhere herein. The selected historical consolidated financial data for each of the years ended June 25, 1994, June 24, 1995, June 29, 1996, June 28, 1997 and June 27, 1998 and as of the end of each such periods have been derived from Pro-Fac's audited consolidated financial statements and reflect the operations and financial position of Pro-Fac at the dates and for the periods indicated. The selected historical consolidated financial data for the fiscal quarters ended September 27, 1997 and September 26, 1998 and as of the end of each of such periods have been derived from Pro-Fac's financial statements included elsewhere herein which are unaudited but which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations and financial position of Pro-Fac at the dates and for the periods indicated. The selected unaudited pro forma financial data have been derived from Pro-Fac's audited consolidated financial statements for the year ended and as of June 27, 1998, Pro-Fac's unaudited consolidated financial statements for the quarter ended and as of September 26, 1998, DFVC's audited consolidated financial statements for the year ended and as of May 31, 1998 and DFVC's unaudited consolidated financial statements for the quarter ended and as of August 30, 1998. No adjustment was made to the unaudited pro forma financial data to conform DFVC's last Sunday of May fiscal year end to Pro-Fac's last Saturday of June fiscal year end or their disparate respective fiscal quarter ends. The summary selected unaudited pro forma financial data give effect to the Transactions and the Offering and the application of the net proceeds therefrom as described under 'The Acquisition' and 'Use of Proceeds,' as if they had occurred at the dates referenced under 'Unaudited Pro Forma Financial Data of Pro-Fac and Consolidated Subsidiary.' The pro forma financial data reflect the assumption that Agrilink will elect to treat the Acquisition as an asset sale for tax purposes under Section 338(h)(10) of the Code. The summary selected unaudited pro forma financial data do not purport to represent what Pro-Fac's results of operations or financial position actually would have been if the transactions referred to therein had been consummated on the date or for the periods indicated or what such results will be for any future date or any future period.

                                                         FISCAL YEAR ENDED
                                  ---------------------------------------------------------------
                                                                                 JUNE 27, 1998
                                  JUNE 25,   JUNE 24,   JUNE 29,   JUNE 28,   -------------------
                                  1994(1)    1995(2)      1996       1997     ACTUAL    PRO FORMA
                                 --------   --------   --------   --------   -------   ---------
                                                     (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
Net sales.......................   $ 58.2    $ 522.4    $ 739.1    $ 730.8    $ 719.7   $1,242.0
Cost of sales...................    (58.2)    (384.8)    (562.9)    (539.1)    (524.1)    (865.4)
                                  --------   --------   --------   --------   -------   ---------
  Gross profit..................      0.0      137.6      176.2      191.7      195.6      376.6
Selling, administrative and
  general.......................      1.1      (99.3)    (151.7)    (145.2)    (141.8)    (288.4)
Income from Great Lakes Kraut
  Company.......................    --         --         --         --           1.9        1.9
Gain on sale of Finger Lakes
  Packaging.....................    --         --         --           3.6      --         --
Gain on sale of the Aseptic
  Business......................    --         --         --         --         --         --
Restructuring(3)................    --         --          (5.9 )    --         --         --
Additional costs incurred as a
  result of fire................    --          (2.3 )    --         --         --         --
Interest income.................    --           4.4        0.8      --         --         --
Income from Agrilink prior to
  acquisition...................     34.2       11.2      --         --         --         --
Amortization of unallocated
  excess of purchase cost over
  net assets acquired...........    --         --         --         --         --         (10.4)
                                  --------   --------   --------   --------   -------   ---------
  Operating income..............   $ 35.3    $  51.6    $  19.4    $  50.1    $  55.7   $   79.7
Total interest expense..........    (11.6)     (29.1)     (42.0)     (36.5)     (30.8)     (73.0)
                                  --------   --------   --------   --------   -------   ---------

                                              FISCAL QUARTER ENDED
                                    ----------------------------------------
                                                       SEPTEMBER 26, 1998
                                    SEPTEMBER 27,    -----------------------
                                        1997         ACTUAL        PRO FORMA
                                        ----         ------        ---------
                                                     (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
Net sales.......................        $ 176.4      $  182.6      $  279.6
Cost of sales...................         (130.8)       (135.9)       (201.8)
                                        -------      --------      --------
  Gross profit..................           45.6          46.7          77.8
Selling, administrative and
  general.......................          (32.9)        (34.9)        (67.7)
Income from Great Lakes Kraut
  Company.......................            0.2           0.6           0.6
Gain on sale of Finger Lakes
  Packaging.....................           --            --           --
Gain on sale of the Aseptic
  Business......................           --            64.2           --
Restructuring(3)................
Additional costs incurred as a
  result of fire................           --            --           --
Interest income.................           --            --           --
Income from Agrilink prior to
  acquisition...................           --            --           --
Amortization of unallocated
  excess of purchase cost over
  net assets acquired...........           --            --            (2.4)
                                        -------      --------      --------
  Operating income..............        $  12.9      $   76.6      $    8.3
Total interest expense..........           (7.8)         (8.3)        (19.2)
                                        -------      --------      --------

                                                  (table continued on next page)

(table continued from previous page)

                                                         FISCAL YEAR ENDED
                                  ---------------------------------------------------------------
                                                                                 JUNE 27, 1998
                                  JUNE 25,   JUNE 24,   JUNE 29,   JUNE 28,   -------------------
                                  1994(1)    1995(2)      1996       1997     ACTUAL    PRO FORMA
                                 --------   --------   --------   --------   -------   ---------
                                                     (DOLLARS IN MILLIONS)
  Pre-tax income (loss) before
    dividends, allocation of net
    proceeds, and cumulative
    effect of an accounting
    change and extraordinary
    item........................   $ 23.7    $  22.5    $ (22.6)   $  13.6    $  24.9   $    6.7
Tax (provision) benefit.........      0.8        7.1       13.1       (5.5)      (7.8)      (4.1)
                                  --------   --------   --------   --------   -------   ---------
Income (loss) before cumulative
  effect of an accounting change
  and extraordinary item........     24.5       29.6       (9.5 )      8.1       17.1        2.6
Extraordinary item relating to
  the early extinguishment of
  debt (net of income taxes)....    --         --         --         --         --         --
Cumulative effect of an
  accounting change(4)..........    --         --         --           4.6      --         --
                                  --------   --------   --------   --------   -------   ---------
      Net income (loss).........   $ 24.5    $  29.6    $  (9.5 )  $  12.7    $  17.1   $    2.6
                                  --------   --------   --------   --------   -------   ---------
                                  --------   --------   --------   --------   -------   ---------

SELECTED FINANCIAL DATA:
EBITDA(5).......................   $ 37.0    $  68.1    $  48.9    $  76.9    $  77.3   $  131.0
EBITDA margin(6)................     63.6%      13.0%       6.6%      10.5%      10.7%      10.5%
Depreciation and amortization...   $  1.7    $  16.5    $  29.5    $  26.8    $  21.6   $   51.3
Capital expenditures............   $ 10.0    $  28.7    $  19.5    $  13.7    $  14.1   $   25.3
Ratio of earnings to fixed
  charges and preferred
  dividends (coverage
  deficiency)(7)................     2.20x      1.49x   $ (37.0)      1.09x      1.37x  $   (3.0)

BALANCE SHEET DATA:
Working capital.................   $  2.1    $ 138.9    $ 103.4    $  76.0    $  94.1
Total assets....................   $296.1    $ 689.7    $ 637.3    $ 546.7    $ 566.7
Total debt......................   $152.6    $ 357.6    $ 337.4    $ 239.3    $ 238.8
Total shareholders' and members'
  capitalization(8).............   $123.8    $ 145.2    $ 126.7    $ 132.7    $ 141.4

                                              FISCAL QUARTER ENDED
                                    ----------------------------------------
                                                       SEPTEMBER 26, 1998
                                    SEPTEMBER 27,    -----------------------
                                         1997        ACTUAL        PRO FORMA
                                         ----        ------        ---------
                                                     (DOLLARS IN MILLIONS)

  Pre-tax income (loss) before
    dividends, allocation of net
    proceeds, and cumulative
    effect of an accounting
    change and extraordinary
    item........................      $   5.1      $   68.3       $  (10.9)
Tax (provision) benefit.........         (1.8)        (25.0)           1.7
                                      -------      --------       --------
Income (loss) before cumulative
  effect of an accounting change
  and extraordinary item........          3.3          43.3           (9.2)
Extraordinary item relating to
  the early extinguishment of
  debt (net of income taxes)....         --           (18.0)           --
Cumulative effect of an
  accounting change(4)..........         --             --             --
                                      -------      --------       --------
      Net income (loss).........      $   3.3      $   25.3       $   (9.2)
                                      -------      --------       --------
                                      -------      --------       --------
SELECTED FINANCIAL DATA:
EBITDA(5).......................      $  18.5      $   17.8       $   21.1
EBITDA margin(6)................         10.5%          9.7%           7.5%
Depreciation and amortization...      $   5.6      $    5.3       $   12.8
Capital expenditures............      $   3.2      $    4.1       $    7.3
Ratio of earnings to fixed
  charges and preferred
  dividends (coverage
  deficiency)(7)................         1.27x         1.14x      $  (13.4)

BALANCE SHEET DATA:
Working capital.................      $  81.2      $  218.2
Total assets....................      $ 606.3      $1,247.8
Total debt......................      $ 304.0      $  789.5
Total shareholders' and members'
  capitalization(8).............      $ 133.7      $  164.2

------------
(1) Represents financial information prior to the acquisition of Agrilink Foods, Inc. Depreciation and amortization and capital expenditures were recognized by Pro-Fac through the provisions of the earnings split.

(2) Includes the results of Agrilink subsequent to the acquisition in November 1994.

(3) During fiscal 1996, the Company initiated a company-wide restructuring program. The restructuring charge amounted to $5.9 million (before taxes). This amount consisted of employee termination benefits of $4.0 million and $1.9 million for strategic consulting expenses.

(4) Represents cumulative effect of an accounting change to include in prepaid expenses and other current assets manufacturing spare parts previously charged directly to expense.

(5) EBITDA is defined as the sum of pre-tax income (loss) of Pro-Fac (before the cumulative effect of an accounting change, dividends and allocation of net proceeds), and interest expense, depreciation and amortization of goodwill and other intangibles. EBITDA should not be considered as an alternative to net income or cash flows from operations or any other generally accepted accounting principles measure of performance or as a measure of liquidity. EBITDA is included herein because Pro-Fac believes EBITDA is a financial indicator of a company's ability to service debt. EBITDA as calculated by Pro-Fac may not be comparable to calculations as presented by other companies. EBITDA (actual and pro forma) at September 26, 1998 excludes the $64.2 million gain on the sale of the Aseptic Business. Had the gain on the sale of the Aseptic Business been included, EBITDA (actual) at September 26, 1998 would have been $81.9 million.

(6) EBITDA margin is defined as EBITDA divided by net sales.

(7) For purposes of calculating ratio of earnings to fixed charges and preferred dividends, earnings are determined by adding fixed charges to income (loss) before taxes and before cumulative effect of an accounting change. Fixed charges consist of interest expense and the interest component of rental expense. For fiscal 1996, and for fiscal 1998 and the first quarter of fiscal 1999 on a pro forma basis, earnings before fixed charges were insufficient to cover fixed charges and pre-tax basis preferred dividends, and the dollar amount of coverage deficiency, instead of the ratio, is disclosed.

(8) For purposes of this calculation, equity includes common stock and redeemable preferred stock.

               UNAUDITED PRO FORMA FINANCIAL DATA OF PRO-FAC AND
                            CONSOLIDATED SUBSIDIARY

     The following unaudited pro forma condensed consolidated financial data (the 'Pro-Fac Pro Forma Financial Data') of Pro-Fac and its consolidated subsidiary is derived from the historical consolidated financial statements of Pro-Fac and DFVC included elsewhere herein, adjusted to give effect on a preliminary basis to the Transactions and the Offering and the application of the net proceeds therefrom. The Pro-Fac Pro Forma Financial Data reflect the assumption that Agrilink will elect to treat the Acquisition as an asset sale for tax purposes under Section 338(h)(10) of the Code. The Unaudited Pro Forma Consolidated Statements of Operations of Pro-Fac give effect to the Transactions and the Offering and the application of the net proceeds therefrom as if they had occurred as of June 29, 1997. No adjustment was made to the Pro-Fac Pro Forma Financial Data to conform DFVC's last Sunday of May fiscal year end to Pro-Fac's last Saturday of June fiscal year end or their disparate quarter ends. The Pro-Fac Pro Forma Financial Data do not purport to represent what Pro-Fac's results of operations would actually have been had the Transactions and the Offering in fact occurred on such dates or what Pro-Fac's results of operations will be for any future period. The Pro-Fac Pro Forma Financial Data do not give effect to any transactions other than the Transactions and the Offering and the application of the net proceeds therefrom as discussed in the notes to the Pro-Fac Pro Forma Financial Data set forth below.

     The Acquisition will be accounted for using the purchase method of accounting. Under purchase accounting, tangible and identifiable intangible assets acquired and liabilities assumed will be recorded at their respective fair values. Information regarding the fair values of assets being acquired is not currently available. Accordingly, no allocation of the excess of purchase cost over net assets acquired has been made for purposes of this pro forma presentation. The valuations and other studies which will provide the basis for such an allocation have not progressed to a stage where there is sufficient information to make a final allocation in the accompanying Pro-Fac Pro Forma Financial Data. Accordingly, the purchase accounting adjustments made in connection with the Pro-Fac Pro Forma Financial Data are preliminary and have been made solely for purposes of developing the Pro-Fac Pro Forma Financial Data. Once an allocation is determined, in accordance with generally accepted accounting principles, any remaining excess of purchase cost over net assets acquired will be recorded as goodwill. Pro-Fac expects that significant goodwill will be recorded as a result of the Acquisition.

     Likewise, the value recorded for the Aseptic Business disposal, and the resulting gain and other effects on the Pro-Fac Pro Forma Financial Data, are based on the appraisal given to Agrilink by the independent appraiser retained by Agrilink. If the value ascribed to the Aseptic Business is determined to be different than that recorded in the Pro-Fac Pro Forma Financial Data due to a variance from the appraisal or for any other reason, the change in such value would have a corresponding effect on the Pro-Fac Pro Forma Financial Data.

     The pro forma adjustments are based on available information and upon certain assumptions that management of Pro-Fac believes are reasonable under the circumstances. The Pro-Fac Pro Forma Financial Data and accompanying notes should be read in conjunction with 'Management's Discussion and Analysis of Financial Condition and Results of Operations' relating to Pro-Fac, the historical consolidated financial statements of Pro-Fac and DFVC, including the notes thereto, and other financial information pertaining to Pro-Fac and Agrilink incorporated by reference herein.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 27, 1998

                                                                                                          PRO FORMA
                                                                                         -------------------------------------------
                                                                                            ASEPTIC        TRANSACTIONS
                                                                                            BUSINESS           AND
                                                           PRO-FAC           DFVC           DISPOSAL        OFFERING
                                                         (HISTORICAL)    (HISTORICAL)    ADJUSTMENTS(A)    ADJUSTMENTS       TOTAL
                                                         ------------    ------------    --------------    -----------      --------
                                                                                    (DOLLARS IN MILLIONS)
Net sales.............................................      $719.7          $541.2           ($97.9)          $79.0 (b)    $1,242.0
Cost of sales.........................................      (524.1)         (397.6)            81.3           (25.0)(c)      (865.4)
                                                         ------------    ------------        ------        -----------     --------
     Gross profit.....................................       195.6           143.6            (16.6)           54.0           376.6
Selling, administrative and general...................      (141.9)         (104.9)             0.1           (41.7)(d)      (288.4)
Income from Great Lakes Kraut Company.................         1.9                                                              1.9
Amortization of unallocated excess of purchase cost
  over -- net assets acquired.........................      --              --               --               (10.4)(e)       (10.4)
                                                         ------------    ------------        ------        -----------     --------
     Operating income before extraordinary items......        55.6            38.7            (16.5)            1.9            79.7
Interest expense......................................       (30.7)           (9.2)             1.4           (34.5)(f)       (73.0)
                                                         ------------    ------------        ------        -----------     --------
     Pretax income before extraordinary items and
       dividends and allocation of net proceeds.......        24.9            29.5            (15.1)          (32.6)            6.7
(Provision) benefit for taxes.........................        (7.8)          (11.8)             3.4            12.1 (g)        (4.1)
                                                         ------------    ------------        ------        -----------     --------
     Income (loss) before extraordinary items.........      $ 17.1          $ 17.7           ($11.7)          ($20.5)      $    2.6
                                                         ------------    ------------        ------        -----------     --------
                                                         ------------    ------------        ------        -----------     --------

          See accompanying notes to the Unaudited Pro Forma Condensed
                       Consolidated Financial Statements.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
                          NOTES TO UNAUDITED PRO FORMA
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 27, 1998

     (a) To reflect the sale of the Aseptic Business to Dean Foods. In conjunction with this transaction, it is anticipated Agrilink will recognize a gain. Such gain has not been reflected in the unaudited Pro Forma Condensed Consolidated Statement of Operations as the gain is considered nonrecurring.

     (b) Represents a reclassification of promotional expenses of DFVC to conform presentation to that of Agrilink. Such amount is equal to the adjustment of selling, administrative and general expenses in pro forma adjustment (d) below.

     (c) To reflect the net of (dollars in millions):

     Cost savings anticipated under existing contracts with the suppliers of product
     packaging.........................................................................      $  2.5
     Reclassification of warehousing expenses of DFVC to conform presentation to that of
     Agrilink. Such amount is equal to the adjustment of selling, administrative and
     general expenses in pro forma adjustment (d) below................................       (27.5)
                                                                                             ------
                                                                                             $(25.0)
                                                                                             ------
                                                                                             ------

     (d) To reflect the net of (dollars in millions):

     Reclassification of promotional expenses of DFVC to conform presentation to that of
     Agrilink. Such amount is equal to the adjustment to the net sales in pro forma
     adjustment (b) above..............................................................      $(79.0)
     Reclassification of warehousing expenses to conform presentation to that of Agrilink.
     Such amount is equal to the adjustment to the net sales in pro forma adjustment (c)
     above.............................................................................        27.5
     To reflect the anticipated cost reductions under the plan formulated by management to eliminate duplicate administrative costs, including primarily sales and marketing functions, finance functions and logistics functions. Because both the Agrilink and
     DFVC personnel currently contact the same customers, it is anticipated that no material negative impact to sales will occur. The plan outlined is to be executed
     within one year from the consummation date of the Acquisition.....................         9.8
                                                                                             ------
                                                                                             $(41.7)
                                                                                             ------
                                                                                             ------

     (e) To reflect $10.4 million of additional goodwill amortization relating to the Acquisition assuming an amortization period of 20 years. Depreciation and amortization recorded by the Company subsequent to the Acquisition will be determined based upon the fair values of acquired assets and their related lives as ultimately recorded under purchase accounting.

     (f) To reflect the net adjustment to interest expense as follows (dollars in millions):

     Notes at an interest rate of 11.875%.................................................   $ 23.8
     Borrowings under the New Credit Facility (at the rates applicable upon syndication
     thereof).............................................................................     40.1
     Subordinated Promissory Note at an interest rate of 5.0% (noncash)................         1.5
     Amortization of debt issuance costs..................................................      3.2
     Less historical interest expense net adjustment......................................    (33.3)
     Less amortization of debt issuance costs related to debt repaid......................     (0.8)
                                                                                             ------
                                                                                             $ 34.5
                                                                                             ------
                                                                                             ------

     The elimination of debt issuance costs and premiums to be paid to extinguish existing debt will be recognized as an extraordinary item ($18.0 million net of a $10.5 million tax benefit) in Pro-Fac's statement of operations for the first fiscal quarter of 1999. Such charge has not been reflected in the unaudited Pro Forma Condensed Consolidated Statement of Operations.

     Fees associated with obtaining commitments for the Bridge Facility have not been reflected in the unaudited Pro Forma Consolidated Statement of Operations as they are considered nonrecurring. Such fees, which will be reflected in Pro-Fac's 1999 second fiscal quarter, are estimated to be approximately $5.6 million before taxes.

     (g) To reflect the income tax effect of the pro forma adjustments based on an assumed statutory income tax rate of 39.0%.

                         PRO-FAC COOPERATIVE, INC. AND
                CONSOLIDATED SUBSIDIARY -- AGRILINK FOODS, INC.
                              UNAUDITED PRO FORMA
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE QUARTER ENDED SEPTEMBER 26, 1998

                                                                                                          PRO FORMA
                                                                                          -----------------------------------------
                                                                                             ASEPTIC        TRANSACTIONS
                                                                                             BUSINESS           AND
                                                            PRO-FAC           DFVC           DISPOSAL        OFFERING
                                                          (HISTORICAL)    (HISTORICAL)    ADJUSTMENTS(A)    ADJUSTMENTS       TOTAL
                                                          ------------    ------------    --------------    -----------      ------
                                                                                    (DOLLARS IN MILLIONS)
Net sales..............................................     $  182.6         $106.4           $(24.9)        $  15.5 (b)    $ 279.6
Cost of sales..........................................       (135.9)         (81.2)            20.8            (5.5)(c)     (201.8)
                                                          ------------    ------------       -------       -----------      -------
     Gross profit......................................         46.7           25.2             (4.1)           10.0           77.8
Selling, administrative and general....................        (34.9)         (25.9)          --                (6.9)(d)      (67.7)
Income from Great Lakes Kraut Company..................          0.6         --               --              --                0.6
Gain on the sale of the Aseptic Business...............         64.2         --               --               (64.2)(e)      --
Amortization of unallocated excess of purchase cost
  over net assets acquired.............................       --             --               --                (2.4)(f)       (2.4)
                                                          ------------    ------------       -------       -----------      -------
     Operating income before extra-ordinary items......         76.6           (0.7)            (4.1)          (63.5)           8.3
Interest expense.......................................         (8.3)          (2.0)             0.4            (9.3)(g)      (19.2)
                                                          ------------    ------------       -------       -----------      -------
     Pre-tax income before extraordinary items and
       dividends and allocation of net proceeds........         68.3           (2.7)            (3.7)          (72.8)         (10.9)
(Provision) benefit for taxes..........................        (25.0)           1.1              0.8            24.8(e)(h)      1.7
                                                          ------------    ------------       -------       -----------      -------
     Income (loss) before extraordinary items..........     $   43.3         $ (1.6)          $ (2.9)        $ (48.0)       $  (9.2)
                                                          ------------    ------------       -------       -----------      -------
                                                          ------------    ------------       -------       -----------      -------

------------
     (a) To reflect the sale of the Aseptic Business to Dean Foods which was completed in conjunction with the transaction.

     (b) Represents a reclassification of promotional expenses of DFVC to conform presentation to that of Agrilink. Such amount is equal to the adjustment of selling, administrative and general expenses in pro forma adjustment (d) below.

     (c) To reflect the net of (dollars in millions):

     Cost savings anticipated under existing contracts with the suppliers of product
     packaging...........................................................................      $ 0.6
     Reclassification of warehousing expenses of DFVC to conform presentation to that of
     Agrilink. Such amount is equal to the adjustment of selling, administrative and general
     expenses in pro forma adjustment (d) below..........................................       (6.1)
                                                                                               -----
                                                                                               $(5.5)
                                                                                               -----
                                                                                               -----

     (d) To reflect the net of (dollars in millions):

     Reclassification of promotional expenses of DFVC to conform presentation to that of
     Agrilink. Such amount is equal to the adjustment to the net sales in pro forma
     adjustment (b) above...............................................................      $(15.5)
     Reclassification of warehousing expenses to conform presentation to that of Agrilink.
     Such amount is equal to the adjustment to the net sales in pro forma adjustment (c)
     above..............................................................................         6.1
     To reflect the anticipated cost reductions achievable under the plan formulated by management to eliminate duplicate administrative costs, including primarily sales and marketing functions, finance functions and logistics functions. Because both the
     Agrilink and DFVC personnel currently contact the same customers, it is anticipated that no material negative impact to sales will occur. The plan outlined is to be
     executed within one year from the consummation date of the Acquisition.............         2.5
                                                                                              ------
                                                                                              $ (6.9)
                                                                                              ------
                                                                                              ------

     (e) To eliminate the gain recognized on the sale of the Aseptic Business to Dean Foods (net of income taxes of $25.0 million). Such income has not been reflected in the unaudited Pro Forma Condensed Consolidated Statement of Operations, as the gain is considered nonrecurring.

     (f) To reflect $2.4 million of additional goodwill amortization relating to the Acquisition assuming an amortization period of 20 years. Depreciation and amortization recorded by the Company subsequent to the Acquisition will be determined based upon the fair values of acquired assets and their related lives as ultimately recorded under purchase accounting.

     (g) To reflect the net adjustment to interest expense as follows (dollars in millions):

     Notes at an interest rate of 11.875%...................................................   $ 5.9
     Borrowings under the New Credit Facility (at the rates applicable upon syndication
     thereof)...............................................................................    10.3
     Subordinated Promissory Note at an interest rate of 5.0% (non-cash)....................     0.4
     Amortization of debt issuance costs....................................................     0.8
     Less historical interest expense net adjustment........................................    (7.9)
     Less amortization of debt issuance costs related to debt repaid........................    (0.2)
                                                                                               -----
                                                                                               $ 9.3
                                                                                               -----
                                                                                               -----

     The elimination of debt issuance costs and premiums to be paid to extinguish existing debt have been recognized as an extraordinary item in the Statement of Operations for the quarter ended September 26, 1998. See 'Unaudited Consolidated Statement of Operations' of Pro-Fac included elsewhere herein. Such charge has not been reflected in the unaudited Pro Forma Condensed Consolidated Statement of Operations.

     Fees associated with obtaining commitments for the Bridge Facility have not been reflected in the unaudited Pro Forma Consolidated Statement of Operations as they are considered nonrecurring. Such fees, which will be reflectd in Pro-Fac's 1999 second fiscal quarter, are estimated to be approximately $5.6 million before taxes.

     (h) To reflect the income tax effect of the pro forma adjustments based on an assumed statutory income tax rate of 39.0%.

==================================            ==================================
     WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER INDIVIDUAL TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUER OR THE GUARANTORS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ISSUER OR THE GUARANTORS SINCE SUCH DATE.
                            ------------------------
                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
Where You Can Find More Information........................................................................      2
Forward-Looking Information................................................................................      3
Market and Industry Data...................................................................................      4
Prospectus Summary.........................................................................................      5
Risk Factors...............................................................................................     12
The Company and Pro-Fac....................................................................................     21
The Transactions...........................................................................................     21
Use of Proceeds............................................................................................     23
Capitalization.............................................................................................     23
The Exchange Offer.........................................................................................     24
Unaudited Pro Forma Financial Data of the Company..........................................................     33
Selected Historical and Unaudited Pro Forma Consolidated Financial Data of Agrilink and DFVC...............     38
Management's Discussion and Analysis of Financial Condition and Results of Operations......................     42
Business...................................................................................................     57
Description of Certain Indebtedness........................................................................     59
Description of Notes.......................................................................................     62
Certain U.S. Federal Income Tax Considerations.............................................................     91
Plan of Distribution.......................................................................................     91
Legal Matters..............................................................................................     92
Experts....................................................................................................     93
Index to Consolidated Financial Statements and Other Information...........................................    F-1

                            ------------------------
     UNTIL              , 1999, ALL DEALERS EFFECTING TRANSACTIONS IN THE
EXCHANGE NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS, INCLUDING SELLING EXCHANGE NOTES RECEIVED IN EXCHANGE FOR INITIAL NOTES HELD FOR THEIR OWN ACCOUNT (SEE 'PLAN OF DISTRIBUTION') AND WITH RESPECT TO ANY UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                  $200,000,000

                              AGRILINK FOODS, INC.

                           -------------------------
                                   PROSPECTUS
                           -------------------------

                             OFFER TO EXCHANGE ITS
                       11 7/8% SENIOR SUBORDINATED NOTES
                                    DUE 2008

==================================            ==================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

Agrilink Foods, Inc.

     Agrilink Foods, Inc. is a New York corporation. Pursuant to Section 722 of the New York Business Corporation Law (the 'New York Corporation Law'), Article V of the By-laws of the Company provides that the Company shall indemnify any person made, or threatened to be made, a party to any action or proceeding, whether civil or criminal, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Company or serves or served any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Company against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding or any appeal thereon to the full extent permitted by the New York Corporation Law. Expenses incurred in defending a civil or criminal action or proceeding shall be paid by the registrant in advance of the final disposition of such action or proceeding to the extent, if any, authorized by the Board in accordance with the provisions of the New York Corporation Law, upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in the by-laws or to repay such amount to the extent the expenses so advanced by the Company or allowed by a court exceed the indemnification to which he is entitled. The Company shall provide such other indemnification to the directors and officers of the Company as may, from time to time, be provided pursuant to resolutions duly adopted by the Board of Directors of the Company.

     Section 726 of the New York Corporation Law allows the Company to purchase and maintain insurance to indemnify (i) the Company for any obligation which it incurs as a result of the indemnification of directors and officers, (ii) directors and officers in instances in which they may be indemnified by the Company, and (iii) directors and officers in instances in which they may not otherwise be indemnified by the Company provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the superintendent of insurance of the State of New York, for a retention amount and for co-insurance. Notwithstanding the foregoing, no such insurance may provide for any payment, other than cost of defense, to or on behalf of any director or officer (i) if a judgment or other final adjudication adverse to the insured director or officer establishes that his acts of active and deliberate dishonesty were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or (ii) in relation to any risk the insurance of which is prohibited under the insurance law of the State of New York.

     Pursuant to Section 402(b) of the New York Corporation Law, paragraph 10 of the Certificate of Incorporation of the Company provides that no director of the Company shall be personally liable to the Company or its shareholders for damages for any breach of duty in such capacity except where a judgment or other final adjudication adverse to said director establishes: (i) that the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law; or (ii) that the director personally gained in fact a financial profit or other advantage to which the director was not legally entitled; or (iii) that the director's acts violated Section 719 of the New York Corporation Law.

     The foregoing statements are subject to the detailed provisions of Sections 721 through 726 of the New York Business Corporation Law, Agrilink's By-laws and its Certificate of Incorporation, as applicable.

Pro-Fac Cooperative

     Pro-Fac is a New York cooperative corporation. Sections 721 through 726 of the New York Business Corporation Law permit the registrant to indemnify its officers and directors against liabilities. Under Section 722 of the New York Business Corporation Law, the registrant may indemnify any person made, or threatened to be made, a party to any action or proceeding, whether civil or criminal, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the registrant or serves or served any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the registrant against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding or any appeal thereon, if such director or officer acted in good faith for a purpose which he reasonably believed to be in, or, under certain circumstances, not opposed to, the best interests of the registrant.

     Section 726 of the New York Business Corporation Law allows the registrant to purchase and maintain insurance to indemnify (i) the registrant for any obligation which it incurs as a result of the indemnification of directors and officers, (ii) directors and officers in instances in which they may be indemnified by the registrant, and (iii) directors and officers in instances in which they may not otherwise be indemnified by the registrant provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the superintendent of insurance of the State of New York, for a retention amount and for co-insurance. Notwithstanding the foregoing, no such insurance may provide for any payment, other than cost of defense, to or on behalf of any director or officer (i) if a judgment or other final adjudication adverse to the insured director or officer establishes that his acts of active and deliberate dishonesty were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or (ii) in relation to any risk the insurance of which is prohibited under the insurance law of the State of New York.

     The foregoing statements are subject to the detailed provisions of Sections 721 through 726 of the New York Business Corporation Law, Pro-Fac's By-laws and its Certificate of Incorporation, as applicable.

Kennedy Endeavors, Incorporated

     Kennedy Endeavors is a Washington corporation. Section 23B.08.510 of the Washington Business Corporation Act permits a Washington corporation to indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if (i) the individual acted in good faith; and (ii) the individual reasonably believed, in the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in its best interests, and in all other cases, that the individual's conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful. A corporation may not indemnify a director under this section (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (ii) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

     Kennedy Endeavors' By-laws permit indemnification to the full extent permitted by the Washington Business Corporation Act of any person who is or was a director or officer of Kennedy Endeavors who is or was involved or threatened to be made so involved in any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer or employee of Kennedy Endeavors or was serving at the request of Kennedy Endeavors as a director, officer or employee of any other corporation.

     Section 23B.08.580 of the Washington Business Corporation Act permits a Washington corporation to purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify the individual against the same liability under Section 23B.08.510 or 23B.08.520 of the Washington Business Corporation Act.

     The foregoing statements are subject to the detailed provisions of Sections 23B.08.500 through 23B.08.590 of the Washington Business Corporation Act, Kennedy Endeavors' By-laws and its Certificate of Incorporation, as applicable.

Linden Oaks Corporation

     Linden Oaks is a Delaware corporation. Section 145 of the Delaware General Corporation law (the 'DGCL') provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a 'derivative action'), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

     Linden Oaks Corporation's By-laws permit indemnification to the fullest extent permitted under Delaware law of any person who is or was a director or officer of Linden Oaks Corporation who is or was involved or threatened to be made so involved in any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer or employee of Linden Oaks Corporation or was serving at the request of Linden Oaks Corporation as a director, officer or employee of any other enterprise.

     Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as Linden Oaks Corporation, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Section FIFTH of Linden Oaks Corporation's Certificate of Incorporation provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (relating to unlawful dividends, stock purchases and redemptions); or (iv) for any transaction from which the director derived an improper personal benefit. Section SIXTH provides that each director, officer, employee and agent of the corporation shall be indemnified and held harmless by the corporation to the fullest extent authorized by the DGCL.

     The foregoing statements are subject to the detailed provisions of Sections 145 and 102(b)(7) of the DGCL, Linden Oaks Corporation's By-laws and its Certificate of Incorporation, as applicable.

Liability Insurance

     Pro-Fac maintains a directors and officers liability insurance and corporation reimbursement policy, in such amount as it deems reasonable, against certain liabilities that may be asserted against, or incurred by, the directors and officers of each registrant in their capacities as directors or officers of such registrant, including liabilities under Federal and state securities laws. Such policy is due for renewal on October 15, 1999.

ITEM 21. EXHIBITS.

(a)   Exhibits:

  4.1  -- Indenture, dated as of November 18, 1998, between Agrilink Foods, Inc., the Guarantors named therein and
          IBJ Schroder Bank & Trust Company, Inc., as trustee.
  4.2  -- Form of 11 7/8% Senior Subordinated Notes due 2008 (included as Exhibit B to Exhibit 4.1).
  4.3  -- Registration Rights Agreement, dated as of November 18, 1998, among Agrilink Foods, Inc., Pro-Fac
          Cooperative, Inc., Warburg Dillon Read LLC and Nesbitt Burns Securities Inc.

  5.1  -- Opinion of Howard, Smith & Levin LLP.
 12.1  -- Statement regarding the computation of the ratio of earnings to fixed charges and preferred dividends of
          Pro-Fac Cooperative, Inc.
 12.2  -- Statement regarding the computation of the ratio of earnings to fixed charges of Agrilink Foods, Inc.
 23.1  -- Consent of PricewaterhouseCoopers LLP regarding Agrilink Foods, Inc.
 23.2  -- Consent of PricewaterhouseCoopers LLP regarding Pro-Fac Cooperative, Inc.
 23.3  -- Consent of PricewaterhouseCoopers LLP regarding Dean Foods Vegetable Company.
 23.4  -- Consent of counsel (included in Exhibit 5.1).
 24.1  -- Powers of Attorney of Agrilink Foods, Inc., Pro-Fac Cooperative, Inc., Kennedy Endeavors, Incorporated and
          Linden Oaks Corporation (included in the signature pages hereto).
 25.1  -- Statement of Eligibility and Qualification on Form T-1 of IBJ Schroder Bank & Trust Company.
 99.1  -- Form of Letter of Transmittal.
 99.2  -- Form of Notice of Guaranteed Delivery.
 99.3  -- Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
 99.4  -- Form of Letter to Clients.
 99.5  -- Form of Exchange Agency Agreement.

ITEM 22. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on January 5, 1999.

                                          AGRILINK FOODS, INC.

                                          By:  /S/ DENNIS M. MULLEN
                                               .................................
                                               NAME: DENNIS M. MULLEN
                                               TITLE: PRESIDENT AND CHIEF
                                                      EXECUTIVE OFFICER

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Dennis M. Mullen and Earl L. Powers and each of them, with full power to act alone, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

                SIGNATURE                                      TITLE                              DATE
------------------------------------------  --------------------------------------------   -------------------
           /s/ DENNIS M. MULLEN             President and Chief Executive Officer            January 5, 1999
 .........................................
            (DENNIS M. MULLEN)

            /s/ EARL L. POWERS              Vice President, Finance and                      January 5, 1999
 .........................................    Chief Financial Officer (Principal
             (EARL L. POWERS)                 Financial Officer and Principal Accounting
                                              Officer)

         /s/ ROBERT V. CALL, JR.            Director and Chairman of the Board               January 5, 1999
 .........................................
          (ROBERT V. CALL, JR.)

             /s/ BRUCE R. FOX               Director                                         January 5, 1999
 .........................................
              (BRUCE R. FOX)

     /s/ CORNELIUS D. HARRINGTON, JR.       Director                                         January 5, 1999
 .........................................
      (CORNELIUS D. HARRINGTON, JR.)

         /s/ STEVEN D. KOINZAN              Director                                         January 5, 1999
 .........................................
           (STEVEN D. KOINZAN)

           /s/ WALTER F. PAYNE              Director                                         January 5, 1999
 .........................................
            (WALTER F. PAYNE)

            /s/ FRANK M. STOTZ              Director                                         January 5, 1999
 .........................................
             (FRANK M. STOTZ)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on January 5, 1999.

                                           PRO-FAC COOPERATIVE, INC.

                                           By: /s/ BRUCE R. FOX
                                               .................................
                                               NAME: BRUCE R. FOX
                                               TITLE: PRESIDENT

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Dennis M. Mullen and Earl L. Powers and each of them, with full power to act alone, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

                SIGNATURE                                      TITLE                              DATE
------------------------------------------  --------------------------------------------   -------------------

          /s/ BRUCE R. FOX                  President and Director                           January 5, 1999
 .......................................
           (BRUCE R. FOX)

          /s/ STEVEN D. KOINZAN             Treasurer and Director                           January 5, 1999
 .........................................
           (STEVEN D. KOINZAN)

           /s/ EARL L. POWERS               Vice President, Finance and                      January 5, 1999
 .........................................    Assistant Treasurer
             (EARL L. POWERS)

          /s/ DALE W. BURMEISTER            Director                                         January 5, 1999
 .........................................
           (DALE W. BURMEISTER)

         /s/ ROBERT V. CALL, JR.            Director                                         January 5, 1999
 .........................................
          (ROBERT V. CALL, JR.)

            /s/ GLEN LEE CHASE              Director                                         January 5, 1999
 .........................................
             (GLEN LEE CHASE)

                                            Secretary and Director
 .........................................
             (TOM R. CRONER)

                                            Director
 .........................................
          (KENNETH M. DAHLSTEDT)

                SIGNATURE                                      TITLE                              DATE
------------------------------------------  --------------------------------------------   -------------------
          /s/ ROBERT A. DEBADTS             Director                                         January 5, 1999
 .........................................
           (ROBERT A. DEBADTS)

         /s/ KENNETH A. MATTINGLY           Director                                         January 5, 1999
 .........................................
          (KENNETH A. MATTINGLY)

                                            Director
 .........................................
           (ALLAN W. OVERHISER)

             /s/ PAUL E. ROE                Director                                         January 5, 1999
 .........................................
              (PAUL E. ROE)

             /s/ DARELL SARFF               Director                                         January 5, 1999
 .........................................
              (DARELL SARFF)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on January 5, 1999.

                                           KENNEDY ENDEAVORS, INCORPORATED

                                           By: /S/ TIM KENNEDY
                                               .................................
                                               NAME: TIM KENNEDY
                                               TITLE: PRESIDENT

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Dennis M. Mullen and Earl L. Powers and each of them, with full power to act alone, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

                SIGNATURE                                      TITLE                              DATE
------------------------------------------  --------------------------------------------   -------------------
             /s/ TIM KENNEDY                President                                        January 5, 1999
 .........................................
              (TIM KENNEDY)

            /s/ EARL L. POWERS              Director, Vice President, Finance and            January 5, 1999
 .........................................    Secretary
             (EARL L. POWERS)

         /s/ ROBERT V. CALL, JR.            Director                                         January 5, 1999
 .........................................
          (ROBERT V. CALL, JR.)

           /s/ DENNIS M. MULLEN             Director                                         January 5, 1999
 .........................................
            (DENNIS M. MULLEN)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on January 5, 1999.

                                           LINDEN OAKS CORPORATION

                                           By: /S/ TIMOTHY J. BENJAMIN
                                               .................................
                                               NAME: TIMOTHY J. BENJAMIN
                                               TITLE: PRESIDENT

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Dennis M. Mullen and Earl L. Powers and each of them, with full power to act alone, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

                SIGNATURE                                      TITLE                              DATE
------------------------------------------  --------------------------------------------   -------------------
         /s/ TIMOTHY J. BENJAMIN            President and Director                           January 5, 1999
 .........................................
          (TIMOTHY J. BENJAMIN)

           /s/ LINDA K. NELSON              Treasurer                                        January 5, 1999
 .........................................
            (LINDA K. NELSON)

           /s/ ROBERT CAMPBELL              Director                                         January 5, 1999
 .........................................
            (ROBERT CAMPBELL)

            /s/ EARL L. POWERS              Director                                         January 5, 1999
 .........................................
             (EARL L. POWERS)

                                     EXHIBIT INDEX

EXHIBIT NO.                           DESCRIPTION                                                                   PAGE NO.
-----------                           -----------                                                                   --------
  4.1  -- Indenture, dated as of November 18, 1998, between Agrilink Foods, Inc., the Guarantors named therein and IBJ Schroder Bank & Trust Company, Inc., as trustee.
  4.2  -- Form of 11 7/8% Senior Subordinated Notes due 2008 (included as Exhibit B to Exhibit 4.1).
  4.3  -- Registration Rights Agreement, dated as of November 18, 1998, among Agrilink Foods, Inc., Pro-Fac
          Cooperative, Inc., Warburg Dillon Read LLC and Nesbitt Burns Securities Inc.
  5.1  -- Opinion of Howard, Smith & Levin LLP.
 12.1  -- Statement regarding the computation of the ratio of earnings to fixed charges and preferred dividends of Pro-Fac Cooperative, Inc.
 12.2  -- Statement regarding the computation of the ratio of earnings to fixed charges of Agrilink Foods, Inc.
 23.1  -- Consent of PricewaterhouseCoopers LLP regarding Agrilink Foods, Inc.
 23.2  -- Consent of PricewaterhouseCoopers LLP regarding Pro-Fac Cooperative, Inc.
 23.3  -- Consent of PricewaterhouseCoopers LLP regarding Dean Foods Vegetable Company.
 23.4  -- Consent of counsel (included in Exhibit 5.1).
 24.1  -- Powers of Attorney of Agrilink Foods, Inc., Pro-Fac Cooperative, Inc., Kennedy Endeavors, Incorporated
          and Linden Oaks Corporation (included in the signature pages hereto).
 25.1  -- Statement of Eligibility and Qualification on Form T-1 of IBJ Schroder Bank & Trust Company.
 99.1  -- Form of Letter of Transmittal.
 99.2  -- Form of Notice of Guaranteed Delivery.
 99.3  -- Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
 99.4  -- Form of Letter to Clients.
 99.5  -- Form of Exchange Agency Agreement.